As filed with the Securities and Exchange Commission on September 29, 1998


                                                      Registration No. 333-58049

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                       to

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        FIRSTPLUS INVESTMENT CORPORATION
             (Exact name of Registrant as specified in its charter)


           Nevada                                      75-2596063
      (State or other                               (I.R.S. Employer
      jurisdiction of                                Identification
      incorporation or                                    No.)
       organization)

                                   ----------

   3773 Howard Hughes Parkway                      JOHN MARK BUNNEL
         Suite 300N                              c/o FIRSTPLUS Direct
   Las Vegas, Nevada 89109                    28601 Los Alisos Boulevard
       (702) 892-3772                       Mission Viejo, California 92692
(Address, including zip code,                      (714) 770-0300
and telephone number, including          (Name, address, including zip code, and
  area code, of Registrant's                    telephone number, including
  principal executive offices)            area code, of agent for service with
                                             respect to the Registrant)

                                   ----------
                                   Copies to:

RONALD M. BENDALIN, ESQ.                            JOHN ARNHOLZ, ESQ.
      1600 Viceroy                                   Brown & Wood LLP
   Dallas, Texas 75235                   815 Connecticut Avenue, N.W., Suite 701
     (214) 599-6500                               Washington, D.C. 20006
                                                     (202) 973-0600

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.

         If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                                   ----------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                Proposed Maximum        Proposed Maximum
Proposed Title of Securities to                                Offering Price Per      Aggregate Offering    Amount of Registration
         be Registered             Amount Being Registered           Unit(1)                Price(1)               Fee(2)(3)

------------------------------------------------------------------------------------------------------------------------------------


Asset-Backed Notes                     $8,000,000,000                100%               $8,000,000,000            $2,360,000

Asset-Backed Certificates
====================================================================================================================================


(1)  Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
(2)  The filing fee was calculated pursuant to General Instruction II.D. to Form
     S-3 and Rule 457(o) under the Securities  Act.  Pursuant to Rule 429 of the
     General Rules and Regulations under the Securities Act of 1983, as amended,
     $727,905,000 of Asset-Backed  Securities are being carried forward from the
     Registrant's   Registration   Statement  No.  333-26527.   The  filing  fee
     associated with such securities was previously paid upon the filing of said
     Registration Statement.
(3)  Previously paid.


                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUSES WHICH ARE A PART OF THIS REGISTRATION STATEMENT ARE COMBINED PROSPECTUSES RELATING ALSO TO $727,905,000 OF SECURITIES REGISTERED UNDER THE REGISTRATION STATEMENT NO. 333-26527 AND REMAINING UNISSUED AS OF THE DATE HEREOF.


================================================================================

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               SUBJECT TO COMPLETION, DATED [                ]

PROSPECTUS SUPPLEMENT
(To Prospectus dated              )

                            $[                   ]

                               [FIRSTPLUS LOGO]

                       FIRSTPLUS INVESTMENT CORPORATION
                                  (Depositor)

                           FIRSTPLUS FINANCIAL, INC.
                           (Transferor and Servicer)

            FIRSTPLUS MORTGAGE BACKED CERTIFICATES, SERIES 1998-[ ]

                                ---------------

          The FIRSTPLUS [Mortgage Backed Securities, Series 1998-[ ]] [ ] (the "Certificates") will consist of the classes listed in the table below. Only the Class [ ] Certificates are offered hereby (the "Offered Certificates"). The Certificates will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [adjustable and fixed rate, first or junior lien single family (one- to four-unit) residential mortgage loans (the "Mortgage Loans") to be deposited by FIRSTPLUS Investment Corporation (the "Depositor") into the Trust Fund for the benefit of Certificateholders. The Mortgage Loans will be sold by FIRSTPLUS FINANCIAL INC. (the "Seller" or "FFI"), to the Depositor on the date of the initial issuance of the Certificates. Certain characteristics of the Mortgage Loans are described herein under the "THE MORTGAGE LOAN POOL". [At the Closing Date, the aggregate principal balance of the Certificates is expected to exceed the Assumed Pool Principal Balance (described herein) by approximately $[ ]. See "Risk Factors-- Principal Balance of Securities greater than Principal Balance of Loans" herein.]

        It is a condition to the issuance of the Certificates that they each be rated by the Rating Agencies as described herein under "Ratings."
                                                       (Continued on next page)

                                ---------------

          For a discussion of certain factors to be considered before investing in the Certificates, see "Risk Factors" herein at page S-10 and in the Prospectus at page 17. For a list of all defined terms, see "Index of Terms" herein at page S-63 and in the Prospectus at page 144.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
 COMMISSION  HAS  APPROVED OR DISAPPROVED  OF  THESE SECURITIES OR PASSED UPON
   THE ADEQUACY OR CCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[THE  ATTORNEY  GENERAL  OF  THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]


                            Class
                          Principal      Interest     Price to     Underwriting     Proceeds to
                        Balance (1)(2)     Rate        Public        Discount        Seller (3)
                        --------------    -------     --------     ------------     -----------
Class [   ]..........     $[      ]         [  ]%        [  ]%          [   ]%          [  ]%
Class [   ]..........     $[      ]         [  ]%        [  ]%          [   ]%          [  ]%
Class [   ]..........     $[      ]         [  ]%        [  ]%          [   ]%          [  ]%

Total................     $[      ]                      $[      ]      $[       ]      $[      ]

   (1)  Approximate.
   (2)  [Discuss general priority of payments for the  Certificates].
   (3)  Before deducting expenses, estimated to be $[ ].
   -----------------

        The Offered Certificates will be purchased from the Depositor by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about [ ] against payment therefor in immediately available funds.

                                [UNDERWRITERS]

                 The date of this Prospectus Supplement is [     ]

(Continued from preceding page)

        The assets of the Trust Fund will consist primarily of Mortgage Loans, which will be secured by Mortgages (as defined herein). All of the Mortgage Loans will be conventional loans (i.e., not insured or guaranteed by a governmental agency) ("Conventional Loans"). The Mortgage Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. [Substantially all of the Mortgages for the Mortgage Loans will be junior in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences.] [In addition, substantially all of the Mortgage Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).] See "Risk Factors -- Inadequacy of the Mortgaged Properties as Security for the Mortgage Loans" and "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans" herein.

          Distributions on the Certificates will be made to the holders of the Certificates (the "Certificateholders") on the [ ] day of each month, or, if such day is not a Business Day, the next succeeding Business Day (each, a
"Distribution  Date"),  beginning in  [          ].  Interest on each Class of
Certificates will accrue at the applicable per annum interest rate specified or described on the cover hereof. On each Distribution Date, the Certificateholders will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Account, payments of interest and principal calculated as described herein. See "Description of the Certificates -- Payments" herein. [Payments of interest and principal on the
Class  [       ]  Certificates  (the  "Subordinate   Certificates")   will  be
subordinate in priority to payments of interest and principal, respectively, on the [ ] Certificates (the "Senior Certificates"), payments of interest and principal on the Class [ ] Certificates will be subordinate in priority to payments of interest and principal, respectively, on the Senior Certificates and the Class [ ] Certificates, and payments of interest and principal on the Class [ ] Certificates will be subordinate in priority to payments of interest and principal, respectively, on all Classes of Certificates having a higher priority, all as described herein.]

          Credit enhancement with respect to the Certificates will be provided
by  [       ]  The  Certificates  are not  insured by any  financial  guaranty insurance policy. See "Risk Factors -- Inadequacy of Credit Enhancement" and "Description of Credit Enhancement" herein.

          [REMIC/FASIT discussion to be provided as applicable]. See "MATERIAL FEDERAL TAX CONSEQUENCES" herein and in the Prospectus.

          The yields to maturity on the Offered Certificates will depend on [(i) the rate and timing of reductions of the outstanding principal balances of the Offered Certificates as a result of the receipt of payments of principal and interest on, and other principal reductions of, the Mortgage Loans (including scheduled payments, prepayments, delinquencies, liquidations, defaults, losses, substitutions, repurchases and modifications) and the payment of Excess Spread (as defined herein), (ii) any reductions of the outstanding principal balances of the Certificates due to payment of amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period (each as defined herein)], (iii) the prices paid for the Certificates by investors, [(iv) in the case of the Class [ ] Certificates, the application of Allocable Loss Amounts thereto and the repayment of Deferred Amounts in respect thereof as described herein, and (v) the rate and timing of the purchase of Subsequent Mortgage Loans (as defined herein) by the Trust [and additional factors to be provided as applicable]]. [Because substantially all of the Mortgage Loans will be secured by junior liens, the prepayment experience of the Mortgage Loan Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities or unsecured consumer loans with equivalent interest rates and maturities.] Prospective investors should carefully consider the associated risks. See "Risk Factors" and "Prepayment and Yield Considerations" herein and "Risk Factors" in the Prospectus.

          [The yields to maturity on the Class [ ] Certificates will be sensitive, in varying degrees (and will each be more sensitive than the yields to maturity on the Senior Certificates), to delinquencies and losses on the Mortgage Loans.]

        We recommend that prospective investors consult their own investment, legal, tax and accounting advisors to determine whether the Certificates constitute appropriate investments for them and the applicable legal, tax, regulatory and accounting treatment of the Certificates.

        PROCEEDS OF THE ASSETS OF THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE DEPOSITOR, THE TRANSFEROR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. [NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE TRANSFEROR OR THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON.]

        Wherever reference is made in this Prospectus Supplement to a percentage of the [Initial] Mortgage Loans (as defined herein), such percentage is determined (unless otherwise specified) on the basis of the [Initial] Pool Principal Balance (as defined herein).

                                ---------------

        This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

        UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO ITS UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

        CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                                ---------------


                             AVAILABLE INFORMATION

        The Depositor has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Depositor.

                         REPORTS TO CERTIFICATEHOLDERS

        Unaudited monthly and annual reports concerning the Certificates will be sent by the Trustee to the Certificateholders. So long as any Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the registered owner of such Certificates pursuant to the Indenture. DTC will supply such reports to Certificate Owners (as defined herein) in accordance with its procedures.

                               SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used herein may be defined elsewhere in this Prospectus Supplement or in the Prospectus. See the "Index of Terms" included as an appendix to this Prospectus Supplement and the Prospectus. Capitalized terms that are used but not defined herein will have the meanings assigned to such terms in the Prospectus.

Depositor...........................  FIRSTPLUS  Investment  Corporation  (the
                                      "Depositor"), a Nevada corporation.


Servicer and Transferor.............  FIRSTPLUS  FINANCIAL,  INC.  ("FFI," the
                                      "Servicer" or the "Transferor"), a Texas corporation, in its capacity as Servicer and Transferor of the Mortgage Loans. FFI is a wholly owned subsidiary of FIRSTPLUS Financial Group, Inc. ("FP"), a Nevada corporation.


Trustee.............................  [                 ],  as trustee under a
                                      Pooling and Servicing Agreement dated as of [ ] (the "Pooling and Servicing
                                      Agreement") (the "Trustee").


Custodian...........................  [              ],  as the custodian (the
                                      "Custodian")    under   the    Custodial
                                      Agreement dated as of [         ]  among
                                      the Seller, FFI, the Trustee, and the Custodian.


Closing Date........................  On or about [            ].

Cut-Off Date........................  [                                     ].

Distribution Date...................  The [    ] day of each month or, if such
                                      day  is not a  Business  Day,  the  next
                                      succeeding  Business Day,  commencing in
                                      [     ].

Due Period .........................  With respect to each Distribution  Date, the calendar month immediately preceding such Distribution Date.

Determination Date .................  The  third   Business  Day  (as  defined
                                      herein) prior to each Distribution Date.

Record Date ........................  Date With  respect to each  Distribution
                                      Date,  the close of business on the last
                                      Business  Day  of  the  calendar   month
                                      immediately preceding the month in which such Distribution Date occurs.

Distributions on the Certificates ..  On   each   Distribution   Date,   funds
                                      available  to  be   distributed  to  the
                                      holders of the Offered Certificates will
                                      be  distributed to the holders of record
                                      of the  Offered  Certificates  as of the
                                      immediately  preceding  Record Date.  On
                                      each  Distribution  Date,  to the extent
                                      that   funds   are   available   in  the
                                      Certificate  Account  after  taking into
                                      account    all    prior    distributions
                                      therefrom, distributions of interest and
                                      principal  with respect to each Class of
                                      Certificates  will be made as  described
                                      herein.    See   "Description   of   the
                                      Certificates--Distributions    on    the
                                      Offered Certificates" herein.

Interest ...........................  Interest  on each Class of  Certificates will be  payable  on  each  Distribution
                                      Date  in an  amount  equal  to  interest
                                      accrued  for  the   applicable   Accrual
                                      Period at the  applicable  Interest Rate
                                      on the Class  Principal  Balance thereof
                                      immediately  preceding such Distribution
                                      Date. The [Initial]  Accrual Period will
                                      consist  of  less  than  30  days.   See
                                      "Description   of   the   Certificates--
                                      Payments"  herein.  To the extent  funds
                                      are   available    therefor,    interest
                                      payments  will be made in the  order  of
                                      priority set forth under "Description of
                                      the        Certificates--Distributions--
                                      Distribution Priorities" herein.

Principal ..........................  Principal on each Class of  Certificates
                                      will    be    distributable    on   each
                                      Distribution  Date as  described  herein
                                      under "Description of the Certificates--
                                      Payments"  herein.  To the extent  funds
                                      are   available   therefor,    principal
                                      payments  will be made in the  order  of
                                      priority set forth under "Description of
                                      the        Certificates--Distributions--
                                      Distribution Priorities" herein.

Final Scheduled Distribution Date...  Scheduled  distributions on the Mortgage
                                      Loans,  assuming  no  defaults or losses
                                      that  are  not  covered  by the  limited
                                      credit  enhancement   described  herein,
                                      will  be   sufficient   to  make  timely
                                      distributions of interest and reduce the
                                      Certificate  Principal  Amounts  of  the
                                      Offered  Certificates  to zero no  later
                                      than   [      ].    The   actual   Final
                                      Distribution   Date   for  the   Offered
                                      Certificates may be earlier, than the Final Scheduled Distribution Date.

Book-Entry Certificates.............  The   Certificates   will  initially  be
                                      issued only in book-entry form.  Persons
                                      acquiring beneficial ownership interests
                                      in   the   Certificates    ("Certificate
                                      Owners")  will  hold  such  Certificates
                                      through the book-entry facilities of The
                                      Depository Trust Company ("DTC"), in the
                                      United  States,  or through  Cedel Bank,
                                      societe   anonyme   ("Cedel")   and  the
                                      Euroclear   System    ("Euroclear")   in
                                      Europe.  Transfers  within DTC, Cedel or
                                      Euroclear,  as the case may be,  will be
                                      made in accordance  with the usual rules
                                      and   operating    procedures   of   the
                                      applicable system. So long as each Class
                                      of Certificates  is in book-entry  form,
                                      each such Class of Certificates  will be
                                      evidenced  by one or  more  certificates
                                      registered in the name of the nominee of
                                      the applicable  system. The interests of
                                      Certificate  Owners will be  represented
                                      by  book-entries  on the  records of the
                                      applicable   system  and   participating
                                      members  thereof.  No Certificate  Owner
                                      will be entitled to receive a definitive
                                      certificate  representing  such person's
                                      interest,   except  in  the  event  that
                                      Definitive   Certificates   (as  defined
                                      herein)  are  issued  under the  limited
                                      circumstances   described  herein.   All
                                      references in this Prospectus Supplement
                                      to any Class of Certificates reflect the
                                      rights  of the  Certificates  Owners  of
                                      such  Class  only as such  rights may be
                                      exercised  through the applicable system
                                      and its participating members so long as
                                      such  Class of  Certificates  is held by
                                      such  system.   See  "Risk   Factors  --
                                      Book-Entry  Registration"  and  "Certain
                                      Information  Regarding the Securities --
                                      Book-Entry    Registration"    in    the
                                      Prospectus.   The  Certificates  Owners'
                                      interests in each Class of  Certificates
                                      will   be   held    only   in    minimum
                                      denominations of $[100,000] and integral multiples of $1,000 in excess thereof.

Assets of the Trust Fund............  The   assets  of  the  Trust  Fund  will
                                      consist   primarily   of  a  pool   (the
                                      "Mortgage  Loan Pool") of Mortgage Loans
                                      ("Mortgage Loans") secured by mortgages,
                                      deeds  of   trust   or  other   security
                                      instruments ("Mortgages"), together with
                                      certain other property  described  under
                                      "Description   of   the   Trust   Fund--
                                      General" herein.

                                      On the Closing Date,  the Depositor will
                                      deposit  Mortgage Loans (the  "[Initial]
                                      Mortgage  Loans")  having  an  aggregate
                                      principal   balance   of   approximately
                                      $[          ]   (the   "[Initial   Pool]
                                      Principal  Balance")  as of the  Cut-Off
                                      Date   pursuant   to  the   Pooling  and
                                      Servicing  Agreement  to be  dated as of
                                      [          ] (the "Pooling and Servicing
                                      Agreement")    among   the    Depositor,
                                      [           ], as  Trustee,  and FFI, as
                                      Servicer.  [In addition,  on the Closing
                                      Date  the   Depositor   is  expected  to
                                      deposit  approximately  $[  ]  into  the
                                      Pre-Funding  Account for the purchase of
                                      additional     Mortgage    Loans    (the
                                      "Subsequent  Mortgage Loans") during the
                                      Funding Period. The sum of the aggregate
                                      approximate  principal  balance  of  the
                                      [Initial]  Mortgage Loans and the amount
                                      expected  to  be   deposited   into  the
                                      Pre-Funding  Account on the Closing Date
                                      equals $[             ].]

The Mortgage Loans..................  As further described herein,  all of the
                                      Mortgage  Loans  will  be   Conventional
                                      Loans and will be secured by  Mortgages.
                                      [Substantially  all of the Mortgages for
                                      the  Mortgage  Loans  will be  junior in
                                      priority to one or more senior  liens on
                                      the   related    mortgaged    properties
                                      ("Mortgaged  Properties"),   which  will
                                      consist   primarily  of  owner  occupied
                                      single        family        residences.]
                                      [Substantially all of the Mortgage Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity.] See "The Mortgage Loan Pool" herein and "Description of the Trust Property -- Mortgage Loans" in the Prospectus.

                                      [The   [Initial]   Mortgage  Loans  will
                                      consist of approximately  [     ] loans,
                                      having the  approximate  [Initial]  Pool
                                      Principal   Balance   set  forth   under
                                      "--Assets  of the  Trust"  above.  [Such
                                      [Initial]  Pool  Principal  Balance  may
                                      vary by plus or minus 5%,  as  described
                                      under "The Mortgage Loan Pool"  herein.]
                                      The statistical information presented in
                                      this Prospectus Supplement regarding the
                                      Mortgage  Loan Pool is based only on the
                                      [Initial]  Mortgage Loans proposed to be
                                      included in the Mortgage Loan Pool as of
                                      the date of this Prospectus  Supplement,
                                      and  does  not  take  into  account  any
                                      Subsequent  Mortgage  Loans  that may be
                                      added to the  Mortgage  Loan Pool during
                                      the    Funding    Period.    See   "Risk
                                      Factors--Acquisition    of    Subsequent
                                      Mortgage  Loans" and "The  Mortgage Loan
                                      Pool - Characteristics  of the [Initial]
                                      Mortgage Loans" herein.]

                                      As   further   described   herein,   the
                                      Transferor  will have the  option  after
                                      the  Closing  Date  to  repurchase   any
                                      Mortgage Loan  incident to  foreclosure,
                                      default or imminent default thereof. The
                                      Transferor will also be obligated either
                                      to  repurchase  any Mortgage  Loan as to
                                      which a  representation  or warranty has
                                      been  breached,   which  breach  remains
                                      uncured  for a period of 60 days and has
                                      a  materially   adverse  effect  on  the
                                      interests of the  Certificateholders  in
                                      such Mortgage  Loan (each,  a "Defective
                                      Mortgage   Loan")  or  to  remove   such
                                      Defective Mortgage Loan and substitute a
                                      Qualified  Substitute Mortgage Loan. See
                                      "The    Transferor   and   Servicer   --
                                      Repurchase or  Substitution  of Mortgage
                                      Loans" herein.

[The Pre-Funding Account............  On the Closing  Date,  the  Depositor is
                                      expected  to  deposit a  portion  of the
                                      proceeds from the sale of the Securities
                                      in  the  approximate  amount  set  forth
                                      under  "--Assets of the Trust above (the
                                      "Pre-Funding  Account Deposit") into the
                                      Pre-Funding  Account  maintained  by the
                                      Trustee  for the  purpose of  purchasing
                                      the Subsequent  Mortgage Loans after the
                                      Closing   Date.   The   amount   of  the
                                      Pre-Funding  Account Deposit may vary by
                                      plus or minus 5% of the  [Initial]  Pool
                                      Principal  Balance,   depending  on  the
                                      extent,  if any, to which Mortgage Loans
                                      are  added  to  or   removed   from  the
                                      Mortgage  Loan Pool prior to the Closing
                                      Date,  as described  herein.  During the
                                      period from the  Closing  Date until the
                                      earliest  of (i) the date on  which  the
                                      amount  in the  Pre-Funding  Account  is
                                      reduced  to  $[       ]  or less and the
                                      Transferor   directs  that  the  Funding
                                      Period end,  (ii) the  occurrence  of an
                                      Event of Default  under the  Pooling and
                                      Servicing Agreement, and (iii) [       ]
                                      ] (the "Funding Period"),  the amount on
                                      deposit in the Pre-Funding  Account will
                                      be reduced in accordance  with the terms
                                      of the Pooling and  Servicing  Agreement
                                      by   the   amount   used   to   purchase
                                      Subsequent  Mortgage  Loans.  Subsequent
                                      Mortgage  Loans  purchased  by the Trust
                                      and added to the  Mortgage  Loan Pool on
                                      any   Subsequent   Transfer   Date  must
                                      satisfy the criteria set forth in the Pooling and Servicing Agreement. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans" herein. A "Subsequent Transfer Date" is any date on which any such Subsequent Mortgage Loans will be conveyed by the Depositor to the Trust.

                                      On the  Distribution  Date following the
                                      Due Period in which the  Funding  Period
                                      ends,  the  portion  of the  Pre-Funding
                                      Account  Deposit that is remaining  will
                                      be applied as described herein to reduce
                                      the  Class  Principal  Balances  of  the
                                      Securities.           See          "Risk
                                      Factors--Acquisition    of    Subsequent
                                      Mortgage  Loans,"  "Description  of  the
                                      Transfer          and          Servicing
                                      Agreements--Pre-Funding   Account"   and
                                      "Prepayment and Yield Considerations" herein.]

[Credit Enhancement.................  Credit  enhancement  with respect to the
                                      Certificates  will be provided by [to be
                                      described    as     applicable]     [The
                                      Certificates  are  not  insured  by  any
                                      financial  guaranty  insurance  policy.]
                                      See  "Risk   Factors  --  Inadequacy  of
                                      Credit  Enhancement" and "Description of
                                      Credit Enhancement" herein.]

[Subordination .....................  The rights of holders of the Subordinate
                                      Certificates  to  receive   payments  of
                                      interest  and  to  receive  payments  of
                                      principal,    respectively,    on   each
                                      Distribution Date will be subordinate to
                                      such  rights of holders of each Class of
                                      Certificates  having  a  higher  payment
                                      priority,   as  described  herein.  Such
                                      subordination  feature  is  intended  to
                                      enhance   the   likelihood   of  regular
                                      receipt of interest and principal by the
                                      holders of the Senior Certificates,  and
                                      to  a  lesser  extent  the   Subordinate
                                      Certificates (in order of priority). See
                                      "Description  of  Credit   Enhancement--
                                      Subordination and Allocation of Losses" herein.]

[Application of Allocable
Loss Amounts........................  In the event that,  on any  Distribution
                                      Date      after      the       [Initial]
                                      Undercollateralization     Amount    (as
                                      defined  herein)  has  been  reduced  to
                                      zero,   (a)   the   aggregate   of   the
                                      outstanding  principal  balances  of the
                                      Securities  on  such  Distribution  Date
                                      (after  giving effect to all payments on
                                      such  date)  exceeds  (b) the sum of (i)
                                      the Pool Principal Balance as of the end
                                      of the preceding Due Period and (ii) the
                                      amount,   if  any,  on  deposit  in  the
                                      Pre-Funding    Account    (other    than
                                      investment income) as of the end of such
                                      Due Period (such  excess,  an "Allocable
                                      Loss   Amount"),   such  Allocable  Loss
                                      Amount will be applied in  reduction  of
                                      the    principal    balances    of   the
                                      Subordinate  Securities in inverse order
                                      of   priority,   until  the   respective
                                      principal  balances  thereof  have  been
                                      reduced to zero.  Allocable Loss Amounts
                                      will not be applied in  reduction of the
                                      Class Principal  Balance of any Class of
                                      Senior  Certificates.   Holders  of  any
                                      Class of Subordinate  Securities will be
                                      entitled,  to the  extent  of  Allocable
                                      Loss  Amounts  so  applied  thereto,  to
                                      receive payments of Deferred Amounts (as
                                      defined herein) under the  circumstances
                                      and to the extent provided  herein.  See
                                      "Description  of  the   Certificates  --
                                      Application of Allocable Loss Amounts" herein.]

[Overcollateralization .............  On  the  Closing  Date,   the  aggregate
                                      principal balance of the Certificates is
                                      expected  to  exceed  the  Assumed  Pool
                                      Principal   Balance   by   approximately
                                      $[     ].   The  application  of  Excess
                                      Spread in reduction  of the  outstanding
                                      principal  balances of the  Certificates
                                      as described herein is intended,  first,
                                      to            eliminate             such
                                      undercollateralization,   and   then  to
                                      create     overcollateralization     and
                                      increase    the    Overcollateralization
                                      Amount  (as  defined  herein)  over time
                                      until  such   amount  is  equal  to  the
                                      Required   Overcollateralization  Amount
                                      (as defined herein). However, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. See "Description of Credit
                                      Enhancement-- Overcollateralization" and
                                      "Risk  Factors--  Inadequacy  of  Credit
                                      Enhancement" herein.]

Servicing of the Home
Loans...............................  The Servicer will be required to service
                                      the  Mortgage   Loans  pursuant  to  the
                                      Pooling and Servicing Agreement and will
                                      be  entitled  to receive a fee and other
                                      servicing compensation,  payable monthly
                                      as described  under  "Description of the
                                      Transfer  and  Servicing  Agreements  --
                                      Servicing"   herein.  The  Servicer  may
                                      subcontract its servicing duties with respect to certain Mortgage Loans to certain unaffiliated lenders pursuant to a subservicing agreement between the Servicer and each such lender (each such lender, a "Subservicer"). As of the Closing Date, the Servicer will not have subcontracted its servicing duties to any subservicers.

Fees and Expenses of theTrust Fund..  Before  any  payments  are  made  on the
                                      Certificates on any  Distribution  Date,
                                      amounts     otherwise     payable     to
                                      Certificateholders will first be applied
                                      to pay the compensation of the Servicer.
                                      The  Servicer  will  pay  the  fees  and
                                      expenses   of  the   Trustee,   Trustee,
                                      Co-Trustee    and     Custodian.     See
                                      "Description   of   the   Transfer   and
                                      Servicing  Agreements  -- Trust Fees and
                                      Expenses"   and   "Description   of  the
                                      Certificates -- Payments" herein.

Optional Termination ...............  On any Distribution Date on or after the
                                      date  on  which  the   Class   Principal
                                      Balance of the Offered Certificates then
                                      outstanding is __% or less of the sum of
                                      the  [Initial]  Pool  Principal  Balance
                                      [and   the   aggregate    Cut-Off   Date
                                      Principal   Balance  of  the  Subsequent
                                      Mortgage  Loans  conveyed  to the  Trust
                                      Fund], the [Depositor/Servicer]  may, at
                                      its option,  effect an early termination
                                      of the  Certificates  by purchasing from
                                      the Trust Fund all of the Mortgage Loans
                                      and REO  Properties  (as  defined in the
                                      Pooling and  Servicing  Agreement)  at a
                                      price (the "Termination Price") equal to
                                      [to  be  provided  as  applicable].  See
                                      "Description   of   the   Certificates--
                                      Optional Termination" herein.

Tax Status .........................  An  election  will be made to treat  the assets of the Trust Fund as a [ ] for federal income tax purposes.

                                      [Additional   tax   disclosure   to   be
                                      provided as applicable].

                                      The holders of the Offered  Certificates
                                      must  include  interest  income  derived
                                      therefrom   in  income  as  it  accrues,
                                      regardless   of  such   holders'   usual
                                      methods  of   accounting.   The  Offered
                                      Certificates may be issued with original issue discount for federal income tax purposes. Original issue discount must be included in income as it accrues on a constant yield method, regardless of whether a holder receives concurrently the cash attributable to such original issue discount.

                                      For further  information  regarding  the
                                      federal  income  tax   consequences   of
                                      investing  in the Offered  Certificates,
                                      see   "Material   Federal   Income   Tax
                                      Considerations"   herein   and   in  the
                                      Prospectus.

ERISA Considerations................  A  fiduciary  of a Plan  must  determine that the  purchase of a  Certificate  is
                                      consistent  with  its  fiduciary  duties
                                      under  ERISA  and does not  result  in a
                                      nonexempt   prohibited   transaction  as
                                      defined  in  Section  406  of  ERISA  or
                                      Section  4975 of the  Code.  See  "Erisa
                                      Considerations"   herein   and   in  the
                                      Prospectus.]

Legal Investment Considerations.....  The Class [       ]  Certificates [will]
                                      constitute "mortgage related securities"
                                      for purposes of the  Secondary  Mortgage
                                      Market   Enhancement  Act  of  1984,  as
                                      amended  ("SMMEA")  for so  long as they
                                      are rated as  described  herein  and, as
                                      such, are legal  investments for certain
                                      entities  to  the  extent   provided  in
                                      SMMEA.  SMMEA,  however,   provides  for
                                      state  limitations  on the  authority of
                                      such  entities  to invest  in  "mortgage
                                      related   securities"   to  the   extent
                                      described  herein and in the Prospectus.
                                      See "Legal Investment Matters" herein and in the Prospectus.

Ratings of the Certificates ........  It is a condition to the issuance of the
                                      Certificates that (i) each of the Senior
                                      Certificates  be  rated  "[       ]"  by
                                      [             ]  the "Rating Agencies"),
                                      (ii) the Class [      ]  Certificates be
                                      rated     "[      ]"    by    each    of
                                      [          ],  (iii) the Class  [      ]
                                      Certificates be rated  "[         ]"  by
                                      each of [           ]. A security rating
                                      does  not  address  the   frequency   of
                                      principal     prepayments     or     the
                                      corresponding   effect   on   yields  to
                                      Certificateholders.    None    of    the
                                      Depositor, the Transferor, the Servicer, the Trustee, or any other person is obligated to maintain the rating on any of the Certificates.

                                         RISK FACTORS

        Prospective investors in the Certificates should consider the following information (as well as the information set forth under "Risk Factors" in the Prospectus), which identifies certain significant sources of risk affecting an investment in the Certificates.

[Acquisition of Subsequent Mortgage Loans

        Variation in Credit Quality and Characteristics of Subsequent Mortgage Loans from Initial Mortgage Loans. Any conveyance of Subsequent Mortgage Loans is subject to the conditions set forth in the Pooling and Servicing Agreement, which include, among others: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties applicable to the [Initial] Mortgage Loans;
(ii) the Transferor will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of Certificateholders, and (iii) as of the applicable Cut-Off Date, all of the Mortgage Loans must satisfy certain statistical criteria set forth in the Pooling and Servicing Agreement. The Subsequent Mortgage Loans may have been originated or purchased by the Transferor using credit criteria different from those applied to the [Initial] Mortgage Loans and may be of different credit quality and have different loan characteristics than the [Initial] Mortgage Loans. After the transfer of the Subsequent Mortgage Loans to the Trust, the aggregate statistical characteristics of the Mortgage Loan Pool may vary from those of the [Initial] Mortgage Loans as described herein. See "The Mortgage Loan Pool--Characteristics of [Initial] Mortgage Loans," and "--Conveyance of Subsequent Mortgage Loans" herein.

        Effect of Prepayment from Pre-Funding Account. If the Pre-Funding Account Deposit has not been fully applied to purchase Subsequent Mortgage Loans by the end of the Funding Period, and the amount remaining in the Pre-Funding Account (net of reinvestment income) is in excess of $50,000, then on the Distribution Date following the Due Period in which the Funding Period ends, such amount will be applied to reduce, on a pro rata basis, the outstanding Class Principal Balance of each Class of Certificates. In the event that such amount remaining in the Pre-Funding Account is substantial, Certificateholders will receive a significant unanticipated payment of principal in (or before) [ ]. All of the Mortgage Loans that the Transferor expects to deliver as Subsequent Mortgage Loans have been originated. As a result, the Seller expects that the principal amount of the Subsequent Mortgage Loans sold to the Trust will require the application of substantially all of the Pre-Funding Account Deposit and that there will be no material principal payment to Certificateholders from the amount remaining in the Pre-Funding Account after the Funding Period.]

Prepayment and Yield Considerations

        The Mortgage Loans may be prepaid in whole or in part at any time. However, a majority of the Mortgage Loans require payment of a prepayment penalty in connection with any prepayment during the first three years after origination, which, if not waived by the Servicer, may affect the rate of prepayment of the Mortgage Loans. The Servicer typically will waive such prepayment penalty if the borrower refinances with the Servicer. Loans similar to the Mortgage Loans have been originated in significant volume only during the past few years, and the prepayment experience of the Mortgage Loans cannot be predicted with certainty. The prepayment experience of the Mortgage Loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with combined loan-to-value ratios at or below 100%.

        The rate and timing of prepayments of principal of the Mortgage Loans may be influenced by a variety of factors, as described under "Prepayment and Yield Considerations" herein. Any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Mortgage Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

        The extent to which the yield to maturity (or to redemption) of a Certificate may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or discount, (ii) the degree to which the timing of payments to the holder thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Mortgage Loans [and to the payment of Excess Spread and amounts remaining in the Pre-Funding Account after the Funding Period], (iii) in the case of the Subordinate Certificates, the application of Allocable Loss Amounts thereto and the repayment of Deferred Amounts in respect thereof as described herein[, and (iv) the rate and timing of the purchase of Subsequent Mortgage Loans by the Trust Fund]. In the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of a Certificate purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. [On each Distribution Date, until the Overcollateralization Amount is at least equal to the Required Overcollateralization Amount, the allocation of Excess Spread for such Distribution Date as an additional payment of principal on the Certificates is expected to accelerate the amortization of the Certificates relative to the amortization of the Mortgage Loans; however, on the Overcollateralization Stepdown Date, the distribution of any Overcollateralization Reduction Amount to the [Class R Certificate], as described herein, can be expected to result in a slower amortization of the Certificates and may delay principal payments to the Certificateholders. In the event that principal payments are made to Certificateholders as a result of prepayments, liquidations and purchases of the Mortgage Loans or payments of Excess Spread, and amounts remaining in the Pre-Funding Account, there can be no assurance that Certificateholders will be able to reinvest such payments in a comparable alternative investment having a comparable yield.] See "Prepayment and Yield Considerations" herein.

        [Because each Class of Subordinate Certificates is subordinate in right of payment of interest and of principal, respectively, to each Class of Certificates having a higher payment priority, and because Allocable Loss Amounts will be allocated to the Subordinate Certificates in inverse order of payment priority, the yields of the Subordinate Certificates will be sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans. As a result, holders of such Certificates could incur a loss on their investments.]

[Potential Inadequacy of Credit Enhancement

        Credit enhancement with respect to the Certificates will be provided by [(a) the subordination of (i) the Class R Certificate to the Certificates and (ii) the Class [ ] Certificates, respectively, to each Class of
Certificates having a higher payment priority and (b) the overcollateralization feature described herein]. The Certificates are not insured by any financial guaranty insurance policy. If the Mortgage Loans experience higher rates of delinquencies, defaults or losses than initially anticipated, there can be no assurance that the amounts available from the applicable credit enhancement will be adequate to cover the delays or shortfalls in payments that result from such higher delinquencies, defaults or losses. If the amounts available from the applicable credit enhancement are inadequate, Certificateholders will bear the risk of any resulting delays in payment or losses.

        The  payment  of Excess  Spread to  Certificateholders  in the  manner specified herein is intended, first, to eliminate the 1% undercollateralization that will exist on the Closing Date, and then to produce and maintain a particular level of overcollateralization. However, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times or in sufficient amounts to reduce such [initial] undercollateralization. As a result of delinquencies on the Mortgage Loans, the amount of interest received on the Mortgage Loans during any Due Period may be less than the amount of interest payable on the Securities on the related Distribution Date. The Servicer will not advance delinquent payments.

        The holder of the [Class R] Certificate will not be required to refund any amounts previously distributed to such holder pursuant to the Transfer and Servicing Agreements, including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Distribution Date to pay all amounts then payable to Certificateholders.]

[Principal  Balance of Securities  Greater than Expected  Principal Balance of
Loans

        At the Closing Date, the aggregate principal balance of the Certificates is expected to exceed the Assumed Pool Principal Balance by approximately $[ ]. Such undercollateralization is expected to be eliminated by the application of Excess Spread, which will then be applied to produce overcollateralization as described herein. There can be no assurance, however, that Excess Spread will be generated in sufficient amounts to eliminate such undercollateralization, or to do so within the period of time anticipated by investors.]

Inadequacy of the Mortgaged Properties as Security for the Mortgage Loans

        The combined loan-to-value ratios for substantially all of the [Initial] Mortgage Loans ranged from approximately [ ]% to approximately [ ]%, with approximately [ ]% of the [Initial] Pool Principal Balance consisting of Mortgage Loans having combined loan-to-value ratios in excess of [ ]%. The weighted average combined loan-to-value ratio of the [Initial] Mortgage Loans was approximately [ ]%. [The Subsequent Mortgage Loans are expected to have similar, or possibly higher, combined loan-to-value ratios.] Because the weighted average remaining term to maturity of the [Initial] Mortgage Loans as of the [ ] Cut-Off Date is approximately months, the borrowers will not build equity in the related Mortgaged Properties through scheduled amortization of the related Mortgage Loans for a substantial period of time. The Mortgaged Properties, therefore, are highly unlikely to provide adequate security for the Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in payments to Certificateholders to the extent such shortfalls are not covered by the applicable credit enhancement. In addition, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Certificateholders. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by Certificateholders to the extent that the applicable credit enhancement is insufficient to absorb all such losses.

Additional  Factors Affecting  Delinquencies,  Defaults and Losses on Mortgage
Loans

        Underwriting Criteria Varying from FNMA and FHLMC Underwriting Guidelines. Pursuant to the underwriting guidelines of the Transferor, the assessment of the credit history of the borrower and the borrower's capacity to make payments on the Mortgage Loans are the primary considerations in underwriting a Mortgage Loan. The evaluation of the adequacy of the value of the related Mortgaged Property, together with the amount of all liens senior to the lien of the Mortgage Loan (i.e., the related "combined loan-to-value ratio") is given less consideration, and in certain cases no consideration, in underwriting the Mortgage Loans. See "The Transferor and Servicer -- Underwriting Criteria" herein. The credit quality of some of the borrowers under the Mortgage Loans is lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. See "The Mortgage Loan Pool -- Characteristics of the [Initial] Mortgage Loans" herein. As a result of such lower credit quality and the high loan-to-value ratios of the Mortgage Loans, the Mortgage Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Mortgage Loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted Mortgage Loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of the Mortgage Loans are secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such Mortgage Loans. See "-- Inadequacy of Credit Enhancement" above.

        Although the creditworthiness of the borrower is the primary consideration in the underwriting of a Mortgage Loan, no assurance can be given that the creditworthiness of such borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Mortgage Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less or no consideration in underwriting a Mortgage Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgaged Property securing a defaulted Mortgage Loan. See "-- Realization Upon Defaulted Mortgage Loans" below.

        The Transferor's underwriting requirements for certain types of Mortgage Loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending upon the dates on which Mortgage Loans were originated or purchased by the Transferor, such Mortgage Loans may have been originated or purchased by the Transferor pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Mortgage Loan Pool may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain Mortgage Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated or purchased pursuant to more stringent underwriting requirements.

        No Servicer Delinquency Advances. In the event of a delinquency or a default on a Mortgage Loan, neither the Servicer nor any Subservicer will have any obligation to advance scheduled monthly payments of principal and interest with respect to such Mortgage Loan. As a result, the amount of principal and interest received on the Mortgage Loans during any particular Due Period may be less than the amount of principal and interest payable on the Certificates on the related Distribution Date. See "Description of the Transfer and Servicing Agreements -- Servicing" herein.

        Relocation of Borrowers and Possible Reloading of Debt. With respect to Mortgage Loans with combined loan-to-value ratios near or in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to pay off the Mortgage Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to such borrowers, in which case the Mortgage Loans could experience higher rates of delinquencies, defaults and losses. With respect to Mortgage Loans the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrowers will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Mortgage Loans.

        Acquisition of Mortgage Loans from Third Parties. A substantial portion of the Mortgage Loans will have been acquired by the Transferor through purchases from a network of correspondent lenders or through a portfolio acquisition program. See "The Mortgage Loan Pool -- General" herein. A substantial majority of such Mortgage Loans will have been re-underwritten and reviewed for compliance with the Transferor's underwriting guidelines. The Transferor may have acquired certain Mortgage Loans from an originator that, at the time of origination, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs. Such Mortgage Loans may be subject to a higher incidence of delinquency or default.

        Limited Historical Delinquency, Loss and Prepayment Information on the Servicer. Since January 1995, the Servicer has substantially increased the volume of conventional Mortgage Loans that it has originated, purchased, sold and/or serviced, and thus, it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these conventional Mortgage Loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume. Accordingly, the delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing Experience" herein or under "The Servicer and the Transferor" in the Prospectus may not be indicative of the performance of the Mortgage Loans. Loans similar to the Mortgage Loans have been originated in significant volume for only approximately two years. Thus, there is no meaningful historical performance data to permit an accurate assessment of the likely delinquency, default and loss experience of the Mortgage Loans over an extended period of time. Significant uncertainty exists regarding such likely experience over time and in differing economic and interest rate environments. Because loans such as the Mortgage Loans have characteristics that combine characteristics similar to unsecured consumer debt and secured consumer debt, the delinquency, default and loss experience of the Mortgage Loans is unlikely to be comparable to either of such types of consumer debt and is unlikely to reflect a blending or averaging of such experience. Accordingly, investors do not have, and will not have for an indeterminate amount of time, information available to them to assess with any degree of confidence the likely delinquency, default and loss experience of the Mortgage Loans. Prospective investors should make their investment determinations based on the Mortgage Loan underwriting criteria, the applicable credit enhancement described herein, the characteristics of the Mortgage Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein.

        [Geographic Concentration of the Mortgage Loans. Approximately [ ]% of the [Initial] Mortgage Loans are secured by Mortgaged Properties located in, or as to which the related borrowers reside in, the State of [ ]. Because of the relative geographic concentration of Mortgaged Properties and borrowers within [ ], delinquencies and losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. Adverse economic conditions in [ ] (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments and, accordingly, the actual rates of delinquencies, defaults and losses on such Mortgage Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, Mortgaged Properties located in [ ] may be more susceptible to certain types of special hazards that are not covered by casualty insurance, such as [earthquakes], floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in the [ ] residential real estate market may adversely affect the values of Mortgaged Properties located in [ ] such that the related combined loan-to-value ratios will increase. Accordingly, the rates of defaults and losses on such Mortgage Loans secured by Mortgaged Properties located in [ ] could be higher than those experienced in the home lending and consumer finance industry in general. Any increase in the market values of Mortgaged Properties located in [ ], and the resulting decrease in related combined loan-to-value ratios, may make alternative sources of financing available to the related borrowers at lower interest rates, resulting in an increased rate of prepayment of the Mortgage Loans.

        Dependence  on  Servicer  for  Servicing   Mortgage  Loans.  Upon  the
Servicer's failure to remedy an Event of Default under the Pooling and Servicing Agreement, a majority of the Certificateholders or the Trustee or the Trustee may remove the Servicer and appoint a successor servicer. Absent such a replacement, Certificateholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Trustee payments of principal and interest received on the Mortgage Loans. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of principal and interest payments received on the Mortgage Loans. Such principal and interest payments and other recoveries in respect of the Mortgage Loans are the sole source of funds for the payments due to Certificateholders. See "The Transferor and Servicer -- Servicing Experience" herein.

        Limited Realization Upon Defaulted Mortgage Loans. Substantially all of the Mortgage Loans are secured by junior liens, and the loans secured by the related senior liens are not included in the Mortgage Loan Pool. Adequate funds will generally not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the indebtedness secured by the related senior lien(s) and the related Mortgage Loan. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets -- Limitations on Realization of Junior Liens" in the Prospectus. In accordance with the loan servicing practices of the Servicer for Mortgage Loans secured by junior liens and based upon a determination that the realization from a defaulted junior lien Mortgage Loan may not be an economically viable alternative, the Servicer will not, in most cases, (i) pursue the foreclosure of a defaulted junior lien Mortgage Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the related Mortgaged Property or (iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or to make payments due to the senior mortgagee(s). See "Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens" in the Prospectus. The Servicer may pursue alternative methods of realizing proceeds from defaulted junior lien Mortgage Loans, such as the sale or modification of such Mortgage Loans, including the abatement of accrued interest, the reduction of a portion of the outstanding Principal Balances or negotiated settlements with borrowers. Any such sale of a defaulted Mortgage Loan may be made to an affiliate of the Servicer, as described under "-- Disposition of Loans to Affiliate of the Servicer" below. In certain cases the Servicer may refinance delinquent Mortgage Loans, which could increase the rate of prepayment of principal on the Mortgage Loans. Because substantially all of the Mortgage Loans will have combined loan-to-value ratios at the time of origination near or in excess of 100%, losses sustained from defaulted Mortgage Loans are likely to be more severe (and will frequently be total losses). In fact, no assurance can be given that any proceeds will be recovered from the liquidation of defaulted Mortgage Loans.

        Generally, the underwriting requirements of the Transferor do not require that a borrower obtain fire and casualty insurance, title insurance or a title opinion or report as a condition to approving the Mortgage Loan. Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the borrower is found not to have clear title to such Mortgaged Property, Certificateholders may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loans or by the applicable credit enhancement.

        Disposition of Liquidated Mortgage Loans to Affiliate of the Servicer. In the ordinary course of servicing the Mortgage Loans, the Servicer periodically determines that, in its judgment, continued efforts to collect on a particular Liquidated Mortgage Loan or to realize on the related collateral would be unproductive and costly, and elects to sell such Mortgage Loan on behalf of the Trust to one of several entities that specialize in realizing on defaulted loans. Such sale will frequently be for less than 7% of the unpaid principal balance of such Liquidated Mortgage Loan.

        Subsequent to the Closing Date, the Servicer may organize an affiliated company (the "Affiliated Special Servicer") to purchase certain Liquidated Mortgage Loans from the Trust and from other securitization trusts and other parties. Amounts collected by the Affiliated Special Servicer in respect of Liquidated Mortgage Loans in excess of the purchase price paid for such Mortgage Loans will be retained by the Affiliated Special Servicer and will not be distributed to Certificateholders. Only Mortgage Loans that are Liquidated Mortgage Loans may be sold to an Affiliated Special Servicer. In the Pooling and Servicing Agreement, the Servicer will certify to the Trustee that the purchase price to be paid for such Liquidated Mortgage Loans will be no less than would have been paid by an independent third party.

        In the Pooling and Servicing Agreement, the Servicer will undertake to exercise in servicing the Mortgage Loans the same care that it customarily employs in servicing loans for its own account. Nevertheless, prospective investors should consider that sales of Liquidated Mortgage Loans to an Affiliated Special Servicer create a potential for conflict of interest, in that the Servicer and its affiliates would benefit indirectly if the Servicer were to sell Liquidated Loans at a substantial discount to their unpaid principal balance and if significant proceeds were to be realized by an Affiliated Special Servicer.

        Increase in Defaults or Delinquencies Related to Adverse Economic Conditions. For the limited period of time during which loans in the nature of the Mortgage Loans have been originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Mortgage Loans; however, because of lenders' limited experience with loans similar to the Mortgage Loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the Mortgage Loans. Because borrowers under the Mortgage Loans generally have little or no equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and defaults could result in substantial losses to holders of Certificates, in particular the Subordinate Certificates. See "-- Adequacy of the Mortgaged Properties as Security for the Mortgage Loans" and "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans" above and "Prepayment and Yield Considerations" herein.

        Non-recordation of Assignments by the Transferor. The Transferor will not be required to record assignments of the Mortgages to the Trustee in the real property records of California and certain other states [to be described as applicable]. The Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the Trustee and the Certificateholders. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Mortgage Loans" herein.

        Although the recordation of the assignments of the Mortgages in favor of the Trustee is not necessary to effect a transfer of the Mortgage Loans to the Trustee, if the Transferor or the Depositor were to sell, assign, satisfy or discharge any Mortgage Loan prior to recording the related assignment in favor of the Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Mortgage Loans that are superior to those of the Trustee, Certificateholders could lose the right to future payments of principal and interest from such Mortgage Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.

        State and Federal Laws and Regulations Affecting the Mortgage Loans. The underwriting, origination, servicing and collection of the Mortgage Loans are subject to a variety of state and federal laws and regulations. For example, the U.S. District Court for the Eastern District of Virginia has stated that federal law prohibits lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. The Transferor will be required to repurchase or replace any Mortgage Loan that did not comply as of the date of its assignment to the Trust with applicable state and federal laws and regulations. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws and regulations may limit the ability of the Servicer to collect all or part of the principal or interest due on the Mortgage Loans, may entitle a borrower to a refund of amounts previously paid or a rescission of the related Mortgage Loan, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest due on any Mortgage Loan because of a violation of the aforementioned laws and regulations, any related delays or losses not covered by the applicable credit enhancement will be borne by Certificateholders. In addition, if damages are assessed against the Servicer, any Subservicer or the Transferor, such violations may materially impact the financial ability of the Servicer or Subservicer to continue to act in such capacity or the ability of the Transferor to repurchase or replace Defective Mortgage Loans. See "-- Limitations on Repurchase or Replacement of Defective Mortgage Loans by Transferor" below and "Risk Factors -- Certain Factors Affecting Delinquencies, Defaults and Losses on Loan Assets -- State and Federal Laws and Regulations Affecting the Loan Assets" in the Prospectus.

        Bankruptcy Considerations. The National Bankruptcy Review Commission (the "Bankruptcy Commission"), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to Title 11 of the United States Code (the "Bankruptcy Code"), has recommended in a report to the President and Congress that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the appraised value of the mortgaged property at the date of origination minus the value of all senior liens. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Mortgage Loans would likely be treated, in whole or in part, as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Mortgage Loans, and the likelihood that the Trust Fund would recover any amounts in respect of the related Mortgage Loans would be remote.

        The Bankruptcy Commission recommendation described above has not as of the date hereof been incorporated in bankruptcy reform legislation in either the House of Representatives or the Senate. However, legislation recently passed by the House would, if enacted into law, amend the Bankruptcy Code to limit secured claims against real property when the value of such property is less than the amount of the secured claim.

        Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation of law would be a breach of representation and warranty of the Transferor, and the Transferor would be obligated to repurchase such Mortgage Loan or substitute another Mortgage Loan therefor as described herein.

        Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans have been considered by Congress, and more such proposed legislation may be considered. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

Limitations  on  Repurchase  or  Replacement  of Defective  Mortgage  Loans by
Transferor

        The Transferor will agree to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Pooling and Servicing Agreement with respect to the Mortgage Loans. If the Transferor does not cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Mortgage Loans from the Trust or substitute other loans. Although a significant portion of the Mortgage Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the same representations and warranties for all Mortgage Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trust, on behalf of the Certificateholders, as the successors to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Mortgage Loan in breach of the applicable representations and warranties made by such party. Such representations generally will be made as of the date of acquisition by the Transferor and not as of the Closing Date. For a summary description of the Transferor's representations and warranties, see "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Loan Assets" in the Prospectus.

        No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing Defective Mortgage Loans as described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Mortgage Loans will repurchase any Defective Mortgage Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective Mortgage Loans from any other series of asset backed securities, the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust, including, without limitation, the termination of borrowing arrangements that provide funding for its operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor does not repurchase or replace a Defective Mortgage Loan, and if applicable, an unaffiliated lender does not repurchase or replace a Defective Mortgage Loan sold to the Transferor, then the Servicer, on behalf of the Trust, will make other customary and reasonable efforts to recover the maximum amount possible with respect to such Defective Mortgage Loan, and any resulting delay or loss will be borne by the applicable credit enhancement or by Certificateholders. See "-- Inadequacy of Credit Enhancement" above and "The Transferor and Servicer" herein.

Limitations on Liquidity of Transferor and Servicer

        As a result of the Transferor's increasing volume of loan originations and purchases and its securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from the capital contributed by FP, its parent, and from borrowings under the Transferor's arrangements with certain third parties, including warehouse and term credit facilities. See "The Transferor and Servicer" herein. There can be no assurance that FP will be able to contribute additional capital or that, as the Transferor's existing borrowing arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that FP and the Transferor are unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, the Servicer's ability to service the Mortgage Loans and the Transferor's ability to repurchase or replace any Defective Mortgage Loans.


                                USE OF PROCEEDS

        The proceeds from the sale of the Certificates, net of certain expenses, will be used by the Trust for the purchase of the [Initial] Mortgage Loans from the Depositor [and to fund the Pre-Funding Account.] The Depositor will use such proceeds from the sale of the [Initial] Mortgage Loans to the Trust Fund for the purchase of the [Initial] Mortgage Loans from the Transferor. [The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the [Initial] Mortgage Loans to repay certain indebtedness under one or more warehouse financing arrangements that have been utilized to finance the acquisition of such [Initial] Mortgage Loans and are secured by such [Initial] Mortgage Loans, and any remaining amount will be used for working capital. See "Underwriting" herein.


                         DESCRIPTION OF THE TRUST FUND

General

        The Issuer, FIRSTPLUS Mortgage Loan Trust 1998-[ ], will be a trust formed under the laws of the State of Delaware pursuant to the Pooling and Servicing Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities,
(iii) making payments on the Securities, and (iv) engaging in related activities.

          On the Closing Date, the Trust Fund will purchase Mortgage Loans, less certain interest collections as described below (the "[Initial] Mortgage Loans") having an aggregate principal balance of approximately $[ ] (the "[Initial] Pool Principal Balance") as of the [ ] Cut-Off Date from the Depositor pursuant to the Pooling and Servicing Agreement. [In addition, on the Closing Date, the Depositor is expected to deposit approximately $[ ] (the "Pre-Funding Account Deposit") into the Pre-Funding Account for the purchase of Subsequent Mortgage Loans during the Funding Period.] The [Initial] Pool Principal Balance and the Pre-Funding Account Deposit] may vary as described herein. The sum of the aggregate approximate principal balance of the [Initial] Mortgage Loans [and the amount expected to be deposited into the
Pre-Funding Account on the Closing Date] equals $[      ].

          The assets of the Trust Fund will consist primarily of Mortgage Loans, which will be secured by Mortgages. See "The Mortgage Loan Pool" herein. The assets of the Trust will also include (i) payments of interest and principal in respect of the Mortgage Loans received after the Cut-Off Date, [less, in the case of the [Initial] Mortgage Loans, approximately [ ]% of interest collected thereon during [ ]]; [(ii) amounts on deposit in the Pre-Funding Account;] (iii) amounts on deposit in the Collection Account and Certificate Distribution Account and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Trust will include the unpaid principal balance of each Mortgage Loan as of its related Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Mortgage Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Mortgage Loan will be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of the Mortgage Loans as of such date.

        The Servicer will be required to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement (collectively, with the Administration Agreement (as defined herein), the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements -- Servicing" herein.

The Trustee

          [                            ]  will act as the  Trustee  under  the
Pooling    and    Servicing     Agreement.     [                 ]     is    a
[                       ]   and  its   principal   offices   are   located  at
[                            ].

          [          ]  and the Servicer will also perform certain  additional
administrative functions on behalf of the Trust pursuant to the terms of an administration agreement (the "Administration Agreement") among the Trust, [ ] and the Servicer.


                            THE MORTGAGE LOAN POOL

General

        The Mortgage Loan Pool will consist of the [Initial] Mortgage Loans [together with any Subsequent Mortgage Loans] conveyed to the Trust after the Closing Date. All of the Mortgage Loans will be Conventional Loans. The Mortgage Loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. A de minimis number of Mortgage Loans may be evidenced by retail installment sales contracts that are secured by Mortgages. Substantially all of the Mortgages for the Mortgage Loans will be junior in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Mortgage Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

        "Combined loan-to-value ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at origination plus, in the case of a junior lien Mortgage Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Mortgage Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of such Mortgage Loan (determined as described herein under "The Transferor and the Servicer -- Underwriting Criteria").

        Generally, the Mortgage Loans will have been originated or acquired by the Transferor in one of four ways: (i) the origination of loans directly to consumers, including but not limited to solicitations through advertising and telemarketing, refinancing of existing Mortgage Loans and referrals from home improvement contractors, mortgage brokers and credit unions ("direct originations"); (ii) the wholesale purchase of loans, on a flow basis, originated by unaffiliated lenders, as correspondents ("correspondent originations"), including delegated underwriting correspondents; (iii) the purchase, on a bulk basis, of loan portfolios originated by unaffiliated lenders ("portfolio acquisitions"), or (iv) to a more limited extent, the indirect origination and purchase of retail installment sales contracts from dealers that professionally install the related property improvements ("indirect obligations"). A substantial majority of the Mortgage Loans will have been underwritten or re-underwritten to determine whether such Mortgage Loans comply with the underwriting standards of the Transferor.

          For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Transferor and Servicer -- Underwriting Criteria" herein. All of the Mortgage Loans will have been originated or acquired by the Transferor and sold by the Transferor to the Depositor and, pursuant to the Pooling and Servicing Agreement, sold by the Depositor to the Trust. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Mortgage Loans after (i) the [ ] Cut-Off Date with respect to the [Initial] Mortgage Loans and [(ii) the related Cut-Off Date with respect to the Subsequent Mortgage Loans, less, in the case of the [Initial] Mortgage Loans, certain interest collections as described above].

Payments on the Mortgage Loans

        The Mortgage Loans provide for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related Mortgage Loan on or before its maturity date. The scheduled monthly payment dates of the Mortgage Loans vary. Each Mortgage Loan bears interest at a fixed rate (the "Mortgage Loan Rate"). Interest on the Mortgage Loans will accrue on either an "actuarial interest" method or a "simple interest" method. A substantial majority of the Mortgage Loans will accrue interest on the actuarial method. No Mortgage Loan provides for deferred interest or negative amortization.

        The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on such a Mortgage Loan received either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Mortgage Loan.

        The simple interest method provides for the amortization of the amount of a Mortgage Loan over a series of equal scheduled payments. However, unlike the monthly actuarial interest method, each scheduled payment will be applied to interest calculated on the basis of the outstanding principal balance of the related Mortgage Loan, the Mortgage Loan Rate and the period elapsed since the preceding payment of principal was made. As payments are received on the Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a Mortgage Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on such a Mortgage Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, in certain states a late charge may be imposed with respect to the past due amount.

        With respect to a Mortgage Loan on which interest accrues pursuant to the simple interest method, if a payment is received on such Mortgage Loan less than one month after the previous payment, more of such payment will be used on the related Distribution Date to pay principal on the Certificates than if such payment was received as scheduled. If a payment is received on such Mortgage Loan more than one month after the previous payment, less of such payment will be used on the related Distribution Date to pay principal on the Certificates than if such payment was received as scheduled. This allocation will not affect the total amount of principal due over the life of a Mortgage Loan, but it may affect the weighted average lives of the Certificates. See "Prepayment and Yield Considerations" herein.

        Certain of the borrowers are covered by credit insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related Mortgage Loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month), in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by any such policy elects to cancel the policy, the amount of the premium refund payable in connection with such cancellation will be applied as a principal payment on the related Mortgage Loan. Any proceeds received by the Trust in respect of such insurance policies will affect the rate of prepayments on the Mortgage Loans. See "Prepayment and Yield Considerations" herein.

        In connection with a partial prepayment, the Servicer may, at the request of the borrower, recalculate the amortization schedule of the related Mortgage Loan to reduce the scheduled payment over the remaining term to maturity.

Characteristics of the [Initial] Mortgage Loans

        Set forth below is certain statistical information regarding characteristics of the [Initial] Mortgage Loans expected to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement. [This description does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Loan Pool during the Funding Period.] Prior to the Closing Date, the Transferor may remove any of the [Initial] Mortgage Loans intended for inclusion in the Mortgage Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; provided, however, that the aggregate principal balance of [Initial] Mortgage Loans so removed, replaced or added will not exceed 5% of the [Initial] Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the [Initial] Mortgage Loans expected to be included in the Mortgage Loan Pool may vary in certain respects from comparable information based on the actual composition of the Mortgage Loan Pool at the Closing Date. In addition, after the [ ] Cut-Off Date, the characteristics of the actual Mortgage Loan Pool may vary from the information below due to a number of factors[, particularly the purchase of Subsequent Mortgage Loans after the Closing Date]. [See "--Conveyance of Subsequent Mortgage Loans" below]. A schedule of the [Initial] Mortgage Loans included in the Mortgage Loan Pool as of the Closing Date will be attached to the Pooling and Servicing Agreement.

        [A current report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Loan Pool as of the end of the Funding Period will be filed with the Commission.]

          The  [Initial]  Mortgage  Loans  expected  to  be  included  in  the
[Initial]  Mortgage Loan Pool will consist of  approximately  [        ] loans
having an [Initial] Pool Principal Balance of approximately $[        ].  None
of the Mortgage Loans were [ ] days or more delinquent in payment as of the Cut-Off Date. [The maximum loan-to-value ratio of any Mortgage Loan to be included in the [Initial] Mortgage Loan Pool is [ ]%.] [Approximately
[ ]% of the Mortgage Loans are unsecured assets.] Except as provided above, the Mortgage Loans (by aggregate Cut-Off Date Principal Balance) are expected to have the approximate characteristics set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

        Wherever reference is made in this Prospectus Supplement to a percentage of the [Initial] Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the [Initial] Pool Principal Balance.

                              Mortgage Loan Rates

                                                           Percent of Total
                                             Aggregate      By Aggregate
        Range of              Number of      Principal       Principal
Mortgage Loan Rates (%)    Mortgage Loans    Balance          Balance
-----------------------    --------------    ---------    ----------------






  Total.................                     $                           %
                           ===+==========     ==========    ==============

The weighted average [Initial]  Mortgage Loan Rate of the Mortgage Loans as of
the [      ] Cut-Off Date was approximately [     ] % per annum.


                          Current Principal Balances

                                                        Percent of Total
                                           Aggregate      By Aggregate
Range of Cut-Off Date      Number of       Principal       Principal
Principal Balances($)    Mortgage Loans     Balance          Balance
---------------------    --------------    ---------    ----------------
                                           $




                         --------------    -----------  ----------------
  Total..............                      $                           %
                         ==============    ===========  ================


The  average  principal  balance  of the  [Initial]  Mortgage  Loans as of the
[      ] Cut-Off Date was approximately $[      ].

                               Original Loan Principal Balances

                                                            Percent of Total
                                               Aggregate      By Aggregate
Range of Principal            Number of         Principal       Principal
Balances at Origination($)    Mortgage Loans     Balance          Balance
--------------------------    --------------    ---------   ----------------
                                                $




                              --------------    ---------   ---------------
  Total.................                        $                         %
                              ==============    =========   ===============


The average principal  balance of the [Initial]  Mortgage Loans at origination
was approximately $[        ].

                          Remaining Terms to Maturity

                                                              Percent of Total
                                                Aggregate       By Aggregate
Range Remaining              Number of          Principal        Principal
Term To Matuirty (Months)    Mortgage Loans      Balance          Balance
-------------------------    --------------     ---------     ----------------
                                                $




                             --------------     ---------     ---------------
  Total.................                        $                          %
                             ==============     =========     ===============




The weighted  average  remaining  term to maturity of the  [Initial]  Mortgage
Loans as of the [     ] Cut-Off Date was approximately [   ] months.

                           Months Since Origination


                                                       Percent of Total
                                         Aggregate       By Aggregate
Range of Months         Number of        Principal         Principal
Since Origination     Mortgage Loans      Balance           Balance
-----------------     --------------     ---------     ----------------
                                         $




                      --------------     ---------     ---------------
  Total.............                      $                          %
                      ==============      ========     ===============


The weighted  average  number of months  since  origination  of the  [Initial]
Mortgage Loans as of the [    ] Cut-Off Date was approximately [     ] months.

                           Geographic Concentration

                                                              Percent of Total
                                                 Aggregate     By Aggregate
                                  Number of      Principal       Principal
              State            Mortgage Loans     Balance         Balance
              -----            --------------    ---------    ----------------
Alabama....................                      $                          %
Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
District of Columbia.......
Florida....................
Georgia ...................
Idaho .....................
Illinois...................
Indiana ...................
Iowa.......................
Kansas  ...................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana
Nebraska...................
Nevada
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon  ...................
Pennsylvania...............
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Vermont ...................
Virginia...................
Washington.................
West Virginia..............
Wisconsin..................
Wyoming
        Total..............                      $                   100%
                               ==============    =========    ================


                                Credit Scores*

                                                            Percent of Total
                                            Aggregate         By Aggregate
      Range of           Number of          Principal           Principal
   Credit Scores       Mortgage Loans        Balance             Balance
   -------------       --------------       ---------       ----------------
                                          $                        %





 Total............                        $                     100%
                       ==============     ===========       ===============
----------------------
*Determined prior to origination of the related Mortgage Loan.

The weighted  average  Credit Score of the [Initial]  Mortgage Loans as of the
[    ] Cut-Off Date was approximately [    ].

                             Debt-to-Income Ratios

                                                              Percent of Total
                                               Aggregate       By Aggregate
     Range of                Number of         Principal         Principal
Debt-to-Income Ratios      Mortgage Loans       Balance           Balance
---------------------      --------------      ---------      ----------------
                                              $                        %





Total............                             $                     100%
                           ==============     ==========      ===============
---------------------


The weighted average  debt-to-income  ratio of the [Initial] Mortgage Loans as
of the [    ] Cut-Off Date was approximately [    ]%.

[Conveyance of Subsequent Mortgage Loans

Under the Pooling and Servicing Agreement, the obligation of the Trust Fund to purchase Subsequent Mortgage Loans is subject to the requirements described under "Description of the Transfer and Servicing Agreements--Conveyance of Subsequent Loan Assets" in the Prospectus, as well as the following additional requirements: (i) such Subsequent Mortgage Loans may not be 31 or more days contractually delinquent as of the related Cut-Off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 25 years, and the scheduled maturity may not be later than [ ] (iii) each such Subsequent Mortgage Loan will have an interest rate of not less than [ ]%; (iv) such Subsequent Mortgage Loans will be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time (see "the Transferor and Servicer--Underwriting Criteria") or originated in a manner similar to the [Initial] Mortgage Loans; and (v) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans included in the Mortgage Loan Pool will have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the [Initial] Mortgage Loans included in the [Initial] Mortgage Loan Pool. Following the transfer of such Subsequent Mortgage Loans to the Trust, the aggregate statistical characteristics of the Mortgage Loans then held in the Mortgage Loan Pool may, and likely will, vary from those of the [Initial] Mortgage Loans included in the [Initial] Mortgage Loan Pool. See "Risk Factors--Acquisition of Subsequent Mortgage Loans" herein.]


                                 THE DEPOSITOR

        FIRSTPLUS Investment Corporation (the "Depositor") is a Nevada corporation organized in 1995, formerly known as Remodelers Investment Corporation, and is a wholly owned subsidiary of FIRSTPLUS Financial Group, Inc. ("FP"). The Depositor was formed as a limited purpose finance company to effect the securitization of conventional property improvement, debt consolidation and other consumer loans, property improvement and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets, and the residual assets generated thereby.

        The Depositor will acquire from the Transferor all of its right, title and interest (less certain interest collections as described herein) in and to the Mortgage Loans. In turn, the Depositor will sell such Mortgage Loans to the Trust Fund pursuant to the Pooling and Servicing Agreement for the benefit of Certificateholders.


                          THE TRANSFEROR AND SERVICER

General

          FIRSTPLUS  FINANCIAL,   INC.  ("FFI"),  a  Texas  corporation,   was
organized in 1986. FFI, in its capacity as Transferor, will transfer the Mortgage Loans to the Seller. FFI, in its capacity as Servicer, also will service the Mortgage Loans under the Pooling and Servicing Agreement. FFI is a wholly-owned subsidiary of FP and is primarily engaged in the business of originating, purchasing, underwriting, selling and/or servicing loans including property improvement, debt consolidation and other consumer loans.
As  of  [       ]  the  Transferor  employed  [         ]  persons,  including
[         ]  persons  who  work  in  loan  servicing.  As of  [         ]  FFI
administered  and  serviced  approximately  $[         ]  billion in principal
balance of property improvement, debt consolidation and other consumer loans (including loans subserviced by others).

          FP is a publicly held, New York Stock Exchange listed company that completed an [Initial] public offering of its common stock in March 1996 and an additional public offering of its common stock in January 1997. As of [ ] the FP Consolidated Financial Statements, as unaudited, which included FP and
its principal  subsidiary,  FFI, set forth total assets of  $[        ]  total
liabilities of $[       ] and total  stockholders'  equity of $[        ]  and
for the three months ended [         ] set forth net income of $[        ]. As
of [        ],  the FP Consolidated  Financial Statements,  as audited,  which
included FP and FFI, set forth total assets of $[        ],  total liabilities
of $[         ] and total  stockholders'  equity of $[         ],  and for the
fiscal year ended [       ] set forth net income of $[          ].  Any credit
or other problems associated with the large number of loans originated in the recent past will not become apparent until sometime in the future. Consequently, historical results of operations of FP and its affiliates may be of limited relevance to an investor seeking to predict the future financial condition of FP and its affiliates. See "Risk Factors -- Limitations on Liquidity of Transferor and Servicer" herein.

        FFI, as the Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. See "-- Servicing Experience" below and "Description of the Transfer and Servicing Agreements -- Servicing" herein.

Underwriting Criteria

        The Transferor will represent in the Pooling and Servicing Agreement that a substantial majority of the Mortgage Loans underwritten by it will have been underwritten pursuant to the Transferor's underwriting requirements. Generally, the underwriting standards of the Transferor place a greater emphasis on the creditworthiness of the borrower than on the value of the underlying collateral in evaluating the likelihood that a borrower will be able to repay a Conventional Loan.

        In many cases, Mortgage Loans will have been made to borrowers that typically have limited access to mortgage financing for a variety of reasons, such as high ratios of debt-to-income, unfavorable credit experience, insufficient home equity value, relatively low income or a limited credit history. Each Mortgage Loan is subject to various risks, including, without limitation, the risk that the related borrower will not be able to make payments of interest and principal on the loan and that the realizable value of the related Mortgaged Property will be insufficient to repay the outstanding interest and principal owed on such loan. The Transferor uses its own credit evaluation criteria to classify the loans by risk class. These criteria include, as a significant component, the credit score (the "Credit Score") derived on the basis of a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which are based on information obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and can range from a low of 250 to a high of 950. A borrower with a Credit Score of 720 or higher would be assigned the highest classification for credit quality by the Transferor. Additional criteria include the borrower's debt-to-income ratio, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure, repossessions and the state in which the mortgaged property is located. The Transferor believes that the most important credit characteristics are the borrower's
Credit Score and debt-to-income ratio. The range of the Credit Scores and debt-to-income ratios of the borrowers under the Mortgage Loans is set forth under "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans" herein.

        The Transferor requires a full appraisal of a Mortgaged Property only for Mortgage Loans in excess of $75,000. For loans between $35,000 and $75,000, a drive-by appraisal, broker's price opinion, statistical appraisal or comparable estimation of value is obtained, and for loans of $35,000 or less the Transferor relies on the property value stated by the borrower in the loan application.

        The Transferor's underwriting guidelines provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. The borrower's income is generally verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. A borrower must generally demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. Notwithstanding the foregoing, the Transferor offers a "no income verification" program to certain borrowers that have Credit Scores in excess of 680 and that satisfy a minimum disposable income requirement. Under the no income verification program, the borrower's employment, but not income, is verified.

        The Transferor's underwriting requirements for certain types of Mortgage Loans may change from time to time, which in certain instances may result in more stringent and in other instances less stringent underwriting requirements. Depending upon the date on which the Mortgage Loans were originated or purchased by the Transferor, Mortgage Loans included in the Mortgage Loan Pool may have been originated or purchased by the Transferor under different underwriting standards, and accordingly, some Mortgage Loans included in the Mortgage Loan Pool may be of a different credit quality and have different characteristics than other Mortgage Loans. Furthermore, to the extent that certain Mortgage Loans were originated or purchased by the Transferor under less stringent underwriting standards, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than Mortgage Loans originated or purchased under more stringent underwriting standards.

Repurchase or Substitution of Mortgage Loans

        The Transferor will have the option after the Closing Date to repurchase any Mortgage Loan incident to foreclosure, default or imminent default thereof. The Transferor will also be obligated either to repurchase any Defective Mortgage Loan or to remove such Defective Mortgage Loan and substitute a Qualified Substitute Mortgage Loan (as defined below). The repurchase of any Mortgage Loan (rather than the replacement thereof through substitution) will result in accelerated principal payments on the
Certificates. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets" in the Prospectus.

        The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Mortgage Loan, or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Mortgage Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Mortgage Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Mortgage Loan to and including the Due Date in the most recent Due Period computed at the applicable Mortgage Loan Rate. In lieu of repurchasing a Defective Mortgage Loan, the Transferor may replace such Defective Mortgage Loan with one or more Qualified Substitute Mortgage Loans. If the aggregate outstanding principal balance of the Qualified Substitute Mortgage Loan(s) is less than the outstanding principal balance of the Defective Mortgage Loan(s), the Transferor will also remit for payment to Certificateholders an amount (a "Substitution Adjustment") equal to such shortfall, which will result in a prepayment of principal on the Securities for the amount of such shortfall. As used herein, a "Qualified Substitute Mortgage Loan" is a Mortgage Loan that (i) has an interest rate that differs from the Mortgage Loan Rate for the Defective Mortgage Loan it replaces (each, a "Deleted Mortgage Loan") by no more than one percentage point, (ii) matures not more than one year later than and not more than one year earlier than that of the Deleted Mortgage Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date, (iv) has a lien priority no lower than the Deleted Mortgage Loan, (v) complies as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement with respect to the Mortgage Loans, and (vi) has a borrower with a comparable credit grade classification to that of the borrower under the Deleted Mortgage Loan; provided, that with respect to a substitution of multiple loans, items (i), (ii), (iii) and (vi) above may be considered on an aggregate or weighted average basis.

        No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Mortgage Loans or substituting Qualified Substitute Mortgage Loans for Defective Mortgage Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Mortgage Loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Mortgage Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Mortgage Loan. If the Servicer is unable to collect all amounts due to the Trust in respect of such Defective Mortgage Loan, the resulting loss will be borne by Certificateholders to the extent that such loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors -- Inadequacy of Credit Enhancement" and "-- Limitations on Repurchase or Replacement of Defective Mortgage Loans by Transferor" herein.

Servicing Experience

          Since January 1995, the Servicer has substantially increased the volume of conventional Mortgage Loans that it has originated, purchased, sold and/or serviced. The Servicer has limited historical data with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of the Conventional Loans included in its portfolio of loans. See "Prepayment and Yield Considerations" herein. Accordingly, the delinquency experience and loan default and loss experience set forth below and in the Prospectus may not be indicative of the performance of the Mortgage Loans included in the Mortgage Loan Pool. See "The Servicer and the Transferor" in the Prospectus for delinquency and loss experience with respect to the loans
serviced  by  FFI  through   [        ]  and  certain  factors  affecting  the
delinquency and loss experience of FFI.

                      Delinquency and Default Experience

                                                     As of
                                    ------------------------------------------
                                                                     September
Delinquency Data                                                      30, 1998
Delinquencies in Serviced Loan
Portfolio(1):
  31-60 days..................
  61-90 days..................
  91 days and over............
       Total..................
Serviced Loan Portfolio
(dollars in thousands)........



                                          Three Months Ended
                                    ------------------------------------------
                                                                     September
      Default Data                                                   30, 1998
      ------------
Defaults as a percentage
of the average Serviced
Loan Portfolio(2)........                                              [   ]%

-------------------

(1) Delinquencies (as a percentage of the total serviced loan portfolio balance) typically increase in November and December of each calendar year.


(2) The average Serviced Loan Portfolio is calculated by adding the beginning and ending balances for the period presented and dividing the sum by two.



        Because FFI calculates its delinquency and default rates by dividing the dollar amount of delinquent or defaulted loans in its servicing portfolio on any date by the total dollar amount of the servicing portfolio on such date, the addition of more recently originated loans with shorter payment histories has the effect of reducing the overall rates of delinquency and default.

        Because delinquencies and losses may occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current servicing portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency and foreclosure experience with respect to the Mortgage Loans will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets" in the Prospectus.

        A substantial portion of the Servicer's entire loan servicing portfolio consists of loans securitized by the Servicer in its capacity as the Transferor and sold to various trusts in connection with several prior series of asset backed securities issued and sold through public offerings and private placements. The applicable pooling and servicing agreement or Sale and Servicing Agreement for each of such trusts provides that the trustee of the related trust may terminate the Servicer's servicing rights if the related loan delinquency or loss experience exceeds certain standards. As of May 31, 1998, no servicing rights have been terminated under the related agreements. However, there can be no assurance that the loan delinquency and loss experience for any of these trusts will not exceed the applicable standard in the future, and if such standard is exceeded that the servicing rights of the Servicer will not be terminated with respect to such trusts.

        Year 2000 Compliance

        The Year 2000 issue arises as a result of many computer programs using two digits to define a year; many computer programs with time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Such an occurrence could result in a major computer system failure or miscalculation as we enter the new millenium. The Servicer has made and will continue to make investments to identify, modify or replace any computer systems that are not Year 2000 compliant and to address other related issues associated with the change of the millenium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer, any other service providers or the Trustee are not fully Year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage
 Loans could materially and adversely affect the holders of the Certificates.


                      [DESCRIPTION OF CREDIT ENHANCEMENT

          Credit enhancement with respect to the Certificates will be provided by (a) the subordination of (i) the [Class R] Certificate to the Certificates,
and  (ii)  the  [       ]  Certificates,   respectively,   to  each  Class  of
Certificates  having a higher payment priority,  to the extent described below under "-- Subordination and Allocation of Losses" and (b) the overcollateralization feature described below under "-- Overcollateralization."

Subordination and Allocation of Losses

          On each Distribution Date, payments of interest on the Certificates will be made first to the Senior Certificates, second to the Class [ ] Certificates, third to the Class [ ] Certificates and fourth to the Class [ ] Certificates, such that no interest will be paid on the Class [ ] Certificates until all required interest payments have been made on the Senior Certificates, no interest will be paid on the Class [ ] Certificates until all required interest payments have been made on the Senior Certificates and the Class [ ] Certificates, and no interest will be paid on the Class [ ] Certificates until all required interest payments have been made on the Senior Certificates, the Class [ ] Certificates and the Class [ ] Certificates. [After all required payments of interest have been made on the Certificates on each Distribution Date, distributions of interest will be made to the [Class R] Certificate. On each Distribution Date, payments of principal of the Certificates will be made first to the Senior Certificates, in order of numerical Class designation, such that no principal will be paid in respect of any Class of Senior Certificates until the principal balance of each Class of Senior Certificates having a prior numerical Class designation has been reduced to zero, and second to the Class [ ] Certificate, in that order, as described herein. After the Class Principal Balance of each Class of Certificates and the Class R Certificate has been reduced to zero, distributions will be made on each Distribution Date to the Residual Certificate in respect of the Excess Component thereof, as described herein.]

          The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Certificates and to afford such holders protection against losses on the Mortgage Loans, with the greatest protection being provided to the Senior
Certificates,   less   protection   being  provided  to  the  Class  [       ]
Certificates,  even less  protection  being  provided  to the  Class  [      ]
Certificates,  and the least  protection being provided to the Class [       ]
Certificates. See "Risk Factors -- Inadequacy of Credit Enhancement" herein.

        [On each Distribution Date after the [Initial] Undercollateralization Amount has been reduced to zero, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Securities (after giving effect to all payments on such Distribution
Date) over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period, net of investment income. On each Distribution Date prior to the Distribution Date on which the [Initial] Undercollateralization Amount is reduced to zero, the Allocable Loss Amount will be zero.]

          [On each Distribution Date, any Allocable Loss Amount for such date will be applied in reduction of the Class Principal Balance of the [ ] Class until the Class Principal Balance thereof has each been reduced to zero, and then will be applied first in reduction of the Class Principal Balance of the Class [ ] Certificates, second in reduction of the Class Principal Balance of the Class [ ] Certificates and third in reduction of the Class Principal Balance of the Class [ ] Certificates, until the Class Principal Balances thereof have each been reduced to zero. Allocable Loss Amounts will not be applied to the Senior Certificates.]

[Overcollateralization

          On  the  Closing  Date  the  aggregate   principal  balance  of  the
Certificates is expected to exceed the Assumed Pool Principal Balance by approximately $[ ]. A limited acceleration of the principal amortization of the Certificates relative to the principal amortization of the Mortgage Loans has been designed, first, to eliminate such undercollateralization, and then to increase the Overcollateralization Amount over time by making additional payments of principal to the Certificateholders from Excess Spread, until the Overcollateralization Amount is equal to the Required Overcollateralization Amount.

        If on any Distribution Date an Overcollateralization Shortfall (as defined herein) exists, Excess Spread, if any, with respect to such Distribution Date will be applied to make additional payments of principal of the Certificates in the order of priority set forth under "Description of the Certificates -- Payments" herein. Such payments of Excess Spread are intended, first, to eliminate the 1% undercollateralization that will exist on the Closing Date, and then to accelerate the amortization of the principal balances of the Certificates relative to the amortization of the Mortgage Loans, thereby increasing the Overcollateralization Amount. On any Distribution Date on which the Overcollateralization Shortfall is equal to zero, all or a portion of the Excess Spread may be distributed to the Excess Component of the [Class R Certificate] rather than as principal to the Certificateholders, until such time as the Overcollateralization Shortfall is greater than zero (due, for example, to a reduction in the Overcollateralization Amount as a result of loan losses or delinquencies, or to an increase in the Required Overcollateralization Amount as a result of the failure to satisfy certain delinquency criteria as described herein).

          On the Overcollateralization Stepdown Date, the holder of the Class [ ] Certificates will be entitled to distributions of all or a portion of the Regular Principal Payment Amount that would otherwise be paid to the [Regular] Certificateholders. Such amount, the "Overcollateralization Reduction Amount," will equal the lesser of (x) the Overcollateralization Surplus (as defined herein) for such Distribution Date (after giving effect to all other payments on such Distribution Date), and (y) the Regular Principal Payment Amount (as determined without deducting the Overcollateralization Reduction Amount therefrom) on such Distribution Date. Prior to the occurrence of the Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount will equal zero.

        While the payment of Excess Spread to the Certificateholders and to the holder of the [Class R] Certificate, and the distribution of any Overcollateralization Reduction Amount to the [Class R] Certificate as described above, has been designed to produce and maintain a particular level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In such a case, the Class Principal Balances (or Component Principal Balances) of the Securities would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.]


                        DESCRIPTION OF THE CERTIFICATES

General

        The Certificates will be secured by the assets of the Trust Fund pursuant to the Pooling and Servicing Agreement.

        On each Distribution Date, the Trustee or its designee will pay to the persons in whose names the Securities are registered on the last day of the month immediately preceding the month of the related Distribution Date (the "Record Date") the portion of the aggregate payment to be made to each Certificateholder as described below. Payments on the Certificates will be made to Beneficial Owners only through DTC, Cedel or Euroclear and their respective Participants (except under certain limited circumstances). See "Certain Information Regarding the Securities -- Book Entry Registration" in the Prospectus.

        Beneficial ownership interests in each Class of Certificates will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Payments

        For the definitions of certain of the defined terms used in the following subsection, see "-- Related Definitions" below.

        Available Collection Amount. Payments on the Certificates on each Distribution Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the third Business Day prior to each Distribution Date (each such day, a "Determination Date"). With respect to each Distribution Date, the "Available Collection Amount" is the sum of (i) all amounts received in respect of the Mortgage Loans or paid by the Servicer, the Transferor or the Depositor (exclusive of amounts not required to be deposited in the Collection Account) during the related Due Period (and, in the case of amounts required to be paid by the Transferor in connection with the purchase or substitution of a Defective Mortgage Loan, deposited in the Collection Account on or before the related Determination
Date), as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, [(ii) in the case of the first Distribution Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period,] (iii) with respect to the final Distribution Date, or an early redemption or termination of the Securities by the Seller, the Termination Price, and (iv) any income or gain from investment of funds in the Collection Account [and the Pre-Funding Account].

          Payments of Interest. Interest on the Class Principal Balance of each Class of Certificates will accrue during each Accrual Period at the applicable Interest Rate set forth or described on the cover hereof and will be payable to Certificateholders on each Distribution Date, commencing in [ ]. The Interest Rate applicable to each Class of Certificates will be increased by [ ]% with respect to each Distribution Date occurring after the [Initial] Call Date. See "-- Optional Termination" herein. The "Accrual Period" for each Class of Certificates will be [the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the period from the Closing Date through the end of [ ])]. [Interest on the Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.]

        ["LIBOR" for each Accrual Period (other than the initial Accrual Period) will be the rate for United States dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day before the first day of such Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding
Accrual Period. LIBOR for the initial Accrual Period will be [     ]%.]

        The "Net Weighted Average Rate" with respect to any Accrual Period will be the per annum rate equal to the weighted average (by principal balance) of the Mortgage Loan Rates as of the first day of the related Due Period, as reduced by the Servicing Fee Rate.

        Payments  of  interest  on the  Certificates  will  be made  from  the
Available Collection Amount remaining after payment of the Servicing Compensation and after deduction, in the case of the first Due Period, of certain interest collections as described herein (the "Available Funds"). Under certain circumstances the amount available to make interest payments on any Distribution Date could be less than the amount of interest payable on all of the Certificates on such date. Such an interest shortfall could occur, for example, if delinquencies or losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such interest deficiency with respect to the Senior Certificates will be allocated among such Certificates pro rata in accordance with the amount of interest otherwise payable on each such Note. Any such interest deficiency with respect to any Class of Certificates will be paid to holders of each affected Class of Securities on subsequent Distribution Dates to the extent that sufficient funds are available therefor. The Issuer will remain obligated to pay interest deficiencies on the Certificates, which are carried forward until such deficiencies have been paid. See "-- Rights of Certificateholders Upon Occurrence of Event of Default" herein.

        Payments of Principal. Principal payments will be made to the Certificateholders on each Distribution Date in an amount generally equal to the sum of (a) the Regular Principal Payment Amount and (b) any Excess Spread for such Distribution Date paid to Certificateholders in respect of principal, as described below. [In addition, on the Distribution Date following the Due Period on which the Funding Period ends, any amount remaining in the Pre-Funding Account (net of investment income) will be paid to Certificateholders as principal as described under "Description of the Transfer and Servicing Agreements--Pre-Funding Account" herein.] Principal payments on the Certificates will be made from the Available Funds remaining after the payment of the Certificateholders' Interest Payable Amount and the Certificateholder's Interest Distributable Amount.

Payment Priorities

        (A) On each Distribution Date, the Regular Payment Amount will be applied in the following order of priority:

                                    [To be provided as applicable]

        (B) On each Distribution Date, the Excess Spread, if any, will be applied in the following order of priority (in each case after giving effect to all payments specified in paragraph (A) above):

                                    [To be provided as applicable]

Related Definitions

                                    [To be provided as applicable]

[Application of Allocable Loss Amounts

          Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amount will be applied on each Distribution Date in reduction of the Residual Certificate and the Class Principal Balances of the Class [ ] Certificates, in that order, until the Class Principal Balance of each such Class has been reduced to zero. The Class Principal Balances of the Senior Certificates will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of a Class of Subordinate Certificates by application of the Allocable Loss Amount will entitle such Class to reimbursement in an amount equal to the applicable Deferred Amount, in accordance with the payment priorities specified herein. Payment of Deferred Amounts will not reduce the Class Principal Balance of the applicable Class.

Payment of Deferred Amounts

        Any Deferred Amounts payable to the holders of the Subordinate Certificates as specified under "-- Payment Priorities" above will be paid to the holder of record of the related Certificates as of the applicable Record Date, or, in the case of Certificates that have been redeemed or retired, to the last holder of record, without regard to when the losses for which such reimbursement is being paid actually occurred. Amounts attributable to accrued and unpaid interest in respect of such Deferred Amounts will be paid prior to amounts attributable to principal.

[Optional Termination

          The [Depositor] may, at its option, effect an early termination of the Certificates on any Distribution Date on or after which the Pool Principal Balance declines to [ ]% or less of the Assumed Pool Principal Balance by purchasing the Mortgage Loans for the Termination Price (the first such Distribution Date, the "[Initial] Call Date"). All proceeds from any such sale of the Mortgage Loans will be paid first, to the Servicer for payment of outstanding Servicing Compensation, second, to the Servicer for payment of unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable, third, to the Certificateholders in an amount equal to the aggregate of the outstanding Class Principal Balances of the Certificates, plus all accrued and unpaid interest thereon at the applicable Interest Rates, and fourth, to the holder of the Class [R] Certificate.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

        The following summary describes certain terms of the Pooling and Servicing Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus.

Sale and Assignment of the Mortgage Loans

        On the Closing Date, the Transferor  will sell the [Initial]  Mortgage
Loans to the Depositor, and the Depositor will sell the [Initial] Mortgage Loans to the Trust Fund. The Trust Fund will, concurrently with such sale of the [Initial] Mortgage Loans and the deposit of funds in the Pre-Funding Account, deliver or cause to be delivered the Certificates to the Depositor. The Trust Fund will pledge and assign the [Initial] Mortgage Loans [and the Pre-Funding Account] to the Trustee in exchange for the Certificates. Each [Initial] Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule").

        [Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Depositor, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Mortgage Loans having characteristics that are generally similar to the characteristics of the [Initial] Mortgage Loans. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans" herein. In connection with each purchase of such Subsequent Mortgage Loans, the Trust Fund will be required to pay to the Depositor from the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Transferor will sell such Subsequent Mortgage Loans to the Depositor, and the Depositor in turn will sell such Subsequent Mortgage Loans to the Trust Fund. The Trust will pledge and assign such Subsequent Mortgage Loans to the Trustee.]

        In addition, the Depositor will, as to each Mortgage Loan, deliver to the Custodian the related Note endorsed to the order of the Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Trustee in recordable form, and any intervening assignments of the Mortgage (each, a "Trustee's Mortgage Loan File"). With respect to the Mortgage Loans secured by Mortgaged Properties located in certain states, the Transferor and the Depositor will not be required to record assignments of the Mortgages to the Trustee in the real property records of such states. See
"Risk Factors -- Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans -- Non-recordation of Assignments by the Transferor" herein. In such circumstances, the Transferor and the Depositor will deliver to the Custodian the assignments of the Mortgages in the name of the Trustee and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Trust, the Trustee and the Certificateholders. In all other circumstances, assignments of the Mortgages to the Trustee will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Trustee's interest in the Mortgage Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor and the Depositor will deliver such assignments to the Custodian after recordation. In the event that, with respect to any Mortgage Loan as to which recordation of the related assignment is required, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Pooling and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Trustee or the Custodian will review (or cause to be reviewed) each Trustee's Mortgage Loan File within 45 days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

[Pre-Funding Account

        On the Closing Date, the Pre-Funding Account Deposit will be deposited in an Eligible Account (the "Pre-Funding Account"), which account will be part of the Trust Fund and will be maintained as an Eligible Account with the Trustee, in its corporate trust department, for the purchase of Subsequent Mortgage Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any Mortgage Loans removed from or added to the Mortgage Loan Pool prior to the Closing Date, provided that any such increase or decrease will not exceed 5% of the [Initial] Pool Principal Balance. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to $[50,000] or less and the Transferor directs that the Funding Period end, (ii) the occurrence of an Event of Default under the Pooling and Servicing Agreement, and (iii) [ ], the amount on deposit in the Pre-Funding Account will be reduced in accordance with the provisions of the Pooling and Servicing Agreement by amounts used to purchase Subsequent Mortgage Loans. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement. See "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein.

        On the Distribution Date following the Due Period in which the Funding Period ends, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income) is greater than $[50,000], such amount will be applied to reduce on a pro rata basis the outstanding Class Principal Balances (and Component Principal Balance) of the Certificates. If such remaining amount is less than or equal to $[50,000], such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Certificates in reduction of the respective Class Principal Balances thereof.
See "Prepayment and Yield Considerations" herein.

        Amounts on deposit in the Pre-Funding Account will be invested in investments that have been approved by the Rating Agencies ("Permitted Investments") at the direction of the Transferor.]

Trust Fees and Expenses

        The Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "-- Servicing" below. The fees and expenses of the Trustee and Custodian will be paid by the Servicer.

Servicing

        In consideration for the performance of the loan servicing functions for the Mortgage Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to [ ]% per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the immediately preceding Due Period. See "Risk Factors -- Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans -- Dependence on Servicer for Servicing Mortgage Loans" herein. The Servicer may retain Subservicers to service certain of the Mortgage Loans. The Servicer will remain responsible for the servicing of any such Mortgage Loans and will pay the fees of any Subservicer out of its own funds. As of the Closing Date, none of the [Initial] Mortgage Loans will be serviced by a Subservicer. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, prepayment charges, late payment charges and any other servicing-related penalties and fees, together with any income or gain from investment of funds in the Collection Account (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

        In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Mortgage Loan. However, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from the Available Collection Amount after all prior payments, as described under "-- Collection Account and Certificate Distribution Account" below, or with respect to any Liquidated Mortgage Loan from the Liquidation Proceeds received therefrom.

Collection Account and Certificate Distribution Account

        The Servicer is required to use its best efforts to deposit in an Eligible Account (the "Collection Account"), within one Business Day, and in any event to deposit within two Business Days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Certificates and termination of the Residual Certificate. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Mortgage Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Pooling and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of Eligible Account in the Pooling and Servicing Agreement. Initially, the Collection Account will be maintained with the Trustee.

        Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Transferor. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to the Servicer on each Distribution Date as additional servicing compensation.

        Any Subservicer will also maintain a collection account for deposit of payments received with respect to the Mortgage Loans being serviced by such Subservicer. Such Subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account.

        The Servicer will establish and maintain with the Trustee an account, in the name of the Trustee on behalf of the Certificateholder, into which amounts released from the Collection Account [and the Pre-Funding Account] for distribution to the Certificateholder will be deposited and from which all distributions to the Certificateholder will be made (the "Certificate Distribution Account").

        On the Business Day prior to each Distribution Date, the Trustee will deposit into the Certificate Distribution Account the applicable portions of the Available Collection Amount by making appropriate withdrawals from the Collection Account [and the Pre-Funding Account], as applicable. On each Distribution Date, the Trustee will make withdrawals from the Certificate Distribution Account for application of the amounts specified below in the following order of priority:

        (i) to provide for the payment to the Servicer of the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods;

        (ii) to provide for reimbursement to the Servicer for any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed;

        (iii) to the extent of any amounts remaining from the Pre-Funding Account Deposit at the end of the Funding Period (net of investment income), to reduce the Class Principal Balances of each Class of Certificates as described herein; and

        (iv) to provide for payments to the Certificateholders of the amounts specified herein under "Description of the Certificates -- Payments."

The Trustee

        The Trustee and any of its affiliates may hold Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

        The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Trustee if either ceases to be eligible to continue as such under the Pooling and Servicing Agreement becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

        The Pooling and Servicing Agreement will provide that the Trustee will be entitled to indemnification by the Transferor and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Pooling and Servicing Agreement or Indenture, as the case may be).

Duties of the Trustee

        The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account, the Payment Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Pooling and Servicing Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Pooling and Servicing Agreement or Administration Agreement, which failure constitutes an Event of Default, unless the Trustee obtains actual knowledge of such failure.

        The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the holder of the Class R Certificate, unless such Certificateholder has offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Certificateholders and Trustee, the Certificateholder will not have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holder of the Interest Certificate has made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.


                      PREPAYMENT AND YIELD CONSIDERATIONS

        Except in the circumstances described herein, no principal payments will be made on any Class of Certificates until the Class Principal Balance of each Class of Certificates having a higher payment priority has been reduced to zero. See "Description of the Certificates -- Payments" herein. As the rate of payment of principal of the Securities depends primarily on the rate of payment (including prepayments) of the principal balance of the Mortgage Loans, final payment of any Class of Certificates could occur significantly earlier than the applicable Maturity Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Mortgage Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Mortgage Loans will be borne entirely by Certificateholders.

          The subordination of the Class R Certificate to the [Regular] Certificates and of each Class of Subordinate Certificates to each Class of Certificates having a higher payment priority will provide limited protection to Certificateholders against losses on the Mortgage Loans. The yields on the Class [ ] Certificates will be particularly sensitive to the loss experience of the Mortgage Loans and the timing of any such losses. If the actual rate and amount of losses experienced on the Mortgage Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Certificates--Optional Termination" herein) on such Subordinate Certificates may be lower than anticipated.

        Each Mortgage Loan is either a (i) "simple interest" or (ii) "actuarial method" loan. With respect to a Mortgage Loan that is a "simple interest" loan, if a payment is received more than one month after the previous payment, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Mortgage Loan having a longer weighted average life than would have been the case had each payment been made as scheduled. Conversely, if a payment on a Mortgage Loan is received less than one month after the previous payment, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Mortgage Loan having a shorter weighted average life than would have been the case had each payment been made as scheduled. See "The Mortgage Loan Pool -- Payments on the Mortgage Loans" herein.

          Other than with respect to the Class [ ] Certificates, the effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable Interest Rate, because the payment of interest accrued during the applicable Accrual Period will not be made until the Distribution Date occurring in the month following such Accrual Period. See "Description of the Certificates -- Payments" herein. This delay will result in funds being paid to such Certificateholders approximately 10 days after the end of the applicable Accrual Period, during which 10-day period no interest will accrue on such funds.

        The initial Accrual Period will consist of less than 30 days, as described herein.

          [The yield of the Class [ ] Certificates will be affected by the level of LIBOR from time to time, and will be subject to a maximum rate equal to the Net Weighted Average Rate. To the extent that Mortgage Loans bearing relatively high Mortgage Loan Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the maximum rate
applicable to the Class [    ] Certificates will be reduced.]

        The rate of principal payments on the Certificates, the aggregate amount of each interest payment on the Certificates and the yields of the Certificates will be directly affected by the rate and timing of principal reductions on the Mortgage Loans. Such principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any Distribution Date on or after the Distribution Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, the Seller may effect a redemption of the Certificates and prepayment of the Residual Certificate as described herein under "Description of the Certificates -- Optional Termination."

        The "weighted average life" of a Class of Certificates refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Certificates will be influenced by, among other factors, the rate at which principal reductions occur on the Mortgage Loans, the rate at which Excess Spread is paid to Certificateholders as described herein, and the extent to which any Overcollateralization Reduction Amount is distributed to the Class [R] Certificate as described herein. If substantial principal prepayments on the Mortgage Loans are received as a result of unscheduled payments, liquidations or repurchases, payments to Certificateholders due to such prepayments may significantly shorten the weighted average lives of the Certificates. If the Mortgage Loans experience delinquencies and defaults in the payment of principal, then Certificateholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the Certificates than would otherwise be the case. Interest shortfalls on the Mortgage Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the Certificates, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors -- Inadequacy of Credit Enhancement" herein.

        The rate and timing of principal payments on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (ii) such enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence. A majority of the [Initial] Mortgage Loans are subject to prepayment penalties during the first three years after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on such Mortgage Loans. The majority of the Mortgage Loans require that the Borrower pay a prepayment penalty of 80% of six months' interest on the portion of the amount prepaid that exceeds 20% of the original principal balance of such loan over any twelve month period at the applicable Mortgage Loan Rate should the Borrower prepay the loan within three years of the date of origination of such loan. The remaining [Initial] Mortgage Loans may be prepaid in full or in part at any time without penalty. To the extent that a majority of the Subsequent Mortgage Loans are not subject to prepayment penalties, the current report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Loan Pool will describe the status of prepayment penalties with respect to such final Mortgage Loan Pool.

        As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the Mortgage Loan Rates on the Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the Mortgage Loan Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans. The Depositor and the Transferor make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

        Payments of principal at a faster rate than anticipated will decrease the yield on Certificates purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Certificates purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

        The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average lives of the Certificates, and could cause a delay in the payment of principal to the holders of Certificates. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of Mortgage Loans. The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of Mortgage Loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "The Mortgage Loan Pool" herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

        Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans differ in material respects from the Mortgage Loans and such data may not be reflective of conditions applicable to the Mortgage Loans. No significant historical prepayment data is generally available with respect to the types of Mortgage Loans included in the Mortgage Loan Pool or similar types of loans, and there can be no assurance that the Mortgage Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Mortgage Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. [One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first-lien mortgage loan.] A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Mortgage Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Mortgage Loans, and a lower prepayment rate may result for the Mortgage Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Mortgage Loans may result in faster rates of prepayment of the Mortgage Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Mortgage Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

[Subordination

          As described under "Description of the Certificates -- Payments -- Payment Priorities" herein, on each Distribution Date, the holders of any Class of Certificates having a higher payment priority will have a preferential right to receive amounts of interest and principal, respectively, due to them on such Distribution Date before any payments of interest or principal, respectively, are made on any Class of Certificates subordinate to such Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [ ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and holders of such Certificates could incur a loss on their investments.

          As more fully described herein, Allocable Loss Amounts will be allocated to the Residual Certificate in respect of the [ ] Component thereof until the Component Principal Balance thereof has been reduced to zero, then] to the Class [ ] Certificates, in that order, until the Class Principal Balances thereof have been reduced to zero. Any Deferred Amounts will be paid first to the Class [ ] Certificates, second to the Class [ ] Certificates, third to the Class [ ] Certificates and fourth to the
[     ] Component.

Overcollateralization

        On any Distribution Date on which the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount (such amount, an Overcollateralization Surplus, as defined herein), certain amounts otherwise payable as principal to Certificateholders will instead be paid first to the Subordinate Certificates in payment of Deferred Amounts, and thereafter to the [Class R Certificate], thereby slowing the rate of principal amortization of the Certificates, until the Overcollateralization Amount is reduced to the Required Overcollateralization Amount. As described herein, the yields on Certificates purchased at a premium or discount will be affected by the extent to which any Excess Spread is so applied, or is distributed to the[Class R Certificate], in lieu of payment to Certificateholders. If such Excess Spread distributions to the [Class R Certificate] occur sooner than anticipated by an investor who purchases Certificates at a discount, the actual yield to such investor may be lower than anticipated. If such Excess Spread distributions to the [Class R Certificate] occur later than anticipated by an investor who purchases Certificates at a premium, the actual yield to such investor may be lower than anticipated.

        The amount of Excess  Spread,  if any,  distributable  to the [Class R
Certificate] in reduction of the Overcollateralization Amount on any Distribution Date will be affected by the default and delinquency experience and principal amortization of the Mortgage Loans. High rates of delinquencies on the Mortgage Loans during any Due Period may cause the amount of interest received on the Mortgage Loans during such Due Period to be less than the amount of interest payable on the Certificates on the related Distribution Date. In such event, the principal balances of the Certificates would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

Reinvestment Risk

        During periods of falling interest rates, Certificateholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Certificates. Conversely, during periods of rising interest rates, Certificateholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the Certificates.

Weighted Average Lives

        The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average lives of the Certificates under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Transferor or the Depositor), [the rate at which Excess Spread is paid to Certificateholders as described herein, the extent to which any amounts remaining in the Pre-Funding Account at the expiration of the Funding Period are paid to Certificateholders as described herein, the extent to which any amounts in the Pre-Funding Account at the expiration of the Funding Period are paid to Certificateholders as described herein,] and the extent to which any Overcollateralization Reduction Amount is distributed to the Excess Component of the Residual Certificate as described herein.

          Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately [ ]% (expressed as a percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each month thereafter during the life of the loans, a CPR of 15% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment
Assumption (i.e., no prepayments), 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans. Neither the Transferor nor the Depositor makes any representations about the appropriateness of the Prepayment Assumption or the CPR model.

          Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made.

          (i) all scheduled principal payments on the Mortgage Loans are timely received on the first day of a Due Period, commencing on [ ], [no] delinquencies or losses occur on the Mortgage Loans and all Mortgage Loans have a first Distribution Date that occurs thirty (30) days after the origination thereof;

        (ii) the scheduled payments on the Mortgage Loans have been calculated on the basis of the outstanding principal balance (prior to giving effect to prepayments), the Mortgage Loan Rate and the remaining term to stated maturity such that the Mortgage Loans will fully amortize by their remaining term to stated maturity;

        (iii) all scheduled payments of interest and principal in respect of the Mortgage Loans have been made through the applicable Cut-Off Date;

        (iv)    the   Mortgage   Loans  prepay   monthly  at  the   specified
percentages of the Prepayment Assumption, and all prepayments of Mortgage Loans include 30 days of interest thereon;

        (v)     the Closing Date for the Certificates is [         ];

        (vi)    cash payments are received by the  Certificateholders  on the
10th day of each month, commencing in [          ];

        (vii) the Required Overcollateralization Amount will initially equal $[ ] and will be reduced in accordance with the terms of the Pooling and Servicing Agreement;

        (viii) the Interest Rate for each Class of Certificates is as set forth or described on the cover page hereof;

        (ix) the Servicing Fee is deducted from the interest collections in respect of the Mortgage Loans;

        (x) [all of the Pre-Funding Account Deposit is used to acquire Subsequent Mortgage Loans in accordance with the schedule set forth below, and prior to that date, the Pre-Funding Account Deposit accrues interest at
approximately [      ]% per annum;]

        (xi) [no reinvestment income from any Trust account other than the Pre-Funding Account is available for payment to Certificateholders;]

        (xii)   [the Interest Rate on the Class [       ]  Certificates  will
remain constant at [      ]% per annum; and

        (xiii) the Mortgage Loan Pool consists of Mortgage Loans having the following characteristics.



                                                                         Original         Assumed
                                         Net Mortgage  Remaining Term     Term of       Delivery of
 Mortgage    Principal  Mortgage Loan   Loan Interest    to maturity    Amortization      Mortgage
Loan Number   Balance   Interest Rate        Rate        (in months)     (in months)       Loans
-----------  ---------  -------------   -------------  ---------------  ------------    -----------
1            $                 %                %
2                              %                %
3                              %                %
4                              %                %
5                              %                %
6                              %                %
7                              %                %
8                              %                %
9                              %                %
10                             %                %



The tables on the  following  pages  indicate the  percentage  of the Original
Class Principal Balance of each Class of Certificates that would be outstanding at each of the dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Certificates. These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

The weighted average life of a Class of Certificates is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.



          PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF THE
                           PREPAYMENT ASSUMPTION(1)

                                         Class [ ]                                 Class [ ]
                         ----------------------------------------    ---------------------------------------------
Distribution Date         0%     %      %       %      %      %        0%       %      %      %      %        %
------------------       ----- ------ ------  ------ ------ ------    ------  ------ ------ ------ ------   ------

Initial Balance......     100   100    100     100    100    100       100     100    100    100    100      100


























Weighted
Average Life
  Without
  Optional
  Termination....
  With
Optional
  Termination....
----------

(1) The percentages in this table have been rounded to the nearest whole number.

* Based on the assumption that the Seller does not exercise its option to repurchase the Mortgage Loans as described under "Description of the Certificates--Optional Termination" herein.


The paydown scenarios for the Certificates set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Mortgage Loans and the Certificates, or that the actual weighted average lives of the Certificates will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Mortgage Loans will prepay at a constant rate or that all of the Mortgage Loans will prepay at the same rate. Moreover, the Mortgage Loans actually included in the Mortgage Loan Pool, the payment experience of such Mortgage Loans and certain other factors affecting the payments on the Certificates will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Mortgage Loans will differ in many respects from such Modeling Assumptions. See "The Mortgage Loan Pool" herein. To the extent that the Mortgage Loans actually included in the Mortgage Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Certificates are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

          [Discussion of REMIC/FASIT tax consequences to be provided as applicable]

          The Certificates may be treated as having been issued with original issue discount. As a result, holders of Certificates may be required to recognize income with respect to the Certificates in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption.


Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Certificates holding Certificates through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificateholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or an agent thereof.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Certificateholder or, in the case of a Form 1001 or a Form 4224 filer, an agent thereof, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to Certificateholders who are not U.S. Persons. We recommend investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of Certificates.

                             ERISA CONSIDERATIONS

        Except as described below, the Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Certificates under ERISA, See "ERISA Considerations" in the Prospectus.

        The Certificates may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Trustee, the Trustee or any of their affiliates
(a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                 UNDERWRITING

        Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Certificates set forth opposite its name in the tables below:


                                        Principal Amount of
                           -------------------------------------------------
        Underwriter        Class [  ]   Class [  ]   Class [  ]   Class [  ]





   Total.................   $           $            $            $
                                         ==========


        The Depositor has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession set forth below for each Class. The Underwriters may allow, and such dealers may reallow, a concession not in excess of that set forth below for each Class. After the [Initial] public offering of the Certificates, the public offering price and such concessions and reallowances may be changed.


                      Class    Class    Class    Class    Class    Class
                       [  ]     [  ]     [  ]     [  ]     [  ]     [  ]
  Concessions......
  Reallowances.....


        Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

        If the Underwriters create a short position in the Certificates in connection with the offering, i.e., if they sell more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The Underwriters expect to make a secondary market in the Certificates, but have no obligation to do so. There can be no assurance that any such secondary market will develop or, if it does develop, that it will continue.

        In addition to the purchase of the Certificates pursuant to the Underwriting Agreement, the Underwriters and their affiliates have several business relationships with the Transferor and Servicer and its affiliates, including its parent, FP. Affiliates of the Underwriters provide warehouse financing and repurchase arrangements to the Transferor for its consumer and mortgage loans, including property improvement, debt consolidation and combination loans. See "Use of Proceeds" herein. In addition, affiliates of certain Underwriters may provide other term financing arrangements to the Transferor for the Class R Certificate, or an interest therein, retained by it, and other residual interest securities retained by it that were issued in connection with one of the prior series of asset backed securities involving the Transferor. Certain of the Underwriters, or affiliates of such Underwriters, also render certain services to FP in connection with the public offering of FP's debt and equity securities from time to time.


                           LEGAL INVESTMENT MATTERS

        [The Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.]

        There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. We recommend investors to consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                                    RATINGS

          It is a condition to the issuance of the Certificates  that (i) each
of   the   [Senior]   Certificates   be   rated   "[       ]"   by   each   of
[                                   ].

        The ratings on the Certificates address the likelihood of the receipt by Certificateholders of all payments on the Mortgage Loans to which they are entitled. The ratings on the Certificates also address the structural, legal and issuer-related aspects associated with the Certificates, including the nature of the Mortgage Loans. In general, the ratings on the Certificates address credit risk and not prepayment risk. The ratings on the Certificates do not represent any assessment of the likelihood that principal prepayments of the Mortgage Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the [Initial] ratings assigned to the Certificates do not address the possibility that Certificateholders might suffer a lower than anticipated yield in the event of principal payments on the Certificates resulting from [funds remaining in the Pre-Funding Account at the end of the Funding Period or] rapid prepayments of the Mortgage Loans, or in the event that the Trust is terminated prior to the applicable Maturity Dates of the Certificates.

        The Depositor has not solicited ratings on the Certificates from any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Certificates.


                                LEGAL OPINIONS

          In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Certificates will be passed upon for the Depositor, the Transferor and the Servicer by Brown & Wood LLP, Washington, D.C., and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Brown & Wood LLP will also pass on certain federal income tax and other legal matters for the Trust.

                                        INDEX OF TERMS

                                                                          Page
                       Accrual Period................................     S-
                       Administration Agreement......................     S-
                       Affiliated Special Servicer...................     S-
                       Allocable Loss Amount.........................     S-
                       Assumed  Pool  Principal Balance..............     S-
                       Available Collection Amount...................     S-
                       Available Funds...............................     S-
                       Bankruptcy Code...............................     S-
                       Bankruptcy Commission.........................     S-
                       Business Day..................................     S-
                       Certificate Distribution Account..............     S-
                       Class Principal Balance.......................     S-
                       Certificate Account...........................     S-
                       Certificate Owner.............................     S-
                       Certificateholder.............................     S-
                       Certificateholder's Interest Carry-Forward
                          Amount.....................................     S-
                       Certificateholder's Interest Distributable
                          Amount.....................................     S-
                       Certificateholders' Monthly Interest
                          Distributable Amount.......................     S-
                       Certificates..................................
                       Class Principal Balance.......................     S-
                       Code..........................................     S-
                       Collection Account............................     S-
                       Commission....................................     S-
                       Component.....................................     S-
                       Conventional Loans............................
                       CPR...........................................     S-
                       Credit Score..................................     S-
                       Custodian.....................................     S-
                       Cut-Off Date..................................     S-
                       Cut-Off Date Principal Balance................     S-
                       DCR...........................................     S-
                       Defective Mortgage Loan.......................     S-
                       Deferred Amount...............................     S-
                       Definitive Certificates.......................     S-
                       Deleted Mortgage Loan.........................     S-
                       Depositor.....................................
                       Determination Date............................     S-
                       Distribution Date.............................     S-
                       DTC...........................................     S-
                       Due Period....................................     S-
                       ERISA.........................................     S-
                       Excess Spread.................................     S-
                       FFI...........................................     S-
                       Fitch.........................................     S-
                       FP ...........................................     S-
                       Funding Period................................     S-
                       Highest Priority Class........................     S-
                       Indenture.....................................     Cover
                       Trustee.......................................     S-
                       Trustee's Mortgage Loan File..................     S-
                       [Initial] Call Date...........................     S-
                       [Initial] Mortgage Loans......................     S-
                       [Initial] Pool Principal Balance..............     S-
                       [Initial] Undercollateralization Amount.......     S-
                       Insurance Proceeds............................     S-
                       Interest Payment Amount.......................     S-
                       Interest Rate.................................     S-
                       Issuer........................................     S-
                       LIBOR.........................................     S-
                       LIBOR Business Day............................     S-
                       Liquidated Mortgage Loan......................     S-
                       Maturity Date.................................     S-
                       Modeling Assumptions..........................     S-
                       Mortgaged Properties..........................     S-
                       Mortgage Loan Pool                                 S-
                       Mortgage Loan Rate                                 S-
                       Mortgage Loan Schedule                             S-
                       Mortgage Loans                                     S-
                       Mortgages.....................................     S-
                       Net Delinquency Calculation Amount............     S-
                       Net Liquidation Proceeds......................     S-
                       Net Weighted Average Rate.....................     S-
                       Non-Priority Class............................     S-
                       Offered Certificates..........................     Cover
                       Original Class Principal Balance..............     S-
                       Original Component Principal Balance..........     S-
                       Original Component Notional Balance...........     S-
                       Overcollateralization Amount..................     S-
                       Overcollateralization Reduction Amount........     S-
                       Overcollateralization Shortfall...............     S-
                       Overcollateralization Stepdown Date...........     S-
                       Overcollateralization Surplus.................     S-
                       Permitted Investments.........................     S-
                       Plan..........................................     S-
                       Pool Principal Balance........................     S-
                       Pre-Funding Account...........................     S-
                       Pre-Funding Account Deposit...................     S-
                       Prepayment Assumption.........................     S-
                       Principal Balance.............................     S-
                       Purchase Price................................     S-
                       Qualified Substitute Mortgage Loan............     S-
                       Rating Agencies...............................     S-
                       Record Date...................................     S-
                       Reference Bank Rate...........................     S-
                       Reference Banks...............................     S-
                       Registration Statement........................     S-
                       Regular Payment Amount........................     S-
                       Regular Principal Payment Amount..............     S-
                       Released Mortgaged Property Proceeds..........     S-
                       Required Overcollateralization Amount.........     S-
                       Residual Certificate..........................     Cover
                       Rolling Six-Month Delinquency Average.........     S-
                       Pooling and Servicing Agreement...............     S-
                       Securities....................................     Cover
                       Certificateholders............................     S-
                       Seller........................................     S-
                       Senior Certificates...........................     S-
                       Senior Optimal Principal Balance..............     S-
                       Servicer......................................     S-
                       Servicing Advance.............................     S-
                       Servicing Compensation........................     S-
                       Servicing Fee.................................     S-
                       Servicing Fee Rate............................     S-
                       SMMEA.........................................     S-
                       S&P...........................................     S-
                       Subordinate Certificates......................     S-
                       Subordinate Securities........................     S-
                       Subsequent Mortgage Loans.....................     S-
                       Subsequent Transfer Date......................     S-
                       Subservicer...................................     S-
                       Substitution Adjustment.......................     S-
                       Termination Price.............................     S-
                       Transfer and Servicing Agreements.............     S-
                       Transferor....................................     S-
                       Trust.........................................     S-
                       Trustee                                            S-
                       Pooling and Servicing Agreement...............     S-
                       Underwriters..................................     S-
                       Underwriting Agreement........................     S-

No  dealer,  salesman  or other  person has
been  authorized to give any information or
to  make  any  representations  other  than
those    contained   or   incorporated   by
reference in this Prospectus  Supplement or
the Prospectus  and, if given or made, such
information or representations  must not be
relied upon. This Prospectus Supplement and
the  Prospectus do not  constitute an offer
to sell or a  solicitation  of an  offer to
buy   any   securities   other   than   the
securities  offered hereby, nor an offer of
the securities in any state or jurisdiction
in which,  or to any  person to whom,  such
offer would be  unlawful.  The  delivery of
this    Prospectus    Supplement   or   the
Prospectus  at any time does not imply that
the   information   herein  or  therein  is
correct as of any time subsequent to its date. Until [ ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

           ---------------

          TABLE OF CONTENTS                           $[             ]

Prospectus Supplement

                                        Page
Available Information...............     iv
Reports to Certificateholders.......     iv
Summary of Terms....................     S-
Risk Factors........................     S-
Use of Proceeds.....................     S-
Description of the Trust............     S-
The Mortgage Loan Pool..............     S-
The Seller..........................     S-            FIRSTPLUS HOME
The Transferor and Servicer.........     S-            LOAN TRUST 1998
Description of Credit Enhancement...     S-
Description of the Certificates.....     S-
Description of the Transfer and
  Servicing Agreements..............     S-
Prepayment and Yield Considerations.     S-
Material Federal Income Tax
  Consequences .....................     S-          [FIRSTPLUS LOGO]
ERISA Considerations................     S-
Underwriting........................     S-
Legal Investment Matters............     S-
Ratings ............................     S-              FIRSTPLUS
Legal Opinions......................     S-       INVESTMENT CORPORATION
Index of Terms......................     S-             (Depositor)

                      Prospectus

Prospectus Supplement...............
Available Information...............             FIRSTPLUS FINANCIAL, INC.
Incorporation of Certain                         (Transferor and Servicer)
  Documents by Reference............


Table of Contents...................
Summary of Terms....................
Risk Factors........................
Description of the Certificates.....
Description of the Certificates.....
Pool Factors and Trading
   Information .....................
Certain Information Regarding the
   Securities ......................

                                                ----------------------------
The Trusts..........................                 PROSPECTUS SUPPLEMENT
The Trustee.........................            ----------------------------
Description of the Trust Property...
 Credit Enhancement.................
Servicing of the Loan Assets........
The Seller and the Issuer...........
The Servicer and the Transferor.....                   [UNDERWRITERS]
Description of the Transfer and
 Servicing Agreements...............                       [Date}
Certain Legal Aspects of the
 Loan Assets .......................
Material Federal Income
 Tax Consequences ..................
Trusts For Which a Partnership
 Election is Made ..................
Trusts Treated as Grantor Trusts....
Certificates Issued by FIC..........
ERISA Considerations................
Legal Investment Matters............
Plan of Distribution................
 Use of Proceeds....................
Legal Opinions......................
Index of Terms......................

                 SUBJECT TO COMPLETION, DATED SEPTEMBER __, 1998

PROSPECTUS
                            ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                        FIRSTPLUS INVESTMENT CORPORATION

                                   (DEPOSITOR)


         This Prospectus relates to Asset-Backed Certificates (the "Certificates") which may be issued from time to time in one or more series (each, a "Series") by FIRSTPLUS Investment Corporation (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement (a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Certificates of a Series may be issued in one or more classes (each, a "Class") and certain of these Classes of Certificates (the "Offered Certificates") will be offered hereby and by such Prospectus Supplement.

         Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (a "Trust Fund") to be formed by the Depositor as the depositor pursuant to a Pooling and Servicing Agreement. The issuer ("Issuer") with respect to a Series of Certificates will be the Trust Fund. The Trust Fund for each Series of Certificates will consist primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of the following mortgage related assets (the "Mortgage Assets"): (i) pools of single family (one- to four-unit) residential mortgage loans, including mortgage loans that are secured by first or junior liens on the related mortgaged properties, mortgage loans for property improvement, debt consolidation and/or home equity purposes, timeshare mortgage loans and loans evidenced by retail installment sales or installment loan agreements that are secured by first or junior liens on real property (the "Mortgage Loans"); (ii) pools of loans evidenced by retail installment sales or installment loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and unsecured loans for Manufactured Homes, home improvement, debt consolidation and/or home equity purposes ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts"); and (iii) mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates (the "Agency Securities"), issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans and Contracts may include Title I Mortgage Loans and Title I Contracts. If specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include the rights or other ancillary or incidental assets (together with the Mortgage Assets, collectively, the "Assets") that are intended (i) to provide credit enhancement for the ultimate or timely distributions of proceeds from the Mortgage Assets to Certificateholders or (ii) to assure the servicing of the Mortgage Assets.


          BEFORE PURCHASING ANY OFFERED CERTIFICATES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH ON PAGE 17 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT. For a list of all defined terms see "Index of Terms" herein at page 144 and in the related prospectus supplement.


                                                  (cover continued on next page)

                            ------------------------

PROCEEDS OF THE ASSETS OF A TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES. EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY OF ITS AFFILIATES, OR ANY OTHER PERSON.

                            ------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein. There will have been no public market for any Series of Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that such market will continue.

         RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES FOR ANY SERIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


               The date of this Prospectus is September __, 1998.

(Cover continued from previous page)

********************************************************************************


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


********************************************************************************

         EACH SERIES WILL BE ISSUED IN ONE OR MORE CLASSES, ONE OR MORE OF WHICH MAY BE PRINCIPAL ONLY CERTIFICATES, INTEREST ONLY CERTIFICATES, COMPOUND INTEREST CERTIFICATES, VARIABLE INTEREST RATE CERTIFICATES, SCHEDULED AMORTIZATION CERTIFICATES, COMPANION CERTIFICATES, SPECIAL ALLOCATION CERTIFICATES OR ANY OTHER CLASS OF CERTIFICATES, IF ANY, INCLUDED IN SUCH SERIES AND DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. PRINCIPAL ONLY CERTIFICATES WILL NOT ACCRUE, AND WILL NOT BE ENTITLED TO RECEIVE, ANY INTEREST. PAYMENTS OR DISTRIBUTION OF INTEREST ON EACH CLASS OF CERTIFICATES OTHER THAN PRINCIPAL ONLY CERTIFICATES AND COMPOUND INTEREST CERTIFICATES WILL BE MADE ON EACH DISTRIBUTION DATE AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT. INTEREST WILL NOT BE PAID OR DISTRIBUTED ON COMPOUND INTEREST CERTIFICATES ON A CURRENT BASIS UNTIL THE DATE OR PERIOD SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT. PRIOR TO SUCH TIME, INTEREST ON SUCH CLASS OF COMPOUND INTEREST CERTIFICATES WILL ACCRUE AND THE AMOUNT OF INTEREST SO ACCRUED WILL BE ADDED TO THE PRINCIPAL THEREOF ON EACH DISTRIBUTION DATE. THE AMOUNT OF PRINCIPAL AND INTEREST AVAILABLE AND PAYABLE ON EACH SERIES ON EACH DISTRIBUTION DATE WILL BE APPLIED TO THE CLASSES OF SUCH SERIES IN THE ORDER AND AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT. PRINCIPAL PAYMENTS OR DISTRIBUTIONS ON EACH CLASS OF A SERIES WILL BE MADE ON A PRO RATA, OR OTHER SELECTION BASIS AMONG CERTIFICATES OF SUCH CLASS, AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT. CERTIFICATES OF A SERIES WILL BE SUBJECT TO REDEMPTION OR REPURCHASE ONLY UNDER THE CIRCUMSTANCES AND ACCORDING TO THE PRIORITIES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE DEPOSITOR OR ITS AFFILIATES MAY RETAIN OR HOLD FOR SALE FROM TIME TO TIME ALL OR A PORTION OF ONE OR MORE CLASSES OF A SERIES.

         THE YIELD ON EACH CLASS OF A SERIES WILL BE AFFECTED BY THE RATE OF PAYMENT OF PRINCIPAL AND INTEREST (INCLUDING PREPAYMENTS) ON THE RELATED MORTGAGE ASSETS AND THE TIMING OF RECEIPT OF SUCH PAYMENTS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


         IF SPECIFIED IN THE PROSPECTUS SUPPLEMENT FOR A SERIES, ONE OR MORE ELECTIONS MAY BE MADE TO TREAT ALL OR SPECIFIED PORTIONS OF THE RELATED TRUST FUND AS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") OR TO TREAT THE ARRANGEMENT BY WHICH SUCH SERIES IS ISSUED AS A REMIC, FOR FEDERAL INCOME TAX PURPOSES. IF APPLICABLE, THE PROSPECTUS SUPPLEMENT FOR A SERIES WILL SPECIFY WHICH CLASS OR CLASSES OF SUCH SERIES OF CERTIFICATES WILL BE CONSIDERED TO BE REGULAR INTERESTS IN THE RELATED REMIC AND WHICH CLASS OF CERTIFICATES OR OTHER INTERESTS WILL BE DESIGNATED AS THE RESIDUAL INTEREST IN THE RELATED REMIC. IF SPECIFIED IN THE PROSPECTUS SUPPLEMENT FOR A SERIES, ONE OR MORE ELECTIONS MAY BE MADE TO TREAT ALL OR SPECIFIED PORTIONS OF THE RELATED TRUST FUND AS A
"FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST" ("FASIT") OR TO TREAT THE ARRANGEMENT BY WHICH SUCH SERIES IS ISSUED AS A FASIT, FOR FEDERAL INCOME TAX PURPOSES. IF APPLICABLE, THE PROSPECTUS SUPPLEMENT FOR A SERIES WILL SPECIFY WHICH CLASS OR CLASSES OF SUCH SERIES OF CERTIFICATES WILL BE CONSIDERED TO BE REGULAR INTERESTS AND OWNERSHIP INTERESTS IN THE RELATED FASIT. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" HEREIN. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" HEREIN.


         SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF RESTRICTIONS ON THE ACQUISITION OF CERTIFICATES BY "PLAN FIDUCIARIES."


                              PROSPECTUS SUPPLEMENT

         As further described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of each Class of such Offered Certificates, including with respect to each such Class the following (A) the distribution provisions, (B) the aggregate principal amount, if any, (C) the rate at which interest accrues from time to time, if at all, or the method of determining such rate, and (D) whether interest will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Certificates of the same Series; (iii) the respective dates on which distributions are to be made;
(iv) information as to the Assets, including the Mortgage Assets and Credit Enhancement, constituting the related Trust Fund; (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC or FASIT elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created or the designation of the "regular interest," "high-yield interest" and "ownership interest" in each FASIT to be created and the identity of the person (the "Administrator") responsible for the various tax-related duties in respect of each REMIC or FASIT to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each Class of Certificates of such Series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans or Contracts, information concerning the Servicer and any Master Servicer (each as defined herein) of such Mortgage Loans or Contracts; (xi) information as to the nature and extent of subordination of any Class of Certificates of such Series, including a Class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


         The actual characteristics of no more than five percent of the Mortgage Assets relating to a Series will deviate in any material respect, on an average basis, from the parameters specified in the related Prospectus Supplement.



                              AVAILABLE INFORMATION


         The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information (the "Reports") with the Securities and Exchange Commission (the "Commission"). The Depositor has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding the Depositor. The address of such Web site is http://www.sec.gov.

         The  Depositor  does  not  plan to send any  financial  information  to
Certificateholders. The Trustee will include with each distribution to Certificateholders a statement containing certain payment information with respect to such Certificates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed, on behalf of FIRSTPLUS Investment Corporation, to 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, Attention: Lee F. Reddin, (702) 866-2236.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUPPLEMENT.......................................................iii

AVAILABLE INFORMATION........................................................iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................iv

SUMMARY OF PROSPECTUS.........................................................1

RISK FACTORS.................................................................17


   Limited Liquidity and Fluctuation in Value from Market Conditions.........17
   Limited Assets of Trust Fund..............................................18
   Effect of Prepayments on Average Life.................................... 20
   Effect of Prepayments on Yield............................................22
   Limitations of Credit Enhancement.........................................22
   Limited Nature of Ratings.................................................24
   Adverse Tax Consequences..................................................25
   Certain Factors Affecting Delinquencies, Foreclosures
     and Losses on Underlying Loans......................................... 26
   Risks Associated with Certain Mortgage Assets............................ 29
   Recharacterization of Sale of Mortgage Assets as Borrowing................31


DESCRIPTION OF THE CERTIFICATES..............................................32

   General...................................................................32
   The Certificates--General.................................................32
   Form of Certificates; Transfer and Exchange...............................33
   REMIC or FASIT Election...................................................34
   Classes of Certificates...................................................34
   Distributions of Principal and Interest...................................36
   Termination...............................................................39
   Book Entry Registration...................................................40
   Mutilated, Destroyed, Lost or Stolen Certificates.........................40

ASSETS SECURING OR UNDERLYING THE CERTIFICATES...............................41

   General...................................................................41
   Mortgage Loans............................................................42
   Agency Securities.........................................................43
   Contracts.................................................................50
   Modifications of Mortgage Loans and Contracts.............................52
   Additions, Substitution and Withdrawal of Assets..........................53
   Pre-Funding Arrangements..................................................54

CREDIT ENHANCEMENT...........................................................55

   General...................................................................55
   Subordination.............................................................56
   Overcollateralization.....................................................57
   Cross-Support.............................................................57
   Certificate Insurance.....................................................57
   Pool Insurance............................................................57
   Special Hazard Insurance..................................................58
   Reserve Funds.............................................................59
   Other Insurance, Guarantees and Similar Instruments or Agreements.........59

SERVICING OF THE MORTGAGE LOANS AND CONTRACTS................................59

   Enforcement of Due-on-Sale Clauses....................................... 60
   Realization Upon Defaulted Mortgage Loans.................................61
   Waivers and Deferments of Certain Payments................................61
   Subservicers..............................................................62
   Removal and Resignation of Servicer.......................................62
   Advances..................................................................63
   Servicing Procedures......................................................63
   Administration and Servicing Compensation and Payment of Expenses.........65


THE POOLING AND SERVICING AGREEMENT..........................................65

   Assignment of Mortgage Assets.............................................66
   Conveyance of Subsequent Mortgage Assets..................................68
   Repurchase or Substitution of Mortgage Loans and Contracts................68
   Evidence as to Compliance.................................................69
   List of Certificateholders................................................70
   Administration of the Certificate Account................................ 70
   Reports to Certificateholders.............................................71
   Events of Default.........................................................72
   Rights Upon Event of Default..............................................72
   Amendment.................................................................73


USE OF PROCEEDS..............................................................73

THE DEPOSITOR................................................................74

THE SERVICER AND THE TRANSFEROR..............................................74

THE TRUSTEE..................................................................77

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS.................................78

   General Legal Considerations..............................................78
   Foreclosure...............................................................80
   Truth in Lending Act......................................................89
   Applicability of Usury Laws...............................................90
   Soldiers' and Sailors' Civil Relief Act...................................90
   The Title I Program.......................................................91

LEGAL INVESTMENT MATTERS....................................................101

ERISA CONSIDERATIONS........................................................102


MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................104

MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES.............105


   General..................................................................105
   Status of REMIC Certificates.............................................106
   Taxation of Regular Certificates.........................................107
   Taxation of Residual Certificates........................................116
   Treatment of Certain Items of REMIC Income and Expense...................118
   Tax-Related Restrictions on Transfer of Residual Certificates............120
   Taxes That May Be Imposed on the REMIC Pool..............................124
   Limitations on Deduction of Certain Expenses.............................126
   Taxation of Certain Foreign Investors....................................126
   Backup Withholding.......................................................127
   Reporting Requirements...................................................128


MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES.............128


   General..................................................................128
   Qualification as a FASIT.................................................129
   Asset Composition........................................................129
   Interests in a FASIT.....................................................130
   Consequences of Disqualification as a FASIT..............................130
   Taxation of FASIT Regular Interests......................................131
   Taxation of High-Yield Interest..........................................131
   Taxation of FASIT Ownership Interest.....................................132
   Restrictions on Holders..................................................132
   Prohibited Transaction...................................................132


MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
  AS TO WHICH NO REMIC OR FASIT ELECTION IS MADE........133


   Standard Certificates....................................................133
   Premium and Discount.....................................................135
   Sale or Exchange of Certificates.........................................137
   Stripped Certificates....................................................137
   Taxation of Stripped Certificates........................................139
   Reporting Requirements and Backup Withholding............................141
   Taxation of Certain Foreign Investors....................................141

STATE TAX CONSEQUENCES......................................................142

PLAN OF DISTRIBUTION........................................................142

LEGAL MATTERS...............................................................143

FINANCIAL INFORMATION AND ADDITIONAL INFORMATION............................143

APPENDIX A..................................................................145

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related Pooling and Servicing Agreement. Unless otherwise specified, initially capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. Reference is made to the "Index to Location of Principal Terms" set forth in Appendix A for the location of certain capitalized terms.

SECURITIES OFFERED ...................  Asset  Backed  Certificates  issuable in
                                        Series as  described  in the  Prospectus
                                        Supplement.  Certificates  of  a  Series
                                        will be issued pursuant to a pooling and
                                        servicing  agreement  (each,  a "Pooling
                                        and  Servicing  Agreement")  between the
                                        Depositor,  as depositor,  the Servicer,
                                        any Administrators, the Master Servicer,
                                        if any,  and the Trustee for such Series
                                        and will evidence  beneficial  interests
                                        in the assets  included  in a trust fund
                                        (the "Trust  Fund") and  assigned to the
                                        Trustee  for  the   applicable   Series.
                                        Holders of Certificates  are referred to
                                        herein       as       "Holders"       or
                                        "Certificateholders."

                                        The  Certificates  of any  Series may be
                                        issued  in one or more  classes  (each a
                                        "Class"),  as  specified  in the related
                                        Prospectus   Supplement.   One  or  more
                                        Classes of Certificates of each Series:

                                             (i)  may  be  entitled  to  receive
                                        distributions    allocable    only    to
                                        principal        ("Principal        Only
                                        Certificates"),    only   to    interest
                                        ("Interest Only Certificates") or to any combination thereof;

                                             (ii) may  be  entitled  to  receive
                                        distributions only of prepayments of principal throughout the lives of the Certificates of such Series or during specified periods;

                                              (iii)  may be  subordinated in the
                                        right  to   receive   distributions   of
                                        scheduled    payments   of    principal,
                                        prepayments of principal, interest or any combination thereof to one or more other Classes of such Series throughout the lives of the Certificates of such Series or during specified periods;

                                              (iv)  may be  entitled  to receive
                                        such   distributions   only   after  the
                                        occurrence of events specified in the Prospectus Supplement;

                                              (v)  may be  entitled  to  receive
                                        distributions   in  accordance   with  a
                                        schedule or formula or on the basis of collections from designated portions of the Assets securing such Series or in the related Trust Fund;

                                              (vi)  may be  entitled  to receive
                                        interest at a rate that is subject to change from time to time ("Variable Interest Rate Certificates") or at a fixed rate;

                                              (vii)  may accrue  interest,  with
                                        such  accrued   interest  added  to  the
                                        principal amount of the Certificates of such Class and no payments being made thereon until such time as is specified in the related Prospectus Supplement ("Compound Interest Certificates").

                                        As specified  in the related  Prospectus
                                        Supplement, each Series of Certificates will be entitled to distributions from the Assets included in the related Trust Fund and any other assets pledged or otherwise available for the benefit of Holders of such Series. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                        The Depositor or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

                                        The  Certificates  of  each  Class  of a
                                        Series  will be  issued  either in fully
                                        registered form or in book entry form in
                                        the authorized  denominations  specified
                                        in  the   Prospectus   Supplement.   The
                                        Certificates and Mortgage Assets will be
                                        guaranteed or insured, if at all, to the
                                        extent    specified   in   the   related
                                        Prospectus  Supplement;  otherwise,  the
                                        Certificates  will not be  guaranteed or
                                        insured  by  GNMA,   FNMA,   FHLMC,  any
                                        governmental  entity  or  by  any  other
                                        person,  and the Mortgage  Assets (other
                                        than  Agency  Securities)  relating to a
                                        Series will not be guaranteed or insured
                                        by   any    governmental    agency    or
                                        instrumentality or any other insurer.

DEPOSITOR ............................  FIRSTPLUS  Investment  Corporation  will transfer the Assets for a Series to the related Trust Fund (the "Depositor"). See "The Depositor."

ISSUER ...............................  The  Issuer   will  be  the  Trust  Fund
                                        established by the Depositor pursuant to
                                        the  related   Pooling   and   Servicing
                                        Agreement (the "Issuer").

SERVICER .............................  If  the  related   Trust  Fund  includes
                                        Mortgage Loans or Contracts,  the entity
                                        or entities named as the Servicer in the
                                        related   Prospectus   Supplement   (the
                                        "Servicer"),  that will act as  servicer
                                        with respect to such  Mortgage  Loans or
                                        Contracts.   The   Servicer  may  be  an
                                        affiliate of the Depositor.

ADMINISTRATOR ........................  The   entity   or   entities   named  as
                                        Administrator,  if any,  in the  related
                                        Prospectus        Supplement        (the
                                        "Administrator"),     will     act    as
                                        administrator  with  respect  to  one or
                                        more  aspects  related  to any  Mortgage
                                        Loans  or  Contracts   included  in  the
                                        related   Trust   Fund   (e.g.,    REMIC
                                        Administrator, FHA Claims Administrator,
                                        etc.).  The   Administrator  may  be  an
                                        affiliate of the Depositor.

MASTER SERVICER ......................  If  the  related   Trust  Fund  includes
                                        Mortgage Loans or Contracts,  the entity
                                        or entities, if any, named as the master
                                        servicer  in  the   related   Prospectus
                                        Supplement (the "Master Servicer"), that will act as master servicer with respect to such Mortgage Loans or Contracts. The
                                        Master Servicer may be an affiliate of the Depositor.

TRUSTEE ..............................  A bank, trust company or other fiduciary acting  as a  trustee  and  named in the
                                        related   Prospectus   Supplement   (the
                                        "Trustee"), that will enter into the related Pooling and Servicing Agreement.

DISTRIBUTIONS OF INTEREST ............  Each  Class  of a Series  (other  than a
                                        Class of  Principal  Only  Certificates)
                                        will  accrue  interest  at the  rate set
                                        forth in (or,  in the  case of  Variable
                                        Interest Certificates,  as determined as
                                        provided  in)  the  related   Prospectus
                                        Supplement  (the  "Certificate  Interest
                                        Rate").  One or more Classes of a Series
                                        may be entitled to receive distributions
                                        of  interest   only  to  the  extent  of
                                        amounts    available    to   make   such
                                        distributions.  Interest  on each  Class
                                        will   accrue   during  the   respective
                                        periods  and be paid or  distributed  on
                                        the  respective  dates  specified in the
                                        related Prospectus Supplement (each such
                                        period a "Due Period" and each such date
                                        a "Distribution Date").  Interest on all
                                        Certificates   that   bear  or   receive
                                        interest,  other than Compound  Interest
                                        Certificates, will be distributed on the
                                        Distribution   Dates  specified  in  the
                                        related Prospectus Supplement.  However,
                                        failure  to  distribute  interest  on  a
                                        current basis may not  necessarily be an
                                        Event  of  Default  with  respect  to  a
                                        particular    Series    or    Class   of
                                        Certificates.  Interest  on any Class of
                                        Compound Interest  Certificates will not
                                        be paid or  distributed  currently,  but
                                        will   accrue  and  the  amount  of  the
                                        interest so accrued will be added to the
                                        principal  thereof on each  Distribution
                                        Date until such time as is  specified in
                                        the   related   Prospectus   Supplement.
                                        Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier termination of the Certificates of any Class or earlier termination of the Trust Fund for any Series, interest will be paid to the date specified in the related Prospectus Supplement.

                                        Each  payment of  interest on each Class
                                        of   Certificates    (or   addition   to
                                        principal   of  a  Class   of   Compound
                                        Interest Certificates) on a Distribution
                                        Date will include all  interest  accrued
                                        during the related  Due  Period.  If the
                                        Due Period  for a Series  ends on a date
                                        other than a Distribution  Date for such
                                        Series,   the  yield   realized  by  the
                                        Holders  of  such  Certificates  may  be
                                        lower than the yield  that would  result
                                        if  the  Due   Period   ended   on  such
                                        Distribution  Date.   Additionally,   if
                                        specified  in  the  related   Prospectus
                                        Supplement,  interest  accrued for a Due
                                        Period  for one or more  Classes  may be
                                        calculated   on  the   assumption   that
                                        principal distributions (and additions to principal of the Certificates), and allocations of losses on the Mortgage
                                        Assets  (if  specified  in  the  related
                                        Prospectus Supplement), are made on the first day of the preceding Due Period and not on the Distribution Date for such preceding Due Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                                        With  respect to each Class of  Variable
                                        Interest Rate  Certificates of a Series,
                                        the related  Prospectus  Supplement will
                                        set forth:  (i) the initial  Certificate
                                        Interest   Rate,   (or  the   manner  of
                                        determining   the  initial   Certificate
                                        Interest Rate); (ii) the formula,  index
                                        or other method by which the Certificate
                                        Interest  Rate will be  determined  from
                                        time  to  time;   (iii)   the   periodic
                                        intervals  at which  such  determination
                                        will be made; (iv) the interest rate cap
                                        (the "Maximum  Variable  Interest Rate")
                                        if any, and the interest rate floor (the
                                        "Minimum  Variable  Interest Rate"),  if
                                        any, on the  Certificate  Interest  Rate
                                        for   such   Variable    Interest   Rate
                                        Certificates; and (v) any other terms relevant to such Class of Certificates. See "Description of the Certificates -- Distributions of Principal and Interest" and --"Distributions of Interest."

DISTRIBUTIONS OF PRINCIPAL ...........  Principal     distributions    on    the
                                        Certificates  of a  Series  will be made
                                        from amounts available  therefor on each
                                        Distribution Date in an aggregate amount
                                        determined  as set forth in the  related
                                        Prospectus   Supplement   and   will  be
                                        allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority set forth in the related Prospectus
                                        Supplement.

                                        Except with respect to Compound Interest
                                        Certificates     and    Interest    Only
                                        Certificates,  on each Distribution Date
                                        principal  distributions will be made on
                                        the  Certificates  of  a  Series  in  an
                                        aggregate amount determined as specified
                                        in the related Prospectus Supplement. If
                                        a  Series   has  a  Class  of   Compound
                                        Interest    Certificates,     additional
                                        principal     distributions    on    the
                                        Certificates of such Series will be made
                                        on each  Distribution  Date in an amount
                                        equal to the interest  accrued,  but not
                                        then payable or  distributable,  on such
                                        Class of Compound Interest  Certificates
                                        for  the   related   Due   Period.   See
                                        "Description            of           the
                                        Certificates--Distributions of Principal
                                        and      Interest--Distributions      of
                                        Principal."

UNSCHEDULED DISTRIBUTIONS.............  If specified  in the related  Prospectus
                                        Supplement, the Certificates of a Series
                                        will   be    subject   to   receipt   of
                                        distributions  before the next scheduled
                                        Distribution  Date  as  described  under
                                        "Description      of      Certificates--
                                        Distributions     of    Principal    and
                                        Interest--Unscheduled Distributions."

ALLOCATION OF LOSSES .................  If specified  in the related  Prospectus
                                        Supplement,  on any Distribution Date on
                                        which  the  principal   balance  of  the
                                        Mortgage  Assets relating to a Series is
                                        reduced  due to losses on such  Mortgage
                                        Assets,  (i) the  amount of such  losses
                                        will be allocated  first,  to reduce the
                                        aggregate  outstanding principal balance
                                        of the Subordinate  Certificates of such
                                        Series   or   other   subordination   or
                                        reserves,  if any, and,  thereafter,  to
                                        reduce   the    aggregate    outstanding
                                        principal   balance  of  the   remaining
                                        Certificates   of  such  Series  in  the
                                        priority  and manner  specified  in such
                                        Prospectus    Supplement    until    the
                                        aggregate  outstanding principal balance
                                        of each  Class of such  Certificates  so
                                        specified  has been  reduced  to zero or
                                        paid in full,  thus  reducing the amount
                                        of principal  distributable on each such
                                        Class  of   Certificates  or  (ii)  such
                                        losses  may be  allocated  in any  other
                                        manner   set   forth   in  the   related
                                        Prospectus  Supplement.  As specified in
                                        the related Prospectus Supplement,  such
                                        reductions  of  principal  of a Class or
                                        Classes of a Series of Certificates will
                                        be  allocated  to  the  Holders  of  the
                                        Certificates  of such  Class or  Classes
                                        pro  rata in the  proportion  which  the
                                        outstanding     principal     of    each
                                        Certificate  of such  Class  or  Classes
                                        bears  to  the   aggregate   outstanding
                                        principal balance of all Certificates of such Class or Classes. See "Description of the Certificates--Distributions of Principal and Interest--Distributions of Principal."

SCHEDULED FINAL DISTRIBUTION DATE ....  The "Scheduled Final  Distribution Date"
                                        for  each  Class  of  Certificates  of a
                                        Series  will be the date after  which no
                                        Certificates  of such Class will  remain
                                        outstanding, as specified and determined
                                        on  the  basis  of the  assumptions  set
                                        forth   in   the   related    Prospectus
                                        Supplement.    The    Scheduled    Final
                                        Distribution   Date   of  a   Class   of
                                        Certificates may equal the maturity date
                                        of the  Mortgage  Asset  in the  related
                                        Trust Fund  which has the latest  stated
                                        maturity  or  will  be   determined   as
                                        described  in  the  related   Prospectus
                                        Supplement.

                                        The   actual   maturity   date   of  the
                                        Certificates  of a  Series  will  depend
                                        primarily  upon the rate and  timing  of
                                        principal    and    interest    payments
                                        (including  the  level  of  prepayments)
                                        with  respect  to  the  Mortgage  Assets
                                        (including   in  the   case  of   Agency
                                        Securities the Mortgage Assets that back
                                        such  Agency  Securities)   securing  or
                                        underlying such Series of  Certificates.
                                        The actual maturity of any  Certificates
                                        is likely to occur earlier and may occur
                                        substantially earlier than the Scheduled
                                        Final    Distribution    Date   of   the
                                        Certificates   as  a   result   of   the
                                        application  of   prepayments   and  the
                                        allocation of other distributions to the
                                        reduction of the  principal  balances of
                                        the Certificates. The rate and timing of
                                        principal    and    interest    payments
                                        including  prepayments  on the  Mortgage
                                        Assets  securing or  underlying a Series
                                        will  depend  on a variety  of  factors,
                                        including  certain   characteristics  of
                                        such Mortgage  Loans and the  prevailing
                                        level of  interest  rates  from  time to
                                        time,   as  well  as  on  a  variety  of
                                        economic,   demographic,   tax,   legal,
                                        social and other  factors.  No assurance
                                        can be given as to the  actual  rate and
                                        timing   of   principal   and   interest
                                        payments    including   the   level   of
                                        prepayments experienced with respect to a Series. See "Risk Factors--Effect of Prepayments on Average Life" herein.

ASSETS SECURING OR UNDERLYING
  THE CERTIFICATES ...................  Each   Series   of   Certificates   will
                                        represent beneficial ownership interests
                                        in a Trust  Fund.  As  specified  in the
                                        related   Prospectus   Supplement,   the
                                        Mortgage  Assets  included  in the Trust
                                        Fund  with   respect   to  a  Series  of
                                        Certificates   will   include   Mortgage
                                        Assets consisting of one or more of the following:

                                        (i) a pool (a "Mortgage Pool") of single
                                        family (one- to  four-unit)  residential
                                        mortgage loans, including mortgage loans
                                        that are  secured  by  first  or  junior
                                        liens   on   the    related    mortgaged
                                        properties,     mortgage    loans    for
                                        residential   property   acquisition  or
                                        refinancing,  property improvement, debt
                                        consolidation    and/or    home   equity
                                        purposes,  timeshare  mortgage loans and
                                        loans  evidenced  by retail  installment
                                        sales  or  installment  loan  agreements
                                        that are  secured  by  first  or  junior
                                        liens   on  real   property   ("Mortgage
                                        Loans");

                                        (ii) a pool (a "Contract Pool") of loans
                                        evidenced by retail installment sales or
                                        installment loan  agreements,  including
                                        loans    secured    by   new   or   used
                                        Manufactured  Homes (as defined  herein)
                                        that are not  considered to be interests
                                        in   real    property    because    such
                                        Manufactured  Homes are not  permanently
                                        affixed   to   real   estate   ("Secured
                                        Contracts")   and  unsecured  loans  for
                                        Manufactured    Homes    or   for   home
                                        improvement,  debt consolidation  and/or
                                        home   equity    purposes    ("Unsecured
                                        Contracts"   and,   together   with  the
                                        Secured Contracts, the "Contracts"); and

                                        (iii)   mortgage-backed    certificates,
                                        mortgage  pass-through  certificates  or
                                        mortgage   participation   certificates,
                                        including  residual  interests  ("Agency
                                        Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC");

                                        As specified  in the related  Prospectus
                                        Supplement,   a  Trust   Fund  may  also
                                        include, or the related Certificates may
                                        also  have  the  benefits  of,   certain
                                        rights and other ancillary or incidental
                                        assets   (together   with  the  Mortgage
                                        Assets,  collectively,   the  "Assets"),
                                        that are  intended  (i) to  enhance  the
                                        likelihood   of   ultimate   or   timely
                                        distributions   of  proceeds   from  the
                                        Mortgage  Assets to  Certificateholders,
                                        including  letters of credit,  insurance
                                        policies,  guaranties,  reserve funds or
                                        other types of credit enhancement or any
                                        combination    thereof    (the   "Credit
                                        Enhancement"),  or  (ii) to  assure  the
                                        servicing   of  the   Mortgage   Assets,
                                        including    interest    rate   exchange
                                        agreements, reinvestment income and cash
                                        accounts. The Certificates of any Series
                                        will be  entitled  to payment  only from
                                        the Assets included in the related Trust
                                        Fund and any  other  Assets  pledged  or
                                        otherwise  available  for the benefit of
                                        the  holders  of  such  Certificates  as
                                        specified  in  the  related   Prospectus
                                        Supplement.


  A.  Mortgage Loans .................  As specified  in the related  Prospectus
                                        Supplement   for  a  Series,   "Mortgage
                                        Loans"  may  include:  (i)  conventional
                                        (i.e.,  not insured or guaranteed by any
                                        governmental   agency)   Mortgage  Loans
                                        secured  by first  liens on  one-to-four
                                        family  residential   properties;   (ii)
                                        Mortgage   Loans   secured  by  security
                                        interests  in shares  issued by private,
                                        non-profit,      cooperative     housing
                                        corporations ("Cooperatives") and in the
                                        related  proprietary leases or occupancy
                                        agreements  granting exclusive rights to
                                        occupy  specific  dwelling units in such
                                        Cooperatives' buildings;  (iii) Mortgage
                                        Loans secured by junior  (i.e.,  second,
                                        third,   etc.)   liens  on  the  related
                                        mortgaged  properties,  including  loans
                                        for    property    improvements,    debt
                                        consolidation    and/or    home   equity
                                        purposes  (which  may  be  evidenced  by
                                        retail  installment  sales contracts and
                                        installment loan agreements); (iv) loans
                                        secured by security instruments creating
                                        first or  junior  liens  on the  related
                                        borrower's  leasehold  interest  in real
                                        property  where the  property is secured
                                        by     a     ground      lease;      (v)
                                        Mortgage   Loans  secured  by  timeshare
                                        estates    representing   an   ownership
                                        interest in common with other  owners in
                                        one or more vacation units entitling the
                                        owner  thereof to the  exclusive  use of
                                        unit  and  access  to  the  accompanying
                                        recreational  facilities for the week or
                                        weeks owned; and (vi) loans evidenced by
                                        retail installment sales and installment
                                        loan  agreements  that  are  secured  by
                                        first or junior liens on real  property.
                                        See "Assets  Securing or Underlying  the
                                        Certificates--Mortgage Loans" herein. To
                                        the  extent  described  in  the  related
                                        Prospectus  Supplement,  certain  of the
                                        junior  lien  Mortgage   Loans  will  be
                                        conventional   (i.e.,   not  insured  or
                                        guaranteed  by  a  governmental  agency)
                                        mortgage loans  ("Conventional  Mortgage
                                        Loans"),   while   other   junior   lien
                                        Mortgage   Loans   that   are   property
                                        improvement   loans  will  be  partially
                                        insured   by   the    Federal    Housing
                                        Administration under the Title I Program
                                        ("Title I Mortgage Loans").


                                        The related Prospectus  Supplement for a
                                        Series will describe any Mortgage  Loans
                                        included  in the  Trust  Fund  and  will
                                        specify  certain  information  regarding
                                        the  payment   terms  of  such  Mortgage
                                        Loans.    See   "Assets    Securing   or
                                        Underlying  the   Certificates--Mortgage
                                        Loans."

  B.  Contracts ......................  As specified  in the related  Prospectus
                                        Supplement for a Series, "Contracts" may
                                        include:  (i) loans  evidenced by retail
                                        installments  sales or loan  agreements,
                                        including  loans  secured by new or used
                                        Manufactured  Homes (as defined  herein)
                                        that are not  considered to be interests
                                        in   real    property    because    such
                                        Manufactured  Homes are not  permanently
                                        affixed   to   real   estate   ("Secured
                                        Contracts") and (ii) unsecured loans for
                                        Manufactured   Homes  or  for   property
                                        improvement,  debt consolidation  and/or
                                        home  equity  purposes  (such  unsecured
                                        loans   are   collectively,   "Unsecured
                                        Contracts").  See  "Assets  Securing  or
                                        Underlying the  Certificates--Contracts"
                                        herein.  To the extent  described in the
                                        related Prospectus  Supplement,  certain
                                        Contracts    that   are    secured    by
                                        Manufactured    Homes   and    Unsecured
                                        Contracts  will be  conventional  (i.e.,
                                        not   insured   or   guaranteed   by   a
                                        governmental   agency)  loan   contracts
                                        ("Conventional Contracts"),  while other
                                        Contracts    that   are    secured    by
                                        Manufactured Homes or that are unsecured
                                        loans for Manufactured Homes or property
                                        improvements  will be partially  insured
                                        by the FHA  under  the  Title I  Program
                                        ("Title  I   Contracts").   The  related
                                        Prospectus  Supplement for a Series will
                                        further describe any Contracts  included
                                        in the Trust Fund. See "Assets  Securing
                                        or            Underlying             the
                                        Certificates--Contracts."

  C.  Agency Securities ..............  As specified  in the related  Prospectus
                                        Supplement   for   a   Series,   "Agency
                                        Securities"  may  include:   (i)  "fully
                                        modified  pass-through"  mortgage-backed
                                        certificates  guaranteed  as  to  timely
                                        payment of  principal  and  interest  by
                                        GNMA   ("GNMA    Certificates");    (ii)
                                        guaranteed     mortgage     pass-through
                                        certificates issued and guaranteed as to
                                        timely payment of principal and interest
                                        by  FNMA  ("FNMA  Certificates");  (iii)
                                        mortgage   participation    certificates
                                        issued  and   guaranteed  as  to  timely
                                        payment of  interest  and, to the extent
                                        specified  in  the  related   Prospectus
                                        Supplement,    ultimate    payment    of
                                        principal      by     FHLMC      ("FHLMC
                                        Certificates");       (iv)      stripped
                                        mortgage-backed  securities representing
                                        an  undivided  interest in all or a part
                                        of either  the  principal  distributions
                                        (but not the interest  distributions) or
                                        the interest  distributions (but not the
                                        principal   distributions)  or  in  some
                                        specified  portion of the  principal and
                                        interest  distributions  (but not all of
                                        such  distributions)  on  certain  GNMA,
                                        FNMA or FHLMC  Certificates  and, unless
                                        otherwise  specified  in the  Prospectus
                                        Supplement,   guaranteed   to  the  same
                                        extent as the underlying securities; (v)
                                        other    types    of     mortgage-backed
                                        certificates,    mortgage   pass-through
                                        certificates  or mortgage  participation
                                        certificates  issued  or  guaranteed  by
                                        GNMA,  FNMA  or  FHLMC,   such  as  FNMA
                                        Guaranteed      REMIC       Pass-Through
                                        Certificates    and   FHLMC   Multiclass
                                        Mortgage Participation Certificates, and including residual interest securities, as described in the related Prospectus Supplement; or (vi) a combination of such Agency Securities.

                                        All GNMA  Certificates will be backed by
                                        the full  faith and credit of the United
                                        States.  No FHLMC  or FNMA  Certificates
                                        will be backed,  directly or indirectly,
                                        by the  full  faith  and  credit  of the
                                        United States.  See "Assets  Securing or
                                        Underlying   the    Certificates--Agency
                                        Securities."

  D.  Pre-Funding Arrangements .......  To the extent  provided  in the  related
                                        Prospectus  Supplement for a Series, the
                                        related Pooling and Servicing  Agreement
                                        will  provide  for a  commitment  by the
                                        related   Trust  Fund  to   subsequently
                                        purchase   additional   Mortgage  Assets
                                        ("Subsequent  Mortgage Assets") from the
                                        Depositor  following  the  date on which
                                        the Trust  Fund is  established  and the
                                        related   Certificates   are  issued  (a
                                        "Pre-Funding Arrangement").  See "Assets
                                        Securing     or      Underlying      the
                                        Certificates--Pre-Funding  Arrangements"
                                        herein.

CREDIT ENHANCEMENT ...................  If specified  in the related  Prospectus
                                        Supplement, a Series, or certain Classes
                                        within such Series, may have the benefit
                                        of  one  or   more   types   of   credit
                                        enhancement    ("Credit    Enhancement")
                                        including    but    not    limited    to
                                        overcollateralization,    subordination,
                                        cross support,  mortgage pool insurance,
                                        certificate  insurance,  special  hazard
                                        insurance,  a bankruptcy  bond,  reserve
                                        funds,  cash accounts,  other insurance,
                                        guarantees,   letters   of  credit   and
                                        similar  instruments  and  arrangements.
                                        The protection  against losses  afforded
                                        by any such Credit  Enhancement  will be
                                        limited. See "Risk  Factors--Limitations
                                        of  Credit   Enhancement"   and  "Credit
                                        Enhancement" herein.

BOOK ENTRY REGISTRATION ..............  If  the  Prospectus   Supplement  for  a
                                        Series so provides,  Certificates of one
                                        or more  Classes  of such  Series may be
                                        issued in book entry form  ("Book  Entry
                                        Certificates")  in  which  case a single
                                        Certificate  will be  issued in the name
                                        of  a  clearing   agency  (a   "Clearing
                                        Agency")  registered with the Securities
                                        and Exchange Commission, or its nominee.
                                        Transfers  and  pledges  of  Book  Entry
                                        Certificates  may be made  only  through
                                        entries  on the  books  of the  Clearing
                                        Agency in the name of brokers,  dealers,
                                        banks and other  organizations  eligible
                                        to maintain  accounts  with the Clearing
                                        Agency ("Clearing Agency  Participants")
                                        or their nominees. Transfers and pledges
                                        by  purchasers   and  other   beneficial
                                        owners   of  Book   Entry   Certificates
                                        ("Beneficial    Owners")    other   than
                                        Clearing  Agency   Participants  may  be
                                        effected  only through  Clearing  Agency
                                        Participants.   Beneficial  Owners  will
                                        receive  distributions  of principal and
                                        interest, and, if applicable, may tender
                                        Certificates   for   repurchase  to  the
                                        related   Trustee,   only   through  the
                                        Clearing   Agency  and  Clearing  Agency
                                        Participants.    Except   as   otherwise
                                        specified  in  this   Prospectus   or  a
                                        related Prospectus Supplement, the terms
                                        "Certificateholders" and "Holders" shall be deemed to include Beneficial Owners.
                                        See "Risk Factors -- Limited Liquidity and Fluctuation in Value from Market
                                        Conditions--Book Entry Registration" and
                                        "Description  of the  Certificates--Book
                                        Entry Registration."


 MATERIAL FEDERAL INCOME TAX

CONSEQUENCES .........................  The federal income tax  consequences  to
                                        Holders  of a  Series  will  depend  on,
                                        among other factors, whether one or more
                                        elections  are made to treat the related
                                        Trust Fund or specified portions thereof
                                        as a "real  estate  mortgage  investment
                                        conduit"  ("REMIC")  or as a  "financial
                                        asset  securitization  investment trust"
                                        ("FASIT")  under the  provisions  of the
                                        Internal   Revenue  Code  of  1986,   as
                                        amended  (the  "Code").  The  Prospectus
                                        Supplement for each Series will specify whether such an election will be made.

                                        If the applicable  Prospectus Supplement
                                        so specifies with respect to a Series of
                                        Certificates,    one   or   more   REMIC
                                        elections  will be made with  respect to
                                        such     Series     of     Certificates.
                                        Certificates  of  such  Series  will  be
                                        designated  as "regular  interests" in a
                                        REMIC  ("Regular  Certificates")  or  as
                                        "residual    interests"   in   a   REMIC
                                        ("Residual Certificates").

                                        If the applicable  Prospectus Supplement
                                        so specifies with respect to a Series of
                                        Certificates,    one   or   more   FASIT
                                        elections  will be made with  respect to
                                        such     Series     of     Certificates.
                                        Certificates of such Series will be designated as "regular interests" or the "ownership interest" in a FASIT.

                                        If the applicable  Prospectus Supplement
                                        so specifies with respect to a Series of
                                        Certificates,  the  Certificates of such
                                        Series will not be treated as  interests
                                        in a REMIC or a FASIT for federal income
                                        tax purposes but instead will be treated
                                        as (i) indebtedness of the Issuer,  (ii)
                                        an   undivided    beneficial   ownership
                                        interest in the Mortgage Assets (and the
                                        arrangement   pursuant   to  which   the
                                        Mortgage  Assets  will be  held  and the
                                        Certificates  will  be  issued  will  be
                                        treated as a grantor trust under Subpart
                                        E, part I of  subchapter  J of Chapter 1
                                        of  Subtitle A of the Code and not as an
                                        association taxable as a corporation for
                                        federal  income  tax  purposes);   (iii)
                                        equity  interests in an association that
                                        will   satisfy  the   requirements   for
                                        qualification    as   a   real    estate
                                        investment  trust;  or (iv) interests in
                                        an   entity   that  will   satisfy   the
                                        requirements  for   qualification  as  a
                                        partnership   for  federal   income  tax
                                        purposes.   The   federal   income   tax
                                        consequences to Holders of any such Series will be described in the related Prospectus Supplement to the extent not described herein.

                                        Compound   Interest   Certificates   and
                                        Principal  Only  Certificates  will, and
                                        certain  other  Classes of  Certificates
                                        may,  be  issued  with  original   issue
                                        discount that is not de minimis. In such
                                        cases,  the Holder  will be  required to
                                        include the original  issue  discount in
                                        gross income as it accrues, which may be
                                        prior  to  the  receipt  of  cash,  or a
                                        portion  of the  cash,  attributable  to
                                        such income.  If a Certificate is issued
                                        at  a  premium,   the  Holder   will  be
                                        entitled to make an election to amortize
                                        such premium on a constant yield method.
                                        Certificates constituting interests in a
                                        REMIC will  generally  represent  "loans
                                        secured by an interest in real property"
                                        for    domestic    building   and   loan
                                        associations  and "real  estate  assets"
                                        for real estate investment trusts to the
                                        extent  that  the  underlying   mortgage
                                        loans and interest  thereon  qualify for
                                        such  treatment.  If  95%  of a  FASIT's
                                        assets are "qualified  mortgages"  under
                                        the REMIC rules,  the FASIT's  interests
                                        will  also  be  treated   as   qualified
                                        mortgages.


                                        A Holder of a Residual  Certificate will
                                        be required to include in its income its
                                        pro rata share of the taxable  income of
                                        the REMIC. In certain circumstances, the
                                        Holder  of a  Residual  Certificate  may
                                        have   REMIC   taxable   income  or  tax
                                        liability  attributable to REMIC taxable
                                        income for a particular period in excess
                                        of cash distributions for such period or
                                        have an  after-tax  return  that is less
                                        than the after-tax  return on comparable
                                        debt instruments. In addition, a portion
                                        (or, in some  cases,  all) of the income
                                        from a Residual  Certificate (i) may not
                                        be  subject  to offset  by  losses  from
                                        other activities, (ii) for a Holder that
                                        is  subject  to tax  under  the  Code on
                                        unrelated  business taxable income,  may
                                        be treated as unrelated business taxable
                                        income  and (iii) for a foreign  Holder,
                                        may not  qualify for  exemption  from or
                                        reduction   of   withholding.   Further,
                                        individual   Holders   are   subject  to
                                        limitations  on  the   deductibility  of
                                        expenses  of  the  REMIC.   If  a  FASIT
                                        election  is  made  with  respect  to  a
                                        Series of Certificates, the Certificates
                                        will be designated as regular  interests
                                        or as the ownership interest.  The FASIT
                                        generally  will  not  be  subject  to an
                                        entity-level  tax.  Rather,  the taxable
                                        income or net loss of the FASIT  will be
                                        taken into  account by the holder of the
                                        ownership  interest  whether  or not the
                                        holder receives cash  distributions from
                                        the FASIT  attributable  to such income.
                                        The ownership interest generally must be
                                        held  at  all  times  by  a  domestic  C
                                        corporation      (     an      "Eligible
                                        Corporation").    Furthermore,   certain
                                        regular   interests   referred   to   as
                                        high-yield  interests  are only suitable
                                        investments  for Eligible  Corporations.
                                        Income  derived from  holding  ownership
                                        interest and income derived from holding
                                        high-yield interest generally may not be
                                        offset    by     otherwise     allowable
                                        deductions, including net operating loss deductions. See "Material Federal Income Tax Consequences."


ERISA CONSIDERATIONS .................  A fiduciary of any employee benefit plan
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"),  or the Code should carefully
                                        review  with  its  own  legal   advisors
                                        whether  the   purchase  or  holding  of
                                        Certificates   could   give  rise  to  a
                                        transaction   prohibited   or  otherwise
                                        impermissible  under  ERISA or the Code.
                                        See  "ERISA   Considerations."   To  the
                                        extent   described  in  the   Prospectus
                                        Supplement for a Series, certain Classes
                                        of  Certificates  of such Series may not
                                        be  transferred  unless the  Trustee and
                                        the  Depositor  are  furnished   with  a
                                        letter of  representation  or an opinion
                                        of  counsel  to  the  effect  that  such
                                        transfer  will not result in a violation
                                        of the prohibited transaction provisions
                                        of  ERISA  and the  Code  and  will  not
                                        subject the  Trustee,  the  Depositor or
                                        the Servicer,  the Master  Servicer,  if
                                        any,  or the  Administrator,  if any, to
                                        additional obligations.  If specified in
                                        the related Prospectus  Supplement,  the
                                        United  States  Department  of Labor may
                                        have  issued  to  the   Underwriter   an
                                        administrative   exemption  for  certain
                                        classes of securities. See "Description of the Certificates--General" and "ERISA Considerations."


LEGAL INVESTMENT MATTERS .............  Certificates of a Series will constitute
                                        "mortgage related  securities" under the
                                        Secondary  Mortgage  Market  Enhancement
                                        Act of 1984 ("SMMEA") if so specified in
                                        the   related   Prospectus   Supplement.
                                        Alternatively,  the  related  Prospectus
                                        Supplement    may   specify   that   the
                                        Certificates  of a  Series  will  not be
                                        "mortgage   related   securities"  under
                                        SMMEA  if a  substantial  number  of the
                                        Mortgage  Loans will be secured by liens
                                        on real estate that are not first liens.
                                        Accordingly,   many   institutions  with
                                        legal  authority  to invest in "mortgage
                                        related  securities"  may not be legally
                                        authorized to invest in the Certificates
                                        of  any  Series.   We   recommend   that
                                        investors   consult   their   own  legal
                                        ================================
                                        advisors  to  determine  whether  and to
                                        what   extent   the   =    =============
                                        Certificates of any particular Series constitute legal investments for such investors.


USE OF PROCEEDS ......................  Substantially  all of the  net  proceeds from  the  sale  of  a  Series  will  be
                                        applied to the simultaneous  purchase of
                                        the  Mortgage  Assets  included  in  the
                                        related  Trust Fund or to reimburse  the
                                        amounts  previously  used to effect such
                                        purchase,  the  costs  of  carrying  the
                                        Mortgage   Assets  until  sale  of  such
                                        Series   and  to  pay   other   expenses
                                        connected   with  pooling  the  Mortgage
                                        Assets and issuing such Series. See "Use of Proceeds."

RATING ...............................  It is a  condition  to the  issuance  of each Class of a Series specified as being offered by the related Prospectus Supplement that the Certificates of such Class be rated in one of the four highest rating categories established for such Certificates by a nationally recognized statistical rating agency (a "Rating Agency").

                                  RISK FACTORS

         In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of the underlying loans included in a particular Trust Fund (which comprise the Mortgage Assets consisting of Mortgage Loans or the Contracts), they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any Agency Securities included in such Trust Fund.

LIMITED LIQUIDITY AND FLUCTUATION IN VALUE FROM MARKET CONDITIONS


         GENERAL. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. If the Offered Certificates are retired early, this may negatively impact the yield of such Offered Certificates, particularly any classes that are interest-only classes. See "Description of the Certificates--Termination" herein.


         LACK OF A SECONDARY MARKET. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any Series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. To the extent provided in the related Prospectus Supplement, the Certificates may be listed on any securities exchange.

         BOOK ENTRY REGISTRATION. Because transfers and pledges of Book Entry Certificates can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants, and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of distributions of principal and interest since such distributions will be forwarded by the related Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.


         LIMITED NATURE OF ONGOING INFORMATION. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Enhancement for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling and Servicing Agreement as described herein under the heading "The Pooling and Servicing Agreement--Reports to Certificateholders". Such periodic reports will be filed with the Commission to the extent required under the Exchange Act, and reports so filed will be available on the Commission's EDGAR system and through the Commission's internet web sit at http://www.sec.gov. There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of a Series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.


         SENSITIVITY TO FLUCTUATIONS IN PREVAILING INTEREST RATES. Insofar as a secondary market does develop with respect to any Series of Offered Certificates or Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, or a Class of Companion Certificates, Interest Only Certificates or Principal Only Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS OF TRUST FUND

         The Offered Certificates and Mortgage Assets for a Series will be guaranteed or insured, if at all, to the extent specified in the related Prospectus Supplement; otherwise neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Funds for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. To the extent provided in the related Prospectus Supplement for a Series that consists of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. Because distributions of principal on the Certificates of a Series may, if provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Certificates of a Class of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Certificates of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Certificates of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Certificates, interest is not payable, to the extent provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Certificates.


         ADDITIONS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS. To the extent provided in the related Prospectus Supplement for a Series, the Depositor may, subsequent to the issuance of such a Series, deliver additional Assets or withdraw Assets previously included in the Trust Fund for such Series, substituting assets therefore or depositing additional Assets or withdrawing Assets previously deposited in a Reserve Fund for such Series. The effect of delivery or substitution of other Assets may be to alter the characteristics and composition of the Assets underlying such Series, either of which may alter the timing and amount of distributions or the date of the final distribution on the Certificates of such Series. See "Assets Securing or Underlying the Certificates--Additions, Substitution and Withdrawal of Assets" herein. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related Series of Certificates. In the case of a post-closing purchase of Assets using funds in a pre-funding account, such purchase will be reported on a report on Form 8-K filed with the Commission which will describe the characteristics of such Assets.

         MODIFICATIONS OF MORTGAGE LOANS AND CONTRACTS. With respect to a Series of Certificates as to which a FASIT election has been made, the related Master Servicer, Servicer or Subservicer, if any, may, subsequent to the issuance of such Series of Certificates, effect certain modifications of the terms of the related Mortgage Loans and Contracts to the extent that (i) the related borrower has indicated an intention to refinance such Mortgage Loan or Contract, if so specified in the related Prospectus Supplement, including modification of the applicable interest rate, principal balance, monthly payment and/or term to maturity, or (ii) such Mortgage Loan or Contract is in default (or default is, in the judgment of the Master Servicer, Servicer or Subservicer, as applicable, reasonably foreseeable), including deferral or forgiveness of delinquent payments and modification of the applicable interest rate, principal balance, monthly payment and/or term to maturity. Modifications described in clause (i) above will reduce the frequency of prepayments, but may also delay distributions to Certificateholders, reduce amounts ultimately available for distribution to Certificateholders, and affect the yield to maturity and weighted average lives of the related Certificates. See "Assets Securing or Underlying the Certificates-- Modifications of Mortgage Loans and Contracts."


EFFECT OF PREPAYMENTS ON AVERAGE LIFE

         As a result of prepayments on the underlying loans, which comprise the Mortgage Assets consisting of Mortgage Loans or the Contracts or the mortgage loans or contracts backing the Agency Securities included in any Trust Fund (in either case, the "Underlying Loans"), the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Underlying Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of the related Series of Certificates than if payments on such Underlying Loans were made as scheduled. Thus, the prepayment experience on the Underlying Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans and installment loan contracts varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the Underlying Loans included in a Trust Fund, then, subject to the particular terms of the Underlying Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Underlying Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Underlying Loans. Conversely, if prevailing interest rates rise significantly above the interest rates borne by the Underlying Loans included in a Trust Fund, then principal prepayments on such Underlying Loans are likely to be lower than if prevailing interest rates remain at or below the interest rates borne by those Underlying Loans. In addition to fluctuations in prevailing interest rates, the rate of prepayments on the Underlying Loans may be influenced by changes and developments in the types and structures of loan products being offered to consumers within the mortgage banking and consumer finance industry and by technological developments and innovations to the loan underwriting and origination process.

         To the extent that the Mortgage Loans or Contracts of a Series are subject to modification in lieu of refinancing as described under "--Limited Assets of Trust Fund--Modifications of Mortgage Loans and Contracts" above, modifications of the applicable interest rates and/or terms to maturity of Mortgage Loans and Contracts would slow (or mitigate the acceleration of) the rate of prepayment of Mortgage Loans and Contracts in the related Mortgage Pool.


         Accordingly, there can be no assurance as to the actual rate of prepayment on the Underlying Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Underlying Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected. A slower rate of prepayments than anticipated will negatively affect the yield on any Certificates sold at a discount. A faster rate of principal prepayments than anticipated will negatively affect the yield of any Certificates sold at a premium.


         In comparison to first lien single family mortgage loans, the Depositor is aware of only limited publicly available statistical information regarding the rates of prepayment of the Contracts and junior lien Mortgage Loans that is available for these types of loans based upon the historical loan performance of this segment of the mortgage banking and consumer finance industry. In fact, this segment of the mortgage banking and consumer finance industry has undergone significant growth and expansion, including an increase in new loan originations, as a result of certain social and economic factors, including recent tax law changes that limit the deductibility of consumer interest to indebtedness secured by an individual's principal residence and changes and developments in the types and structures of loan products being offered to consumers. Therefore, no assurance can be given as to the level of prepayments that the Contracts and junior lien Mortgage Loans will experience. In fact, a number of factors suggest that the prepayment experience of the Contracts and junior lien Mortgage Loans may be significantly different from that of any first lien Mortgage Loans with equivalent interest rates and maturities.

         Additional prepayment, yield and weighted average life considerations with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

         The extent to which prepayments on the Underlying Loans included in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Underlying Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Underlying Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Underlying Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. To the extent described in the related Prospectus Supplement, the respective entitlement of the various Classes of Certificateholders of such Series to receive payments (and, in particular, prepayments) of principal of the Underlying Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or whether certain contingencies do or do not occur (e.g., prepayment and default rates with respect to such Underlying Loans).

         A Series of Certificates may include one or more Classes of Scheduled Amortization Certificates, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely from any Class of Certificates, a Classes of Scheduled Amortization Certificates will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Underlying Loans included in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to Scheduled Amortization Certificates comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Underlying Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Underlying Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Scheduled Amortization Certificates if all payments of principal of the Underlying Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD


         A Series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Underlying Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield and may cause an investor in such security to fail to recover such investor's original investment in the security.


LIMITATIONS OF CREDIT ENHANCEMENT

         LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The related Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses or delays; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses or delays not covered by Credit Enhancement may, at least in part, be allocated to, or affect distributions to, one or more Classes of Offered Certificates.


         DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under circumstances where losses have reduced the principal balances of one or more subordinated classes. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit Enhancement may be exhausted before the principal of the later paid classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payments. Moreover, if a form of Credit Enhancement covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Enhancement, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Offered Certificates of one (or more) other such Series.


         LIMITATIONS REGARDING THE AMOUNT OF CREDIT ENHANCEMENT. The amount of any applicable Credit Enhancement supporting one or more classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the Underlying Loans that comprise or back the Mortgage Assets and certain other factors. There can be no assurance that the default, delinquency and loss experience on such Underlying Loans will not exceed such assumed levels. See "Credit Enhancement" herein. If the defaults, delinquencies and losses on such Underlying Loans do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional defaults, delinquencies and losses. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.

         LIMITATIONS ON FHA INSURANCE. The related Prospectus Supplement will specify the number and percentage of the Title I Mortgage Loans and/or Title I Contracts, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans and Title I Contracts included in the related Trust Fund. If the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Mortgage Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Mortgage Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Mortgage Loans and Title I Contracts. See "Certain Legal Aspects of the Mortgage Assets--The Title I Program" herein.

         The availability of FHA Insurance reimbursement following a default on a Title I Mortgage Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Depositor, the FHA Claims Administrator, the Servicer, any subservicer and the Transferor with the FHA Regulations in originating and servicing such Title I Mortgage Loan or Title I Contract, and limits on the aggregate insurance coverage available in the Depositor's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Mortgage Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Transferor will represent and warrant that the Title I Mortgage Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Mortgage Assets--The Title I Program--General" herein.

         Because the Trust Fund is not eligible to hold an FHA contract of insurance under the Title I Program, the FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. The Depositor will contract with the Servicer (or another person specified in the Prospectus Supplement) to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans or Title I Contracts, in the name and on behalf of the Depositor. The Certificateholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Mortgage Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Pooling and Servicing Agreement. The Certificateholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by the Depositor or any FHA Claims Administrator are limited and governed by the related Pooling and Servicing Agreement and the FHA Claims Administration Agreement and these functions are obligations of the Depositor and the FHA Claims Administrator, not the FHA. See "Certain Legal Aspects of the Mortgage Assets--The Title I Program--Claims Procedures under Title I" herein.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive distributions to which such Certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Underlying Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the Underlying Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

         The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating a Class of Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of loans will accurately predict the delinquency, default or loss experience of any particular pool of Underlying Loans. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties that provide security for the Underlying Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Credit Enhancement" herein.

ADVERSE TAX CONSEQUENCES


         ORIGINAL ISSUE DISCOUNT. All of the Compound Interest Certificates and Principal Only Certificates will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. A Holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Certificates generally will be treated as original issue discount for this purpose. At certain rapid Mortgage Asset prepayment rates, original issue discount may accrue on certain Classes of Certificates, including certain variable  rate  Regular  Certificates,  that  may  never  be  received  as cash, resulting in a subsequent loss on such Certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount,"
"--Federal Income Tax Consequences fOR FASIT Certificates Taxation of FASIT Regular Interests and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC or FASIT Election Is Made--Standard Certificates--Premium and Discount -- Original Issue Discount" and "--Stripped Certificates--Taxation of Stripped Certificates--Original Issue Discount."

         RESIDUAL CERTIFICATES. An election may be made to treat all or any portion of any Trust Fund as a REMIC for federal income tax purposes. Holders ("Residual Holders") of Certificates representing the residual interests in the related REMIC ("Residual Certificates") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Holders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Holders, may exceed the cash distributions on the Residual Certificates during certain periods. Residual Holders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage
Assets and other REMIC administrative expenses. Hence, Residual Holders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate, if any, of their Residual Certificates. See "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates."


CERTAIN FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON UNDERLYING LOANS

         GENERAL. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the Underlying Loans included in the related Trust Fund. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Underlying Loans included in any Trust Fund.


         GEOGRAPHIC CONCENTRATION OF THE LOAN ASSETS. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Underlying Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.


         DECLINE IN VALUE OF THE UNDERLYING ASSET. An investment in Certificates secured by or evidencing an interest in a Mortgage Pool may be adversely affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Mortgage Pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults and losses could be higher than those now generally experienced with respect to similar types of loans within the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described in the related Prospectus Supplement, Holders of Certificates secured by or evidencing interests in such Mortgage Pool will bear all risk of loss resulting from defaults by borrowers and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Assets Securing or Underlying the Certificates--Mortgage Loans."

         An investment in Certificates secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of the Certificates secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the underlying asset for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Assets Securing or Underlying the Certificates--Contracts."


         INADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE MORTGAGE LOANS AND CONTRACTS. To the extent specified in the related Prospectus
Supplement, the combined loan-to-value ratios for the Mortgage Loans or Contracts will generally be in excess of 100%. The related Mortgaged Properties, therefore, will be highly unlikely to provide adequate security for such
Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan or Contract, substantial delays could be encountered in connection with the liquidation of a loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by the applicable credit enhancement. In addition, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related loan, any losses in connection with such loan will be borne by Securityholders to the extent that the applicable credit enhancement is insufficient to absorb all such losses. Because of the high combined loan-to-value ratios of the Mortgage Loans and Contracts, losses sustained from defaulted loans are likely to be more severe than in the case of other loans, and will frequently be total losses.


         UNDERWRITING GUIDELINES. To the extent specified in the related Prospectus Supplement, the assessment of the credit history of a borrower and such borrower's capacity to make payments on the related Mortgage Loan or Contract will have been the primary considerations in underwriting the Mortgage Loans or Contracts included in the related Loan Asset Pool. The evaluation of the adequacy of the value of the related Mortgaged Property, together with the amount of all liens senior to the lien of the loan (i.e., the related "combined loan-to-value ratio"), if so specified in the related Prospectus Supplement, will have been given less consideration, and in certain cases no consideration, in underwriting the Mortgage Loans or Contracts.

         To the extent described in the related Prospectus Supplement, the credit quality of some of the borrowers under the Mortgage Loans and Contracts will be lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. As a result of such lower credit quality and, if so specified in the related prospectus Supplement, the high loan-to-value ratios of the Mortgage Loans and Contracts, the loans will be likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, in the case of Mortgage Loans and Contracts originated for purposes other than acquisition of the related Mortgaged property, the losses sustained from defaulted loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of such defaulted loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of such loans will, to the extent described in the related prospectus Supplement, be secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such loans.

         The underwriting requirements for certain types of Mortgage Loans and Contracts may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending upon the dates on which loans were originated or purchased, such loans may have been originated or purchased pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans or Contracts included in the related Loan Asset Pool may be of a different credit quality and have different loan characteristics than other loans included therein. To the extent that certain Mortgage Loans or Contracts were originated or purchased under less stringent underwriting requirements, such loans may be more likely to experience higher rates of delinquencies, defaults and losses than those loans originated or purchased pursuant to more stringent underwriting requirements.

         LIMITATIONS ON REALIZATIONS OF JUNIOR LIENS. The primary risk with respect to defaulted Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Mortgage Loan and that other insurance providing for reimbursement for losses from such default (i.e., the FHA Insurance Amount for a Title I Mortgage Loan) is not available. The claims of the senior lienholder(s) will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the related Trust Fund as the junior lienholder receives any payments in respect of the defaulted Mortgage Loan. If the Master Servicer, Servicer or a Subservicer, if any, were to foreclose on any junior lien Mortgage Loan, it would do so subject to any related senior lien(s). In order for a junior lien Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to both bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgaged Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the junior lien Mortgage Loan in the aggregate, the Trust Fund, as the junior lienholder, will bear (i) the risk of delay in distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the Certificates of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Credit Enhancement provided for such Certificates, as specified in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Assets n Foreclosure n Junior Liens" herein.


         STATE AND FEDERAL LAWS AND REGULATIONS AFFECTING MORTGAGE LOANS AND CONTRACTS. Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Depositor, the Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans and Contracts. The Mortgage Loans and Contracts also may be subject to federal laws, including, if applicable, the following: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans and Contracts; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans and Contracts; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). See "Certain Legal Aspects of the Mortgage Assets" herein. Federal and state environmental laws and regulations may also impact the Servicer's or any Subservicer's ability to realize value with respect to the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Assets" herein.


         Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal of or interest on the Mortgage Loans and Contracts, may entitle the related borrower to a refund of amounts previously paid, and, in addition, could subject the Master Servicer, Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage Loans and Title I Contracts under FHA
Regulations. See "Certain Legal Aspects of the Mortgage Assets--The Title I Program." If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Mortgage Loan or Contract because of a violation of the aforementioned laws, public policies or general principles of equity, distributions from the Trust Fund may be delayed or the Trust Fund may be unable to make all distributions owed to the Certificateholders to the extent any related losses are not otherwise covered by amounts available from any Credit Enhancement provided for the Series of Certificates. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, the Master Servicer, if any, or any Subservicer, such violations may materially impact the financial ability of the Master Servicer, if any, the Servicer or any Subservicer to continue to act in such capacity.

         To the extent specified in the related Prospectus Supplement, the related Transferor or the Depositor will be required to repurchase or replace any Mortgage Loan or Contract which, at the time of origination, did not comply with applicable federal and state laws or regulations.

         BALLOON PAYMENTS. Mortgage Loans that require "balloon payments" involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates and prevailing economic conditions.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE ASSETS

         NO HAZARD INSURANCE FOR TITLE I MORTGAGE LOANS. With respect to any Title I Mortgage Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Mortgage Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the related borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Mortgage Loan suffers any uninsured hazard or casualty losses, holders of any Offered Certificates secured in whole or in part by Title I Mortgage Loans may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Claims payments. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates, as specified in the related Prospectus Supplement.

         CONTRACTS SECURED BY MANUFACTURED HOMES. The Secured Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Trustee and will not deliver any certificate of title to such Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of such servicer. If any related Credit Enhancement is exhausted and a Contract is in default, then recovery of amounts due on such Contracts is dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors may limit the ability of the Holders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

         UNSECURED CONTRACTS. The obligations of the borrower under any Unsecured Contract included in the related Trust Fund will not be secured by an interest in the related real estate or otherwise, and the Trust Fund, as the owner of such Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the related borrower's assets generally, along with all other general unsecured creditors of the related borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Contract, the obligations of the related borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of the borrower's obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

         CONSUMER PROTECTION LAWS RELATED TO CONTRACTS. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. Each Transferor of Contracts will warrant that each Contract complies with all requirements of law and with respect to any Secured Contract will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Transferor to repurchase or replace such Contract unless such breach is cured.

         RELIANCE ON MANAGEMENT OF TIMESHARE UNITS. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

RECHARACTERIZATION OF SALE OF MORTGAGE ASSETS AS BORROWING

         The Depositor will agree in the Pooling and Servicing Agreement that the transfer of the Mortgage Assets to the Trust Fund is intended as a valid sale and transfer of the Mortgage Assets to the Trustee for the benefit of the Certificateholders. However, if the Mortgage Assets are held to be property of the Depositor or if for any reason the Pooling and Servicing Agreement is held to create a security interest in the Mortgage Assets, the Depositor will agree in the Pooling and Servicing Agreement that such transfer shall be treated as the grant of a security interest in the Mortgage Assets to the Trust Fund. Also, the Depositor will warrant that if the transfer of the Mortgage Assets by it is deemed to be a grant of a security interest in the Mortgage Assets, the Trustee will have a perfected first-priority security interest therein. The Depositor is required to take all actions that are required under law to protect the Trust Fund's security interest in the Mortgage Assets. If the transfer of the Mortgage Assets to the Trust Fund is deemed to create a security interest therein, a tax or government lien on property of the Depositor arising before the Mortgage Assets came into existence may have priority over the Trusts Fund's interest in such Mortgage Assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The following summaries describe certain features common to each Series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used or referred to in a Pooling and Servicing Agreement are referred to herein, such provisions or terms shall be as used or referred to in such Pooling and Servicing Agreement.

         The Certificates will not be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, to the extent specified in the related Prospectus Supplement, any other person. To the extent specified in the related Prospectus Supplement, the Depositor's only obligations with respect to a Series will be to obtain certain representations and warranties from each Transferor and to assign to the related Trustee the Depositor's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it.

         To the extent specified in the related Prospectus Supplement, the Mortgage Assets relating to a Series, other than the Agency Securities and the Title I Mortgage Loans and Title I Contracts, will not be insured or guaranteed by any governmental entity or, any other person. With respect to a Series for which the related Trust Fund includes Mortgage Loans or Contracts, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans or Contracts, are not paid from any applicable Credit Enhancement, such delinquencies may result in delays in distributions to the Holders of one or more Classes of such Series, and such losses will be borne by the Holders of one or more Classes of such Series. To the extent specified in the related Prospectus Supplement, the Servicer will have no obligation to advance such delinquencies.

         In addition, with respect to a Series for which the related Trust Fund includes Mortgage Assets, late payments on such Mortgage Assets may result in delays in distributions to the Holders of one or more Classes of such Series, and losses on such Mortgage Assets will be borne by the Holders of one or more Classes of such Series, to the extent such late payments and losses are not advanced or paid from any applicable Credit Enhancement.

THE CERTIFICATES--GENERAL

         The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements (each, a "Pooling and Servicing Agreement") between the Depositor, the Servicer, the Administrator, if any, the Master Servicer, if any, and the related Trustee named in the Prospectus Supplement. A form of Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The Pooling and Servicing Agreement relating to a Series of Certificates will be filed as an Exhibit to a Report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

         The "Issuer" with respect to a Series of Certificates will be the related Trust Fund established by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Fund and any other assets pledged or otherwise available for the benefit of the Holders of such Series as specified in the related Prospectus Supplement. Accordingly, the investment characteristics of a Series of Certificates will be determined by the Assets included in the related Trust Fund. The Certificates of a Series will not represent obligations of the Depositor, the Servicer, any Administrator, any Master Servicer, the Trustee or any affiliate thereof.

FORM OF CERTIFICATES; TRANSFER AND EXCHANGE

         As specified in the related Prospectus Supplement, the Certificates of each Series will be issued either in book entry form or fully registered certificated form in the minimum denominations for each Class specified in the related Prospectus Supplement. To the extent specified in the Prospectus Supplement, the original Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. To the extent specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate of a Series that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The "Notional Principal Balance" of a Certificate will be a notional amount assigned to such certificate and will not evidence an interest in or entitlement to distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each Series will be transferable and exchangeable on a register to be maintained at the corporate trust office of the related Trustee or such other office or agency maintained for such purposes by the Trustee. To the extent specified in the Prospectus Supplement with respect to a Series, under the related Pooling and Servicing Agreement, the Trustee will be appointed initially as the "Registrar" for such Series for purposes of maintaining books and records of the ownership and transfer of the Certificates of such Series. To the extent specified in the Prospectus Supplement with respect to a Series, no service change will be made for any registration of transfer or exchange of Certificates of such Series, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of a Class of Certificates entitled only to a specified percentage of distributions of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a Class of Certificates entitled to receive distributions of interest and principal on the Mortgage Assets only after distributions to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." To the extent specified in the related Prospectus Supplement, transfer of Certificates of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the related Trustee and the Depositor that the purchase of Certificates of such a Class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the related Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, or the Depositor to any obligation or liability in addition to those undertaken in the Pooling and Servicing Agreement.

REMIC OR FASIT ELECTION

         As to each Series, one or more elections may be made to treat all or specified portions of the related Trust Fund as a REMIC or FASIT for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor, the Servicer, the Administrator, if any, the Master Servicer, if any, or another entity and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC or FASIT election, as well as any material federal income tax consequences to Holders of such Series not otherwise described herein, will be set forth in the related Prospectus Supplement. If a REMIC election is made with respect to a Series, one of the Classes of such Series will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other Classes of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a Series, one of the Classes of such Series will be designated as evidencing the "ownership interest" in the related FASIT as defined in the Code. All other Classes of such Series will constitute "regular interests" or "high-yield interests" in the related FASIT, as defined in the Code. As to each Series with respect to which a REMIC or FASIT election is to be made, the Servicer, the Administrator, if any, the related Trustee, a Residual Holder, an Ownership Interest Holder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, to the extent provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or, if applicable, from any Residual Holder or Ownership Interest Holder.

CLASSES OF CERTIFICATES

         Each Series will be issued in one or more Classes. If specified in the Prospectus Supplement, one or more Classes of a Series may evidence beneficial ownership interests in separate groups of Assets included in the related Trust Fund or otherwise available for the benefit of such Series. The Certificates of a Series will have an aggregate original principal balance as specified in the related Prospectus Supplement. The original principal balance of the Certificates of a Series and the Certificate Interest Rate on the Classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each Class of Certificates that is entitled to distributions allocable to interest will bear interest at the applicable Certificate Interest Rate, which may be a fixed rate (which may be zero) or, in the case of Variable Interest Certificates, may be a rate that is subject to change from time to time
(a) in  accordance  with  a  schedule,  (b) in  reference  to an  index,  or (c)
otherwise in each case as specified in the related Prospectus Supplement. Notwithstanding the foregoing, if specified in the related Prospectus
Supplement, one or more Classes of a Series may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. One or more Classes of Certificates may provide for interest that accrues, but is not currently payable ("Compound Interest Certificates"). With respect to any Class of Compound Interest Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate principal balance of such Class on that Distribution Date.

         A Series may include one or more Classes entitled only to distributions
(i) allocable to interest ("Interest Only Certificates"), (ii) allocable to principal ("Principal Only Certificates"), and allocable as between scheduled payments of principal and Principal Prepayments, as defined below under "Distributions of Principal and Interest" or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series may include one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the Assets included in the related Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         A Series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which distributions of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive distributions of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to distributions on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of distributions of principal to Companion Certificates, the weighted average lives of Companion Certificates of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Fund than will the Scheduled Amortization Certificates of such Series.

         One or more Series of Certificates may constitute a Series of "Special Allocation Certificates" which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Certificates, Special Allocation Certificates are Certificates for which the timing and/or priority of distributions of principal and/or interest may favor one or more Classes of such Certificates over one or more other Classes of such Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. To the extent specified in the related Prospectus Supplement for a Series of Special Allocation Certificates, losses on the Assets included in the related Trust Fund may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Certificates in a Series may be comprised of one or more Classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more Classes of Subordinated Certificates, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement--Subordination". Typically, Subordinated Certificates of a Series will carry a rating by the rating agencies rating the Certificates of such Series lower than that of the Senior Certificates of such Series. In addition, one or more Classes of Certificates of a Series ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from Assets included in the related Trust Fund over another Class of Certificates of such Series ("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         GENERAL. Distributions of principal and interest on the Certificates of a Series will be made by the related Trustee, to the extent of funds available therefor, on the related Distribution Date. Distributions will be made to the persons in whose names the Certificates of such Series are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to Certificateholders of such Series at their addresses appearing in the books and records maintained by or on behalf of the Issuer of such Series or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by a Holder of such Series, by wire transfer or by such other means as are agreed upon with such Certificateholder; provided, however, that the final distribution in retirement of a Series (other than Book Entry Certificates) will be made only upon presentation and surrender of such Certificates at the office or agency of the related Trustee specified in the notice to Certificateholders of such final distribution. With respect to Book Entry Certificates, such distributions will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, distributions allocable to principal and interest on the Certificates of a Series will be made by the related Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Pooling and Servicing Agreement for the benefit of Certificateholders of such Series (the "Certificate Account"), including any funds transferred from any related Reserve Fund or otherwise applicable accounts maintained by the Trustee. As between Certificates of different Classes of a Series and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class. If specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "Assets Securing or Underlying the Certificates" will be invested in the Permitted Investments specified herein and in the related Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and will be available to make distributions on the Certificates of the applicable Series on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.


         DISTRIBUTIONS OF INTEREST. Each Class of a Series (other than a Class of Principal Only Certificates) will accrue interest at the applicable
Certificate Interest Rate. One or more Classes may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. Interest on each Class will accrue during the related Due Period and will be distributed on the related Distribution Date. Interest on all Certificates which bear or receive interest, other than Compound Interest Certificates, will be distributed on the Distribution Dates specified in the related Prospectus Supplement. However, failure to distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Certificates. Interest on any Class of Compound Interest Certificates or similar securities will not be distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Distribution Date until the date specified in the related Prospectus Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier repurchase of the Certificates of any Class, interest will be paid to the date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Interest Rate applicable to one or more Classes of Certificates may increase or decrease upon the occurrence of certain events such as an increase or decrease in the rate of LIBOR or another index for floating rate Certificates, an increase or decrease in the weighted average Mortgage Rates of the Mortgage Loans, or upon the occurrence of a trigger event to be specified in the related prospectus supplement.


         Each payment of interest on each Class of Certificates (or addition to principal of a Class of Compound Interest Certificates) on a Distribution Date will include all interest accrued during the related Due Period. If the Due Period for a Series ends on a date other than a Distribution Date for such Series, the yield realized by the Holders of such Certificates may be lower than the yield that would result if the Due Period ended on such Distribution Date. Additionally, if specified in the related Prospectus Supplement, interest accrued for a Due Period for one or more Classes may be calculated on the assumption that principal distributions (and additions to principal of the Certificates), and allocations of losses on the Mortgage Assets (if specified in the related Prospectus Supplement), are made on the first day of the preceding Due Period and not on the Distribution Date for such preceding Due Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

         A Series may include one or more Classes of Variable Interest Rate Certificates. With respect to each Class of Variable Interest Certificates of a Series, the related Prospectus Supplement will set forth: (i) the initial Certificate Interest Rate (or the manner of determining the initial Certificate Interest Rate); (ii) the formula, index or other method by which the Certificate Interest Rate will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate, if any, and the Minimum Variable Interest Rate; and (v) any other terms relevant to such Class of Certificates.

         DISTRIBUTIONS OF PRINCIPAL. Principal distributions on the Certificates of a Series will be made from amounts available therefor on each Distribution Date in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

         Except with respect to Compound Interest Certificates and Interest Only Certificates or similar securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal distributions will be made on the Certificates of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series of Certificates has a Class of Compound Interest Certificates, additional principal payments on the Certificates of such Series will be made on each Distribution Date in an amount equal to the interest accrued, but not then distributable, on such Class of Compound Interest Certificates for the related Due Period.

         If specified in the related Prospectus Supplement, on any Distribution Date on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Certificates of such Series (or other subordination, if any,) and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Certificates of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Certificates of such Series so specified has been reduced to zero or paid in full, thus reducing the amount of principal distributable on each such Class of Certificates or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Certificates will be allocated to the Holders of the Certificates of such Class or Classes pro rata in the proportion which the outstanding principal of each Certificate of such Class or Classes bears to the aggregate outstanding principal balance of all Certificates of such Class.

         If provided in the related Prospectus Supplement, one or more Classes of Senior Certificates of a Series will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. To the extent provided in the related Prospectus Supplement, any such allocation of principal prepayments to such Class or Classes will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in rights to the benefit of the Assets in the related Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination credit enhancement provided to the Priority Certificates by the Subordinated Certificates. See "Credit Enhancement--Subordination."

         UNSCHEDULED DISTRIBUTIONS. If specified in the related Prospectus Supplement, the Certificates of a Series will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the related Trustee will be required to make such unscheduled distributions on the Certificates of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Pooling and Servicing Agreement, that the amount anticipated to be on deposit in the Certificate Account for such Series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required distributions on the Certificates of such Series on such Distribution Date. To the extent specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates of such Series on the next Distribution Date. To the extent specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution made on the Certificates of a Series will be made in the same priority and manner as distributions of principal on such Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same Class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

TERMINATION

         The obligations created by the Pooling and Servicing Agreement for each Series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

         If specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If provided in the related Prospectus Supplement upon the reduction of the Class Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to repurchase or to solicit bids for the purchase of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. If a REMIC or FASIT election will be made with respect to a Series of Certificates, there may be additional conditions to the termination of the related Trust Fund which will be set forth in the related Pooling and Servicing Agreement for such Series of Certificates.

BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Certificates of any Class of such Series may be issued in book entry form ("Book Entry Certificates") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Certificates.

         Purchasers and other Beneficial Owners of Book Entry Certificates ("Beneficial Owners") may not hold Book Entry Certificates directly, but may hold, transfer or pledge their ownership interest in the Book Entry Certificates only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all distributions of principal and interest with respect to Book Entry Certificates, and, if applicable, may request repurchase of Book Entry Certificates only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors--Limited Liquidity and Fluctuation in Value from Market Conditions--Book Entry Registration."

         If Certificates of a Series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit distributions of principal and interest with respect to the Certificates of such Series, and to receive and transmit requests for repurchase with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit distributions and repurchase requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive distributions, transfer their interests, and submit repurchase requests.

MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

         To the extent specified in the related Prospectus Supplement, (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Depositor, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to hold each of them harmless, then, in the absence of notice to the Depositor, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Certificate, the Depositor and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Certificate shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.


                 ASSETS SECURING OR UNDERLYING THE CERTIFICATES

GENERAL

         Each Series of Certificates will represent a beneficial interest in the Assets included in the related Trust Fund and transferred to the related Trustee by the Depositor. Such Assets may include (i) Mortgage Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions; (iii) with respect to a Trust Fund that includes Mortgage Loans or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract and certain rights of the Administrator, if any, and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; and (iv) if specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The primary Assets of any Trust Fund will consist of Mortgage Assets.

         With respect to a Series, the Depositor will acquire the Mortgage Assets in the open market or in privately negotiated transactions from one or more entities, and each such entity from whom the Depositor so acquires a significant portion of the Mortgage Assets (individually or collectively, the "Transferor") will be described in the related Prospectus Supplement, including a description of any affiliation between the Transferor and the Depositor. To the extent specified in the related prospectus supplement, the Mortgage Assets will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including but not limited to solicitations through advertising and telemarketing , refinancing of existing mortgage loans and referrals from home improvement contractors, mortgage brokers and credit unions ("direct originations"); (iii) the purchase of loans, on a flow basis, originated by unaffiliated lenders, as correspondents ("correspondent originations"), including delegated underwriting corespondents; or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). In acquiring the Mortgage Assets from a Transferor, the Depositor will rely on the representations and warranties made by the Transferor with respect to such Mortgage Assets. For a summary description of the expected representations and warranties with respect to such Mortgage Assets, See "The Pooling and Servicing Agreement--Assignment of
Mortgage Assets" herein. As further described in the related Prospectus Supplement for a Series, the Transferor will be obligated to repurchase or replace any Mortgage Assets that, subject to the lapse of any applicable cure period, are in breach of a representation or warranty made by the Transferor and such breach has a material and adverse affect on the value of such Mortgage Assets or the interest of Certificateholders therein. To the extent that the Depositor has any obligation to repurchase or replace any Mortgage Assets for a material breach of any representations or warranties made by the Depositor, the Depositor is not expected to have the financial capability to repurchase or replace such defective Mortgage Assets, but rather the Depositor will be relying on the related Transferor of such defective Mortgage Assets to repurchase or replace them. See "The Depositor" herein.

         The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Pooling and Servicing Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series, will be attached to the related Pooling and Servicing Agreement delivered to the Trustee upon delivery of such Series.

MORTGAGE LOANS


         The Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "Mortgage Notes") and will be secured by mortgages, deeds of trust, deeds to secure debt or other similar security instruments (the "Mortgages") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments, townhomes and Manufactured Homes (as defined herein) (the "Mortgaged Properties") located in various states. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment or manufactured housing loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such Cooperatives. To the extent specified in the related Prospectus Supplement, either (i) all or the substantial majority of the Mortgages will be first liens on the related Mortgaged Properties, or (ii) all or a portion of the Mortgages will be junior liens on the related Mortgaged Properties, and the related superior liens will not be included in the related Mortgage Loan Pool. Certain of the Mortgage Loans may be partially insured to the extent described in the related Prospectus Supplement (and subject to the conditions described herein and in the related Prospectus Supplement) by the FHA under the Title I Program (the "Title I Mortgage Loans"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans will have scheduled monthly payment dates throughout a month, and no Mortgage Loan will provide for deferred interest or negative amortization, and no commercial (other than mixed use) or multifamily loans will be included in any Mortgage Loan Pool. The predominant character of the property securing such mixed use loans will be one- to four-family residential property.


         The payment terms of the Mortgage Loans to be included in a Trust Fund for a Series or will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee (which may be waived), which may be fixed for the life of the related Mortgage Loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Depositor.

         With respect to a Series for which the related Trust Fund includes Mortgage Loans the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination, geographic dispersion and original principal balances and the loan-to-value ratios of such Mortgage Loans.

AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA). GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA Loans"), or guaranteed by the Farmers Home
Administration ("FmHA Loans") or partially guaranteed by the Veterans' Administration ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller servicer of FHA Loans, FmHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have an original maturity of substantially less than 30 years). GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans, FmHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA
Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or " buydown" mortgages. GNMA Certificates included in the Trust Fund for a Series may be held in book-entry form.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Fund for a Series may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA). FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

         FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus
Supplement, FNMA Certificates included in the Trust Fund with respect to a Series may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate included in the Trust Fund with respect to a Series or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid or distributed to Holders of such Series, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         FEDERAL HOME LOAN MORTGAGE  CORPORATION  (FHLMC).  FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         To the extent described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each borrower of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the borrowers. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series for which the related Trust Fund includes FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

         STRIPPED AGENCY SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates, or other Agency Securities. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, to the extent specified in the related Prospectus Supplement.

         OTHER  AGENCY  SECURITIES.  If  specified  in  the  related  Prospectus
Supplement, a Trust Fund may include other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, including but not limited to FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If specified, a combination of different types of Agency Securities may be included in a Trust Fund.

CONTRACTS

         As specified in the related Prospectus Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and (ii) unsecured loans for Manufactured Homes and for property improvement, debt consolidation and/or home equity purposes (such unsecured loans are collectively, the "Unsecured Contracts"). To the extent described in the related Prospectus Supplement, certain Contracts that are secured by
Manufactured Homes and Unsecured Contracts will be conventional (i.e., not insured or guaranteed by a governmental agency) loan contracts (the "Conventional Contracts"), while other Contracts that are secured by
Manufactured Homes or that are unsecured loans for Manufactured Homes or property improvements will be partially insured by the FHA under the Title I Program (the "Title I Contracts"). To the extent specified in the related Prospectus Supplement, the Contracts included in the Trust Fund with respect to a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The Secured Contracts differ from Mortgage Loans in that the Secured Contracts are not secured by an interest in real property, but rather by an interest in a Manufactured Home that is not permanently affixed to real estate. In addition, the Contracts differ from Mortgage Loans in that they are generally originated by a network of independent contractors or dealers that professionally install property improvements, rather than by financial institutions or other traditional mortgage lenders.

         While the Unsecured Contracts are not secured by a security interest in any related real or personal property, such contracts are still subject to the same underwriting criteria as the Mortgage Loans and the Secured Contracts. For example, in underwriting an Unsecured Contract, the Transferor will consider the borrower's credit history and ability to repay the related debt as well as the value of real or personal property owned by the borrower which could be the subject of a junior lien in favor of the Transferor; however, because the Unsecured Contracts generally have smaller principal amounts than the Mortgage Loans or the Secured Contracts, a junior lien with respect to such real or personal property will not be obtained because the costs associated with obtaining and perfecting such a junior lien will not justify the benefits provided by such a lien, including any realization from the enforcement of such lien.


         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this]
paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat a Trust Fund including Secured Contracts as a REMIC or a FASIT as described in "Material Federal Income Tax Consequences," the related Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.


         To the extent specified in the Prospectus Supplement with respect to a Series for which the related Trust Fund includes Secured Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. To the extent specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the cut-off date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

MODIFICATIONS OF MORTGAGE LOANS AND CONTRACTS

         With respect to a Series of Certificates as to which a FASIT election has been made, if so specified in the related Prospectus Supplement, the related Master Servicer, Servicer or Special Servicer, if any, may, subsequent to the issuance of a Series of Certificates, effect certain modifications of the terms of any related Mortgage Loan or Contract to the extent that the related borrower has indicated an intention to refinance such Mortgage Loan or Contract (an "Imminent Prepayment"). The Master Servicer, Servicer or any Subservicer will also be authorized, to the extent provided in the applicable Sale and Servicing Agreement, to modify the terms of any Mortgage Loan or Contract that is in default or as to which default is, in the judgment of the Master Servicer, Servicer or Subservicer, as applicable, reasonably foreseeable (a "Defaulted Loan").

         In the case of an Imminent Prepayment, if so specified in the related Prospectus Supplement, the Master Servicer, Servicer or any Special Servicer will be authorized, provided that the related borrower satisfies certain minimum credit criteria, to reduce the interest rate applicable to such Mortgage Loan or Contract, to reduce (or increase) the applicable monthly payment, and/or to extend (or to shorten) the applicable term to maturity of such Mortgage Loan or Contract. Any fees payable by a borrower in connection with such a modification may be retained by the Master Servicer, Servicer or Special Servicer, as applicable, or other applicable party, or such fees may be an asset of the related Trust. If so specified in the related Prospectus Supplement, the amount of such fees may be added to the principal balance of the applicable Mortgage Loan or Contract, which additional amount may be retained by the applicable party or may be an asset of the Trust. In such event the modified Mortgage Loan or Contract will remain an asset of the applicable Trust Fund with the modified terms. Such modifications will generally have the effect of reducing funds available to Certificateholders on subsequent Distribution Dates, and could affect the yields to maturity and weighted average lives of the related Certificates.

         In the case of a Defaulted Loan, the Master Servicer, Servicer or any Special Servicer may, in its judgment in accordance with accepted servicing practices and the applicable Sale and Servicing Agreement, increase the outstanding principal balance of such Mortgage Loan or Contract by the amount of interest accrued on delinquent payments, extend the term to maturity of such Mortgage Loan by the number of months of payment delinquency and defer payment of delinquent monthly payments, modify the applicable interest rate, principal balance, monthly payment and/or term to maturity, forgive all or part of the amount of delinquent monthly payments or generally take such similar actions or make such similar modifications as in its judgment can be expected to maximize the amount realized by the related Trust Fund on behalf of Certificateholders. Such actions or modifications could delay distributions to Certificateholders, could reduce amounts ultimately available for distribution to Certificateholders and could affect the yields to maturity and weighted average lives of the related Certificates.

ADDITIONS, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series, as described in the related Prospectus Supplement, the related Transferor or the Depositor may, subsequent to the issuance of a Series, (i) deliver additional Assets to the related Trust Fund,
(ii) withdraw Assets previously included in a Trust Fund for such Series and substitute comparable assets therefor, or (iii) withdraw Assets previously included in a Reserve Fund for such Series. Assets may be added to the Trust Fund for a Series subsequent to the issuance of such Series in the manner described under "Pre-Funding Arrangements" below. In addition, Assets may be withdrawn from or substituted in the Trust Fund for a Series for the following reasons: (a) curing any breaches of representations and warranties with respect to such Assets, (b) curing certain immaterial irregularities with respect to such Assets that do not constitute a breach of such representations and warranties, or (c) achieving certain targeted or desired Mortgage Asset Pool characteristics with respect to the Assets of a particular Series, including, without limitation, those characteristics that accommodate the requests of a Rating Agency, the Underwriters or a third party provider of Credit Enhancement. Any such additions, withdrawals or substitutions of Assets by the related Transferor or the Depositor will be subject to the applicable limitations, requirements and conditions provided in the related Pooling and Servicing Agreement (and described in the related Prospectus Supplement) for such Series.

PRE-FUNDING ARRANGEMENTS

         To the extent provided in the related Prospectus Supplement for a Series, the related Pooling and Servicing Agreement will provide for a commitment by the related Trust Fund to subsequently purchase additional Mortgage Assets ("Subsequent Mortgage Assets") from the Depositor following the date on which the Trust Fund is established and the related Certificates are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Mortgage Assets transferred to the Trust Fund conform to the requirements and conditions provided in the related Pooling and Servicing Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Certificates, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more Classes of Certificates of such Series; and subsequently, the Trust Fund will acquire Subsequent Mortgage Assets from the Depositor in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Mortgage Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Certificates of such Series.

         If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Certificates as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Mortgage Assets transferred to the Trust Fund after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Certificates, no assurance can be given that such a distribution with respect to the Certificates will not occur on the Distribution Date following the Due Period in which the Pre-Funding Arrangement ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Mortgage Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Certificates of the related Series, as set forth in related Prospectus Supplement.

         As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the Pooling and
Servicing Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each Rating Agency rating the Series of Certificates at the time at which the investments are made (collectively "Permitted Investments"); and provided further that an investment in such Permitted Investments will not require the Trust Fund for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Investments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each Rating Agency rating the applicable Series of Certificates.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Certificates and the sale of the Mortgage Assets to the related Trust Fund through the incremental delivery of the Mortgage Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Mortgage Assets by the Depositor and the related Transferor and the issuance of a larger principal amount of Certificates for such Series than would be the case without a Pre-Funding Arrangement.


                               CREDIT ENHANCEMENT

GENERAL

         Various forms of credit enhancement ("Credit Enhancement") may be provided with respect to one or more Classes of a Series or with respect to the Assets in the related Trust Fund. Credit Enhancement may be in the form of the subordination of one or more Classes of such Series, the overcollateralization of the Trust Fund with respect to a Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, the use of a Mortgage Pool Insurance Policy, Certificate Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, surety bond, letter of credit, credit or liquidity facility, guaranteed investment contract, swap or other interest rate protection agreement, repurchase obligation, yield maintenance agreement, other agreements with respect to third party payments or other support, cash deposits or such other form of Credit Enhancement as may be described in the related Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, Credit Enhancement for a Class of Certificates may cover one or more other Classes of Certificates of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Certificates.

         The presence of Credit Enhancement for the benefit of any Class or Series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders of such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. To the extent specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, Holders will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Class or Series of Certificates, Certificateholders of any such Class or Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

SUBORDINATION

         If specified in the related Prospectus Supplement, distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Certificates") will instead be payable to one or more other Classes of such Series (the "Senior Certificates") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments or distributions on the Mortgage Assets over the lives of the Certificates of a Series or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Holders of Senior Certificates on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments or distributions on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts distributable and available for distribution to Holders of Subordinated Certificates were to exceed the specified maximum amount, Holders of Senior Certificates could experience losses on their Certificates.

         In addition to or in lieu of the foregoing, if specified in the related Prospectus Supplement, all or any portion of distributions otherwise distributable to Holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Fund (as defined below) established by the related Trustee. If specified in the related Prospectus Supplement, such deposits may be made (i) on each Distribution Date, (ii) on each Distribution Date for specified periods, or (iii) on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Holders of any Class of Certificates at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their Scheduled Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, distributions to Holders of Senior Certificates on account of delinquencies or losses and payments to any
Reserve  Fund  will  be  allocated  as  specified  in  the  related   Prospectus
Supplement.

OVERCOLLATERALIZATION

         If provided in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in the Trust Fund may exceed the aggregate original principal balance of the Certificates in a Series thereby creating an "Excess Spread" on each Distribution Date. If provided in the related Prospectus Supplement, such Excess Spread may be distributed to holders of Senior Certificates to produce and maintain a specified level of overcollateralization. With respect to a Series of Certificates, the overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Pooling and Servicing Agreement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Certificates may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Fund for a Series or otherwise available for the benefit of such Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of or secured by one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in or secured by other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Funds for a separate Series of Certificates. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

CERTIFICATE INSURANCE

         If specified in the Prospectus Supplement, one or more Certificate Guaranty Insurance Policies (each, a "Certificate Guaranty Policy") will be obtained. Such Certificate Guaranty Policy with respect to a Series will, subject to limitations described in the related Prospectus Supplement, provide to the Holders of the insured Certificates of such Series a guarantee of payment of any interest and/or principal payments due to such Holders on each Distribution Date. The related Prospectus Supplement will describe the terms of any Certificate Guaranty Policy and will set forth certain information with respect to the Certificate Insurer.

POOL INSURANCE

         With respect to a Series for which the related Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Certificates of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or reported on Form 8-K and for the periods specified in the Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Servicer under the related Pooling and Servicing Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Certificates of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies (each, a "Special Hazard Insurance Policy") will be obtained. Such Special Hazard Insurance Policy with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of the Certificates of such Series from loss caused by reason of (i) damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans and Contracts--Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The  related  Prospectus  Supplement  will  describe  the  terms of any
applicable   Special  Hazard   Insurance  Policy  and  will  set  forth  certain
information with respect to the related Special Hazard Insurer.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the related Transferor or the Depositor in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely distribution of principal of, and interest on, or, if specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the Assets in the related Trust Fund, to pay the expenses of the related Trust Fund or for such other purposes specified in such Prospectus Supplement. Whether or not the related Transferor or the Depositor has any obligation to make such a deposit, certain amounts to which the Holders of the Subordinated Certificates of such Series, if any, the related Transferor or the Depositor would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. To the extent specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the Holders of the Certificates of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement with respect to a Series, the related Trust Fund may also include, or the Certificates of such Series may also have the benefits of, assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Assets included in such Trust Fund, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the distributions made in respect of such Assets, (iv) guaranteeing timely distribution of principal and interest on the Certificates of such Series, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Holders of the Certificates of a Series are entitled to receive amounts deposited in various accounts held by the related Trustee upon the terms specified in the related Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Administrator, if any, to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans and Contracts--Advances".


                  SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

         Except as otherwise noted, the description set forth below of the servicing of Mortgage Loans is applicable to Mortgage Loans included in the Trust Fund with respect to a Series of Certificates.

         To the extent provided in the related Prospectus Supplement, with respect to a Series of Certificates for which the related Trust Fund includes Mortgage Loans or Contracts, the Mortgage Loans or Contracts included in the Trust Fund for a Series of Certificates will be serviced either (i) by the related Servicer as sole servicer, (ii) by the related Master Servicer as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Servicer acts as the sole servicer or as the master servicer for a Series, the Servicer may have no servicing obligations with respect to such Series. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Depositor. If the Servicer is not an affiliate of the Depositor, the discussion relating to the servicing of the Mortgage Loans and Contracts as set forth below may be modified or superseded by any discussion relating to the servicing of the Mortgage Loans and Contracts set forth in the Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, the Mortgage Loans and Contracts will be serviced by one or more loan servicing institutions, which may include the Servicer or a Subservicer, pursuant to a subservicing agreement between each Subservicer and the Servicer (each, a "Subservicing Agreement"), which may be entered into only with the prior written consent of the Trustee and the Administrator, if any.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the borrower, the Servicer, on behalf of the Trustee, will generally, except as specified below and to the extent it has knowledge of such conveyance or prospective conveyance, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any
"due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer, Servicer or Subservicer, if any, shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, Servicer or Subservicer, if any, is not enforceable under applicable law. In such event or in the event the related Mortgage and Note do not contain a "due-on-sale" clause, the Master Servicer, Servicer or Subservicer, if any, shall enter into an assumption and modification Agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the mortgage documents, the related borrower remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such purchaser, pursuant to which the original borrower is released from liability and such purchaser is substituted as borrower and becomes liable under the Note.

         In addition, in certain cases the Master Servicer, Servicer or Subservicer, if any, may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In such event, the Master Servicer, Servicer or Subservicer may require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         With respect to any defaulted Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments or the cure of any other event of default, the Master Servicer, Servicer or Subservicer, if any, will take such action as it shall deem to be in the best interest of the Certificateholders. Without limiting the generality of the preceding sentence, the Master Servicer, Servicer or Subservicer, if any, will, in accordance with the servicing standard described above, (i) in the case of Title I Mortgage Loans and Title I Contracts only, direct the Trustee (or any Administrator) to submit an FHA Claim to the FHA, in accordance with FHA Regulations, or (ii) in the case of Mortgage Loans and Contracts, take such other action as the Master Servicer, Servicer or Subservicer, if any, deems to be in the best interests of the Certificateholders, which if no superior lien exists on the related Mortgaged Property, could include a foreclosure upon such Mortgaged Property in the name of the Trustee for the benefit of the Certificateholders, provided such action was economically justified and would not affect the status of the REMIC or FASIT or cause a tax to be imposed upon the REMIC or FASIT for federal income tax purposes. Typically, however, the Master Servicer, Servicer or Subservicer, if any, has chosen not to pursue foreclosures of defaulted loans comparable to the Mortgage Loans and Contracts due to the costs involved. In servicing mortgage loans and contracts secured by junior liens in their portfolios, it will not be the Master Servicer's or any Subservicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. In addition, if a defaulted mortgage loan or contract (together with any senior lien indebtedness) has a high loan-to-value ratio, then the Master Servicer, Servicer or Subservicer, if any, will be less likely to foreclose on the related mortgaged property, even if the Master Servicer, Servicer or Subservicer, if any, has a first-lien position for such mortgage loan or contract. In the event an FHA Claim is rejected by the FHA due to circumstances that constitute a breach of the Transferor's representations and warranties in the Pooling and Servicing Agreement, the Transferor will be required to repurchase the related Title I Mortgage Loan or Title I Contract at the purchase price and in the manner set forth in the Pooling and Servicing Agreement.

         In connection with any collection activities or foreclosure, the Master Servicer, Servicer or Subservicer, if any, is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

         The Pooling and Servicing Agreement requires the Master Servicer, Servicer or Subservicer, if any, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Contracts. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the payment of a Mortgage Loan or a Contract or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or Contract or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the Pooling and Servicing Agreement and the FHA Regulations, if applicable.

         The Master Servicer, Servicer or Subservicer, as applicable, may permit a borrower who is delinquent in payment but has established an ability to repay the related Mortgage Loan to repay such delinquent amount in increments over time. In such event, such borrower will be permitted to remain delinquent in payment for an extended period of time.

         As described under "Certain legal Aspects of the Loan Assets-Foreclosure-Anti-Deficiency Legislation and Other Limitations on Lenders," a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a default in respect of a Loan Asset by paying the delinquent amount over a period of time. Such borrowers will be reported by the Master Servicer, Servicer or Subservicer, as applicable, as being current in payment to the extent that they are meeting the requirements of the applicable repayment plan.

         The Master Servicer, Servicer or Subservicer may waive or vary the terms of a Loan Asset, including reducing the interest rate or extending the term to maturity, in order to obtain a reaffirmation of debt from a bankrupt borrower.

         See "Assets Securing or Underlying Certificates--Modifications of Mortgage Loans and Contracts."

SUBSERVICERS

         The Servicer is permitted under the Pooling and Servicing Agreement to enter into servicing arrangements with subservicers meeting the requirements of the Pooling and Servicing Agreement, provided that the Trustee gives written consent thereto. Notwithstanding any subservicing arrangements, the Servicer shall not be relieved of its obligations under the Pooling and Servicing Agreement to the Trustee and the Certificateholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Contracts.

REMOVAL AND RESIGNATION OF SERVICER

         To the extent specified in the Prospectus Supplement, the Trustee may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of certain events described in the related Pooling and Servicing Agreement. To the extent specified in the Prospectus Supplement, the Servicer will not be permitted to resign from its obligations and duties except by mutual consent of the Servicer, the Depositor, the Trustee and any other persons so specified in the related Pooling and Servicing Agreement, or upon the determination that the Servicer's duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a qualified successor has assumed the Servicer's responsibilities and obligations. Upon removal or resignation of the Servicer, a successor servicer will be appointed pursuant to the terms and conditions set forth in the applicable Pooling and Servicing Agreement.

ADVANCES

         To the extent specified in the Prospectus Supplement, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Mortgage Asset or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. To the extent specified in the Prospectus Supplement, no costs incurred by the Master Servicer, Servicer or any Subservicer in respect of servicing advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Asset.

SERVICING PROCEDURES

         To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will service the Mortgage Loans and Contracts pursuant to written guidelines promulgated by the Depositor or the Servicer. The Servicer will exercise its best reasonable efforts to insure that the Subservicers service the Mortgage Loans and Contracts in compliance with such guidelines and in a manner consistent with industry standards.

         MORTGAGE LOANS. To the extent specified in the related Prospectus Supplement, the Master Servicer, Servicer and any Subservicer will be required to service and administer the Mortgage Loans and will have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the Pooling and Servicing Agreement. The Master Servicer, Servicer or Subservicer, if any, in servicing and administering the Mortgage Loans, will be required to employ or cause to be employed procedures (including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Certificateholders' reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer will and will cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Master Servicer, Servicer or Subservicer, if any, will be required to maintain the facilities, procedures and experienced personnel necessary to comply with such servicing standard and the duties of the Servicer set forth in the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans.

         The Master Servicer, Servicer or Subservicer, if any, will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses and after the satisfaction of any senior liens.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In  general,  a  "tenant-stockholder"   (as  defined  in  Code  Section
216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Code Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Code Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         CONTRACTS. With respect to a Trust Fund that includes Contracts, the Servicer will service and administer the Contracts assigned to the Trustee pursuant to the related Pooling and Servicing Agreement. The Servicer, either directly or through Subservicers subject to general supervision by the Servicer, will perform diligently all services and duties specified in each Pooling and Servicing Agreement, in the same manner as prudent lending institutions of property improvement and/or manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related borrowers are located. The Servicer will monitor the performance of each Subservicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the Pooling and Servicing Agreement. The duties to be performed by the Servicer or the Subservicer, if any, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer or Servicer, and each Subservicer, if any, will be entitled to a monthly fee as specified in the related Prospectus Supplement. In addition to the primary compensation, the Master Servicer, Servicer or Subservicer, if any, will retain all assumption underwriting fees and late payment charges, to the extent collected from Borrowers, and may be entitled to retain investment income on amounts in certain accounts.

         The Servicer and any Subservicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policies, or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Certificates of the affected Series to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's and the Subservicer's expenses, are less than the principal balance of such defaulted Mortgage Loan or Contract.

         To the extent specified in the related Prospectus Supplement, the Master Servicer or Servicer will be responsible for payment of certain fees and expenses of the related Trust Fund.


                       THE POOLING AND SERVICING AGREEMENT

         The following summaries describe certain provisions of the Pooling and Servicing Agreement not described elsewhere in this Prospectus. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Certificates to describe the terms and provisions of the particular Pooling and Servicing Agreement relating to such Series of Certificates.

         Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Depositor. If the Servicer is not an affiliate of the Depositor, the discussion relating to pooling and administration (or master servicing) as set forth below may be modified or superseded by any discussion relating to the pooling and administration (or master servicing) set forth in the Prospectus Supplement. In addition, certain of the following summaries only apply to a Pooling and Servicing Agreement relating to series of Certificates for which the related Trust Fund includes Mortgage Loans or Contracts. Provisions of Pooling and Servicing Agreements relating to series of Certificates for which the related Trust Fund includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

         ASSIGNMENT OF MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Depositor will assign the Mortgage Loans to the related Trustee, together with all principal and interest (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Depositor on or with respect to such Mortgage Loans on or after the cut-off date) other than principal and interest due and payable on or before the date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement.

         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee or its custodian, as specified in the related Prospectus Supplement, the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         The Transferor will not be required to record assignments of the Mortgages to the applicable Trustee in the real property records of certain states. The Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the applicable Trustee and the holders of Certificates of the related Series. If the Transferor or the Seller were to sell, assign, satisfy or discharge any Mortgage Loan prior to recording the related assignment in favor of the applicable Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the applicable Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the applicable Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor, as depositor, will cause to be delivered to the Trustee or its custodian, as specified in the related Prospectus Supplement, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         To the extent specified in the related Prospectus Supplement, in the Pooling and Servicing Agreement the Depositor generally will represent and warrant to the Trustee, among other things, that (i) the information with respect to each Mortgage Loan set forth in the schedule of Mortgage Loans attached thereto is true and correct in all material respects; (ii) at the date of initial issuance of the Certificates, the Depositor has good and marketable title to the Mortgage Loans included in the Trust Fund and such other items comprising the corpus of the Trust Fund are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; (iii) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; and (iv) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Mortgage Loans, the FHA Regulations.

         If specified in the related Prospectus Supplement, the Depositor may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Mortgage Loans were acquired to make such representations (other than those regarding the Depositor's title to the Mortgage Loans, which will in all events be made by the Depositor), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as Servicer, in the Pooling and Servicing Agreement, or if such entity is acting as a Subservicer, in its Subservicing Agreement. In such event such representations, and the Depositor's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

         ASSIGNMENT OF CONTRACTS. The Depositor will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement.

         In addition, with respect to each Contract for a Manufactured Home, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. To the extent specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Holders of the Certificates of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets."

         To the extent specified in the Prospectus Supplement, the Depositor will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information with respect to each Contract set forth in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good and marketable title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract.

         ASSIGNMENT OF AGENCY SECURITIES. With respect to each Series, to the extent specified in the related Prospectus Supplement, the Depositor will cause any Agency Securities included in the related Trust Fund to be registered in the name of the Trustee. The Trustee (or its custodian as specified in the related Prospectus Supplement) will have possession of any certificated Agency Securities. To the extent specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good and marketable title to, and was the sole owner of, each such security.

CONVEYANCE OF SUBSEQUENT MORTGAGE ASSETS


         With respect to a Series of Certificates for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Mortgage Assets to the Trust Fund after the issuance of such Series, the related Pooling and Servicing Agreement will require the Transferor and Depositor to satisfy the following conditions, among others: (i) each Subsequent Mortgage Asset purchased after the Closing Date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the Transferor, the Trustee and the Depositor (the "Subsequent Transfer Agreement") and in the related Pooling and Servicing Agreement; (ii) the Transferor will not select such Subsequent Mortgage Assets in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related cut-off date, all of the Mortgage Assets in the Mortgage Asset Pool at that time, including the Subsequent Mortgage Assets purchased after the closing date will satisfy the criteria set forth in the related Pooling and Servicing Agreement; (iv) the Subsequent Mortgage Assets will have been approved by any third party provider of Credit Enhancement, if applicable; and (v) prior to the purchase of each Subsequent Mortgage Asset the Trustee will perform an initial review of certain related loan file documentation for such Mortgage Asset and issue an initial certification for which the required documentation in such loan file has been received with respect to each such Subsequent Mortgage Asset. The Subsequent Mortgage Assets on an aggregate basis, will have characteristics similar to the characteristics of the pool of Initial Mortgage Assets as described in the related Prospectus Supplement, and the characteristics of no more than five percent of the aggregate Subsequent Mortgage Assets will deviate materially, on an average basis, from the characteristics of the pool of Initial Mortgage Assets as described in the related prospectus supplement. Each acquisition of any Subsequent Mortgage Assets will be subject to review by any third party provider of Credit Enhancement, if applicable, and the Rating Agencies and, to the extent specified in the related Prospectus Supplement, review by the Transferor's accountants of the aggregate statistical characteristics of the related Mortgage Asset Pool for compliance with the applicable statistical criteria set forth in the related Pooling and Servicing Agreement.


REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS AND CONTRACTS

         The Trustee (or its custodian as specified in the related Prospectus Supplement) will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust Fund. To the extent specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Depositor cannot deliver such document or cure such defect within 60 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will, not later than the Determination Date next succeeding the end of such 60-day period (a) if provided in the Prospectus Supplement remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other Mortgage Loans or Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its principal balance plus interest thereon as the date specified in the related Prospectus Supplement, plus the amount of unreimbursed servicing advances made by the Servicer or any Subservicer with respect to such Mortgage Loan. The Depositor will be similarly obligated to repurchase any Mortgage Loan or Contract as to which a breach of a representation or warranty of such party materially and adversely affects the interests of Certificateholders in such Mortgage Loan or Contract. To the extent specified in the related Prospectus Supplement, such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable, substitution obligation will constitute the sole remedy available to Holders of the Certificates of the applicable Series or the Trustee against the Depositor for a material defect in a document relating to a Mortgage Loan or Contract.

         If the Prospectus Supplement for a Series of Certificates so provides, then in lieu of agreeing to repurchase or substitute Mortgage Loans or Contracts as described above, the Depositor may obtain such an agreement from the entity which sold such Mortgage Loans or Contracts to the Depositor, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

         If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts as described above.

EVIDENCE AS TO COMPLIANCE

         The related Pooling and Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, will furnish to the Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Trustee, the Registrar for a Series of Certificates will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Holders of record of such Series as of the most recent Record Date for payment of distributions to Holders of that Series. Upon written request of three or more Holders of record of a Series of Certificates for purposes of communicating with other Holders with respect to their rights under the Pooling and Servicing Agreement for such Series, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee. With respect to Book Entry Certificates, the only named Holder on the Certificate Register will be the Clearing Agency.

         The Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of Holders of Certificates.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

         The Pooling and Servicing Agreement with respect to a Series will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Certificates; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF"), the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee which depository institution or trust company will be required to have capital and surplus of not less than the amount specified in the related Pooling and Servicing Agreement; or (v) an account that will not cause any rating agency rating the Certificates of such Series to downgrade or withdraw its then-current rating assigned to the Certificates as evidenced in writing by such rating agency. The instruments in which amounts in the Certificate Account may be invested are limited Permitted Investments. To the extent specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. To the extent specified in the related Prospectus Supplement, the Depositor or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. To the extent specified in the related Prospectus Supplement, the following payments and collections received subsequent to the cut-off date will be deposited in the Certificate Account:

         (i)      all payments on account of scheduled principal;

         (ii) all payments on account of interest accruing and collected on and after the date specified in the related Prospectus Supplement, subject to exclusions or adjustments described in such Prospectus Supplement;

         (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Subservicers or the Servicer, as described in the related Pooling and Servicing Agreement;

         (iv)     all Insurance Proceeds;

         (v) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Servicer, the Depositor or the Transferor or otherwise as described above or under "Termination" below;

         (vi) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related Series; and

         (vii) all other amounts required to be deposited in the Certificate Account pursuant to the related Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution on the Certificates of a Series, to the extent specified in the related Prospectus Supplement, the Trustee will furnish to Holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things:

         (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

         (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

         (iii) the aggregate principal balance of each Class of the Certificates after giving effect to distributions on such Distribution Date;

         (iv) if applicable, the aggregate principal balance of any Class Certificates which are Compound Interest Certificates after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

         (v) if applicable, the amount otherwise distributable to Holders of any Class of Certificates that was distributed to Holders of other Classes of Certificates;

         (vi) if any Class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

         (vii)  certain  performance  information,   including  delinquency  and
foreclosure   information   specified  in  the  related  Pooling  and  Servicing
Agreement;

         (viii)  the  amount  of  coverage  then  remaining   under  any  Credit
Enhancement; and

         (ix) all other information required to be provided pursuant to the related Pooling and Servicing Agreement.

         The Servicer or the Trustee will also furnish annually customary information deemed necessary for Holders of such Certificates to prepare their tax returns.

EVENTS OF DEFAULT

         "Events of Default" under the Pooling and Servicing Agreement with respect to a Series will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any of its covenants or agreements in such Pooling and Servicing Agreement materially affecting the rights of Holders of the Certificates of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer or the Trustee by the Holders of such Certificates evidencing interests aggregating not less than 25% of the affected Class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under a Pooling and Servicing Agreement remains unremedied by the Servicer, the Trustee, or Holders of Certificates of each Class of Certificates affected thereby evidencing, as to each such Class interests aggregating not less than 51%, may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement, whereupon the Trustee, or a new Servicer appointed pursuant to the Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Servicer, the Servicer will be entitled to receive amounts earned by it under the Pooling and Servicing Agreement prior to such termination. If at the time of any such termination the Servicer is also servicing as the Administrator, the Servicer's status as Administrator will be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, if such person is then qualified to so act), or to another successor Administrator retained by the Trustee, or to the Trustee itself if a successor Administrator cannot be retained in a timely manner. To the extent provided in the related Prospectus Supplement, unless and until a successor servicer is appointed, the Trustee will be required to fulfill the duties of the Servicer.

         No Holder of Certificates will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Pooling and Servicing Agreement with respect to a Series may be amended by the Depositor, the Servicer and the Trustee without the consent of the Holder of the Certificates of such Series, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement provided that such action will not adversely affect in any material respect the interests of any Holders of that Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Holders of that Series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Certificates of that Series to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Depositor, the Servicer and the Trustee may amend each Pooling and Servicing Agreement without the consent of the Holders of the Certificates of the relevant Series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC or FASIT status of all or any portion of any Trust Fund as to which a REMIC or FASIT election has been made with respect to the applicable Certificates or to avoid or minimize the risk of the imposition of any tax on the Trust Fund created by such Pooling and Servicing Agreement that would be a claim against the Trustee at any time prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC or FASIT status or to avoid or minimize the risk of the imposition of such a tax.

         To the extent specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing interests aggregating in excess of 50% of the aggregate principal balance of the Certificates of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of Holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in clause, (i) without the consent of the Holders of Certificates of 100% of such Class or (iii) reduce the aforesaid percentage of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of 100% of the Certificates of such Class then outstanding.


                                 USE OF PROCEEDS

         To the extent specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.


                                  THE DEPOSITOR

         FIRSTPLUS Investment Corporation (the "Depositor"), a Nevada corporation, was incorporated in 1995 as a limited purpose finance corporation. All of the outstanding capital stock of the Depositor is owned by FIRSTPLUS Financial Group, Inc., the common stock of which is traded on the New York Stock Exchange. The Depositor maintains its principal office at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, and its telephone number is (702) 892-3772.

         As a limited purpose finance corporation under the Rating Agency guidelines, the business operations of the Depositor will be limited to functions relating to the issuance of one or more Series of Certificates or similar series of asset-backed or mortgage-backed securities, the acquisition and resale of Mortgage Assets and other incidental activities related thereto. The Depositor does not have, and is not expected in the future to have, any significant assets. If the Depositor were required to repurchase a Mortgage Asset included in the Trust Fund for a Series, its only sources of funds to make such repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Transferor of such Mortgage Asset or the related Servicer, as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any Series or the Mortgage Assets backing any such Series. See "Risk Factors--Limited Assets of Trust Fund."


                         THE SERVICER AND THE TRANSFEROR

         To the extent specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates evidencing interests in Mortgage Loans or Contracts may be FIRSTPLUS FINANCIAL, INC. ("FFI"), an affiliate of the Depositor. In addition, to the extent specified in the related Prospectus Supplement for a Series, the related Transferor of the Mortgage Assets to the Depositor for such Series may also be FFI. See "Assets Securing or Underlying the Certificates--General".

         The delinquency and loss experience of FFI for the periods indicated is set forth below. In the event that FFI is not the Servicer with respect to a Series, or if an entity other than FFI acts as Servicer with respect to a Series, the delinquency experience of such Servicer will be set forth in the related Prospectus Supplement.


                                              DELINQUENCY EXPERIENCE

                                                                                           As of
                                                                  -------------------------------------------------------
                                                                  Dec. 31          Mar. 31         June 30       Sept. 30
                                                                   1994             1995            1995           1995
                                                                   ----             ----            ----           ----
DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):
 31-60 days.................................................       3.7%             2.3%             1.7%           1.8%
 61-90 days.................................................       1.4              1.0              0.7            0.7
 91 days and over...........................................       3.2              3.3              1.9            2.2
                                                                   ---              ---              ---            ---

         Total                                                     8.3%             6.6%             4.3%           4.7%
                                                                   ====             ====             ====           ====


Serviced Loan Portfolio
 (at period end) (dollars in thousands).....................    $60,850          $70,410         $177,358       $238,584


                                                                                           As of
                                                                  -------------------------------------------------------
                                                                  Dec. 31          Mar. 31         June 30       Sept. 30
                                                                   1995             1996            1996           1996
                                                                   ----             ----            ----           ----
DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):
 31-60 days.................................................       1.5%             1.4%             1.1%           0.8%
 61-90 days.................................................       0.5              0.6              0.5            0.4
 91 days and over...........................................       2.1              1.9              1.9            1.5
                                                                   ---              ----             ---            ---

         Total                                                     4.1%             3.9%             3.5%           2.7%
                                                                   ====             ====             ====           ====


Serviced Loan Portfolio
 (at period end) (dollars in thousands).....................   $387,343         $504,623         $750,529     $1,267,147



                                                                                           As of
                                                                  -------------------------------------------------------
                                                                  Dec. 31          Mar. 31         June 30        Sept. 30
                                                                   1996             1997            1997           1997
                                                                   ----             ====            ----           ----

DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):

 31-60 days.................................................       1.0%             0.9%            0.78%          0.90%
 61-90 days.................................................       0.4              0.4             0.37           0.43
 91 days and over...........................................       1.3              1.1             1.06           1.18
                                                                   ---              ----            ----           ====
         Total                                                     2.7%             2.4%            2.21%          2.51%
                                                                   ====             ====            =====          =====


Serviced Loan Portfolio

 (at period end) (dollars in thousands).....................   $1,882,187       $2,713,108       $3,612,241     $4,657,669



                                                                                               As of
                                                                           ------------------------------------------

                                                                           Dec. 31           Mar. 31         June. 30
                                                                           =======           =======         ========
                                                                             1997              1998            1998
                                                                             ====              ====            ====
DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):
 31-60 days..........................................................        0.97%             0.84%           0.71%
 61-90 days..........................................................        0.45              0.35            0.37
 91 days and over....................................................        1.19              1.09            1.08
         Total                                                               2.61%             2.29%           2.16%

Serviced Loan Portfolio

 (at period end) (dollars in thousands)..............................   $5,605,433        $6,402,383      $7,488,124



                                            LOSS AND DEFAULT EXPERIENCE

                                                                                          Year Ended
                                                                  -------------------------------------------------------
                                                                  Dec. 31          Dec. 31        Sept. 30       Sept. 30
                                                                   1994             1995            1996           1997
                                                                   ----             ----            ----           ----
LOSS AND DEFAULT DATA:
Net Losses as a percentage of the average
 Serviced Loan Portfolio(2)(3)............................         0.44%            0.40%           0.22%          0.23%
Defaults as a percentage of the average
  Serviced Loan Portfolio(2)..............................         2.64%            0.69%           1.09%          1.32%



                                                                                             Quarter Ended
                                                                              -------------------------------------------
                                                                              Dec. 31            Mar. 31          Jun. 30
                                                                               1997               1998             1998
                                                                               ----               ----             ----
LOSS AND DEFAULT DATA:
Net Losses  as a percentage of the average
 Serviced Loan Portfolio(2)(3).........................................        0.34%              0.49%            0.52%
Defaults as a percentage of the average
 Serviced Loan Portfolio(2)............................................        0.45%              0.51%            0.58%



-----------------------------------
(1)      Delinquencies  (as a percentage of the total  serviced  loan  portfolio balance)  typically  increase in November and December of each calendar year.
(2)      The  average  serviced  loan  portfolio  is  calculated  by adding  the beginning and ending balances for the period presented and dividing the sum by two.



         BECAUSE THE SUBSTANTIAL MAJORITY OF FFI'S SERVICED LOAN PORTFOLIO CONSISTS OF LOANS THAT HAD COMBINED LOAN-TO-VALUE RATIOS AT ORIGINATION NEAR OR IN EXCESS OF 100%, LOSSES SUSTAINED FROM DEFAULTED LOANS ARE LIKELY TO BE MORE SEVERE THAN IN THE CASE OF OTHER LOANS, AND WILL FREQUENTLY BE TOTAL LOSSES.


         The preceding tables generally indicate that FFI experienced declining delinquency rates on its serviced loan portfolio as a whole before delinquency rates began increasing in the second half of 1997. There can be no assurance that such rates will not continue to increase. THE RELATIVELY LOW DELINQUENCY
RATES ON THE SERVICED LOAN PORTFOLIO IN RECENT PERIODS ARE PRINCIPALLY ATTRIBUTABLE TO THE INCREASED VOLUME OF LOANS ORIGINATED BY FFI. FFI CALCULATES ITS DELINQUENCY AND DEFAULT RATES BY DIVIDING THE AMOUNT OF DELINQUENT OR DEFAULTED LOANS IN ITS SERVICED LOAN PORTFOLIO BY THE TOTAL DOLLAR AMOUNT OF THE SERVICED LOAN PORTFOLIO ON SUCH DATE. BECAUSE FFI AND ITS AFFILIATES ARE ORIGINATING HIGHER VOLUMES OF NEW LOANS THAT, DUE TO THEIR LACK OF SEASONING, TEND TO HAVE LOWER DELINQUENCY AND DEFAULT RATES, FFI'S OVERALL DELINQUENCY AND DEFAULT RATES HAVE BEEN LOWER IN RECENT PERIODS THAN IN EARLIER PERIODS.


         Because delinquencies and losses typically occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency and foreclosure experience with respect to any of the Mortgage Assets or with respect to any Mortgage Asset Pool will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. Because certain Mortgage Assets may have been underwritten pursuant to standards that rely primarily on the creditworthiness of the related mortgagor rather than the value of the related Mortgaged Property, the actual rates of delinquencies, foreclosures and losses on such Mortgage Assets, particularly in periods during which the value of the related Mortgage Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Assets will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors--Certain Factors Affecting Delinquencies, Foreclosures and Losses on Underlying Loans".



                                   THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Pooling and Servicing Agreement, the related Certificates, or of any Mortgage Loan, Agency Security, Contract or related document, and will not be accountable for the use or application by the Depositor or an Transferor of any funds paid to the Depositor or such Transferor in respect of the Certificates or the related Assets, or amounts deposited in the related Certificate Account or deposited into any other account for purposes of making payments or distributions to Holders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Pooling and Servicing Agreement.

         The Trustee may resign at any time and the Depositor or the Servicer, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Pooling and Servicing Agreement. Following any resignation or removal of the Trustee, the Depositor or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

         At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of residential mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Mortgage Loans and Contracts. With respect to each Series for which the related Trust Fund includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

GENERAL LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Transferor, the Depositor, the Trustee, the Administrator, the Servicer and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) if applied, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").

         MORTGAGES. The Mortgage Loans will be secured by either deeds of trust, mortgages, deeds to secure debt or chattel mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, a mortgage conveys legal title to the related real property to the related mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the borrower, who is the owner of the real property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the owner of the real property and usually the borrower, called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases, with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a borrower) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt generally are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office and other relevant state law.

         COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project borrower, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation allocated to specific units, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy the related units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

         MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the defendant parties. However, when a mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. Foreclosure is regulated by statutes and rules and is subject to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature the court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve a borrower from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a prescribed period in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. Because of the difficulty a potential buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be mitigated by the receipt of any mortgage insurance proceeds.

         A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage and any other prior liens, in which case it must either pay the entire amount due on the first mortgage and such other liens, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage and such liens, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee; however, a junior lienholder whose rights in the property are terminated pursuant to foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property. Junior lienholders may also institute legal proceedings separate from the foreclosure proceedings of the senior lienholders.

         With respect to any Series for which a REMIC election is made, the REMIC provisions of the Code and the Pooling and Servicing Agreement may require the Servicer to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Servicer.

         Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the borrower. See "Certain Legal Aspects of the Mortgage Assets--Foreclosure--Anti-Deficiency Legislation and Other Limitations on Lenders below".

         COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Foreclosure--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         JUNIOR LIENS. Certain of the Mortgage Loans, including the Title I Mortgage Loans, may be secured by junior lien mortgages or deeds of trust (i.e., second mortgages). Second mortgages or deeds of trust are generally junior to first mortgages or deeds of trust held by other lenders, and third mortgages or deeds of trust are generally junior to first and second mortgages or deeds of trust held by other lenders, and so forth. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the related borrower, to cause a foreclosure on the related property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. A junior mortgagee or beneficiary in some states may satisfy a defaulted senior lien in full and in some states may cure such default and bring the senior loan current, in either event, adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust to the contrary, no notice of default is required to be given to a junior mortgagee or beneficiary.

         Furthermore, the terms of a junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

         RIGHT OF REDEMPTION. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

         ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule or forgiving all or a portion of the debt. Additionally, a federal bankruptcy court in a Chapter 11 bankruptcy case may be able to reduce the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan; however, the United States Supreme Court has recently eliminated such a risk in Chapter 7 and Chapter 13 bankruptcy cases.

         The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

         ENFORCEABILITY OF CERTAIN PROVISIONS. Certain of the Mortgage Loans will contain a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. The exercise by the court of its equity powers will depend on the individual circumstances of each case. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to those prescribed statutorily. For the most part, these cases have upheld the statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

         Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Late charges are typically retained by servicers as additional servicing compensation.

         A portion of the Mortgage Loans contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or coveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be exercised upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.

         If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or the subservicer to enforce due-on-sale clauses may result in the Trust Fund containing a greater number of Mortgage Loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the seller's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         ADJUSTABLE RATE LOANS. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a borrower.

         ENVIRONMENTAL LEGISLATION. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Certificate Trustee, a PMBS Trustee, or a Trust Fund) to homeowners. In the event that title to a property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by a Certificate Trustee, a PMBS Trustee, or a Trust Fund and cleanup costs were incurred in respect of the property, the Holders of the related Certificates might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Certificates realizing a loss if associated costs were required to be paid. The Depositor, the Administrator, the Underwriters, the Transferors, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

         In September 1994, the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") was enacted which incorporates the Home Ownership and Equity Protection Act of 1994, and which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges ("covered loans"). In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. A substantial majority of the loans originated or purchased by the Transferor are covered by the Reigle Act.

         The Reigle Act provisions impose additional disclosure requirements on lenders originating covered loans and prohibit lenders from originating covered loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Transferor believes that only a small portion of its loans originated in fiscal 1994 and fiscal 1995 are of the type that, unless modified, would be prohibited by the Reigle Act. As a result of the Reigle Act provisions, with respect to all covered loans, the Transferor applies loan underwriting criteria that take into consideration the borrower's ability to repay.

         The Reigle Act provisions also prohibit lenders from including prepayment fee clauses in covered loans to borrowers with debt-to-income ratios in excess of 50% or covered loans used to refinance existing loans originated by the same lender. The Transferor reported immaterial amounts of prepayment fee revenues in fiscal 1993, 1994 and 1995, respectively. The Transferor will continue to collect prepayment fees on loans originated prior to effectiveness of the Reigle Act provisions and on non-covered loans, as well as on covered loans in permitted circumstances following the effectiveness of the Reigle Act provisions. The Reigle Act provisions impose other restrictions on covered loans, including restrictions on balloon payments and negative amortization features, which the Transferor does not believe will have a material effect on its operations.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         A similar federal statute, adopted in 1976, provides federal usury preemption with respect to Title I Mortgage Loans, such as the Title I Mortgage Loans. This statute also permits states to reimpose interest rate limits by passing legislation at any time after June 30, 1976. To date, no state has enacted any reported statute to reimpose interest rate limits with respect to any loans, mortgage or advance that is insured under Title I.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer or the subservicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts available for distribution to the holders of the Offered Certificates, but the Offered Certificates would receive the full amount otherwise distributable to such holders to the extent that amounts are available from the credit enhancement provided for the Offered Certificates. See "Risk Factors--Limitations of Credit Enhancement" herein. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer or subservicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

THE TITLE I PROGRAM

         GENERAL. Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the "Act"), authorize the creation of the Federal Housing
Administration (which is an agency within the Untied States Department of Housing and Urban Development; such agency and department are referred to together herein as the "FHA") and the Title I Program. Certain of the Mortgage Loans or Contracts contained in a Trust Fund may be loans insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.

         Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

         The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ("direct loans") or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ("dealer loans").

         Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) effective July 5, 1995, origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

         Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (a "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I Insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the "Transfer Report") pursuant to FHA Regulations.

         Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, (ii) prior to October 1, 1995, after a Title I Lender has held its Title I contract of insurance for five years, the amount of the annual reduction (the "Annual Reduction") equal to 10% of the amount of insurance coverage contained in the related FHA Reserve as of that date, and (iii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA. On June 5, 1995, the FHA announced the elimination of Annual Reductions, effective as of October 1, 1995.

         Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Mortgage Loans and Title I Contracts from certain Title I lenders and the transfer of the related insurance coverage from such lenders' FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or "earmark" the loans within a Title I Lender's portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or "earmark" its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title I Lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender. In the case of the related Trust Fund, if the Trustee were to hold loans insured under the Depositor's FHA Reserve on behalf of another trust fund, the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other trust fund and the Trustee, on behalf of such other trust fund, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans or Title I Contract included in the related Trust Fund. If the Trustee were unable to recover the amount of such offset from the other trust fund, the Trust Fund could experience a loss as a result.

         Accordingly, claims paid to the Trustee (or the Administrator, if any) by the FHA with respect to Title I loans insured under the Depositor's FHA Reserve other than the Title I Mortgage Loans and Title I Contracts may reduce the FHA Insurance Amount. In the Pooling and Servicing Agreement, the Depositor and the Trustee (or the Administrator, if any) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Mortgage Loans and Title I Contracts if the effect thereof would be to reduce the FHA Insurance Amount. The Depositor has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the Pooling and Servicing Agreement and similar pooling and servicing agreements that may be entered into by the Depositor in the future.

         On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in the Depositor's FHA Reserve that will be available for the submission of claims on the Title I Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans and Title I Contracts after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans and Title I Contracts by the Transferor. Except in connection with the conveyance to the Trust Fund of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans and Title I Contracts, the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts will not be increased for any other Title I loans, either previously or subsequently owned by the Depositor and reported for insurance in the Depositor's FHA Reserve.


         On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to the Depositor's FHA Reserve may be less than the maximum amount of insurance coverage transferable which would otherwise equal 10% of the unpaid principal balance or the purchase price, if less. However, if individual Title I Mortgage Loans and Title I Contracts are repurchased from the Trustee, on behalf of the Trust Fund, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan or Title I Contract the amount of FHA insurance coverage that will be transferred from the Trustee's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as the Depositor's FHA Reserve has been reduced to a balance which is less than such maximum amount. Accordingly, the transfer of insurance coverage from the Depositor's FHA Reserve as the result of the repurchase of Title I Mortgage Loans and Title I Contracts will cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan and Title I Contract and if a significant amount of Title I Mortgage Loans and Title I Contracts are repurchased, could result in a substantial reduction of such FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans and Title I Contracts remaining in the Trust Fund.


         REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS AND CONTRACTS. The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ("Secured Property"), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

         The maximum principal amount of an eligible loan under the Title I Program, must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. No single borrower is permitted to have more than an aggregate of $25,000 in unpaid principal obligations with respect to Title I loans without prior approval of HUD. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. If a property improvement loan (or combination of loans on a single property) exceeds $15,000, and either (i) the property is not owner occupied or (ii) the structure on the property was completed within six months prior to the application for the loan, the borrower is required to have equity in the property at least equal to the loan amount. In all other cases, there is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.

         Fees and charges that may be added to the balance of property improvement loans include (i) architectural and engineering fees, (ii) building permit costs, (iii) credit report costs, (vi) fees for required appraisals (if applicable), (iv) title examination costs and (v) fees for required inspections by the lender or its agent, up to $75. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment: (i) an origination fee not to exceed 1% of the loan amount, (ii) discount points, however, after July 5, 1995, only to the extent a lender can demonstrate a clear relationship between the charging of discount points and some tangible benefit to the borrower such as a compensating decrease in the interest rate being charged,
(iii) recording fees,  recording taxes, filing fees and documentary stamp taxes,
(iv) title insurance  costs, (v) current year tax and insurance escrow payments,
(vi) fees necessary to establish the validity of the lien, (vii) appraisal fees that are not eligible to be financed, (viii) survey costs, (ix) handling charges for refinancing or modification of an existing loan, up to $100, (x) fees for approving assumption or preparing assumption agreements, not to exceed 5%, (xi) certain fees of closing agents and (xii) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrower by any party to the transaction.

         FHA Regulations distinguish between "direct loans" and "dealer loans." A loan is a "dealer loan" if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a "direct loan."

         With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealer contractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

         The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

         Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount. The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower and a provision permitting prepayment in part or in full without penalty. The Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current. Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

         FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The Borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

         REQUIREMENTS FOR TITLE I MANUFACTURED HOME CONTRACTS. The maximum principal amount for any Title I Contract for a Manufactured Home must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract for a Manufacture Home may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract for a Manufactured Home requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract for a Manufactured Home is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home;
(ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. ss.ss. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract for a Manufactured Home may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract for a Manufactured Home which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract for a Manufactured Home which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract for a Manufactured Home cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract for a Manufactured Home must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         TITLE I UNDERWRITING REQUIREMENTS. FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consumer credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans in excess of $5,000, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering the improved property, (v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co-maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

         The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I
Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loan insured thereunder at the time of approval by the lending institution (as is typically the case with other Federal loan insurance programs). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

         CLAIMS PROCEDURES UNDER TITLE I. The term "default" is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

         If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The Pooling and Servicing Agreement provides that the Trustee (or the Administrator) shall submit an FHA Claim with respect to any Title I Mortgage Loan or Title I Contract that goes into default if the default cannot be cured.

         If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan or Title I Contract at the time it goes into default, then the amount required to make interest payments to the Certificateholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Certificate Account.

         NO RIGHTS OF CERTIFICATEHOLDERS AGAINST FHA. Because the Trust Fund and the Certificateholders will not hold an FHA contract of insurance, the FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans, Title I Contracts or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. In the event the Trustee (or the Administrator, if any) submits an FHA Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the Trustee or to the Administrator, if any, as agent and attorney-in-fact for the Trustee. The Certificateholders' rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the Trustee or the Administrator, if any, are limited and governed by the related Pooling and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the Trustee and the Administrator, if any, not the FHA.


                            LEGAL INVESTMENT MATTERS

         If so specified in the related Prospectus Supplement, the Certificates of a Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Alternatively, the related Prospectus Supplement may specify that the Certificates of a Series will not be "mortgage related securities" under SMMEA because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Certificates.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.


         We recommend that investors consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.



                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions ("Prohibited Transactions") involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Section 4975 of the Code provides many requirements and prohibitions similar to those under ERISA and subjects persons who have engaged in Prohibited Transactions to excise taxes.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101, the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure requirements. The Certificates of a Series will be treated as "equity" for purposes of ERISA. Certain exceptions to the Plan Asset Regulations may apply in the case of a Plan's investment in Certificates that constitute "equity" investments, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans or Agency
Securities may be deemed Plan assets of each Plan that purchases such Certificates, an investment in such Certificates by a Plan might give rise to a Prohibited Transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from ERISA's Prohibited Transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.


         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTCE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.


         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTCE 83-1 have been satisfied, or as to the availability of any other Prohibited Transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a Prohibited Transaction and will satisfy the other requirements of ERISA and the Code.



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each Series will be Brown & Wood LLP ("Counsel to the Depositor"). In connection with each Series of Certificates, Counsel to the Depositor will issue an opinion with respect to the material tax aspects of such Series, and the Depositor will cause such opinion to be timely filed with the Commission as an exhibit to a Form 8-K. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988
("TAMRA"), the Revenue Reconciliation Act of 1993, the Small Business and Job Protection Act of 1996 and the Taxpayer Relief Act of 1997, as well as Treasury regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any Class or Classes of Certificates of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities or Contracts underlying a Series of Certificates, references to the Mortgage Loans, Agency Securities or Contracts will be deemed to refer to that portion of the Mortgage Loans, Agency Securities or Contracts held by the Trust Fund which does not include the fixed retained yield.


             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL


         With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will give its opinion generally to the effect that, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Counsel to the Depositor, subject to any qualifications set forth herein. In addition, Counsel to the Depositor has prepared or reviewed the statements in this Prospectus under the heading "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates. With respect to each Series of REMIC
Certificates, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, to the extent specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities and Contracts.


STATUS OF REMIC CERTIFICATES

         REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code
Section 856(c)(5)(B), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, the Final REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on borrower profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, REMIC Regular Certificates acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Qualification as a REMIC In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e. , income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

         GENERAL. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular
Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         ORIGINAL ISSUE DISCOUNT. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on Code Section 1272(a)(6), the Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed in a manner substantially as described below. Code Section 1272(a)(6) requires that the amount and rate of accrual or original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Certificates. The Prospectus Supplement for each Series of such Certificates will specify the Prepayment Assumption determined by the Depositor for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.


         Under the OID Regulations, each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Regular Certificates as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Certificate's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount will be included in the Regular Certificate's stated redemption price at maturity. We recommend that Regular Certificateholders consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.


         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Certificate elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a debt instrument includes any de minimis original issue discount in income pro rata as capital gain recognized on retirement of the Regular Certificate as stated principal payments are received. If a subsequent Holder of a Regular Certificate issued with de minimis original issue discount purchases the Regular Certificate at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Certificate at a discount all discount is reported as market discount, as described below.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date for the Regular Certificate. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular
Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date giving the effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         In the case of a Retail Class Certificate, the yield to maturity of such Certificate will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Certificate (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining principal amount of a Retail Class Certificate after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.

         A subsequent holder of a Certificate issued with original issue discount who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Certificate. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Certificate at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Regular Certificate may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "--Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Certificate with market discount, the Regular Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Certificateholder acquires during the year of the election or thereafter. Similarly, a Regular
Certificateholder that makes this election for a Regular Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Certificate can not be revoked without the consent of the IRS.

         Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Certificate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Regular Certificate is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Certificate's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 (but greater than 0.65 for instruments issued on or after August 13, 1996), or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless:
(i) the cap, floor or governor is fixed throughout the Regular Certificate's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Certificate to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. Before August 13,1996, an objective rate is a rate that is determined using a single fixed formula and is based on (i) the yield or changes in price of actively traded personal property, (ii) one or more qualified floating rates, (iii) a rate that would be a qualified rate if the Regular Certificate were denominated in another currency or (iv) a combination of such rates. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will be significantly less or greater than the average value of the rate during the final half of the Regular Certificate's term.

         If a variable rate Regular Certificate provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Regular Certificate had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Regular Certificate is not described in the previous sentence, the Regular Certificate is treated as a fixed rate Regular Certificate with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Certificate having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Certificate. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Certificate provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Certificate is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Certificate would be approximately the same as the fair market value of the hypothetical certificate.

         Although unclear at present, the Depositor intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on the Mortgage Loans or the mortgage loans underlying the Mortgage Assets as having qualified stated interest if the Mortgage Loans or the underlying mortgage loans are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Certificate interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual interest rate on the Certificates. It is possible, however, that the IRS may treat some or all of the interest on Certificates with a weighted average rate as OID.

         It is not clear how income  should be accrued  with  respect to Regular
Certificates issued at a significant premium and with respect to REMIC Certificates, the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Certificates"). One method of income accrual would be to treat the Premium REMIC Regular Certificate as a Certificate having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Certificate over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Certificate could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Certificate as a Certificate which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Certificates should be taxable under the contingent payment rules governing securities issued with contingent payments.

         MARKET DISCOUNT. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer the deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a security where the holder of the security is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the security, and (3) requesting consent to revoke an election under Section 1278(b) of the Code.

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "--Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.


         PREMIUM. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Except as otherwise provided in Treasury regulations yet to be issued, such amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. We recommend that purchasers who pay a premium for their Regular Certificates consult their tax advisors regarding the election to amortize premium and the method to be employed.


         SALE OR EXCHANGE OF REGULAR CERTIFICATES. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular
Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described in this paragraph, under "Original Issue Discount" and under "--Market Discount," any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Certificate (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of original issue discount (if any) on the Regular Certificate that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

TAXATION OF RESIDUAL CERTIFICATES

         TAXATION OF REMIC  INCOME.  Generally,  the "daily  portions"  of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.


         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and
(ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "--Treatment of Certain Items of REMIC Income and Expense--Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual
Certificateholder for such periods in accordance with generally accepted accounting principles. We recommend that investors consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Certificates.


         BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Certificateholder to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans or the Mortgage Loans underlying the Agency Securities, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The Final REMIC Regulations do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

         ORIGINAL ISSUE DISCOUNT. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates--Original Issue Discount," without regard to the de minimis rule described therein.

         MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The Final REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

         PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the borrowers with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME; EXCESS INCLUSIONS. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors--Residual Certificates" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the Final REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a
Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

         MARK TO MARKET RULES. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

         DISQUALIFIED ORGANIZATIONS. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The Final REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the PassThrough Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Pooling and Servicing Agreement with respect to a Series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         NONECONOMIC RESIDUAL INTERESTS. The Final REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual
Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a United States Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Pooling and Servicing Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         FOREIGN INVESTORS. The Final REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "United States Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the Non-United States Person transfers the Residual Certificate back to a United States Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a United States Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. For purposes of the foregoing discussion, the term "Non-U.S. Person" means any person other than
(i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE. Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date or Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Committee Report provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate. In any event, any loss realized by a Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired assets.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

         PROHIBITED TRANSACTIONS. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying pass-through certificates will not be treated as a modification of the Agency Securities, provided that the trust issuing the pass-through certificates was not created to avoid prohibited transaction rules.

         CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         LIQUIDATION OF THE REMIC POOL. If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

         ADMINISTRATIVE MATTERS. The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Depositor or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Certificateholder or agent of the Residual Certificateholders. If the Code or applicable Treasury regulations do not permit the Depositor or the Trustee to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.
         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified amount and adjusted yearly for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

         REGULAR CERTIFICATES. Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-United States Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-United States Person
(i) is not a "10-percent shareholders" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-United States Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-United States Person. In the latter case, such Non-United States Person will be subject to United States federal income tax at regular rates. Investors who are Non-United States Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-United States Person" means any person who is not a United States Person as defined below under Foreign Investors. Payments on Regular Certificates may subject a Non-United States Person to United States federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Certificates issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above.

         RESIDUAL CERTIFICATES. The Committee Report indicates that amounts paid to Residual Certificateholders who are Non-United States Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section
163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Treatment of Certain Items of REMIC Income and Expense--Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-United States Persons are effectively connected with the conduct of a trade or business within the United States by such Non-United States Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-United States Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-United States Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, noncalendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must also be furnished.

         The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (See "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."


             FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

GENERAL

         If a FASIT election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as a FASIT so long as all of the provisions of the relevant Agreement are complied with and the statutory and regulatory requirements are satisfied.

         The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

QUALIFICATION AS A FASIT

         A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code. A segregated pool of assets may also qualify as a FASIT.

ASSET COMPOSITION

         For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. A debt instrument is a permitted asset only if the instrument is indebtedness for Federal income tax purposes including regular interests in a REMIC or regular interests issued by another FASIT and it bears (1) fixed interest or (2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)).

INTERESTS IN A FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest.

CONSEQUENCES OF DISQUALIFICATION AS A FASIT

         If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

TAXATION OF FASIT REGULAR INTERESTS

         Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the Holder generally will recognize gain or loss upon the sale.

         Certificates representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method.

         For discussion on Original Issue Discount, Market Discount, Premium and
Sale  or  Exchange  of  a  FASIT  Regular  Interest,   see  FEDERAL  INCOME  TAX
CONSEQUENCES FOR REMIC CERTIFICATES--Taxation of Regular Certificates above.

TAXATION OF HIGH-YIELD INTEREST

         High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations (i.e., Domestic Corporations), other than FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAXATION OF FASIT OWNERSHIP INTEREST

         A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

         Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

RESTRICTIONS ON HOLDERS

         If a FASIT issues high-yield debt interests, such interests cannot be held by a disqualified holder. A "disqualified holder" generally is any holder other than (1) a domestic C corporation that does not qualify as RIC, REIT, REMIC or a cooperative O (2) a dealer who acquires FASIT debt for resale to customers in the ordinary course of business. A permitted holder of the ownership interest in a FASIT generally is a non-exempt domestic C corporation, other than a corporation that qualifies as a RIC, REIT, REMIC or cooperative.

PROHIBITED TRANSACTION

         The holder of a FASIT ownership interest is required to pay a penalty excise tax equal to 100 percent of net income derived from (1) an asset that is not a permitted asset, (2) any disposition of an asset other than a permitted disposition, (3) any income attributable to loans originated by the FASIT, and
(4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure). A permitted disposition is any disposition of any permitted asset (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation); (2) incident to the foreclosure, default (or imminent default) on an asset of the asset; (3) incident to the bankruptcy or insolvency of the FASIT; (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT; (5) to facilitate a clean-up call; (6) to substitute a permitted debt instrument for another such instrument; or (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT. Notwithstanding this rule, the holder of an ownership interest in a FASIT may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Certificates for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.


             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
                    WHICH NO REMIC OR FASIT ELECTION IS MADE

STANDARD CERTIFICATES


         GENERAL. With respect a Series of Certificates issued under an Agreement for which no election is made to treat the related Trust Fund (or a segregated pool of assets therein) as a REMIC or as a FASIT, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Standard Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Counsel to the Depositor, subject to any qualifications set forth herein. In addition, Counsel to the Depositor has prepared or reviewed the statements in this Prospectus under the heading "Material Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC or FASIT Election is Made--Standard Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, we recommend that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Standard Certificates.


         Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of such a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificates in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Depositor or another service provider, in accordance with such Certificateholder's method of accounting.

         A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

         TAX  STATUS.  To  the  extent  disclosed  in  the  related   Prospectus
Supplement, Counsel for the Depositor will deliver its opinion with respect to Certificates described under this subsection "Standard Certificates" that:

         1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

         2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         3. A Certificate owned by a REMIC will be considered to represent an " obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


         An  issue  arises  as  to  whether  buy-down   Mortgage  Loans  may  be
characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term " qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buydown Mortgage Loans as "loans . . . secured by an interest in real property" under Code
Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(B), and as " obligations . . . principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, we recommend that Certificateholders consult their own tax advisors concerning the effects of such arrangements on the characterization of their investment for federal income tax purposes.


PREMIUM AND DISCOUNT

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         PREMIUM. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

         ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         MARKET DISCOUNT. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Treatment of Certain Items of REMIC Income and Expense--Market Discount."

         RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the IRS's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. We recommend that Certificateholders consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.


SALE OR EXCHANGE OF CERTIFICATES

         Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

STRIPPED CERTIFICATES


         GENERAL. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Stripped Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Counsel to the Depositor, subject to any qualifications set forth herein. In addition, Counsel to the Depositor has prepared or reviewed the statements in this Prospectus under the heading "Material Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made--Stripped Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Stripped Certificates.


         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (See "--Premium and Discount--Recharacterization of the Servicing Fees" above) or (iii) Classes of Certificates are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "--Premium and Discount--Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, final Treasury regulations issued December 28, 1992 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations states that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein.


         STATUS OF STRIPPED CERTIFICATES. Even if Strip Certificates evidence an interest in a Trust Fund consisting of Mortgage Loans that are "real estate assets" within the meaning of Code Section 856(c)(5)(B), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and the interest (including original issue discount) income on which is an "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), it is unclear whether the Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. We recommend that prospective purchasers to which such characterization of an investment in Strip Certificates in material consult their tax advisors regarding whether the Strip Certificates, and the income therefrom, will be so characterized.


         The Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF STRIPPED CERTIFICATES

         ORIGINAL ISSUE DISCOUNT. Except as described above under "--General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Depositor. Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above. While not free from doubt, counsel for the Depositor believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

         SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-United States Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."


                             STATE TAX CONSEQUENCES


         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we recommend that potential investors consult their own tax advisors with respect to the various tax consequences of investment in the Offered Certificates.



                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Certificates, including the public offering or purchase price of each Class of Certificates of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such Class. Such Certificates will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the Sale of the Certificates, Underwriters may receive compensation from the related Transferor or the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be Underwriters in connection with such Certificates, and any discounts or commissions received by them from the related Transferor or the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the related Transferor or the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the
Underwriters will be obligated to purchase all such Certificates if any are purchased and that the related Transferor or the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, as amended.


                                  LEGAL MATTERS

         The legality of the Certificates and certain federal income tax matters will be passed upon for the Depositor by Brown & Wood LLP.


                FINANCIAL INFORMATION AND ADDITIONAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

         Copies of the Registration Statement to which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Depositor did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                                   APPENDIX A

                      INDEX TO LOCATION OF PRINCIPAL TERMS


                                                                            Page
                                                                            ----

"1986 Act"....................................................................
"Act".........................................................................
"Administrator"...............................................................
"Agency Securities"...........................................................
"Annual Reduction"............................................................
"Applicable Accounting Standards".............................................
"APR".........................................................................
"Assets"......................................................................
"Beneficial Owners"...........................................................
"BIF".........................................................................
"Book Entry Certificates".....................................................
"Call Risk"...................................................................
"Certificate Account".........................................................
"Certificate Guaranty Policy".................................................
"Certificate Interest Rate"...................................................
"Certificateholders"..........................................................
"Certificates"................................................................
"Charter Act".................................................................
"Class".......................................................................
"Clearing Agency Participants"................................................
"Clearing Agency".............................................................
"Code"........................................................................
"Collateral Value"............................................................
"Commission"..................................................................
"Committee Report"............................................................
"Companion Certificates"......................................................
"Compound Interest Certificates"..............................................
"Contract Loan Schedule"......................................................
"Contract Pool"...............................................................
"Contracts"...................................................................
"Conventional Contracts"......................................................
"Conventional Mortgage Loans".................................................
"Cooperative Loans"...........................................................
"Cooperatives"................................................................
"Counsel to the Depositor"....................................................
"Credit Enhancement"..........................................................
"Defaulted Loan"..............................................................
"Depositor"...................................................................
"Disqualified Organization"...................................................
"Distribution Date"...........................................................
"DOL".........................................................................
"Due Period"..................................................................
"Eligible Corporation"........................................................
"ERISA".......................................................................
"excess servicing"............................................................
"Excess Spread"...............................................................
"Exchange Act"................................................................
"Extension Risk"..............................................................
"FASIT".......................................................................
"FASIT Provisions"............................................................
"FASIT Qualification Test"....................................................
"FDIC"........................................................................
"FFI".........................................................................
"FHA".........................................................................
"FHA Claims Administration Agreement".........................................
"FHA Claims Administrator"....................................................
"FHA Loans"...................................................................
"FHA Reserve".................................................................
"FHLMC Act"...................................................................
"FHLMC Certificate Group".....................................................
"FHLMC Certificates"..........................................................
"FHLMC".......................................................................
"Final REMIC Regulations".....................................................
"FmHA Loans"..................................................................
"FNMA Certificates"...........................................................
"FNMA"........................................................................
"Garn-St. Germain Act"........................................................
"GNMA Certificates"...........................................................
"GNMA Issuer".................................................................
"GNMA"........................................................................
"Guaranty Agreement"..........................................................
"Holders".....................................................................
"Housing Act".................................................................
"Imminent Prepayment".........................................................
"improper knowledge"..........................................................
"Interest Only Certificates"..................................................
"IO"..........................................................................
"IRS".........................................................................
"Issuer"......................................................................
"Manufacturer's Invoice Price"................................................
"Market Discount".............................................................
"Master Servicer".............................................................
"Maximum Variable Interest Rate"..............................................
"Minimum Variable Interest Rate"..............................................
"Mortgage Asset Pool".........................................................
"Mortgage Assets".............................................................
"Mortgage Loans"..............................................................
"Mortgage Notes"..............................................................
"Mortgage Pool Insurance Policy"..............................................
"Mortgage Pool"...............................................................
"Mortgage Rates"..............................................................
"Mortgaged Properties"........................................................
"Mortgages"...................................................................
"NCUA"........................................................................
"Non-Priority Certificates"...................................................
"Non-U.S. Person".............................................................
"noneconomic residual interest"...............................................
"Notional Principal Balance"..................................................
"Offered Certificates"........................................................
"OID Regulations".............................................................
"Original Issue Discount".....................................................
"OTS".........................................................................
"Parties in Interest".........................................................
"Pass-Through Entity".........................................................
"Permitted Investments".......................................................
"Plan Asset Regulations"......................................................
"Plans".......................................................................
"Policy Statement"............................................................
"Pool Insurer"................................................................
"Pooling and Servicing Agreement".............................................
"Pre-Funding Account".........................................................
"Pre-Funding Arrangement".....................................................
"Premium REMIC Regular Certificates"..........................................
"Prepayment Assumption".......................................................
"Principal Only Certificates".................................................
"Principal Prepayments".......................................................
"Priority Certificates".......................................................
"Prohibited Transactions".....................................................
"Prospectus Supplement".......................................................
"PTC".........................................................................
"PTCE 83-1"...................................................................
"Rating Agency"...............................................................
"Record Date".................................................................
"Registrar"...................................................................
"Regular Certificateholders"..................................................
"Regular Certificates"........................................................
"Reigle Act"..................................................................
"REIT"........................................................................
"Relief Act"..................................................................
"REMIC Pool"..................................................................
"REMIC".......................................................................
"Reports".....................................................................
"Reserve Fund"................................................................
"Residual Certificateholders".................................................
"Residual Certificates".......................................................
"Residual Holders"............................................................
"Retail Class Certificate"....................................................
"SAIF"........................................................................
"SBJPA".......................................................................
"Scheduled Amortization Certificates".........................................
"Scheduled Principal".........................................................
"Seared Contracts"............................................................
"Secured Property"............................................................
"Securities Act"..............................................................
"Senior Certificates".........................................................
"Series"......................................................................
"Servicer"....................................................................
"SMMEA".......................................................................
"Special Allocation Certificates".............................................
"Special Hazard Insurance Policy".............................................
"Startup Day".................................................................
"Subordinated Certificates"...................................................
"Subsequent Mortgage Assets"..................................................
"Subsequent Transfer Agreement"...............................................
"Subservicing Agreement"......................................................
"TAMRA".......................................................................
"Thrift Institution"..........................................................
"TILA"........................................................................
"Title I Contracts"...........................................................
"Title I Mortgage Loans"......................................................
"Title V".....................................................................
"TMP".........................................................................
"Transfer Report".............................................................
"Transferor"..................................................................
"Trust Fund"..................................................................
"Trustee".....................................................................
"UCC".........................................................................
"Underlying Loans"............................................................
"Underwriters"................................................................
"United States Person"........................................................
"Unsecured Contracts".........................................................
"VA Loans"....................................................................
"Variable Interest Rate Certificates".........................................
"Window Period Loans".........................................................

         NO DEALER,  SALESMAN, OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS  OTHER  THAN THOSE  CONTAINED  IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING  PROSPECTUS
IN  CONNECTION   WITH  THE  OFFER  CONTAINED  IN  THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS,
AND,   IF   GIVEN  OR  MADE,   SUCH   INFORMATION   OR
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED  BY THE  DEPOSITOR,  ANY  AFFILIATE  OF THE
DEPOSITOR   OR  ANY   UNDERWRITER.   THIS   PROSPECTUS
SUPPLEMENT AND THE  ACCOMPANYING  PROSPECTUS SHALL NOT
CONSTITUTE  AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY ANY OF THE  SECURITIES  OFFERED HEREBY IN
ANY STATE TO ANY PERSON TO WHO IT IS  UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY
OF THIS  PROSPECTUS  SUPPLEMENT  AND THE  ACCOMPANYING
PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION  HEREIN
IS  CORRECT  AS OF ANY  TIME  SUBSEQUENT  TO THE  DATE
HEREOF.

                      -----------

                   TABLE OF CONTENTS


                 PROSPECTUS SUPPLEMENT
                                                  PAGE
Summary of Prospectus Supplement.....................
Risk Factors.........................................
Use of Proceeds......................................
The Mortgage Loan Pool...............................
Description of the Certificates......................
The Guaranty Policy..................................
FHA Insurance for Title I Mortgage Loans.............
The Depositor........................................
The Transferor and Servicer..........................
Prepayment and Yield Considerations..................
Description of Book Entry Procedures.................
 Material Federal Income Tax Consequences...........
ERISA Considerations.................................
Legal Investment.....................................
Ratings..............................................
Experts..............................................
Legal Matters........................................
Underwriting.........................................
Appendix A...........................................

                      PROSPECTUS

Prospectus Supplement.............................iii
Available Information..............................iv
Incorporation of Certain Documents by Reference....iv
Table of Contents...................................v
Summary of Prospectus...............................1
Risk Factors.......................................17
Description of the Certificates....................31
Assets Securing or Underlying the Certificates.....40
Credit Enhancement.................................54
Servicing of the Mortgage Loans and Contracts......59
The Pooling and Servicing Agreement................65
Use of Proceeds....................................73
The Depositor......................................73
The Servicer and the Transferor....................74
The Trustee........................................77
Certain Legal Aspects of the Mortgage Assets.......78
Legal Investment Matters..........................102
ERISA Considerations..............................103
 Material Federal Income Tax Consequences........105
State Tax Consequences............................142
Plan of Distribution..............................142
Legal Matters.....................................143
Financial Information and Additional Information..143
Appendix A........................................145

                      -----------


         Until  90  days   after   the  date  of  this
Prospectus   Supplement,   all  dealers   that  effect
transactions  in  these  securities,  whether  or  not
participating  in this  offering,  may be  required to
deliver a Prospectus  Supplement and Prospectus.  This
is in addition to the dealer's obligation to deliver a
Prospectus  Supplement and  Prospectus  when acting as
underwriter   and  with   respect   to  their   unsold
allotments or subscriptions.







                 $___________________




                       FIRSTPLUS
                INVESTMENT CORPORATION

                      (DEPOSITOR)



               FIRSTPLUS FINANCIAL, INC.
               (TRANSFEROR AND SERVICER)


                      -----------

                 PROSPECTUS SUPPLEMENT
                      -----------



                     [UNDERWRITER]



                  ____________, 199__

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       SUBJECT TO COMPLETION, DATED [ ]

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED   )

                                     $[ ]

                               [FIRSTPLUS LOGO]

                       FIRSTPLUS INVESTMENT CORPORATION
                                   (SELLER)

                           FIRSTPLUS FINANCIAL, INC.
                           (TRANSFEROR AND SERVICER)

                   FIRSTPLUS HOME LOAN OWNER TRUST 1998-[ ]
                                   (ISSUER)

                                ---------------

     The FIRSTPLUS Home Loan Owner Trust 1998-[ ] will be established pursuant to a Trust Agreement among FIRSTPLUS Investment Corporation, as Seller, [ ], as Owner Trustee, and [ ], in its capacity as Co-Owner Trustee. The Trust will issue the classes of Asset Backed Notes set forth below (the "Notes") pursuant to an Indenture dated as of [ ] (the "Indenture") between the Trust and [ ], in its capacity as Indenture Trustee. [The Trust will also issue a single Certificate representing the residual interest in the Trust (the "Residual Interest Certificate") pursuant to the Trust Agreement, as defined herein. The Notes and the Residual Interest Certificate are referred to together herein as the "Securities."] Only the Notes are offered hereby. [At the Closing Date, the aggregate principal balance of the Securities is expected to exceed the Assumed Pool Principal Balance (described herein) by approximately $[ ]. See "Risk Factors-- Principal Balance of Securities greater than Principal Balance of Loans" herein.]

     It is a condition to the issuance of the Notes that they each be rated by the Rating Agencies as described herein under "Ratings."

                                                      (Continued on next page)

                                ---------------

     FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE NOTES, SEE "RISK FACTORS" HEREIN AT PAGE S-11 AND IN THE PROSPECTUS AT PAGE 12. For a list of all defined terms, see "Index of Terms" herein at page S-72 and in the Prospectus at page 118.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
       COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
            PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS
                 SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
         ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO
                          THE CONTRARY IS UNLAWFUL.


                                      ORIGINAL CLASS
                                         PRINCIPAL        INTEREST         PRICE TO             UNDERWRITING           PROCEEDS TO
                                      BALANCE (1)(2)       RATE             PUBLIC                DISCOUNT              SELLER (3)
                                      ------------------   -----      -----------------       ---------------           ----------

       Class [   ] Notes.........     $[        ]         [ ]%               [ ]%                [ ]%                    [ ]%
       Class [   ] Notes.........     $[        ]         [ ]%               [ ]%                [ ]%                    [ ]%
       Class [   ] Notes.........     $[        ]         [ ]%               [ ]%                [ ]%                    [ ]%

       Total.....................     $[          ]                         $[     ]             $[    ]                 $[     ]


         (1)    Approximate.

         (2)    [Discuss general priority of payments for the Notes].

         (3)    Before deducting expenses, estimated to be $[        ].

         -----------------

         The Notes are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System
on or about [          ] against  payment  therefor in  immediately  available
funds.



                                [UNDERWRITERS]

                 THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [   ]







(CONTINUED FROM PRECEDING PAGE)

     The assets of the Trust will consist primarily of Home Loans, which will be secured by Mortgages (as defined herein). All of the Home Loans will be conventional loans (I.E., not insured or guaranteed by a governmental agency) ("Conventional Loans"). The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. Substantially all of the Mortgages for the Home Loans will be junior in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. In addition, substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (I.E., the related combined loan-to-value ratios approach or exceed 100%). See "Risk Factors -- Inadequacy of the Mortgaged Properties as Security for the Home Loans" and "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans" herein.

     Payments on the Notes will be made to the holders of the Notes (the "Noteholders") on the [ ] day of each month, or, if such day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), beginning in [ ]. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on each Class of Notes will accrue at the applicable per annum interest rate specified or described on the cover hereof. On each Payment Date, the Noteholders will be entitled to receive, from and to the extent that funds are available therefor in the Note Payment Account, payments of interest and principal calculated as described herein. See "Description of the Securities -- Payments" herein. [Payments of interest and principal on the Class [ ] Notes (the "Subordinate Notes") will be subordinate in priority to payments of interest and principal, respectively, on the [ ] Notes (the "Senior Notes"), payments of interest and principal on the Class [ ] Notes will be subordinate in priority to payments of interest and principal, respectively, on the Senior Notes and the Class [ ] Notes, and payments of interest and principal on the Class [ ] Notes will be subordinate in priority to payments of interest and principal, respectively, on all Classes of Notes having a higher priority, all as described herein.]

         [The   holder   of   the   Residual    Interest    Certificate   (the
"Certificateholder," and together with the Noteholders, "Securityholders") will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Distribution Account, certain distributions of interest and principal calculated as described herein, as well as any amounts remaining on any Payment Date after all required payments have been made in respect of the Notes on such date, as described herein. Solely for purposes of calculating distributions of interest and principal and of allocating Allocable Loss Amounts (as defined herein), the Residual Interest Certificate will be composed of payment components (each a "Component") having the interest rate and approximate Original Component Notional Balance or Original Component Principal Balance (each as defined herein) set forth under "Summary of Terms" herein. Distributions of interest and principal on the Residual Interest Certificate will be subordinate in priority to payments of interest and principal, respectively, on the Notes. See "Description of the Securities -- Payments" herein. The Residual Certificate is not offered hereby.]

     [Credit enhancement with respect to the Notes will be provided by (a) the subordination of (i) the Residual Interest Certificate to the Notes and (ii) the [ ] Notes, respectively, to each Class of Notes having a higher payment priority[, and (b) other credit enhancement features to be described as applicable]. The Notes are not insured by any financial guaranty insurance policy. See "Risk Factors -- Inadequacy of Credit Enhancement" and "Description of Credit Enhancement" herein.]

     The yields to maturity on the Notes will depend on (i) the rate and timing of reductions of the outstanding principal balances of the Notes as a result of the receipt of payments of principal and interest on, and other principal reductions of, the Home Loans (including scheduled payments, prepayments, delinquencies, liquidations, defaults, losses, substitutions, repurchases and modifications)] and the payment of Excess Spread (as defined herein), (ii) any reductions of the outstanding principal balances of the Notes due to payment of amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period (each as defined herein)],
(iii) the prices paid for the Notes by investors, [(iv) in the case of the Class [ ] Notes, the application of Allocable Loss Amounts thereto and the repayment of Deferred Amounts in respect thereof as described herein, and (v) the rate and timing of the purchase of Subsequent Home Loans (as defined herein) by the Trust [and additional factors to be provided as applicable]]. [Because substantially all of the Home Loans will be secured by junior liens, the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities or unsecured consumer loans with equivalent interest rates and maturities.] Prospective investors should carefully consider the associated risks. See "Risk Factors" and "Prepayment and Yield Considerations" herein and "Risk Factors" in the Prospectus.

     [The yields to maturity on the Class [ ] Notes will be sensitive, in varying degrees (and will each be more sensitive than the yields to maturity on the Senior Notes), to delinquencies and losses on the Home Loans.]

     We recommend that prospective investors consult their own investment, legal, tax and accounting advisors to determine whether the Notes constitute appropriate investments for them and the applicable legal, tax, regulatory and accounting treatment of the Notes.

     PROCEEDS OF THE ASSETS OF THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE SELLER, THE TRANSFEROR, THE SERVICER, THE
INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE CO-OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. [NEITHER THE NOTES NOR THE HOME LOANS ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE TRANSFEROR OR THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON.]

     Wherever reference is made in this Prospectus Supplement to a percentage of the [Initial] Home Loans (as defined herein), such percentage is determined (unless otherwise specified) on the basis of the [Initial] Pool Principal Balance (as defined herein).

                                ---------------

     This Prospectus Supplement does not contain complete information about the offering of the Notes. Additional information is contained in the Prospectus and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Notes may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                                ---------------


                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Seller.

                            REPORTS TO NOTEHOLDERS

     Unaudited monthly and annual reports concerning the Notes will be sent by the Indenture Trustee to the Noteholders. So long as any Note is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the registered owner of such Notes pursuant to the Indenture. DTC will supply such reports to Note Owners (as defined herein) in accordance with its procedures.



                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used herein may be defined elsewhere in this Prospectus Supplement or in the Prospectus. See the "Index of Terms" included as an appendix to this Prospectus Supplement and the Prospectus. Capitalized terms that are used but not defined herein will have the meanings assigned to such terms in the Prospectus.

ISSUER......................................FIRSTPLUS  Home Loan  Owner  Trust
                                            1998-[  ]  (the   "Trust"  or  the
                                            "Issuer"),   a  Delaware  business
                                            trust  established  pursuant  to a
                                            trust  agreement  dated  as  of  [
                                                     ] (the "Trust Agreement")
                                            among   the   Seller,   the  Owner
                                            Trustee and the Co-Owner Trustee.

SELLER......................................FIRSTPLUS Investment Corporation
                                            (the "Seller"), a Nevada
                                            corporation, in its capacity as
                                            Seller of the Home Loans to the
                                            Trust.

SERVICER AND TRANSFEROR.....................FIRSTPLUS FINANCIAL, INC. ("FFI,
                                            " the "Servicer" or the
                                            "Transferor"), a Texas corporation,
                                            in its capacity as Servicer and
                                            Transferor of the Home Loans. FFI
                                            is a wholly owned subsidiary of
                                            FIRSTPLUS Financial Group, Inc.
                                            ("FP"), a Nevada corporation.

INDENTURE TRUSTEE...........................[           ], as trustee under the
                                            Indenture (in such  capacity,  the
                                            "Indenture   Trustee"),   and   as
                                            co-owner  trustee  under the Trust
                                            Agreement (in such  capacity,  the
                                            "Co-Owner Trustee").

OWNER TRUSTEE...............................[ ], as owner  trustee  under  the
                                            Trust    Agreement   (the   "Owner
                                            Trustee").

CUSTODIAN...................................[  ],   as  the   custodian   (the
                                            "Custodian")  under the  Custodial
                                            Agreement  dated  as of [ ]  among
                                            the   Seller,   FFI,   the   Owner
                                            Trustee, the Indenture Trustee and
                                            the Custodian.

CLOSING DATE................................On or about [         ].

CUT-OFF DATE................................[                ].

PAYMENT DATE................................The [ ] day of each  month  or, if such  day is not a  Business  Day,
                                            the next succeeding  Business Day,
                                            commencing in [    ].

DUE PERIOD..................................With respect to each Payment Date,
                                            the  calendar  month   immediately
                                            preceding such Payment Date.

DETERMINATION DATE..........................The third Business Day (as defined
                                            herein)   prior  to  each  Payment
                                            Date.

RECORD DATE.................................With respect to each Payment Date, the close of  business on the last
                                            Business Day of the calendar month
                                            immediately preceding the month in
                                            which such Payment Date occurs.

THE NOTES...................................The  Trust  will  issue  the Notes pursuant  to  the  Indenture.  The
                                            approximate   [initial]  aggregate
                                            principal balance of each Class of
                                            Notes   (the    "Original    Class
                                            Principal  Balance"  of each  such
                                            Class)  is set  forth on the cover
                                            hereof.   The   "Class   Principal
                                            Balance"  of each  Class of Notes,
                                            as of any  date of  determination,
                                            will  be  equal  to  the  Original
                                            Class  Principal  Balance  thereof
                                            reduced   by   (i)   all   amounts
                                            previously  paid to Noteholders of
                                            such  Class  in  reduction  of the
                                            Class Principal Balance thereof on
                                            all  previous  Payment  Dates  and
                                            [(ii)   in   the   case   of   the
                                            Subordinate  Notes,  any Allocable
                                            Loss  Amounts  previously  applied
                                            thereto.  The aggregate  principal
                                            balance  of  the  Notes,  and  the
                                            Original Class  Principal  Balance
                                            of each Class, may vary by plus or
                                            minus  5% to the  extent  that the
                                            [Initial] Pool  Principal  Balance
                                            is   increased   or  decreased  as
                                            described herein.]

                                            The Notes  will be  secured by the
                                            assets  of the Trust  pursuant  to
                                            the  Indenture  [and, as described
                                            herein, will be senior in right of
                                            payment of interest and principal,
                                            respectively,   to  the   Residual
                                            Interest  Certificate].   Interest
                                            will accrue on each Class of Notes
                                            at  the   applicable   per   annum
                                            interest   rate   set   forth   or
                                            described  on the cover hereof (as
                                            to  each   Class,   an   "Interest
                                            Rate").

[THE RESIDUAL INTEREST
CERTIFICATE.................................The Trust will issue the  Residual
                                            Interest  Certificate  pursuant to
                                            the Trust Agreement.  The Residual
                                            Interest    Certificate   is   not
                                            offered   hereby.   The   Residual
                                            Interest   Certificate   will   be
                                            composed   of   multiple   payment
                                            Components        having       the
                                            designations,  Interest  Rates and
                                            Original    Component    Principal
                                            Balance  or   Original   Component
                                            Notional   Balance  as  set  forth
                                            below:

                                                                 Original
                            Component                            Component
                            Designation    Interest Rate     Principal Balance
                            -----------    -------------     -----------------


                                            The Residual Interest  Certificate
                                            is not offered hereby.]

INTEREST....................................Interest    on   each   Class   of
                                            Securities  [(and each Component)]
                                            will be  payable  on each  Payment
                                            Date  in  an   amount   equal   to
                                            interest     accrued    for    the
                                            applicable  Accrual  Period at the
                                            applicable  Interest  Rate  on the
                                            Class  Principal  Balance [(or, in
                                            the case of the Residual  Interest
                                            Certificate,     the    respective
                                            Component   Principal  Balance  or
                                            Component    Notional    Balance)]
                                            thereof immediately preceding such
                                            Payment   Date.    The   [Initial]
                                            Accrual  Period  will  consist  of
                                            less    than    30    days.    See
                                            "Description  of the Securities --
                                            Payments"  herein.  To the  extent
                                            funds  are   available   therefor,
                                            interest  payments will be made in
                                            the  order of  priority  set forth
                                            under    "Description    of    the
                                            Securities  -- Payments -- Payment
                                            Priorities" herein.

PRINCIPAL...................................Principal   on   each   Class   of
                                            Securities  [(and each Component)]
                                            will be  payable  on each  Payment
                                            Date  as  described  herein  under
                                            "Description  of the Securities --
                                            Payments"  herein.  To the  extent
                                            funds  are   available   therefor,
                                            principal payments will be made in
                                            the  order of  priority  set forth
                                            under    "Description    of    the
                                            Securities  --  Payments  -Payment
                                            Priorities" herein.

MATURITY DATE...............................The outstanding  principal  amount of,  and all  accrued  and  unpaid
                                            interest  on, each Class of Notes,
                                            to the extent not previously paid,
                                            will  be  payable  in  full on the
                                            applicable maturity date specified
                                            below  (as  to  each  Class,   the
                                            "Maturity  Date"),   although  the
                                            actual final Payment Date for each
                                            Class of Notes may  occur  earlier
                                            than the applicable Maturity Date.
                                            See    "Prepayment    and    Yield
                                            Considerations--  Maturity  Dates"
                                            herein.


                                            CLASS              MATURITY DATE
                                            -----              -------------




FORM AND REGISTRATION OF
THE NOTES...................................The Notes will initially be issued only in book-entry  form.  Persons
                                            acquiring   beneficial   ownership
                                            interests   in  the  Notes  ("Note
                                            Owners")   will  hold  such  Notes
                                            through the book-entry  facilities
                                            of The  Depository  Trust  Company
                                            ("DTC"),  in the United States, or
                                            through   Cedel   Bank,    societe
                                            anonyme    ("Cedel")    and    the
                                            Euroclear System  ("Euroclear") in
                                            Europe.   Transfers   within  DTC,
                                            Cedel  or  Euroclear,  as the case
                                            may be, will be made in accordance
                                            with the usual rules and operating
                                            procedures   of   the   applicable
                                            system.  So long as each  Class of
                                            Notes is in book-entry  form, each
                                            such   Class  of  Notes   will  be
                                            evidenced    by   one   or    more
                                            certificates   registered  in  the
                                            name   of  the   nominee   of  the
                                            applicable  system.  The interests
                                            of Note Owners will be represented
                                            by  book-entries on the records of
                                            the    applicable    system    and
                                            participating  members thereof. No
                                            Note  Owner  will be  entitled  to
                                            receive a  definitive  certificate
                                            representing     such     person's
                                            interest, except in the event that
                                            Definitive   Notes   (as   defined
                                            herein)   are  issued   under  the
                                            limited  circumstances   described
                                            herein.  All  references  in  this
                                            Prospectus Supplement to any Class
                                            of Notes reflect the rights of the
                                            Note  Owners of such Class only as
                                            such   rights  may  be   exercised
                                            through the applicable  system and
                                            its participating  members so long
                                            as such  Class of Notes is held by
                                            such system.  See "Risk Factors --
                                            Book-Entry    Registration"    and
                                            "Certain Information Regarding the
                                            Securities      --      Book-Entry
                                            Registration"  in the  Prospectus.
                                            The Note Owners' interests in each
                                            Class of Notes  will be held  only
                                            in   minimum    denominations   of
                                            $[100,000] and integral  multiples
                                            of $1,000 in excess thereof.

ASSETS OF THE TRUST.........................The   assets  of  the  Trust  will
                                            consist  primarily  of a pool (the
                                            "Home  Loan  Pool") of home  loans
                                            ("Home    Loans")    secured    by
                                            mortgages, deeds of trust or other
                                            security instruments ("Mortgages"),
                                            together    with   certain   other
                                            property      described      under
                                            "Description    of    the    Trust
                                            -General" herein.

                                            On the  Closing  Date,  the  Trust
                                            will   purchase  Home  Loans  (the
                                            "[Initial]  Home Loans") having an
                                            aggregate   principal  balance  of
                                            approximately $[           ] (the
                                            "[Initial      Pool]     Principal
                                            Balance")  as of the Cut-Off  Date
                                            from the Seller pursuant to a Sale
                                            and  Servicing   Agreement  to  be
                                            dated  as of [              ] (the
                                            "Sale  and  Servicing  Agreement")
                                            among the Trust,  as  Issuer,  the
                                            Seller,   as   Seller,   FFI,   as
                                            Transferor  and  Servicer,  and  [
                                                    ], as Indenture Trustee
                                            and    Co-Owner    Trustee.    [In
                                            addition,  on the Closing Date the
                                            Seller  is   expected  to  deposit
                                            approximately $[            ] into
                                            the  Pre-Funding  Account  for the
                                            purchase of additional  Home Loans
                                            (the   "Subsequent   Home  Loans")
                                            during the Funding Period. The sum
                                            of   the   aggregate   approximate
                                            principal balance of the [Initial]
                                            Home Loans and the amount expected
                                            to   be    deposited    into   the
                                            Pre-Funding Account on the Closing
                                            Date equals $[                 ].]

THE HOME LOANS..............................As further described  herein,  all
                                            of  the   Home   Loans   will   be
                                            Conventional  Loans  and  will  be
                                            secured       by        Mortgages.
                                            [Substantially    all    of    the
                                            Mortgages  for the Home Loans will
                                            be  junior in  priority  to one or
                                            more  senior  liens on the related
                                            mortgaged  properties  ("Mortgaged
                                            Properties"),  which will  consist
                                            primarily of owner occupied single
                                            family  residences.  Substantially
                                            all  of the  Home  Loans  will  be
                                            secured  by  liens  on   Mortgaged
                                            Properties  in which the borrowers
                                            have  little  or no  equity.]  See
                                            "The Home Loan  Pool"  herein  and
                                            "Description of the Trust Property
                                            --   Mortgage    Loans"   in   the
                                            Prospectus.

                                            [The  [Initial]  Home  Loans  will
                                            consist   of    approximately    [
                                                        ]  loans,  having  the
                                            approximate     [Initial]     Pool
                                            Principal  Balance set forth under
                                            "--Assets  of  the  Trust"  above.
                                            [Such   [Initial]  Pool  Principal
                                            Balance  may vary by plus or minus
                                            5%, as  described  under "The Home
                                            Loan    Pool"     herein.]     The
                                            statistical  information presented
                                            in  this   Prospectus   Supplement
                                            regarding  the Home  Loan  Pool is
                                            based only on the  [Initial]  Home
                                            Loans  proposed  to be included in
                                            the Home  Loan Pool as of the date
                                            of this Prospectus Supplement, and
                                            does not  take  into  account  any
                                            Subsequent  Home Loans that may be
                                            added to the Home Loan Pool during
                                            the  Funding  Period.   See  "Risk
                                            Factors--Acquisition of Subsequent
                                            Home  Loans"  and "The  Home  Loan
                                            Pool  -  Characteristics   of  the
                                            [Initial] Home Loans" herein.]

                                            As further described  herein,  the
                                            Transferor  will  have the  option
                                            after   the   Closing    Date   to
                                            repurchase  any Home Loan incident
                                            to    foreclosure,    default   or
                                            imminent  default   thereof.   The
                                            Transferor  will also be obligated
                                            either to repurchase any Home Loan
                                            as to  which a  representation  or
                                            warranty has been breached,  which
                                            breach   remains   uncured  for  a
                                            period   of  60  days  and  has  a
                                            materially  adverse  effect on the
                                            interests  of the  Noteholders  in
                                            such Home Loan (each, a "Defective
                                            Home  Loan")  or  to  remove  such
                                            Defective Home Loan and substitute
                                            a Qualified  Substitute Home Loan.
                                            See "The  Transferor  and Servicer
                                            -- Repurchase or  Substitution  of
                                            Home Loans" herein.

[THE PRE-FUNDING ACCOUNT....................On the Closing Date, the Seller is
                                            expected  to  deposit a portion of
                                            the proceeds  from the sale of the
                                            Securities   in  the   approximate
                                            amount set forth  under  "--Assets
                                            of   the    Trust    above    (the
                                            "Pre-Funding   Account   Deposit")
                                            into   the   Pre-Funding   Account
                                            maintained    by   the   Indenture
                                            Trustee   for   the   purpose   of
                                            purchasing  the  Subsequent   Home
                                            Loans after the Closing Date.  The
                                            amount of the Pre-Funding  Account
                                            Deposit  may vary by plus or minus
                                            5% of the [Initial] Pool Principal
                                            Balance,  depending on the extent,
                                            if any,  to which  Home  Loans are
                                            added to or removed  from the Home
                                            Loan  Pool  prior  to the  Closing
                                            Date, as described herein.  During
                                            the period from the  Closing  Date
                                            until the earliest of (i) the date
                                            on  which   the   amount   in  the
                                            Pre-Funding  Account is reduced to
                                            $[           ]  or  less  and  the
                                            Transferor    directs   that   the
                                            Funding   Period  end,   (ii)  the
                                            occurrence  of an Event of Default
                                            under   the  Sale  and   Servicing
                                            Agreement  or the  Indenture,  and
                                            (iii) [            ] (the "Funding
                                            Period"), the amount on deposit in
                                            the  Pre-Funding  Account  will be
                                            reduced  in  accordance  with  the
                                            terms of the  Sale  and  Servicing
                                            Agreement  by the  amount  used to
                                            purchase  Subsequent  Home  Loans.
                                            Subsequent Home Loans purchased by
                                            the  Trust  and  added to the Home
                                            Loan   Pool   on  any   Subsequent
                                            Transfer  Date  must  satisfy  the
                                            criteria set forth in the Sale and
                                            Servicing Agreement. See "The Home
                                            Loan      Pool--Conveyance      of
                                            Subsequent  Home Loans" herein.  A
                                            "Subsequent  Transfer Date" is any
                                            date on which any such  Subsequent
                                            Home Loans will be conveyed by the
                                            Seller to the Trust.

                                            On the Payment Date  following the
                                            Due  Period in which  the  Funding
                                            Period  ends,  the  portion of the
                                            Pre-Funding  Account  Deposit that
                                            is  remaining  will be  applied as
                                            described  herein  to  reduce  the
                                            Class  Principal  Balances  of the
                                            Securities.        See       "Risk
                                            Factors--Acquisition of Subsequent
                                            Home Loans,"  "Description  of the
                                            Transfer       and       Servicing
                                            Agreements--Pre-Funding   Account"
                                            and    "Prepayment    and    Yield
                                            Considerations" herein.]

[CREDIT ENHANCEMENT.........................Credit enhancement with respect to the Notes will be  provided by (a)
                                            the   subordination   of  (i)  the
                                            Residual  Interest  Certificate to
                                            the  Notes and (ii) the Class [ ],
                                            Notes, respectively, to each Class
                                            of Notes  having a higher  payment
                                            priority[,  and (b)  other  credit
                                            enhancement    features    to   be
                                            described  as  applicable].   [The
                                            Notes  are  not   insured  by  any
                                            financial    guaranty    insurance
                                            policy.]  See  "Risk   Factors  --
                                            Inadequacy of Credit  Enhancement"
                                            and    "Description    of   Credit
                                            Enhancement" herein.]

[SUBORDINATION..............................The   rights  of  holders  of  the
                                            Subordinate   Notes   to   receive
                                            payments   of   interest   and  to
                                            receive   payments  of  principal,
                                            respectively, on each Payment Date
                                            will be subordinate to such rights
                                            of  holders of each Class of Notes
                                            having a higher payment  priority,
                                            as described herein. The rights of
                                            the   holder   of   the   Residual
                                            Interest  Certificate  to  receive
                                            distributions  of interest  and to
                                            receive      distributions      of
                                            principal,  respectively,  on each
                                            Payment  Date will be  subordinate
                                            to  such   respective   rights  of
                                            Noteholders,  as described herein.
                                            Such   subordination   feature  is
                                            intended to enhance the likelihood
                                            of regular receipt of interest and
                                            principal  by the  holders  of the
                                            Senior  Notes,  and  to  a  lesser
                                            extent the  Subordinate  Notes (in
                                            order    of     priority).     See
                                            "Description       of       Credit
                                            Enhancement--   Subordination  and
                                            Allocation of Losses" herein.]


[APPLICATION OF ALLOCABLE
LOSS AMOUNTS................................In the event that,  on any Payment
                                            Date    after    the     [Initial]
                                            Undercollateralization  Amount (as
                                            defined  herein) has been  reduced
                                            to zero,  (a) the aggregate of the
                                            outstanding  principal balances of
                                            the  Securities  on  such  Payment
                                            Date (after  giving  effect to all
                                            payments on such date) exceeds (b)
                                            the sum of (i) the Pool  Principal
                                            Balance  as  of  the  end  of  the
                                            preceding  Due Period and (ii) the
                                            amount,  if any, on deposit in the
                                            Pre-Funding  Account  (other  than
                                            investment  income)  as of the end
                                            of such Due Period  (such  excess,
                                            an "Allocable Loss Amount"),  such
                                            Allocable   Loss  Amount  will  be
                                            applied   in   reduction   of  the
                                            principal    balances    of    the
                                            Subordinate  Securities in inverse
                                            order  of   priority,   until  the
                                            respective    principal   balances
                                            thereof have been reduced to zero.
                                            Allocable Loss Amounts  applied to
                                            the Residual Interest  Certificate
                                            will be  applied in  reduction  of
                                            the Component Principal Balance of
                                            the  [  ]   Component   until  the
                                            Component     Principal    Balance
                                            thereof has been  reduced to zero.
                                            Allocable Loss Amounts will not be
                                            applied in  reduction of the Class
                                            Principal  Balance of any Class of
                                            Senior Notes. Holders of any Class
                                            of Subordinate  Securities will be
                                            entitled,   to   the   extent   of
                                            Allocable  Loss Amounts so applied
                                            thereto,  to receive  payments  of
                                            Deferred   Amounts   (as   defined
                                            herein)  under  the  circumstances
                                            and to the extent provided herein.
                                            See "Description of the Securities
                                            --  Application  of Allocable Loss
                                            Amounts" herein.]

[OVERCOLLATERALIZATION......................On the Closing Date, the aggregate
                                            principal     balance    of    the
                                            Securities  is  expected to exceed
                                            the Assumed Pool Principal Balance
                                            by   approximately   $[   ].   The
                                            application  of  Excess  Spread in
                                            reduction   of   the   outstanding
                                            principal    balances    of    the
                                            Securities as described  herein is
                                            intended, first, to eliminate such
                                            undercollateralization,  and  then
                                            to  create   overcollateralization
                                            and          increase          the
                                            Overcollateralization  Amount  (as
                                            defined  herein)  over time  until
                                            such   amount   is  equal  to  the
                                            Required     Overcollateralization
                                            Amount   (as   defined    herein).
                                            However, there can be no assurance
                                            that   Excess   Spread   will   be
                                            generated in sufficient amounts to
                                            ensure          that          such
                                            overcollateralization  level  will
                                            be achieved or  maintained  at all
                                            times.  See "Description of Credit
                                            Enhancement--Overcollateralization"
                                            and  "Risk Factors--   Inadequacy
                                            of  Credit Enhancement" herein.]

SERVICING OF THE HOME
LOANS.......................................The  Servicer  will be required to service the Home Loans pursuant to
                                            the Sale and  Servicing  Agreement
                                            and will be  entitled to receive a
                                            fee    and     other     servicing
                                            compensation,  payable  monthly as
                                            described  under  "Description  of
                                            the   Transfer    and    Servicing
                                            Agreements -Servicing" herein. The
                                            Servicer   may   subcontract   its
                                            servicing  duties with  respect to
                                            certain   Home  Loans  to  certain
                                            unaffiliated lenders pursuant to a
                                            subservicing agreement between the
                                            Servicer   and  each  such  lender
                                            (each     such      lender,      a
                                            "Subservicer").  As of the Closing
                                            Date,  the Servicer  will not have
                                            subcontracted its servicing duties
                                            to any subservicers.

FEES AND EXPENSES OF THE
TRUST.......................................Before  any  payments  are made on
                                            the   Securities  on  any  Payment
                                            Date, amounts otherwise payable to
                                            Securityholders   will   first  be
                                            applied to pay the compensation of
                                            the  Servicer.  The Servicer  will
                                            pay the fees and  expenses  of the
                                            Indenture Trustee,  Owner Trustee,
                                            Co-Owner  Trustee  and  Custodian.
                                            See  "Description  of the Transfer
                                            and Servicing  Agreements -- Trust
                                            Fees     and     Expenses"     and
                                            "Description of the Securities --
                                            Payments" herein.

OPTIONAL TERMINATION........................The  Seller  may,  at its  option,
                                            effect  an  early   redemption  or
                                            termination  of the  Securities on
                                            or after the  [Initial]  Call Date
                                            by  purchasing  the Home Loans for
                                            the   Termination    Price.    See
                                            "Description  of the Securities --
                                            Optional Termination" herein.

TAX STATUS..................................In the  opinion  of  Brown  & Wood
                                            LLP,   for   federal   income  tax
                                            purposes   the   Notes   will   be
                                            characterized  as  debt,  and  the
                                            Trust will not be characterized as
                                            an  association   (or  a  publicly
                                            traded  partnership)  taxable as a
                                            corporation, but will be a grantor
                                            trust.  Each  Noteholder,  by  the
                                            acceptance  of a Note,  will agree
                                            to    treat     the    Notes    as
                                            indebtedness.     See    "Material
                                            Federal  Income Tax  Consequences"
                                            herein and in the  Prospectus  for
                                            additional  information concerning
                                            the  application of federal income
                                            tax laws to the Notes.

ERISA CONSIDERATIONS........................[Subject  to  the   considerations
                                            discussed       under       "ERISA
                                            Considerations"  herein and in the
                                            Prospectus,   the   Notes  may  be
                                            purchased  by an employee  benefit
                                            plan or an  individual  retirement
                                            account (a "Plan")  subject to the
                                            Employee     Retirement     Income
                                            Security  Act of 1974,  as amended
                                            ("ERISA")  or Section  4975 of the
                                            Internal  Revenue Code of 1986, as
                                            amended (the "Code").  A fiduciary
                                            of a Plan must  determine that the
                                            purchase  of a Note is  consistent
                                            with its  fiduciary  duties  under
                                            ERISA  and  does not  result  in a
                                            nonexempt  prohibited  transaction
                                            as defined in Section 406 of ERISA
                                            or Section 4975 of the Code.]

LEGAL INVESTMENT
CONSIDERATIONS..............................The Notes  [will  NOT]  constitute
                                            "mortgage related  securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as
                                            amended   ("SMMEA").   See  "Legal
                                            Investment  Matters" herein and in
                                            the Prospectus.

RATINGS OF THE NOTES........................It is a condition  to the issuance of the Notes  that (i) each of the
                                            Senior Notes be rated "[ ]" by [ ]
                                            the "Rating  Agencies"),  (ii) the
                                            Class [ ] Notes  be rated "[ ]" by
                                            each of [ ],  (iii)  the Class [ ]
                                            Notes  be rated "[ ]" by each of [
                                            ].  A  security  rating  does  not
                                            address the frequency of principal
                                            prepayments  or the  corresponding
                                            effect on  yields to  Noteholders.
                                            None    of   the    Seller,    the
                                            Transferor,   the  Servicer,   the
                                            Indenture   Trustee,   the   Owner
                                            Trustee  or any  other  person  is
                                            obligated  to maintain  the rating
                                            on any of the Notes.





                                 RISK FACTORS

         Prospective investors in the Notes should consider the following information (as well as the information set forth under "Risk Factors" in the Prospectus), which identifies certain significant sources of risk affecting an investment in the Notes.

[ACQUISITION OF SUBSEQUENT HOME LOANS

         VARIATION IN CREDIT QUALITY AND CHARACTERISTICS OF SUBSEQUENT HOME LOANS FROM INITIAL HOME LOANS. Any conveyance of Subsequent Home Loans is subject to the conditions set forth in the Sale and Servicing Agreement, which include, among others: (i) each Subsequent Home Loan must satisfy the representations and warranties applicable to the [Initial] Home Loans; (ii) the Transferor will not select Subsequent Home Loans in a manner that it believes is adverse to the interests of Securityholders, and (iii) as of the applicable Cut-Off Date, all of the Home Loans must satisfy certain statistical criteria set forth in the Sale and Servicing Agreement. The Subsequent Home Loans may have been originated or purchased by the Transferor using credit criteria different from those applied to the [Initial] Home Loans and may be of different credit quality and have different loan characteristics than the [Initial] Home Loans. After the transfer of the Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loan Pool may vary from those of the [Initial] Home Loans as described herein. See "The Home Loan Pool--Characteristics of [Initial] Home Loans," and "--Conveyance of Subsequent Home Loans" herein.

         EFFECT OF PREPAYMENT FROM PRE-FUNDING ACCOUNT. If the Pre-Funding Account Deposit has not been fully applied to purchase Subsequent Home Loans by the end of the Funding Period, and the amount remaining in the Pre-Funding Account (net of reinvestment income) is in excess of $50,000, then on the Payment Date following the Due Period in which the Funding Period ends, such amount will be applied to reduce, on a PRO RATA basis, the outstanding Class Principal Balance of each Class of Securities. In the event that such amount remaining in the Pre-Funding Account is substantial, Securityholders will receive a significant unanticipated payment of principal in (or before) [
              ]. All of the Home Loans that the Transferor expects to deliver as Subsequent Home Loans have been originated. As a result, the Seller expects that the principal amount of the Subsequent Home Loans sold to the Trust will require the application of substantially all of the Pre-Funding Account Deposit and that there will be no material principal payment to Securityholders from the amount remaining in the Pre-Funding Account after the Funding Period.]

PREPAYMENT AND YIELD CONSIDERATIONS

         The Home Loans may be prepaid in whole or in part at any time. However, a majority of the Home Loans require payment of a prepayment penalty in connection with any prepayment during the first three years after origination, which, if not waived by the Servicer, may affect the rate of prepayment of the Home Loans. The Servicer typically will waive such prepayment penalty if the borrower refinances with the Servicer. Loans similar to the Home Loans have been originated in significant volume only during the past few years, and the prepayment experience of the Home Loans cannot be predicted with certainty. The prepayment experience of the Home Loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with combined loan-to-value ratios at or below 100%.

         The rate and timing of prepayments of principal of the Home Loans may be influenced by a variety of factors, as described under "Prepayment and Yield Considerations" herein. Any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

         The extent to which the yield to maturity (or to redemption) of a Note may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or discount, (ii) the degree to which the timing of payments to the holder thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Home Loans [and to the payment of Excess
Spread and amounts remaining in the Pre-Funding Account after the Funding Period], (iii) in the case of the Subordinate Notes, the application of Allocable Loss Amounts thereto and the repayment of Deferred Amounts in respect thereof as described herein[, and (iv) the rate and timing of the purchase of Subsequent Home Loans by the Trust]. In the case of a Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of a Note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. [On each Payment Date, until the Overcollateralization Amount is at least equal to the Required Overcollateralization Amount, the allocation of Excess Spread for such Payment Date as an additional payment of principal on the Securities is expected to accelerate the amortization of the Securities relative to the amortization of the Home Loans; however, on the Overcollateralization Stepdown Date, the distribution of any Overcollateralization Reduction Amount to the Excess Component of the Residual Interest Certificate, as described herein, can be expected to result in a slower amortization of the Securities and may delay principal payments to the Securityholders. In the event that principal payments are made to Securityholders as a result of prepayments, liquidations and purchases of the Home Loans or payments of Excess Spread, and amounts remaining in the Pre-Funding Account, there can be no assurance that Securityholders will be able to reinvest such payments in a comparable alternative investment having a comparable yield.] See "Prepayment and Yield Considerations" herein.

         [Because each Class of Subordinate Notes is subordinate in right of payment of interest and of principal, respectively, to each Class of Notes having a higher payment priority, and because Allocable Loss Amounts will be allocated to the Subordinate Notes in inverse order of payment priority, the yields of the Subordinate Notes will be sensitive, in varying degrees, to delinquencies and losses on the Home Loans. As a result, holders of such Notes could incur a loss on their investments.]

[POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

         Credit enhancement with respect to the Notes will be provided by (a) the subordination of (i) the Residual Interest Certificate to the Notes and
(ii) the Class [                        ] Notes,  respectively,  to each Class
of Notes having a higher payment priority and (b) the overcollateralization feature described herein. The Notes are not insured by any financial guaranty insurance policy. If the Home Loans experience higher rates of delinquencies, defaults or losses than initially anticipated, there can be no assurance that the amounts available from the applicable credit enhancement will be adequate to cover the delays or shortfalls in payments that result from such higher delinquencies, defaults or losses. If the amounts available from the applicable credit enhancement are inadequate, Securityholders will bear the risk of any resulting delays in payment or losses.

         The payment of Excess Spread to Securityholders in the manner specified herein is intended, first, to eliminate the 1% undercollateralization that will exist on the Closing Date, and then to produce and maintain a particular level of overcollateralization. However, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times or in sufficient amounts to reduce such [initial] undercollateralization. As a result of delinquencies on the Home Loans, the amount of interest received on the Home Loans during any Due Period may be less than the amount of interest payable on the Securities on the related Payment Date. The Servicer will not advance delinquent payments.

         The holder of the Residual Interest Certificate will not be required to refund any amounts previously distributed to such holder pursuant to the Transfer and Servicing Agreements, including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Payment Date to pay all amounts then payable to Securityholders.]

[PRINCIPAL BALANCE OF SECURITIES GREATER THAN EXPECTED PRINCIPAL BALANCE OF
LOANS

         At the Closing Date, the aggregate principal balance of the Securities is expected to exceed the Assumed Pool Principal Balance by
approximately $[              ]. Such undercollateralization is expected to be
eliminated by the application of Excess Spread, which will then be applied to produce overcollateralization as described herein. There can be no assurance, however, that Excess Spread will be generated in sufficient amounts to eliminate such undercollateralization, or to do so within the period of time anticipated by investors.]

INADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE HOME LOANS

         The  combined  loan-to-value  ratios  for  substantially  all  of the
[Initial] Home Loans ranged from  approximately  [     ]% to  approximately [
     ]%, with approximately [      ]% of the [Initial] Pool Principal Balance
consisting of Home Loans having combined  loan-to-value  ratios in excess of [
     ]%. The weighted  average combined  loan-to-value  ratio of the [Initial]
Home  Loans was  approximately  [      ]%.  [The  Subsequent  Home  Loans are
expected to have similar, or possibly higher, combined loan-to-value ratios.] Because the weighted average remaining term to maturity of the [Initial] Home
Loans as of the [              ] Cut-Off  Date is  approximately  months,  the
borrowers will not build equity in the related Mortgaged Properties through scheduled amortization of the related Home Loans for a substantial period of time. The Mortgaged Properties, therefore, are highly unlikely to provide adequate security for the Home Loans. Even assuming that a Mortgaged Property provides adequate security for the related Home Loan, substantial delays could be encountered in connection with the liquidation of a Home Loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by the applicable credit enhancement. In addition, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Home Loan, any losses in connection with such Home Loan will be borne by Securityholders to the extent that the applicable credit enhancement is insufficient to absorb all such losses.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON HOME LOANS

         UNDERWRITING CRITERIA VARYING FROM FNMA AND FHLMC UNDERWRITING GUIDELINES. Pursuant to the underwriting guidelines of the Transferor, the assessment of the credit history of the borrower and the borrower's capacity to make payments on the Home Loans are the primary considerations in underwriting a Home Loan. The evaluation of the adequacy of the value of the related Mortgaged Property, together with the amount of all liens senior to the lien of the Home Loan (I.E., the related "combined loan-to-value ratio") is given less consideration, and in certain cases no consideration, in underwriting the Home Loans. See "The Transferor and Servicer -- Underwriting Criteria" herein. The credit quality of some of the borrowers under the Home Loans is lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. See "The Home Loan Pool -- Characteristics of the [Initial] Home Loans" herein. As a result of such lower credit quality and the high loan-to-value ratios of the Home Loans, the Home Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted Home Loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of the Home Loans are secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such Home Loans. See "-- Inadequacy of Credit Enhancement" above.

         Although the creditworthiness of the borrower is the primary consideration in the underwriting of a Home Loan, no assurance can be given that the creditworthiness of such borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Home Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less or no consideration in underwriting a Home Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgaged Property securing a defaulted Home Loan. See "-- Realization Upon Defaulted Home Loans" below.

         The Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending upon the dates on which Home Loans were originated or purchased by the Transferor, such Home Loans may have been originated or purchased by the Transferor pursuant to different underwriting requirements, and accordingly, certain Home Loans included in the Home Loan Pool may be of a different credit quality and have different loan characteristics than other Home Loans. To the extent that certain Home Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Home Loans originated or purchased pursuant to more stringent underwriting requirements.

         NO SERVICER DELINQUENCY ADVANCES. In the event of a delinquency or a default on a Home Loan, neither the Servicer nor any Subservicer will have any obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. As a result, the amount of principal and interest received on the Home Loans during any particular Due Period may be less than the amount of principal and interest payable on the Securities on the related Payment Date. See "Description of the Transfer and Servicing Agreements -- Servicing" herein.

         RELOCATION OF BORROWERS AND POSSIBLE RELOADING OF DEBT. With respect to Home Loans with combined loan-to-value ratios near or in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to pay off the Home Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to such borrowers, in which case the Home Loans could experience higher rates of delinquencies, defaults and losses. With respect to Home Loans the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrowers will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Home Loans.

         ACQUISITION OF HOME LOANS FROM THIRD PARTIES. A substantial portion of the Home Loans will have been acquired by the Transferor through purchases from a network of correspondent lenders or through a portfolio acquisition program. See "The Home Loan Pool -- General" herein. A substantial majority of such Home Loans will have been re-underwritten and reviewed for compliance with the Transferor's underwriting guidelines. The Transferor may have acquired certain Home Loans from an originator that, at the time of origination, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs. Such Home Loans may be subject to a higher incidence of delinquency or default.

         LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION ON THE SERVICER. Since January 1995, the Servicer has substantially increased the volume of conventional home loans that it has originated, purchased, sold and/or serviced, and thus, it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these conventional home loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume. Accordingly, the delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing Experience" herein or under "The Servicer and the Transferor" in the Prospectus may not be indicative of the performance of the Home Loans. Loans similar to the Home Loans have been originated in significant volume for only approximately two years. Thus, there is no meaningful historical performance data to permit an accurate assessment of the likely delinquency, default and loss experience of the Home Loans over an extended period of time. Significant uncertainty exists regarding such likely experience over time and in differing economic and interest rate environments. Because loans such as the Home Loans have characteristics that combine characteristics similar to unsecured consumer debt and secured consumer debt, the delinquency, default and loss experience of the Home Loans is unlikely to be comparable to either of such types of consumer debt and is unlikely to reflect a blending or averaging of such experience. Accordingly, investors do not have, and will not have for an indeterminate amount of time, information available to them to assess with any degree of confidence the likely delinquency, default and loss experience of the Home Loans. Prospective investors should make their investment determinations based on the Home Loan underwriting criteria, the applicable credit enhancement described herein, the characteristics of the Home Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein.

         [GEOGRAPHIC CONCENTRATION OF THE HOME LOANS. Approximately [ ]% of the [Initial] Home Loans are secured by Mortgaged Properties located in, or as to which the related borrowers reside in, the State of [ ]. Because of the relative geographic concentration of Mortgaged Properties and borrowers within [ ], delinquencies and losses on the Home Loans may be higher than would be the case if the Home Loans were more geographically diversified. Adverse
economic  conditions  in [               ] (which may or may not  affect  real
property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments and, accordingly, the actual rates of delinquencies, defaults and losses on such Home Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, Mortgaged Properties
located in [             ] may be more susceptible to certain types of special
hazards that are not covered by casualty insurance, such as [earthquakes], floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general,
declines in the [             ] residential  real estate market may adversely
affect the values of Mortgaged Properties located in [            ] such that
the related combined loan-to-value ratios will increase. Accordingly, the rates of defaults and losses on such Home Loans secured by Mortgaged
Properties  located in [             ] could be higher than those  experienced
in the home lending and consumer finance industry in general.  Any increase in
the market values of Mortgaged  Properties located in [             ], and the
resulting decrease in related combined loan-to-value ratios, may make alternative sources of financing available to the related borrowers at lower interest rates, resulting in an increased rate of prepayment of the Home Loans.

         DEPENDENCE ON SERVICER FOR SERVICING HOME LOANS. Upon the Servicer's failure to remedy an Event of Default under the Sale and Servicing Agreement, a majority of the Securityholders or the Indenture Trustee or the Owner Trustee may remove the Servicer and appoint a successor servicer. Absent such a replacement, Securityholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee payments of principal and interest received on the Home Loans. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of principal and interest payments received on the Home Loans. Such principal and interest payments and other recoveries in respect of the Home Loans are the sole source of funds for the payments due to Securityholders. See "The Transferor and Servicer -- Servicing Experience" herein.

         LIMITED REALIZATION UPON DEFAULTED HOME LOANS. Substantially all of the Home Loans are secured by junior liens, and the loans secured by the related senior liens are not included in the Home Loan Pool. Adequate funds will generally not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the indebtedness secured by the related senior lien(s) and the related Home Loan. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets -- Limitations on Realization of Junior Liens" in the Prospectus. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens and based upon a determination that the realization from a defaulted junior lien Home Loan may not be an economically viable alternative, the Servicer will not, in most cases, (i) pursue the foreclosure of a defaulted junior lien Home Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the related Mortgaged Property or (iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or to make payments due to the senior mortgagee(s). See "Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens" in the Prospectus. The Servicer may pursue alternative methods of realizing proceeds from defaulted junior lien Home Loans, such as the sale or modification of such Home Loans, including the abatement of accrued interest, the reduction of a portion of the outstanding Principal Balances or negotiated settlements with borrowers. Any such sale of a defaulted Home Loan may be made to an affiliate of the Servicer, as described under "-- Disposition of Loans to Affiliate of the Servicer" below. In certain cases the Servicer may refinance delinquent Home Loans, which could increase the rate of prepayment of principal on the Home Loans. Because substantially all of the Home Loans will have combined loan-to-value ratios at the time of origination near or in excess of 100%, losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses). In fact, no assurance can be given that any proceeds will be recovered from the liquidation of defaulted Home Loans.

         Generally, the underwriting requirements of the Transferor do not require that a borrower obtain fire and casualty insurance, title insurance or a title opinion or report as a condition to approving the Home Loan. Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the borrower is found not to have clear title to such Mortgaged Property, Securityholders may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Home Loans or by the applicable credit enhancement.

         DISPOSITION OF LIQUIDATED HOME LOANS TO AFFILIATE OF THE SERVICER. In the ordinary course of servicing the Home Loans, the Servicer periodically determines that, in its judgment, continued efforts to collect on a particular Liquidated Home Loan or to realize on the related collateral would be unproductive and costly, and elects to sell such Home Loan on behalf of the Trust to one of several entities that specialize in realizing on defaulted loans. Such sale will frequently be for less than 7% of the unpaid principal balance of such Liquidated Home Loan.

         Subsequent to the Closing Date, the Servicer may organize an affiliated company (the "Affiliated Special Servicer") to purchase certain Liquidated Home Loans from the Trust and from other securitization trusts and other parties. Amounts collected by the Affiliated Special Servicer in respect of Liquidated Home Loans in excess of the purchase price paid for such Home Loans will be retained by the Affiliated Special Servicer and will not be distributed to Securityholders. Only Home Loans that are Liquidated Home Loans may be sold to an Affiliated Special Servicer. In the Sale and Servicing Agreement, the Servicer will certify to the Indenture Trustee that the purchase price to be paid for such Liquidated Home Loans will be no less than would have been paid by an independent third party.

         In the Sale and Servicing Agreement, the Servicer will undertake to exercise in servicing the Home Loans the same care that it customarily employs in servicing loans for its own account. Nevertheless, prospective investors should consider that sales of Liquidated Home Loans to an Affiliated Special Servicer create a potential for conflict of interest, in that the Servicer and its affiliates would benefit indirectly if the Servicer were to sell Liquidated Loans at a substantial discount to their unpaid principal balance and if significant proceeds were to be realized by an Affiliated Special Servicer.

         INCREASE IN DEFAULTS OR DELINQUENCIES RELATED TO ADVERSE ECONOMIC CONDITIONS. For the limited period of time during which loans in the nature of the Home Loans have been originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Home Loans; however, because of lenders' limited experience with loans similar to the Home Loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the Home Loans. Because borrowers under the Home Loans generally have little or no equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and defaults could result in substantial losses to holders of Securities, in particular the Subordinate Securities. See "-- Adequacy of the Mortgaged Properties as Security for the Home Loans" and "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans" above and "Prepayment and Yield Considerations" herein.

         NON-RECORDATION OF ASSIGNMENTS BY THE TRANSFEROR. The Transferor will not be required to record assignments of the Mortgages to the Indenture Trustee in the real property records of California and certain other states [to be described as applicable]. The Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the Indenture Trustee and the Securityholders. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Home Loans" herein.

         Although the recordation of the assignments of the Mortgages in favor of the Indenture Trustee is not necessary to effect a transfer of the Home Loans to the Indenture Trustee, if the Transferor or the Seller were to sell, assign, satisfy or discharge any Home Loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Indenture Trustee of the Home Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Home Loans that are superior to those of the Indenture Trustee, Securityholders could lose the right to future payments of principal and interest from such Home Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.

         STATE AND FEDERAL LAWS AND REGULATIONS AFFECTING THE HOME LOANS. The underwriting, origination, servicing and collection of the Home Loans are subject to a variety of state and federal laws and regulations. For example, the U.S. District Court for the Eastern District of Virginia has stated that federal law prohibits lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. The Transferor will be required to repurchase or replace any Home Loan that did not comply as of the date of its assignment to the Trust with applicable state and federal laws and regulations. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws and regulations may limit the ability of the Servicer to collect all or part of the principal or interest due on the Home Loans, may entitle a borrower to a refund of amounts previously paid or a rescission of the related Home Loan, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest due on any Home Loan because of a violation of the aforementioned laws and regulations, any related delays or losses not covered by the applicable credit enhancement will be borne by Securityholders. In addition, if damages are assessed against the Servicer, any Subservicer or the Transferor, such violations may materially impact the financial ability of the Servicer or Subservicer to continue to act in such capacity or the ability of the Transferor to repurchase or replace Defective Home Loans. See "-- Limitations on Repurchase or Replacement of Defective Home Loans by
Transferor" below and "Risk Factors -- Certain Factors Affecting Delinquencies, Defaults and Losses on Loan Assets -- State and Federal Laws and Regulations Affecting the Loan Assets" in the Prospectus.

         BANKRUPTCY CONSIDERATIONS. The National Bankruptcy Review Commission (the "Bankruptcy Commission"), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to Title 11 of the United States Code (the "Bankruptcy Code"), has recommended in a report to the President and Congress that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the appraised value of the mortgaged property at the date of origination minus the value of all senior liens. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Home Loans would likely be treated, in whole or in part, as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Home Loans, and the likelihood that the Trust Fund would recover any amounts in respect of the related Home Loans would be remote.

         The Bankruptcy Commission recommendation described above has not as of the date hereof been incorporated in bankruptcy reform legislation in either the House of Representatives or the Senate. However, legislation recently passed by the House would, if enacted into law, amend the Bankruptcy Code to limit secured claims against real property when the value of such property is less than the amount of the secured claim.

         Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Home Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Home Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation of law would be a breach of representation and warranty of the Transferor, and the Transferor would be obligated to repurchase such Home Loan or substitute another home loan therefor as described herein.

         Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Home Loans have been considered by Congress, and more such proposed legislation may be considered. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE HOME LOANS BY TRANSFEROR

         The Transferor will agree to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Sale and Servicing Agreement with respect to the Home Loans. If the Transferor does not cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Home Loans from the Trust or substitute other loans. Although a significant portion of the Home Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the same representations and warranties for all Home Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trust, on behalf of the Securityholders, as the successors to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Home Loan in breach of the applicable representations and warranties made by such party. Such representations generally will be made as of the date of acquisition by the Transferor and not as of the Closing Date. For a summary description of the Transferor's representations and warranties, see "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Loan Assets" in the Prospectus.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing Defective Home Loans as described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Home Loans will repurchase any Defective Home Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective home loans from any other series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including, without limitation, the termination of borrowing arrangements that provide funding for its operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor does not repurchase or replace a Defective Home Loan, and if applicable, an unaffiliated lender does not repurchase or replace a Defective Home Loan sold to the Transferor, then the Servicer, on behalf of the Trust, will make other customary and reasonable efforts to recover the maximum amount possible with respect to such Defective Home Loan, and any resulting delay or loss will be borne by the applicable credit enhancement or by Securityholders. See "-- Inadequacy of Credit Enhancement" above and "The Transferor and Servicer" herein.

LIMITATIONS ON LIQUIDITY OF TRANSFEROR AND SERVICER

         As a result of the Transferor's increasing volume of loan originations and purchases and its securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from the capital contributed by FP, its parent, and from borrowings under the Transferor's arrangements with certain third parties, including warehouse and term credit facilities. See "The Transferor and Servicer" herein. There can be no assurance that FP will be able to contribute additional capital or that, as the Transferor's existing borrowing arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that FP and the Transferor are unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, the Servicer's ability to service the Home Loans and the Transferor's ability to repurchase or replace any Defective Home Loans.

                                USE OF PROCEEDS

         The proceeds from the sale of the Securities, net of certain expenses, will be used by the Trust for the purchase of the [Initial] Home Loans from the Seller [and to fund the Pre-Funding Account.] The Seller will use such proceeds from the sale of the [Initial] Home Loans to the Trust for the purchase of the [Initial] Home Loans from the Transferor. [The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the [Initial] Home Loans to repay certain indebtedness under one or more warehouse financing arrangements that have been utilized to finance the acquisition of such [Initial] Home Loans and are secured by such [Initial] Home Loans, and any remaining amount will be used for working capital. See "Underwriting" herein.

                           DESCRIPTION OF THE TRUST

GENERAL

         The Issuer, FIRSTPLUS Home Loan Owner Trust 1998-[ ], will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities, and (iv) engaging in related activities.

         On the Closing Date, the Trust will purchase home loans, LESS certain interest collections as described below (the "[Initial] Home Loans") having an
aggregate  principal  balance of approximately $[            ] (the "[Initial]
Pool  Principal  Balance")  as of the [               ] Cut-Off  Date from the
Seller  pursuant  to a  Sale  and  Servicing  Agreement  to be  dated  as of [
            ] (as amended and  supplemented  from time to time,  the "Sale and
Servicing Agreement"), among the Trust, the Seller, the Servicer and the Indenture Trustee. [In addition, on the Closing Date, the Seller is expected
to deposit  approximately $[             ] (the "Pre-Funding Account Deposit")
into the Pre-Funding Account for the purchase of Subsequent Home Loans during the Funding Period.] The [Initial] Pool Principal Balance and the Pre-Funding Account Deposit] may vary as described herein. The sum of the aggregate approximate principal balance of the [Initial] Home Loans [and the amount expected to be deposited into the Pre-Funding Account on the Closing Date]
equals $[           ].

         The assets of the Trust will consist primarily of Home Loans, which will be secured by Mortgages. See "The Home Loan Pool" herein. The assets of the Trust will also include (i) payments of interest and principal in respect of the Home Loans received after the Cut-Off Date, [LESS, in the case of the [Initial] Home Loans, approximately [ ]% of interest collected thereon
during [             ]]; [(ii) amounts on deposit in the Pre-Funding Account;]
(iii) amounts on deposit in the Collection Account, Note Payment Account and Certificate Distribution Account and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Trust will include the unpaid principal balance of each Home Loan as of its related Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of the Home Loans as of such date.

         The Servicer will be required to service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement (as defined herein) and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements -- Servicing" herein.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "-- The Owner Trustee and Co-Owner Trustee."

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

         [         ]will act as the Owner Trustee under the Trust Agreement.
[       ] is a [        ] and its principal offices are located at [         ].

         Certain  functions of the Owner Trustee under the Trust Agreement and
the Sale and Servicing Agreement will be performed by [                     ],
in its capacity as Co-Owner Trustee, including maintaining the Certificate Distribution Account and making distributions therefrom.

         [             ] and the Servicer will also perform certain additional
administrative functions on behalf of the Trust pursuant to the terms of an administration agreement (the "Administration Agreement") among the Trust,
[            ] and the Servicer.

                              THE HOME LOAN POOL

GENERAL

         The Home Loan Pool will consist of the [Initial] Home Loans [together with any Subsequent Home Loans] conveyed to the Trust after the Closing Date. All of the Home Loans will be Conventional Loans. The Home Loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. A DE MINIMIS number of Home Loans may be evidenced by retail installment sales contracts that are secured by Mortgages. Substantially all of the Mortgages for the Home Loans will be junior in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (I.E., the related combined loan-to-value ratios approach or exceed 100%).

         "Combined loan-to-value ratio" means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of such Home Loan (determined as described herein under "The Transferor and the Servicer -- Underwriting Criteria").

         Generally, the Home Loans will have been originated or acquired by the Transferor in one of four ways: (i) the origination of loans directly to consumers, including but not limited to solicitations through advertising and telemarketing, refinancing of existing home loans and referrals from home improvement contractors, mortgage brokers and credit unions ("direct originations"); (ii) the wholesale purchase of loans, on a flow basis, originated by unaffiliated lenders, as correspondents ("correspondent originations"), including delegated underwriting correspondents; (iii) the purchase, on a bulk basis, of loan portfolios originated by unaffiliated lenders ("portfolio acquisitions"), or (iv) to a more limited extent, the indirect origination and purchase of retail installment sales contracts from dealers that professionally install the related property improvements ("indirect obligations"). A substantial majority of the Home Loans will have been underwritten or re-underwritten to determine whether such Home Loans comply with the underwriting standards of the Transferor.

         For a description of the underwriting criteria applicable to the Home Loans, see "The Transferor and Servicer -- Underwriting Criteria" herein. All of the Home Loans will have been originated or acquired by the Transferor and sold by the Transferor to the Seller and, pursuant to the Sale and Servicing Agreement, sold by the Seller to the Trust. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Noteholders. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Loans after (i) the May 31, 1998 Cut-Off Date with respect to the [Initial] Home Loans and [(ii) the related Cut-Off Date with respect to the Subsequent Home Loans, LESS, in the case of the [Initial] Home Loans, certain interest collections as described above].

PAYMENTS ON THE HOME LOANS

         The Home Loans provide for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The scheduled monthly payment dates of the Home Loans vary. Each Home Loan bears interest at a fixed rate (the "Home Loan Rate"). Interest on the Home Loans will accrue on either an "actuarial interest" method or a "simple interest" method. A substantial majority of the Home Loans will accrue interest on the actuarial method. No Home Loan provides for deferred interest or negative amortization.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on such a Home Loan received either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Home Loan.

         The simple interest method provides for the amortization of the amount of a Home Loan over a series of equal scheduled payments. However, unlike the monthly actuarial interest method, each scheduled payment will be applied to interest calculated on the basis of the outstanding principal balance of the related Home Loan, the Home Loan Rate and the period elapsed since the preceding payment of principal was made. As payments are received on the Home Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a Home Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on such a Home Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, in certain states a late charge may be imposed with respect to the past due amount.

         With respect to a Home Loan on which interest accrues pursuant to the simple interest method, if a payment is received on such Home Loan less than one month after the previous payment, more of such payment will be used on the related Payment Date to pay principal on the Securities than if such payment was received as scheduled. If a payment is received on such Home Loan more than one month after the previous payment, less of such payment will be used on the related Payment Date to pay principal on the Securities than if such payment was received as scheduled. This allocation will not affect the total amount of principal due over the life of a Home Loan, but it may affect the weighted average lives of the Securities. See "Prepayment and Yield Considerations" herein.

         Certain of the borrowers are covered by credit insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related Home Loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month), in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by any such policy elects to cancel the policy, the amount of the premium refund payable in connection with such cancellation will be applied as a principal payment on the related Home Loan. Any proceeds received by the Trust in respect of such insurance policies will affect the rate of prepayments on the Home Loans. See "Prepayment and Yield Considerations" herein.

         In connection with a partial prepayment, the Servicer may, at the request of the borrower, recalculate the amortization schedule of the related Home Loan to reduce the scheduled payment over the remaining term to maturity.

CHARACTERISTICS OF THE [INITIAL] HOME LOANS

         Set forth below is certain statistical information regarding characteristics of the [Initial] Home Loans expected to be included in the Home Loan Pool as of the date of this Prospectus Supplement. This description does not take into account any Subsequent Home Loans that may be added to the Home Loan Pool during the Funding Period. Prior to the Closing Date, the Transferor may remove any of the [Initial] Home Loans intended for inclusion in the Home Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; provided, however, that the aggregate principal balance of [Initial] Home Loans so removed, replaced or added will not exceed 5% of the [Initial] Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the [Initial] Home Loans expected to be included in the Home Loan Pool may vary in certain respects from comparable information based on the actual composition of the Home Loan
Pool at the Closing Date. In addition,  after the [                  ] Cut-Off
Date, the characteristics of the actual Home Loan Pool may vary from the information below due to a number of factors, particularly the purchase of Subsequent Home Loans after the Closing Date. See "--Conveyance of Subsequent Home Loans" below. A schedule of the [Initial] Home Loans included in the Home Loan Pool as of the Closing Date will be attached to the Sale and Servicing Agreement.

         A current report on Form 8-K containing a description of the Home Loans included in the final Home Loan Pool as of the end of the Funding Period will be filed with the Commission.

         The  [Initial]  Home Loans  expected to be included in the  [Initial]
Home Loan Pool will  consist of  approximately  [           ] loans  having an
[Initial] Pool Principal Balance of approximately $[                   ]. None
of the Home Loans were [ ] days or more delinquent in payment as of the Cut-Off Date. [The maximum loan-to-value ratio of any Home Loan to be included in the [Initial] Home Loan Pool is [ ]%.] [Approximately [ ]% of the Home Loans are unsecured assets.] Except as provided above, the Home Loans (by aggregate Cut-Off Date Principal Balance) are expected to have the approximate characteristics set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

         Wherever reference is made in this Prospectus Supplement to a percentage of the [Initial] Home Loans, such percentage is determined (unless otherwise specified) on the basis of the [Initial] Pool Principal Balance.



                                HOME LOAN RATES

                                                               PERCENT OF TOTAL
                                               AGGREGATE        BY AGGREGATE
     RANGE OF               NUMBER OF          PRINCIPAL      PRINCIPAL BALANCE
  HOME LOAN RATES (%)       HOME LOANS          BALANCE







    Total...........                        $                                %
                          ==============     ===============      ===========

The  weighted  average  [Initial]  Home Loan Rate of the Home Loans as of the
[               ]  Cut-Off  Date was approximately [    ] % per annum.


                          CURRENT PRINCIPAL BALANCES
                                                               PERCENT OF TOTAL
                                                  AGGREGAT       BY AGGREGATE
   RANGE OF CUT-OFF DATE         NUMBER OF        PRINCIPAL        PRINCIPAL
   PRINCIPAL BALANCES ($)        HOME LOANS       BALANCE            BALANCE
   ----------------------        ----------       -------            -------

                                                $                     %


                                 ----------       --------         -----
     Total......................  =========      $========         ======%

The  average  principal  balance  of  the  [Initial]  Home  Loans  as of the
[               ]  Cut-Off  Date  was approximately $[      ].



                       ORIGINAL LOAN PRINCIPAL BALANCES

                                                               PERCENT OF TOTAL
                                                AGGREGATE        BY AGGREGATE
   RANGE OF PRINCIPAL BALANCES     NUMBER OF    PRINCIPAL     PRINCIPAL BALANCE
       AT ORIGINATION ($)          HOME LOANS    BALANCE      -----------------
       ------------------          ----------    -------
                                               $                         %


                                   ---------      ------         -------
    Total........................                 $                     %
                                   ========       =======         =======

The average  principal  balance of the [Initial] Home Loans at origination was
approximately $[      ].

                          REMAINING TERMS TO MATURITY

                                                            PERCENT OF TOTAL
                                             AGGREGATE       BY AGGREGATE
  RANGE OF REMAINING        NUMBER OF        PRINCIPAL      PRINCIPAL BALANCE
 TERM TO MATURITY (MONTHS)  HOME LOANS        BALANCE       -----------------
 -------------------------  ----------        -------
                                              $                             %



                            ---------       ------------              ------
    Total............        ========       $                          100%
                                            ===============          =======

The weighted  average  remaining term to maturity of the [Initial] Home Loans
as of the  [               ]  Cut-Off Date was approximately [   ] months.

                           MONTHS SINCE ORIGINATION

                                                             PERRCENT OF TOTAL
                                        AGGREGATE              BY AGGREGATE
 RANGE OF MONTHS       NUMBER OF        PRINCIPAL           PRINCIPAL BALANCE
SINCE ORIGINATION      HOME LOANS       BALANCE             -----------------
-----------------      ----------       -------
                                     $                          %



                       -----------      --------            ----------
      Total.......                    $                          100%
                        ===========     ========                ======

The weighted average number of months since  origination of the [Initial] Home
Loans as of the [    ] Cut-Off Date was  approximately [    ] months.








                           GEOGRAPHIC CONCENTRATION

                                                         PERCENT OF TOTAL
                                        AGGREGATE         BY AGGREGATE
                      NUMBER OF         PRINCIPAL        PRINCIPAL BALANCE
     STATE            HOME LOANS        BALANCE           -----------------
     -----            ----------        -------
Alabama..............                 $                        %
Alaska................
Arizona...............
Arkansas..............
California............
Colorado..............
Connecticut...........
Delaware..............
District of Columbia..
Florida...............
Georgia
Idaho
Illinois..............
Indiana  .............
Iowa..................
Kansas   .............
Kentucky
Louisiana.............
Maine.................
Maryland
Massachusetts.........
Michigan
Minnesota.............
Mississippi...........
Missouri..............
Montana...............
Nebraska..............
Nevada................
New Hampshire.........
New Jersey............
New Mexico............
New York..............
North Carolina........
North Dakota..........
Ohio..................
Oklahoma..............
Oregon................
Pennsylvania..........
Rhode Island..........
South Carolina........
South Dakota..........
Tennessee.............
Texas.................
Utah..................
Vermont...............
Virginia..............
Washington............
West Virginia.........
Wisconsin.............
Wyoming...............

         Total........                  $                      100%
                          =========      ===========           ===




                                CREDIT SCORES*

                                                              PERCENT OF TOTAL
                                          AGGREGATE            BY AGGREGATE
    RANGE OF         NUMBER OF            PRINCIPAL          PRINCIPAL BALANCE
    CREDIT SCORES    HOME LOANS           BALANCE            -----------------
    -------------    ----------           -------
                                      $                                   %





                      ---------       ------------               ----------
     Total......                      $                          100%
                      ==========      =============              ===
---------------------------
*Determined prior to origination of the related Home Loan.

The  weighted  average  Credit  Score of the  [Initial]  Home Loans as of the
[               ]  Cut-Off  Date was approximately [    ].




                             DEBT-TO-INCOME RATIOS

                                                              PERCENT OF TOTAL
                                           AGGREGATE            BY AGGREGATE
       RANGE OF            NUMBER OF       PRINCIPAL        PRINCIPAL BALANCE
  DEBT-TO-INCOME RATIOS    HOME LOANS      BALANCE          -----------------
  ---------------------    ----------      -------
                                        $                               %







                           -------------     -------             ---------
   Total..............                       $                        100%
                           ===============   ===========              ===

The weighted  average  debt-to-income  ratio of the [Initial] Home Loans as of
the  [               ]  Cut-Off Date was approximately [    ]%.

[CONVEYANCE OF SUBSEQUENT HOME LOANS

         Under the Sale and Servicing Agreement, the obligation of the Trust to purchase Subsequent Home Loans is subject to the requirements described under "Description of the Transfer and Servicing Agreements--Conveyance of Subsequent Loan Assets" in the Prospectus, as well as the following additional requirements: (i) such Subsequent Home Loans may not be 31 or more days contractually delinquent as of the related Cut-Off Date; (ii) the original term to stated maturity of such Subsequent Home Loans may not exceed 25 years,
and the  scheduled  maturity may not be later than [                   ] (iii)
each such Subsequent Home Loan will have an interest rate of not less than [ ]%; (iv) such Subsequent Home Loans will be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time (see "the Transferor and Servicer--Underwriting Criteria") or originated in a manner similar to the [Initial] Home Loans; and (v) following the purchase of such Subsequent Home Loans by the Trust, the Home Loans included in the Home Loan Pool will have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the [Initial] Home Loans included in the [Initial] Home Loan Pool. Following the transfer of such Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loans then held in the Home Loan Pool may, and likely will, vary from those of the [Initial] Home Loans included in the [Initial] Home Loan Pool. See "Risk Factors--Acquisition of Subsequent Home Loans" herein.]

                                  THE SELLER

         FIRSTPLUS Investment Corporation (the "Seller") is a Nevada corporation organized in 1995, formerly known as Remodelers Investment Corporation, and is a wholly owned subsidiary of FIRSTPLUS Financial Group, Inc. ("FP"). The Seller was formed as a limited purpose finance company to effect the securitization of conventional property improvement, debt consolidation and other consumer loans, property improvement and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets, and the residual assets generated thereby.

         The Seller will acquire from the Transferor all of its right, title and interest (LESS certain interest collections as described herein) in and to the Home Loans. In turn, the Seller will sell such Home Loans to the Trust pursuant to the Sale and Servicing Agreement for the benefit of Securityholders.

                          THE TRANSFEROR AND SERVICER

GENERAL

         FIRSTPLUS FINANCIAL, INC. ("FFI"), a Texas corporation, was organized in 1986. FFI, in its capacity as Transferor, will transfer the Home Loans to the Seller. FFI, in its capacity as Servicer, also will service the Home Loans under the Sale and Servicing Agreement. FFI is a wholly-owned subsidiary of FP and is primarily engaged in the business of originating, purchasing, underwriting, selling and/or servicing loans including property improvement,
debt  consolidation  and other consumer loans. As of [                  ] the
Transferor  employed [     ] persons,  including [ ] persons who work in loan
servicing.   As  of  [                   ]  FFI  administered  and  serviced
approximately $[ ] billion in principal balance of property improvement, debt consolidation and other consumer loans (including loans subserviced by others).

         FP is a publicly held, New York Stock Exchange listed company that completed an [Initial] public offering of its common stock in March 1996 and an additional public offering of its common stock in January 1997. As of [
                 ] the FP Consolidated Financial Statements, as unaudited, which included FP and its principal subsidiary, FFI, set forth total assets of
$[             ] total  liabilities  of $[               ] and total
stockholders'  equity of $[              ] and for the three months ended [
              ] set  forth  net  income  of $[                    ]. As of [
              ], the FP Consolidated Financial Statements, as audited, which
included FP and FFI,  set forth total  assets of $[                  ], total
liabilities  of $[                  ] and  total  stockholders'  equity of $[
            ], and for the fiscal year ended [                   ] set forth
net income of $[            ]. Any credit or other  problems  associated  with
the large number of loans originated in the recent past will not become apparent until sometime in the future. Consequently, historical results of operations of FP and its affiliates may be of limited relevance to an investor seeking to predict the future financial condition of FP and its affiliates. See "Risk Factors -- Limitations on Liquidity of Transferor and Servicer" herein.

         FFI, as the Servicer, will service the Home Loans pursuant to the Sale and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. See "-- Servicing Experience" below and "Description of the Transfer and Servicing Agreements -- Servicing" herein.

UNDERWRITING CRITERIA

         The Transferor will represent in the Sale and Servicing Agreement that a substantial majority of the Home Loans underwritten by it will have been underwritten pursuant to the Transferor's underwriting requirements. Generally, the underwriting standards of the Transferor place a greater emphasis on the creditworthiness of the borrower than on the value of the underlying collateral in evaluating the likelihood that a borrower will be able to repay a Conventional Loan.

         In many cases, Home Loans will have been made to borrowers that typically have limited access to mortgage financing for a variety of reasons, such as high ratios of debt-to-income, unfavorable credit experience, insufficient home equity value, relatively low income or a limited credit history. Each Home Loan is subject to various risks, including, without limitation, the risk that the related borrower will not be able to make payments of interest and principal on the loan and that the realizable value of the related Mortgaged Property will be insufficient to repay the outstanding interest and principal owed on such loan. The Transferor uses its own credit evaluation criteria to classify the loans by risk class. These criteria include, as a significant component, the credit score (the "Credit Score") derived on the basis of a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which are based on information obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and can range from a low of 250 to a high of 950. A borrower with a Credit Score of 720 or higher would be assigned the highest classification for credit quality by the Transferor. Additional criteria include the borrower's debt-to-income ratio, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure, repossessions and the state in which the mortgaged property is located. The Transferor believes that the most important credit characteristics are the borrower's
Credit Score and debt-to-income ratio. The range of the Credit Scores and debt-to-income ratios of the borrowers under the Home Loans is set forth under "The Home Loan Pool -- Characteristics of the Home Loans" herein.

         The Transferor requires a full appraisal of a Mortgaged Property only for Home Loans in excess of $75,000. For loans between $35,000 and $75,000, a drive-by appraisal, broker's price opinion, statistical appraisal or comparable estimation of value is obtained, and for loans of $35,000 or less the Transferor relies on the property value stated by the borrower in the loan application.

         The Transferor's underwriting guidelines provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. The borrower's income is generally verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. A borrower must generally demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. Notwithstanding the foregoing, the Transferor offers a "no income verification" program to certain borrowers that have Credit Scores in excess of 680 and that satisfy a minimum disposable income requirement. Under the no income verification program, the borrower's employment, but not income, is verified.

         The Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in more stringent and in other instances less stringent underwriting requirements. Depending upon the date on which the Home Loans were originated or purchased by the Transferor, Home Loans included in the Home Loan Pool may have been originated or purchased by the Transferor under different underwriting standards, and accordingly, some Home Loans included in the Home Loan Pool may be of a different credit quality and have different characteristics than other Home Loans. Furthermore, to the extent that certain Home Loans were originated or purchased by the Transferor under less stringent underwriting standards, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than home loans originated or purchased under more stringent underwriting standards.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

         The Transferor will have the option after the Closing Date to repurchase any Home Loan incident to foreclosure, default or imminent default thereof. The Transferor will also be obligated either to repurchase any Defective Home Loan or to remove such Defective Home Loan and substitute a Qualified Substitute Home Loan (as defined below). The repurchase of any Home Loan (rather than the replacement thereof through substitution) will result in accelerated principal payments on the Securities. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets" in the Prospectus.

         The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Home Loan, or
(ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the Due Date in the most recent Due Period computed at the applicable Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Transferor may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s), the Transferor will also remit for payment to Securityholders an amount (a "Substitution Adjustment") equal to such shortfall, which will result in a prepayment of principal on the Securities for the amount of such shortfall. As used herein, a "Qualified Substitute Home Loan" is a home loan that (i) has an interest rate that differs from the Home Loan Rate for the Defective Home Loan it replaces (each, a "Deleted Home Loan") by no more than one percentage point,
(ii) matures not more than one year later than and not more than one year earlier than that of the Deleted Home Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date, (iv) has a lien priority no lower than the Deleted Home Loan, (v) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Home Loans, and (vi) has a borrower with a comparable credit grade classification to that of the borrower under the Deleted Home Loan; provided, that with respect to a substitution of multiple loans, items (i), (ii), (iii) and (vi) above may be considered on an aggregate or weighted average basis.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for
Defective Home Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan. If the Servicer is unable to collect all amounts due to the Trust in respect of such Defective Home Loan, the resulting loss will be borne by Securityholders to the extent that such loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors -- Inadequacy of Credit Enhancement" and "-- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor" herein.

SERVICING EXPERIENCE

         Since January 1995, the Servicer has substantially increased the volume of conventional home loans that it has originated, purchased, sold and/or serviced. The Servicer has limited historical data with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of the Conventional Loans included in its portfolio of loans. See "Prepayment and Yield Considerations" herein. Accordingly, the delinquency experience and loan default and loss experience set forth below and in the Prospectus may not be indicative of the performance of the Home Loans included in the Home Loan Pool. See "The Servicer and the Transferor" in the Prospectus for delinquency and loss experience with respect to the loans serviced by FFI
through [                  ] and certain factors affecting the delinquency and
loss experience of FFI.



                      DELINQUENCY AND DEFAULT EXPERIENCE

                                        AS OF
                                                                   JUNE
DELINQUENCY DATA                                                   30, 1998
-------------------                                                --------

Delinquencies in Serviced Loan
Portfolio(1):
     31-60 days.........................
     61-90 days.........................
     91 days and over...................
          Total.........................
Serviced   Loan   Portfolio   (dollars  in
thousands)..............................

                              THREE MONTHS ENDED
           ------------------------------------------------------------
                                                                    SEPTEMBER
DEFAULT DATA                                                        30, 1998
------------

  Defaults as a percentage of
  the average Serviced Loan
  Portfolio(2)..................                                          %

-------------------

(1) Delinquencies (as a percentage of the total serviced loan portfolio balance) typically increase in November and December of each calendar year.

(2) The average Serviced Loan Portfolio is calculated by adding the beginning and ending balances for the period presented and dividing the sum by two.

         BECAUSE FFI CALCULATES ITS DELINQUENCY AND DEFAULT RATES BY DIVIDING THE DOLLAR AMOUNT OF DELINQUENT OR DEFAULTED LOANS IN ITS SERVICING PORTFOLIO ON ANY DATE BY THE TOTAL DOLLAR AMOUNT OF THE SERVICING PORTFOLIO ON SUCH DATE, THE ADDITION OF MORE RECENTLY ORIGINATED LOANS WITH SHORTER PAYMENT HISTORIES HAS THE EFFECT OF REDUCING THE OVERALL RATES OF DELINQUENCY AND DEFAULT.

         Because delinquencies and losses may occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current servicing portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency and foreclosure experience with respect to the Home Loans will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. The actual rates of delinquencies, foreclosures and losses on the Home Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Home Loans will be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets" in the Prospectus.

         A substantial portion of the Servicer's entire loan servicing portfolio consists of loans securitized by the Servicer in its capacity as the Transferor and sold to various trusts in connection with several prior series of asset backed securities issued and sold through public offerings and private placements. The applicable pooling and servicing agreement or sale and servicing agreement for each of such trusts provides that the trustee of the related trust may terminate the Servicer's servicing rights if the related loan delinquency or loss experience exceeds certain standards. As of May 31, 1998, no servicing rights have been terminated under the related agreements. However, there can be no assurance that the loan delinquency and loss experience for any of these trusts will not exceed the applicable standard in the future, and if such standard is exceeded that the servicing rights of the Servicer will not be terminated with respect to such trusts.

         YEAR 2000 COMPLIANCE

         The Year 2000 issue arises as a result of many computer programs using two digits to define a year; many computer programs with time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Such an occurrence could result in a major computer system failure or miscalculation as we enter the new millenium. The Servicer has made and will continue to make investments to identify, modify or replace any computer systems that are not Year 2000 compliant and to address other related issues associated with the change of the millenium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer, any other service providers or the Indenture Trustee are not fully Year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Notes.

                      [DESCRIPTION OF CREDIT ENHANCEMENT

         Credit enhancement with respect to the Notes will be provided by (a) the subordination of (i) the Residual Interest Certificate to the Notes, and
(ii) the [              ] Notes,  respectively,  to each Class of Notes
having a higher payment priority, to the extent described below under "-- Subordination and Allocation of Losses" and (b) the overcollateralization feature described below under "-- Overcollateralization."

SUBORDINATION AND ALLOCATION OF LOSSES

         On each Payment Date, payments of interest on the Notes will be made FIRST to the Senior Notes, SECOND to the Class [ ] Notes, THIRD to the Class [ ] Notes and FOURTH to the Class [ ] Notes, such that no interest will be paid on the Class [ ] Notes until all required interest payments have been made on the Senior Notes, no interest will be paid on the Class [ ] Notes until all required interest payments have been made on the Senior Notes and the Class [ ] Notes, and no interest will be paid on the Class [ ] Notes until all required interest payments have been made on the Senior Notes, the Class [ ] Notes and the Class [ ] Notes. [After all required payments of interest have been made on the Notes on each Payment Date, distributions of interest will be made to the Residual Interest Certificate in respect of the applicable Components thereof, FIRST to the [ ] Component and SECOND to the [ ] Component.] On each Payment Date, payments of principal of the Notes will be made FIRST to the Senior Notes, in order of numerical Class designation, such that no principal will be paid in respect of any Class of Senior Notes until the principal balance of each Class of Senior Notes having a prior numerical Class designation has been reduced to zero, and SECOND to the Class [
           ] Notes and the [ ] Component of the Residual Interest Certificate, in that order, as described herein. After the Class Principal Balance of each Class of Notes and the Component Principal Balance of the [ ] Component of the Residual Interest Certificate has been reduced to zero, distributions will be made on each Payment Date to the Residual Interest Certificate in respect of the Excess Component thereof, as described herein.]

         The rights of the holder of the Residual Interest Certificate to receive distributions of interest and principal, respectively, on any Payment Date will be subordinate to such rights of Noteholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Notes and to afford such holders protection against losses on the Home Loans, with the greatest protection being provided to the Senior Notes, less protection being provided to the Class [ ] Notes, even less protection being provided to the Class [ ] Notes, and the least protection being provided to the Class [ ] Notes. See "Risk Factors -- Inadequacy of Credit Enhancement" herein.

         [On each Payment Date after the [Initial] Undercollateralization Amount has been reduced to zero, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Securities (after giving effect to all payments on such Payment Date) over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period, net of investment income. On each Payment Date prior to the Payment Date on which the [Initial] Undercollateralization Amount is reduced to zero, the Allocable Loss Amount will be zero.]

         [On each Payment Date, any Allocable Loss Amount for such date will be applied in reduction of the Component Principal Balance of the [ ] Component until the Component Principal Balance thereof has each been reduced to zero, and then will be applied FIRST in reduction of the Class Principal Balance of the Class [ ] Notes, SECOND in reduction of the Class Principal
Balance of the Class [ ] Notes and THIRD in reduction of the Class Principal Balance of the Class [ ] Notes, until the Class Principal Balances thereof have each been reduced to zero. Allocable Loss Amounts will not be applied to the Senior Notes.]

[OVERCOLLATERALIZATION

         On the Closing Date the aggregate principal balance of the Securities is expected to exceed the Assumed Pool Principal Balance by approximately $[
        ]. A limited acceleration of the principal amortization of the Securities relative to the principal amortization of the Home Loans has been designed, first, to eliminate such undercollateralization, and then to increase the Overcollateralization Amount over time by making additional payments of principal to the Securityholders from Excess Spread, until the Overcollateralization Amount is equal to the Required Overcollateralization Amount.

         If on any Payment Date an Overcollateralization Shortfall (as defined herein) exists, Excess Spread, if any, with respect to such Payment Date will be applied to make additional payments of principal of the Securities in the order of priority set forth under "Description of the Securities -- Payments" herein. Such payments of Excess Spread are intended, first, to eliminate the 1% undercollateralization that will exist on the Closing Date, and then to accelerate the amortization of the principal balances of the Securities relative to the amortization of the Home Loans, thereby increasing the Overcollateralization Amount. On any Payment Date on which the Overcollateralization Shortfall is equal to zero, all or a portion of the Excess Spread may be distributed to the Excess Component of the Residual Interest Certificate rather than as principal to the Noteholders and the [ ] Component of the Residual Interest Certificate, until such time as the Overcollateralization Shortfall is greater than zero (due, for example, to a reduction in the Overcollateralization Amount as a result of loan losses or delinquencies, or to an increase in the Required Overcollateralization Amount as a result of the failure to satisfy certain delinquency criteria as described herein).

         On the Overcollateralization Stepdown Date, the holder of the Residual Interest Certificate will be entitled to distributions of all or a portion of the Regular Principal Payment Amount, in respect of the Excess Component thereof, that would otherwise be paid to Noteholders or distributed in respect of the [ ] Component, as described below. Such amount, the "Overcollateralization Reduction Amount," will equal the lesser of (x) the Overcollateralization Surplus (as defined herein) for such Payment Date (after giving effect to all other payments on such Payment Date), and (y) the Regular Principal Payment Amount (as determined without deducting the Overcollateralization Reduction Amount therefrom) on such Payment Date. Prior to the occurrence of the Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount will equal zero.

         While the payment of Excess Spread to the Noteholders and to the holder of the Residual Interest Certificate in respect of the [ ] Component thereof, and the distribution of any Overcollateralization Reduction Amount to the Excess Component of the Residual Interest Certificate as described above, has been designed to produce and maintain a particular level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In such a case, the Class Principal Balances (or Component Principal Balances) of the Securities would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.]

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The Trust will issue the Notes pursuant to the Indenture. The Trust will also issue the Residual Interest Certificate pursuant to the Trust
Agreement dated as of [          ] (the "Trust  Agreement")  among the Seller,
the Owner Trustee and the Co-Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the Indenture. [The Residual Interest Certificate will represent the ownership interest in the Trust.]

         On each Payment Date, the Indenture Trustee or its designee and the Owner Trustee or its designee will pay to the persons in whose names the Securities are registered on the last day of the month immediately preceding the month of the related Payment Date (the "Record Date") the portion of the aggregate payment to be made to each Securityholder as described below. Payments on the Notes will be made to Beneficial Owners only through DTC, Cedel or Euroclear and their respective Participants (except under certain limited circumstances). See "Certain Information Regarding the Securities -- Book Entry Registration" in the Prospectus.

         Beneficial ownership interests in each Class of Notes will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

PAYMENTS

         For the definitions of certain of the defined terms used in the following subsection, see "-- Related Definitions" below.

         AVAILABLE COLLECTION AMOUNT. Payments on the Securities on each Payment Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the third Business Day prior to each Payment Date (each such day, a "Determination Date"). With respect to each Payment Date, the "Available Collection Amount" is the sum of (i) all amounts received in respect of the Home Loans or paid by the Servicer, the Transferor or the Seller (exclusive of amounts not required to be deposited in the Collection Account) during the related Due Period (and, in the case of amounts required to be paid by the Transferor in connection with the purchase or substitution of a Defective Home Loan, deposited in the Collection Account on or before the related Determination Date), as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code, [(ii) in the case of the first Payment Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period,] (iii) with respect to the final Payment Date, or an early redemption or termination of the Securities by the Seller, the Termination Price, and (iv) any income or gain from investment of funds in the Collection Account [and the Pre-Funding Account].

         PAYMENTS OF INTEREST. Interest on the Class Principal Balance of each Class of Notes and on the Component Principal Balance (or Component Notional Balance) of each applicable Component of the Residual Interest Certificate will accrue during each Accrual Period at the applicable Interest Rate set forth or described on the cover hereof (or under "Summary of Terms" in the case of the applicable Components) and will be payable to Securityholders on
each Payment Date,  commencing in [            ]. Distributions of interest on
the [ ] Component  will be made only up to and including the Payment Date in [
        ]. The Interest Rate applicable to each Class of Notes and the [ ] Component of the Residual Interest Certificate will be increased by [ ]% with respect to each Payment Date occurring after the [Initial] Call Date. See "-- Optional Termination" herein. The "Accrual Period" for each Class of Securities will be [the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, the
period from the Closing Date through the end of [           ])].  [Interest on
the Securities will be calculated on the basis of a 360-day year of twelve 30-day months.]

         ["LIBOR" for each Accrual Period (other than the initial Accrual Period) will be the rate for United States dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day before the first day of such Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the
preceding Accrual Period. LIBOR for the initial Accrual Period will be [   ]%.]

         The "Net Weighted Average Rate" with respect to any Accrual Period will be the per annum rate equal to the weighted average (by principal balance) of the Home Loan Rates as of the first day of the related Due Period, as reduced by the Servicing Fee Rate.

         Payments  of  interest  on the  Securities  will  be  made  from  the
Available Collection Amount remaining after payment of the Servicing Compensation and after deduction, in the case of the first Due Period, of certain interest collections as described herein (the "Available Funds"). Under certain circumstances the amount available to make interest payments on any Payment Date could be less than the amount of interest payable on all of the Securities on such date. Such an interest shortfall could occur, for example, if delinquencies or losses on the Home Loans were exceptionally high or were concentrated in a particular month. Any such interest deficiency with respect to the Senior Notes will be allocated among such Notes PRO RATA in accordance with the amount of interest otherwise payable on each such Note. Any such interest deficiency with respect to any Class of Notes or any Component of the Residual Interest Certificate will be paid to holders of each affected Class of Securities on subsequent Payment Dates to the extent that sufficient funds are available therefor. The Issuer will remain obligated to pay interest deficiencies on the Securities, which are carried forward until such deficiencies have been paid. See "-- Rights of Noteholders Upon Occurrence of Event of Default" herein.

         PAYMENTS OF PRINCIPAL. Principal payments will be made to the Securityholders on each Payment Date in an amount generally equal to the sum of (a) the Regular Principal Payment Amount and (b) any Excess Spread for such Payment Date paid to Securityholders in respect of principal, as described below. [In addition, on the Payment Date following the Due Period on which the Funding Period ends, any amount remaining in the Pre-Funding Account (net of investment income) will be paid to Securityholders as principal as described under "Description of the Transfer and Servicing Agreements--Pre-Funding Account" herein.] Principal payments on the Securities will be made from the Available Funds remaining after the payment of the Noteholders' Interest Payable Amount and the Certificateholder's Interest Distributable Amount.

PAYMENT PRIORITIES

         (A) On each Payment Date, the Regular Payment Amount will be applied in the following order of priority:

                        [TO BE PROVIDED AS APPLICABLE]

         (B) On each Payment Date, the Excess Spread, if any, will be applied in the following order of priority (in each case after giving effect to all payments specified in paragraph
                  (A) above):

                        [TO BE PROVIDED AS APPLICABLE]

RELATED DEFINITIONS

         [ASSUMED POOL PRINCIPAL BALANCE: As of any date of determination, the sum of (i) the Initial Pool Principal Balance, (ii) the Cut-Off Date Principal Balance of each Subsequent Home Loan and (iii) the amount, if any, on deposit in the Pre-Funding Account as of such date (other than investment earnings).]

         [B-2 COMPONENT OPTIMAL PRINCIPAL BALANCE: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (a) the aggregate of the Class Principal Balances of the Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) the Required Overcollateralization Amount for such Payment Date.]

         BUSINESS DAY: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

         CERTIFICATEHOLDER'S INTEREST CARRY-FORWARD AMOUNT: With respect to any Payment Date, the excess, if any, of the Certificateholder's Monthly Interest Distributable Amount for the preceding Payment Date and any Certificateholder's Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates over the amount in respect of interest that was distributed on the Certificates on such preceding Payment Date.

         CERTIFICATEHOLDER'S INTEREST DISTRIBUTABLE AMOUNT: With respect to any Payment Date, the sum of the Certificateholder's Monthly Interest Distributable Amount for such Payment Date and the Certificateholder's Interest Carry-Forward Amount for such Payment Date; provided, however, that on the Payment Date, on which the Component Principal Balance of the B-2 Component is reduced to zero, and on each subsequent Payment Date, the amount of the Certificateholder's Interest Distributable Amount will be equal to such amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any Class of Notes on such Payment Date in the absence of this proviso.

         CERTIFICATEHOLDER'S MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Component Principal
Balance (or Component  Notional Balance) of each of the [         ] Components
immediately preceding such Payment Date.

         [CLASS B-1 OPTIMAL PRINCIPAL BALANCE: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (a) the aggregate of the Class Principal Balances of the Senior Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) the greater of (i) [ ]% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (ii) [ ]% of the Assumed Pool Principal Balance.]

         [CLASS M-1 OPTIMAL PRINCIPAL BALANCE: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (a) the aggregate of the Class Principal Balances of each Class of the Senior Notes (after taking into account any payments made on such Payment Date in reduction of such Class Principal
Balances) and (b) the greater of (i) [       ]% of the Pool Principal  Balance
as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso
in the  definition  thereof) and (ii) [       ]% of the Assumed Pool Principal
Balance.]

         [CLASS M-2 OPTIMAL PRINCIPAL BALANCE: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (a) the aggregate of the Class Principal Balances of each Class of the Senior Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction of such Class Principal Balances) and (b) the greater of (i) [ ]% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (ii) [ ]% of the Assumed Pool Principal Balance.]

         DEFERRED AMOUNT: With respect to any Payment Date, and as to any Class of Subordinate Notes [and the [ ] Component of the Residual Interest Certificate], the sum of any Allocable Loss Amounts previously applied in reduction of the Class Principal Balance (or Component Principal Balance) thereof (and not previously reimbursed) plus, in the case of each Class of Subordinate Notes, interest thereon at the applicable Interest Rate from the date when so applied through the end of the Due Period immediately preceding such Payment Date.

         EXCESS SPREAD: With respect to any Payment Date, the excess of (a) the Available Funds over (b) the Regular Payment Amount.

         [INITIAL] UNDERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, an amount (not less than zero) equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Securities, after giving effect to payments in respect of the Securities on such Payment Date, over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period. Notwithstanding the foregoing, on any date after the Payment Date on which the [Initial] Undercollateralization Amount is first reduced to zero, such amount shall be deemed to be zero.]

         INSURANCE PROCEEDS: With respect to any Payment Date and any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any such proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

         INTEREST PAYMENT AMOUNT: The sum of the Noteholders' Interest Payable Amount and the Certificateholder's Interest Distributable Amount.

         [LIBOR BUSINESS DAY: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.]

         LIQUIDATED HOME LOAN: A defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related security, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

         [NET DELINQUENCY CALCULATION AMOUNT: With respect to any Payment Date, the excess, if any, of (x) the product of 1.4 and the Rolling Six-Month Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates.]

         NET LIQUIDATION PROCEEDS: With respect to any Payment Date, any cash amounts received in respect of Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

         NOTEHOLDERS' INTEREST CARRY-FORWARD AMOUNT: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payable Amount for the preceding Payment Date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates, over the amount in respect of interest that was paid on the Notes on such preceding Payment Date.

         NOTEHOLDERS' INTEREST PAYABLE AMOUNT: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payable Amount for such Payment Date and the Noteholders' Interest Carry-Forward Amount for such Payment Date.

         NOTEHOLDERS' MONTHLY INTEREST PAYABLE AMOUNT: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of each Class of Notes immediately preceding such Payment Date.

         OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period (other than investment earnings) over (b) the aggregate of the Class Principal Balances of all Classes of Securities, after giving effect, unless otherwise specified, to all payments in respect of the Securities on such Payment Date.

         OVERCOLLATERALIZATION SHORTFALL: With respect to any Payment Date, the excess, if any, of the Required Overcollateralization Amount for such
Payment    Date   over   the    Overcollateralization            Amount   (the
Overcollateralization Amount to be determined, for purposes of this definition, before giving effect to payments on such Payment Date pursuant to paragraph (B) (i) under "-- Payment Priorities" above).

         [OVERCOLLATERALIZATION   STEPDOWN   DATE:   The  first  Payment  Date
occurring  after [         ] as to which the aggregate of the Class  Principal
Balances of the Senior Notes has been reduced to the excess of (a) the Pool Principal Balance as of the preceding Determination Date over (b) the greater
of  (i) [         ]% of  the  Pool  Principal  Balance  as  of  the  preceding
Determination  Date plus the greater of (x) [        ]% of the Pool  Principal
Balance as of the immediately  proceeding  Determination  Date and (y) the Net
Delinquency  Calculation  Amount  and  (ii) [         ]% of the  Assumed  Pool
Principal Balance.]

         [OVERCOLLATERALIZATION SURPLUS: With respect to any Payment Date, the excess, if any, of the Overcollateralization Amount for such Payment Date over the Required Overcollateralization Amount.]

         [REFERENCE BANK RATE: With respect to any Accrual Period other than the [Initial] Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class [ ] Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class [ ] Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.]

         [REFERENCE BANKS: Three money center banks selected by the Indenture Trustee.]

         REGULAR PAYMENT AMOUNT: With respect to any Payment Date, the lesser of (a) the Available Funds and (b) the sum of (i) the Noteholders' Interest Payable Amount, (ii) the Certificateholder's Interest Distributable Amount and
(iii) the Regular Principal Payment Amount.

         REGULAR PRINCIPAL PAYMENT AMOUNT: With respect to each Payment Date, an amount equal to the lesser of:

         (a) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during such Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan, (iv) that portion of the Purchase Price of any repurchased Home Loan allocable to principal and
(v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

         (b) the aggregate of the outstanding principal balances of the Securities immediately prior to such Payment Date.

         RELEASED MORTGAGED PROPERTY PROCEEDS: With respect to any Payment Date and any Home Loan, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Sale and Servicing Agreement.

         [REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date occurring prior to the Overcollateralization Stepdown Date, an amount equal to the greater of (x) [ ]% of the Assumed Pool Principal Balance and (y) the Net Delinquency Calculation Amount; with respect to any other Payment Date, an amount equal to the greater of (x) [ ]% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Required Overcollateralization Amount will in no event be less than [ ]% of the Assumed Pool Principal Balance.]

         ROLLING SIX-MONTH DELINQUENCY AVERAGE: With respect to any Payment Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods. As used herein, the "60-Day Delinquency Amount" for any Due Period is the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent, in foreclosure or REO Property as of the end of such Due Period, excluding any Liquidated Home Loan.

         [SENIOR OPTIMAL PRINCIPAL BALANCE: With respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the preceding Determination Date minus the greater or (a) [ ]% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (b) [ ]% of the Assumed Pool Principal Balance.]

         TERMINATION PRICE: An amount equal to the sum of (a) the aggregate of the outstanding Class Principal Balances of the Securities plus all accrued and unpaid interest thereon at the applicable Interest Rates, (b) any Servicing Compensation due and unpaid, and (c) any unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable.

[APPLICATION OF ALLOCABLE LOSS AMOUNTS

         Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amount will be applied on each Payment Date in reduction of the Component Principal Balance of the [ ] Component of the Residual Interest Certificate and the Class Principal Balances of the Class [ _____________ ] Notes, in that order, until the Class Principal Balance or Component Principal Balance of each such Class or Component has been reduced to zero. The Class Principal Balances of the Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance (or Component Principal Balance) of a Class of Subordinate Notes (or the [ ] Component) by application of the Allocable Loss Amount will entitle such Class or Component to reimbursement in an amount equal to the applicable Deferred Amount, in accordance with the payment priorities specified herein. Payment of Deferred Amounts will not reduce the Class Principal Balance or Component Principal Balance of the applicable Class or Component.

PAYMENT OF DEFERRED AMOUNTS

         Any Deferred Amounts payable to the holders of the Subordinate Securities as specified under "-- Payment Priorities" above will be paid to the holder of record of the related Securities as of the applicable Record Date, or, in the case of Securities that have been redeemed or retired, to the last holder of record, without regard to when the losses for which such reimbursement is being paid actually occurred. Amounts attributable to accrued and unpaid interest in respect of such Deferred Amounts will be paid prior to amounts attributable to principal.

[OPTIONAL TERMINATION

         The Seller may, at its option, effect an early redemption of the Notes and termination of the Certificates on any Payment Date on or after which the Pool Principal Balance declines to [ ]% or less of the Assumed Pool Principal Balance by purchasing the Home Loans for the Termination Price (the first such Payment Date, the "[Initial] Call Date"). All proceeds from any such sale of the Home Loans will be paid FIRST, to the Servicer for payment of outstanding Servicing Compensation, SECOND, to the Servicer for payment of unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable, THIRD, to the Noteholders in an amount equal to the aggregate of the outstanding Class Principal Balances of the Notes, plus all accrued and unpaid interest thereon at the applicable Interest Rates, FOURTH, to the holder of the Residual Interest Certificate in an amount equal to the outstanding Component Principal Balance of the [ ] Component, plus all accrued and unpaid interest thereon (and on the [ ] Component) at the applicable Interest Rates, and FIFTH, to the holder of the Residual Interest Certificate in respect of the Excess Component thereof.]

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

         Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payable Amount payable to the Senior Notes or, if the Senior Notes have been paid in full, a failure to pay the portion of such amount payable to the Class of Notes then outstanding that has the highest priority of payment (the "Highest Priority Class") within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Event of Default. However, an Event of Default will not occur solely due to (i) the failure to pay the full amount of the Noteholders' Interest Payable Amount allocable to any Class of Notes not then having the highest priority of payment (a "Non-Priority Class") or (ii) allocation of an Allocable Loss Amount to a Non-Priority Class, until all the Classes of Notes having a higher priority of payment have been paid in full (including all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable with respect thereto), and then only if all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable to such Non-Priority Class have not been paid. Until the Notes have been declared due and payable upon an Event of Default, the holders of any Non-Priority Class may not request the Indenture Trustee to take any action, other than the application of Available Funds to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on such Non-Priority Class.

         Upon the occurrence of an Event of Default, holders of Senior Notes representing more than 50% of the aggregate of the Class Principal Balances of the Senior Notes then outstanding may exercise their remedies under the Indenture; provided however, that if the aggregate outstanding Class Principal Balance of the Senior Notes has been reduced to zero, the holders of the Highest Priority Class representing more than 50% of the Class Principal Balance of such Class of Notes may exercise their remedies under the Indenture. These remedies include the right to cause accrued interest to be paid PRO RATA in accordance with the amount of unpaid accrued interest, and to cause principal on the outstanding Notes to be paid (either in lump sum from proceeds of the sale of the assets pledged to secure the Notes or from monthly collections on the Home Loans) PRO RATA out of remaining Available Funds, regardless of the allocation, or sequential nature, of principal payments that would otherwise apply, based upon the Principal Balances of the Notes (an "acceleration"). On each Payment Date on and after any such acceleration of the Notes, and following the reduction to zero of the Class Principal Balance of all Classes of Notes, any remaining Available Funds will be applied in repayment first, of Deferred Amounts on the Notes, and then of any remaining amounts due on the Residual Interest Certificate. Such remedies will also include the right to direct the Indenture Trustee's actions under the Indenture unless such right is otherwise granted to holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. See "Description of the Notes -- The Indenture" in the Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus.

SALE AND ASSIGNMENT OF THE HOME LOANS

         On the Closing Date, the Transferor will sell the [Initial] Home Loans to the Seller, and the Seller will sell the [Initial] Home Loans to the Trust. The Trust will, concurrently with such sale of the [Initial] Home Loans and the deposit of funds in the Pre-Funding Account, deliver or cause to be delivered the Securities to the Seller. The Trust will pledge and assign the [Initial] Home Loans [and the Pre-Funding Account] to the Indenture Trustee in exchange for the Notes. Each [Initial] Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Home Loan Schedule").

         [Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Seller, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Home Loans having characteristics that are generally similar to the characteristics of the [Initial] Home Loans. See "The Home Loan Pool--Conveyance of Subsequent Home Loans" herein. In connection with each purchase of such Subsequent Home Loans, the Trust will be required to pay to the Seller from the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Transferor will sell such Subsequent Home Loans to the Seller, and the Seller in turn will sell such Subsequent Home Loans to the Trust. The Trust will pledge and assign such Subsequent Home Loans to the Indenture Trustee.]

         In addition, the Seller will, as to each Home Loan, deliver to the Custodian the related Note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, an "Indenture Trustee's Home Loan File"). With respect to the Home Loans secured by Mortgaged Properties located in certain states, the Transferor and the Seller will not be required to record assignments of the Mortgages to the Indenture Trustee in the real property records of such states. See "Risk Factors -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- Non-recordation of Assignments by the Transferor" herein. In such circumstances, the Transferor and the Seller will deliver to the Custodian the assignments of the Mortgages in the name of the Indenture Trustee and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Trust, the Indenture Trustee and the Securityholders. In all other circumstances, assignments of the Mortgages to the Indenture Trustee will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor and the Seller will deliver such assignments to the Custodian after recordation. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the Seller cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Seller will deliver or cause to be delivered to the Custodian a certified true photocopy of such Mortgage or assignment. The Seller will deliver or cause to be delivered to the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee or the Custodian will review (or cause to be reviewed) each Indenture Trustee's Home Loan File within 45 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

[PRE-FUNDING ACCOUNT

         On the Closing Date, the Pre-Funding Account Deposit will be deposited in an Eligible Account (the "Pre-Funding Account"), which account will be part of the Trust and will be maintained as an Eligible Account with the Indenture Trustee, in its corporate trust department, for the purchase of Subsequent Home Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any home loans removed from or added to the Home Loan Pool prior to the Closing Date, provided that any such increase or decrease will not exceed 5% of the [Initial] Pool Principal Balance. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to $[50,000] or less and the Transferor directs that the Funding Period end, (ii) the occurrence of an Event of Default under the Sale and Servicing Agreement or the Indenture, and
(iii) [ ], the amount on deposit in the Pre-Funding Account will be reduced in accordance with the provisions of the Sale and Servicing Agreement by amounts used to purchase Subsequent Home Loans. Subsequent Home Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing Agreement. See "The Home Loan Pool -- Conveyance of Subsequent Home Loans" herein.

         On the Payment Date following the Due Period in which the Funding Period ends, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income) is greater than $[50,000], such amount will be applied to reduce on a PRO RATA basis the outstanding Class Principal Balances (and Component Principal Balance) of the Securities. If such remaining amount is less than or equal to $[50,000], such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Notes in reduction of the respective Class Principal Balances thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, such remaining amount will be included in the Regular Principal Payment Amount and will be paid on a PRO RATA basis to the Classes of Notes in reduction of their Class Principal Balances. See "Prepayment and Yield Considerations" herein.

         Amounts on deposit in the Pre-Funding Account will be invested in investments that have been approved by the Rating Agencies ("Permitted Investments") at the direction of the Transferor.]

TRUST FEES AND EXPENSES

         The Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "-- Servicing" below. The fees and expenses of the Indenture Trustee, Owner Trustee, Co-Owner Trustee and Custodian will be paid by the Servicer.

SERVICING

         In consideration for the performance of the loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to [ ]% per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the immediately preceding Due Period. See "Risk Factors -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- Dependence on Servicer for Servicing Home Loans" herein. The Servicer may retain Subservicers to service certain of the Home Loans. The Servicer will remain responsible for the servicing of any such Home Loans and will pay the fees of any Subservicer out of its own funds. As of the Closing Date, none of the [Initial] Home Loans will be serviced by a Subservicer. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, prepayment charges, late payment charges and any other servicing-related penalties and fees, together with any income or gain from investment of funds in the Collection Account (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

         In the event of a delinquency or default with respect to a Home Loan, neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Home Loan. However, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Home Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from the Available Collection Amount after all prior payments, as described under "-- Collection Account, Note Payment Account and Certificate Distribution Account" below, or with respect to any Liquidated Home Loan from the Liquidation Proceeds received therefrom.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

         The Servicer is required to use its best efforts to deposit in an Eligible Account (the "Collection Account"), within one Business Day, and in any event to deposit within two Business Days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes and termination of the Residual Interest Certificate. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing
Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of
Eligible Account in the Sale and Servicing Agreement. Initially, the Collection Account will be maintained with the Indenture Trustee.

         Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Transferor. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to the Servicer on each Payment Date as additional servicing compensation.

         Any Subservicer will also maintain a collection account for deposit of payments received with respect to the Home Loans being serviced by such Subservicer. Such Subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account.

         The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account [and the Pre-Funding Account] for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Payment Account"). The Servicer will also establish and maintain with the Indenture Trustee an
account,   in  the  name  of  the   Co-Owner   Trustee   on   behalf   of  the
Certificateholder, into which amounts released from the Collection Account [and the Pre-Funding Account] for distribution to the Certificateholder will be deposited and from which all distributions to the Certificateholder will be made (the "Certificate Distribution Account"). The Note Payment Account and the Certificate Distribution Account are referred to herein collectively as the "Payment Accounts".

         On the Business Day prior to each Payment Date, the Indenture Trustee will deposit into the Payment Accounts the applicable portions of the Available Collection Amount by making appropriate withdrawals from the Collection Account [and the Pre-Funding Account], as applicable. On each Payment Date, the Indenture Trustee will make withdrawals from the Payment Accounts for application of the amounts specified below in the following order of priority:

         (i) to provide for the payment to the Servicer of the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods;

         (ii) to provide for reimbursement to the Servicer for any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed;

         (iii) to the extent of any amounts remaining from the Pre-Funding Account Deposit at the end of the Funding Period (net of investment income), to reduce the Class Principal Balances (or Component Principal Balance) of each Class of Securities as described herein; and

         (iv) to provide for payments to the Securityholders of the amounts specified herein under "Description of the Securities -- Payments."

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Transferor and the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Interest Certificate (other than the execution and authentication thereof), the Notes or any Home Loans or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account, the Note Payment Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement, which failure constitutes an Event of Default, unless the Owner Trustee obtains actual knowledge of such failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the holder of the Residual Interest Certificate, unless such Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, the Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holder of the Residual Interest Certificate has made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Interest Certificate, the Notes (other than the execution and authentication thereof) or any Home Loans or related documents, and will not be accountable for the use or application by the Seller, the Servicer or the Owner Trustee of any funds paid to the Seller, the Servicer or the Owner Trustee in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Note Payment Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of such failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and
(i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Noteholders evidencing not less than 25% of the voting interests of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Securities -- Rights of Noteholders Upon Occurrence of Event of Default" herein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         Except in the circumstances described herein, no principal payments will be made on any Class of Notes until the Class Principal Balance of each Class of Notes having a higher payment priority has been reduced to zero. See "Description of the Securities -- Payments" herein. As the rate of payment of principal of the Securities depends primarily on the rate of payment (including prepayments) of the principal balance of the Home Loans, final payment of any Class of Securities could occur significantly earlier than the applicable Maturity Date. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Home Loans will be borne entirely by Securityholders.

         The subordination of the Residual Interest Certificate to the Notes and of each Class of Subordinate Notes to each Class of Notes having a higher payment priority will provide limited protection to Noteholders against losses
on the Home  Loans.  The yields on the Class [                 ] Notes will be
particularly sensitive to the loss experience of the Home Loans and the timing of any such losses. If the actual rate and amount of losses experienced on the Home Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Securities--Optional Termination" herein) on such Subordinate Securities may be lower than anticipated.

         Each Home Loan is either a (i) "simple interest" or (ii) "actuarial method" loan. With respect to a Home Loan that is a "simple interest" loan, if a payment is received more than one month after the previous payment, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a longer weighted average life than would have been the case had each payment been made as scheduled. Conversely, if a payment on a Home Loan is received less than one month after the previous payment, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a shorter weighted average life than would have been the case had each payment been made as scheduled. See "The Home Loan Pool -- Payments on the Home Loans" herein.

         Other than with respect to the Class [ ] Notes, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Interest Rate, because the payment of interest accrued during the applicable Accrual Period will not be made until the Payment Date occurring in the month following such Accrual Period. See "Description of the Securities -- Payments" herein. This delay will result in funds being paid to such Securityholders approximately 10 days after the end of the applicable Accrual Period, during which 10-day period no interest will accrue on such funds.

         The initial Accrual Period will consist of less than 30 days, as described herein.

         [The yield of the Class [ ] Notes will be affected by the level of LIBOR from time to time, and will be subject to a maximum rate equal to the Net Weighted Average Rate. To the extent that Home Loans bearing relatively high Home Loan Rates experience a more rapid rate of prepayment than Home Loans with relatively low rates, the maximum rate applicable to the Class [ ] Notes will be reduced.]

         The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yields of the Notes will be directly affected by the rate and timing of principal reductions on the Home Loans. Such principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, the Seller may effect a redemption of the Notes and prepayment of the Residual Interest Certificate as described herein under "Description of the Securities -- Optional Termination."

         The "weighted average life" of a Class of Securities refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Securities will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans, the rate at which Excess Spread is paid to Securityholders as described herein, and the extent to which any Overcollateralization Reduction Amount is distributed to the Excess Component of the Residual Interest Certificate as described herein. If substantial principal prepayments on the Home Loans are received as a result of unscheduled payments, liquidations or repurchases, payments to Securityholders due to such prepayments may significantly shorten the weighted average lives of the Securities. If the Home Loans experience delinquencies and defaults in the payment of principal, then Securityholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the Securities than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the Securities, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors -- Inadequacy of Credit Enhancement" herein.

         The rate and timing of principal payments on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Home Loan, or may simply release its lien on the existing collateral, leaving the related Home Loan unsecured. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence. A majority of the [Initial] Home Loans are subject to prepayment penalties during the first three years after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on such Home Loans. The majority of the Home Loans require that the Borrower pay a prepayment penalty of 80% of six months' interest on the portion of the amount prepaid that exceeds 20% of the original principal balance of such loan over any twelve month period at the applicable Home Loan Rate should the Borrower prepay the loan within three years of the date of origination of such loan. The remaining [Initial] Home Loans may be prepaid in full or in part at any time without penalty. To the extent that a majority of the Subsequent Home Loans are not subject to prepayment penalties, the current report on Form 8-K containing a description of the Home Loans included in the final Home Loan Pool will describe the status of prepayment penalties with respect to such final Home Loan Pool.

         As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the Home Loan Rates on the Home Loans, the rate of prepayment would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the Home Loan Rates on the Home Loans, the rate of prepayment on the Home Loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Home Loans. The Seller and the Transferor make no representations as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on Securities purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Securities purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Securities will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average lives of the Securities, and could cause a delay in the payment of principal to the holders of Securities. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "The Home Loan Pool" herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Home Loans may result in faster rates of prepayment of the Home Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

[SUBORDINATION

         As described under "Description of the Securities -- Payments -- Payment Priorities" herein, on each Payment Date, the holders of any Class of Securities having a higher payment priority will have a preferential right to receive amounts of interest and principal, respectively, due to them on such Payment Date before any payments of interest or principal, respectively, are made on any Class of Securities subordinate to such Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [
                ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Home Loans, and holders of such Notes could incur a loss on their investments.

         As more fully described herein, Allocable Loss Amounts will be allocated to the Residual Interest Certificate in respect of the [ ] Component thereof until the Component Principal Balance thereof has been reduced to
zero, then] to the Class [                   ] Notes, in that order, until the
Class Principal Balances thereof have been reduced to zero. Any Deferred Amounts will be paid FIRST to the Class [ ] Notes, SECOND to the Class [ ] Notes, THIRD to the Class [ ] Notes and FOURTH to the [ ] Component.

OVERCOLLATERALIZATION

         On any Payment Date on which the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount (such amount, an Overcollateralization Surplus, as defined herein), certain amounts otherwise payable as principal to Securityholders will instead be paid first to the Subordinate Notes and the [ ] Component in payment of Deferred Amounts, and thereafter to the Excess Component, thereby slowing the rate of principal amortization of the Securities, until the Overcollateralization Amount is reduced to the Required Overcollateralization Amount. As described herein, the yields on Notes purchased at a premium or discount will be affected by the extent to which any Excess Spread is so applied, or is distributed to the Excess Component, in lieu of payment to Noteholders or distribution in respect of the [ ] Component. If such Excess Spread distributions to the Excess Component occur sooner than anticipated by an investor who purchases Notes at a discount, the actual yield to such investor may be lower than anticipated. If such Excess Spread distributions to the Excess Component occur later than anticipated by an investor who purchases Notes at a premium, the actual yield to such investor may be lower than anticipated.

         The amount of Excess Spread, if any, distributable to the Excess Component in reduction of the Overcollateralization Amount on any Payment Date will be affected by the default and delinquency experience and principal amortization of the Home Loans. High rates of delinquencies on the Home Loans during any Due Period may cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest payable on the Securities on the related Payment Date. In such event, the principal balances of the Securities would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

REINVESTMENT RISK

         During periods of falling interest rates, Noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, Noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the Notes.

MATURITY DATES

         The Maturity Date of each Class of Notes is as set forth under "Summary of Terms" herein. The Maturity Dates of the Class [
                                               ]  Notes  were   determined  by
calculating the final Payment Date with respect to each such Class on the basis of the Modeling Assumptions (except that it is assumed that no Excess Spread is applied to reduce the Class Principal Balances of the Securities) and an assumed constant prepayment rate of 0% of the Prepayment Assumption, and adding one year thereto. The Maturity Dates of the Class [
                       ] Notes were determined on the basis of the assumption that the final collection or other recovery in respect of a Home Loan is made one year following the latest possible maturity date of a Subsequent Home Loan. The actual maturity of any Class of Securities may be significantly earlier than the applicable Maturity Date.

WEIGHTED AVERAGE LIVES

         The following information illustrates the effect of prepayments of the Home Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Transferor or the Seller), [the rate at which Excess Spread is paid to Securityholders as described herein, the extent to which any amounts remaining in the Pre-Funding Account at the expiration of the Funding Period are paid to Securityholders as described herein, the extent to which any amounts in the Pre-Funding Account at the expiration of the Funding Period are paid to Securityholders as described herein,] and the extent to which any Overcollateralization Reduction Amount is distributed to the Excess Component of the Residual Interest Certificate as described herein.

         Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of
the  loans  and an  additional  approximately  [          ]%  (expressed  as a
percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each month thereafter during the life of the loans, a CPR of 15% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (I.E., no prepayments), 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. Neither the Transferor nor the Seller makes any representations about the appropriateness of the Prepayment Assumption or the CPR model.

          MODELING ASSUMPTIONS. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made.

         (i)  all  scheduled  principal  payments on the Home Loans are
timely received on the first day of a Due Period, commencing on [        ],
[no] delinquencies or losses occur on the Home Loans and all Home Loans have a first payment date that occurs thirty (30) days after the origination thereof;

         (ii) the scheduled payments on the Home Loans have been calculated on the basis of the outstanding principal balance (prior to giving effect to prepayments), the Home Loan Rate and the remaining term to stated maturity such that the Home Loans will fully amortize by their remaining term to stated maturity;

         (iii) all scheduled payments of interest and principal in respect of the Home Loans have been made through the applicable Cut-Off Date;

         (iv)    the  Home  Loans  prepay   monthly  at  the   specified
percentages of the Prepayment Assumption, and all prepayments of Home Loans include 30 days of interest thereon;

         (v)     the Closing Date for the Securities is [          ];

         (vi) cash payments are received by the Securityholders on the 10th day of each month, commencing in [ ];

         (vii) the Required Overcollateralization Amount will initially equal $[ ] and will be reduced in accordance with the terms of the Indenture;

         (viii) the Interest Rate for each Class of Notes is as set forth or described on the cover page hereof and the Interest Rate for each of the Components is as set forth herein;

         (ix)    the   Servicing  Fee  is  deducted  from  the  interest
collections in respect of the Home Loans;

         (x) [all of the Pre-Funding Account Deposit is used to acquire Subsequent Home Loans in accordance with the schedule set forth below, and prior to that date, the Pre-Funding Account Deposit accrues interest at approximately [ ]% per annum;]

         (xi) [no reinvestment income from any Trust account other than the Pre-Funding Account is available for payment to Securityholders;]

         (xii)  [the  Interest  Rate on the Class [ ] Notes will  remain
constant at [      ]% per annum; and

         (xiii) the Home Loan Pool consists of Home Loans having the following characteristics.




                                                                    REMAINING TERM TO    ORIGINAL TERM OF    ASSUMED DELIVERY
  HOME LOAN      PRINCIPAL       HOME LOAN         NET HOME LOAN       MATURITY (IN      AMORTIZATION (IN      OF HOME LOANS
    NUMBER        BALANCE      INTEREST RATE       INTEREST RATE         MONTHS)              MONTHS)         --------------
    ------        -------      -------------       -------------         -------              -------

1               $                     %                   %
2                                     %                   %
3                                     %                   %
4                                     %                   %
5                                     %                   %
6                                     %                   %
7                                     %                   %
8                                     %                   %
9                                     %                   %
10                                    %                   %




The tables on the following pages indicate the percentage of the Original Class Principal Balance of each Class of Notes that would be outstanding at each of the dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Notes. These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
(c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.




            PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)


                                  CLASS [ ]                                           CLASS [ ]

     PAYMENT DATE   0%       %        %        %       %        %       0%        %        %       %        %        %
-----------------------  -------  -------  ------- -------  -------  -------  -------  ------- -------  -------  -----

Initial Balance.....100     100      100      100     100     100      100      100      100     100      100      100


























Weighted
Average Life
   Without
   Optional
   Termination.......
   With Optional
   Termination.......


----------

(1) The percentages in this table have been rounded to the nearest whole number.

* Based on the assumption that the Seller does not exercise its option to repurchase the Home Loans as described under "Description of the Securities--Optional Termination" herein.



The paydown scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Home Loans and the Notes, or that the actual weighted average lives of the Notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as a corporation (or a publicly traded partnership) treated as a corporation, but will be a grantor trust, and the Residual Interest Certificate will represent the sole ownership interest in such grantor trust. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Material Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

         The Notes may be treated as having been issued with original issue discount. As a result, holders of Notes may be required to recognize income with respect to the Notes in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Notes holding Notes through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or an agent thereof.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Noteholder or, in the case of a Form 1001 or a Form 4224 filer, an agent thereof, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to Noteholders who are not U.S. Persons. We recommend investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of Notes.

                             ERISA CONSIDERATIONS

         Except as described below, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the Prospectus.

         The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and
(ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name in the tables below:

                                                       PRINCIPAL AMOUNT OF
      UNDERWRITER        CLASS [  ]     CLASS [  ]    CLASS [  ]    CLASS [  ]
      -----------       -----------     ----------    ----------    ----------





      Total...........  $               $              $             $
                        ==              ============   =             =


         The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession set forth below for each Class. The Underwriters may allow, and such dealers may reallow, a concession not in excess of that set forth below for each Class. After the [Initial] public offering of the Notes, the public offering price and such concessions and reallowances may be changed.

                  CLASS   CLASS   CLASS   CLASS    CLASS   CLASS
                  -----   -----   -----   -----    -----   -----
                  [  ]    [  ]    [  ]    [  ]     [  ]    [  ]
                  -----   -----   -----   -----    -----   -----

   Concessions...
   Reallowances..

         Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriters create a short position in the Notes in connection with the offering, I.E., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Underwriters expect to make a secondary market in the Notes, but have no obligation to do so. There can be no assurance that any such secondary market will develop or, if it does develop, that it will continue.

         In addition to the purchase of the Notes pursuant to the Underwriting Agreement, the Underwriters and their affiliates have several business relationships with the Transferor and Servicer and its affiliates, including its parent, FP. Affiliates of the Underwriters provide warehouse financing and repurchase arrangements to the Transferor for its consumer and mortgage loans, including property improvement, debt consolidation and combination loans. See "Use of Proceeds" herein. In addition, affiliates of certain Underwriters may provide other term financing arrangements to the Transferor for the Residual Interest Certificate, or an interest therein, retained by it, and other residual interest securities retained by it that were issued in connection with one of the prior series of asset backed securities involving the Transferor. Certain of the Underwriters, or affiliates of such Underwriters, also render certain services to FP in connection with the public offering of FP's debt and equity securities from time to time.

                           LEGAL INVESTMENT MATTERS

         The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. We recommend investors to consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                    RATINGS

         It is a condition  to the  issuance of the Notes that (i) each of the
[Senior]     Notes     be     rated     "[     ]"     by     each     of
[                               ].

         The ratings on the Notes address the likelihood of the receipt by Noteholders of all payments on the Home Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Home Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the [Initial] ratings assigned to the Notes do not address the possibility that Noteholders might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from [funds remaining in the Pre-Funding Account at the end of the Funding Period or] rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the applicable Maturity Dates of the Notes.

         The Seller has not solicited ratings on the Notes from any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                                LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Notes will be passed upon for the Seller, the Transferor and the Servicer by Brown & Wood LLP, Washington, D.C., and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Brown & Wood LLP will also pass on certain federal income tax and other legal matters for the Trust.


                                INDEX OF TERMS

                                                                        PAGE

          A IO Component..........................................      S-
          Accrual Period..........................................      S-
          Administration Agreement................................      S-
          Affiliated Special Servicer.............................      S-
          Allocable Loss Amount...................................      S-
          Assumed  Pool  Principal Balance........................      S-
          Available Collection Amount.............................      S-
          Available Funds.........................................      S-
          B-2 Component...........................................      S-
          B-2 Component Optimal Principal Balance.................      S-
          Bankruptcy Code.........................................      S-
          Bankruptcy Commission...................................      S-
          Business Day............................................      S-
          Certificate Distribution Account........................      S-
          Class B-1 Optimal Principal Balance.....................      S-
          Class Principal Balance.................................      S-
          Certificateholder.......................................      S-
          Certificateholder's Interest Carry-Forward Amount.......      S-
          Certificateholder's Interest Distributable Amount.......      S-
          Certificateholders' Monthly Interest Distributable
            Amount................................................      S-
          Class M-1 Optimal Principal Balance.....................      S-
          Class M-2 Optimal Principal Balance.....................      S-
          Class Principal Balance.................................      S-
          Code....................................................      S-
          Collection Account......................................      S-
          Commission..............................................      S-
          Component...............................................      S-
          Component Notional Balance..............................      S-
          Conventional Loans......................................
          Co-Owner Trustee........................................      S-
          CPR.....................................................      S-
          Credit Score............................................      S-
          Custodian...............................................      S-
          Cut-Off Date............................................      S-
          Cut-Off Date Principal Balance..........................      S-
          DCR.....................................................      S-
          Defective Home Loan.....................................      S-
          Deferred Amount.........................................      S-
          Definitive Notes........................................      S-
          Deleted Home Loan.......................................      S-
          Determination Date......................................      S-
          DTC.....................................................      S-
          Due Period..............................................      S-
          ERISA...................................................      S-
          Excess Component........................................      S-
          Excess Spread...........................................      S-
          FFI.....................................................      S-
          Fitch...................................................      S-
          FP  ....................................................      S-
          Funding Period..........................................      S-
          Highest Priority Class..................................      S-
          Home Loan Pool..........................................      S-
          Home Loan Rate..........................................      S-
          Home Loan Schedule......................................      S-
          Home Loans..............................................      S-
          Indenture...............................................      Cover
          Indenture Trustee.......................................      S-
          Indenture Trustee's Home Loan File......................      S-
          [Initial] Call Date.....................................      S-
          [Initial] Home Loans....................................      S-
          [Initial] Pool Principal Balance........................      S-
          [Initial] Undercollateralization Amount.................      S-
          Insurance Proceeds......................................      S-
          Interest Payment Amount.................................      S-
          Interest Rate...........................................      S-
          Issuer..................................................      S-
          LIBOR...................................................      S-
          LIBOR Business Day......................................      S-
          Liquidated Home Loan....................................      S-
          Maturity Date...........................................      S-
          Modeling Assumptions....................................      S-
          Mortgaged Properties....................................      S-
          Mortgages...............................................      S-
          Net Delinquency Calculation Amount......................      S-
          Net Liquidation Proceeds................................      S-
          Net Weighted Average Rate...............................      S-
          Non-Priority Class......................................      S-
          Note Payment Account....................................      S-
          Noteholders.............................................      S-
          Noteholders' Interest Carry-Forward Amount..............      S-
          Noteholders' Interest Payable Amount....................      S-
          Noteholders' Monthly Interest Payable Amount............      S-
          Note Owners.............................................      S-
          Notes...................................................      Cover
          Original Class Principal Balance........................      S-
          Original Component Principal Balance....................      S-
          Original Component Notional Balance.....................      S-
          Overcollateralization Amount............................      S-
          Overcollateralization Reduction Amount..................      S-
          Overcollateralization Shortfall.........................      S-
          Overcollateralization Stepdown Date.....................      S-
          Overcollateralization Surplus...........................      S-
          Owner Trustee...........................................      S-
          Payment Accounts........................................      S-
          Payment Date............................................      S-
          Permitted Investments...................................      S-
          Plan....................................................      S-
          Pool Principal Balance..................................      S-
          Pre-Funding Account.....................................      S-
          Pre-Funding Account Deposit.............................      S-
          Prepayment Assumption...................................      S-
          Principal Balance.......................................      S-
          Purchase Price..........................................      S-
          Qualified Substitute Home Loan..........................      S-
          Rating Agencies.........................................      S-
          Record Date.............................................      S-
          Reference Bank Rate.....................................      S-
          Reference Banks.........................................      S-
          Registration Statement..................................      S-
          Regular Payment Amount..................................      S-
          Regular Principal Payment Amount........................      S-
          Released Mortgaged Property Proceeds....................      S-
          Required Overcollateralization Amount...................      S-
          Residual Interest Certificate...........................      Cover
          Rolling Six-Month Delinquency Average...................      S-
          Sale and Servicing Agreement............................      S-
          Securities..............................................      Cover
          Securityholders.........................................      S-
          Seller..................................................      S-
          Senior Notes............................................      S-
          Senior Optimal Principal Balance........................      S-
          Servicer................................................      S-
          Servicing Advance.......................................      S-
          Servicing Compensation..................................      S-
          Servicing Fee...........................................      S-
          Servicing Fee Rate......................................      S-
          SMMEA...................................................      S-
          S&P.....................................................      S-
          Subordinate Notes.......................................      S-
          Subordinate Securities..................................      S-
          Subsequent Home Loans...................................      S-
          Subsequent Transfer Date................................      S-
          Subservicer.............................................      S-
          Substitution Adjustment.................................      S-
          Termination Price.......................................      S-
          Transfer and Servicing Agreements.......................      S-
          Transferor..............................................      S-
          Trust...................................................      S-
          Trust Agreement.........................................      S-
          Underwriters............................................      S-
          Underwriting Agreement..................................      S-





NO DEALER,  SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY  INFORMATION  OR TO MAKE
ANY  REPRESENTATIONS OTHER THAN THOSE CONTAINED
OR  INCORPORATED  BY REFERENCE IN THIS  PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE,
SUCH  INFORMATION OR  REPRESENTATIONS  MUST NOT BE
RELIED UPON.  THIS PROSPECTUS  SUPPLEMENT AND THE
PROSPECTUS DO NOT  CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION  OF AN OFFER TO BUY ANY SECURITIES
OTHER THAN THE SECURITIES  OFFERED HEREBY,  NOR AN
OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION
IN WHICH, OR TO ANY PERSON TO WHOM,  SUCH OFFER WOULD
BE UNLAWFUL.  THE DELIVERY OF THIS  PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AT ANY TIME
DOES NOT IMPLY THAT THE  INFORMATION  HEREIN OR
THEREIN IS  CORRECT AS OF ANY TIME  SUBSEQUENT
TO ITS DATE.  UNTIL [     ],  ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE SECURITIES,  WHETHER
OR NOT PARTICIPATING IN THIS OFFERING,
MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING
 AS  UNDERWRITERS  AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

---------------

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

                                               PAGE
                                               ----

Available Information.......................    iv
Reports to Noteholders......................    iv
Summary of Terms............................    S-
Risk Factors................................    S-
Use of Proceeds.............................    S-
Description of the Trust....................    S-
The Home Loan Pool..........................    S-
The Seller..................................    S-
The Transferor and Servicer.................    S-
Description of Credit Enhancement...........    S-
Description of the Securities...............    S-
Description of the Transfer and Servicing
 Agreements.................................    S-
Prepayment and Yield Considerations.........    S-
Material Federal Income Tax Consequences....    S-
ERISA Considerations........................    S-
Underwriting................................    S-
Legal Investment Matters....................    S-
Ratings  ...................................    S-
Legal Opinions..............................    S-
Index of Terms..............................    S-

                      PROSPECTUS

Prospectus Supplement.......................
Available Information.......................
Incorporation of Certain Documents by
  Reference.................................

Table of Contents...........................
Summary of Terms............................
Risk Factors................................
Description of the Notes....................
Description of the Certificates.............
Pool Factors and Trading Information........
Certain Information Regarding the Securities...

The Trusts..................................
The Trustee.................................
Description of the Trust Property...........
 Credit Enhancement.........................
Servicing of the Loan Assets................
The Seller and the Issuer...................
The Servicer and the Transferor.............
Description of the Transfer and Servicing
 Agreements.................................
Certain Legal Aspects of the Loan Assets....
Material Federal Income Tax Consequences....
Trusts For Which a Partnership Election
  is Made...................................
Trusts Treated as Grantor Trusts............
Notes Issued by FIC.........................
ERISA Considerations........................
Legal Investment Matters....................
Plan of Distribution........................
 Use of Proceeds............................
Legal Opinions..............................
Index of Terms..............................

                                                  --------------
                                                 $[             ]




                                                  FIRSTPLUS HOME
                                            LOAN OWNER TRUST 1998-[ ]
                                                    (ISSUER)

                                                 [FIRSTPLUS LOGO]

                                                     FIRSTPLUS
                                             INVESTMENT CORPORATION
                                                     (SELLER)



                                             FIRSTPLUS FINANCIAL, INC.
                                             (TRANSFEROR AND SERVICER)

                                         ---------------------------------

                                               PROSPECTUS SUPPLEMENT

                                         ---------------------------------




                                                  [UNDERWRITERS]

                                                      [DATE]


                                                     ---------

                 SUBJECT TO COMPLETION, DATED SEPTEMBER __, 1998


PROSPECTUS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)


                        FIRSTPLUS INVESTMENT CORPORATION
                                    (SELLER)


         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities, which may include one or more classes (each, a "Class") of Notes and/or Certificates, will be issued by a Trust (each, a "Trust") formed by FIRSTPLUS Investment Corporation ("FIC") solely for the purpose of issuing the Notes of the related Series (either such entity, as applicable, the "Issuer"). Each Trust will be formed pursuant to either (i) a Trust Agreement (each, a "Trust Agreement") to be entered into among FIC, as Seller (in its capacity as Seller, the "Seller") and the owner trustee specified in the related Prospectus Supplement (the "Owner Trustee") or (ii) a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into among the Seller, FIRSTPLUS FINANCIAL, INC., as Servicer (the "Servicer") and the trustee specified in the related Prospectus Supplement (the "Trustee"). If a Series of Securities includes Notes, such Notes of a Series will be issued and secured pursuant to an Indenture (each, an "Indenture") between the Issuer and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Issuer. If a Series of Securities includes Certificates, such Certificates of a Series will represent undivided ownership interest in the related Trust. The related Prospectus Supplement will specify which Class or Classes of Notes, if any, and which Class or Classes of Certificates, if any, of the related Series are being offered thereby.


                                                        (continued on next page)

         See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."


         BEFORE PURCHASING ANY OFFERED SECURITIES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH HEREIN UNDER THE CAPTION "RISK FACTORS" AT PAGE 12 AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT. For a list of all defined terms, see "Index of Terms" herein at page 118 and in the related prospectus supplement.


NOTES OF A SERIES WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE RELATED ISSUER. CERTIFICATES OF A SERIES WILL EVIDENCE INTERESTS ONLY IN THE RELATED TRUST. EXCEPT AS OTHERWISE SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT, THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING LOAN ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON OR ENTITY, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.


                The date of this Prospectus is September __, 1998

(Continued from prior page)


********************************************************************************
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


********************************************************************************


         THE PRIMARY ASSETS SECURING OR BACKING EACH SERIES, AS APPLICABLE (THE "TRUST PROPERTY") WILL CONSIST PRIMARILY OF A SEGREGATED POOL (A "LOAN ASSET
POOL") OF ONE OR MORE OF THE FOLLOWING MORTGAGE RELATED ASSETS (THE "LOAN ASSETS"): (I) POOLS (EACH, A "MORTGAGE POOL") OF SINGLE FAMILY (ONE- TO FOUR-UNIT) RESIDENTIAL MORTGAGE LOANS, TIMESHARE MORTGAGE LOANS AND LOANS EVIDENCED BY RETAIL INSTALLMENT SALES OR INSTALLMENT LOAN AGREEMENTS THAT ARE SECURED BY FIRST OR JUNIOR LIENS ON REAL PROPERTY (THE "MORTGAGE LOANS"); AND
(II) POOLS (EACH, A "CONTRACT POOL") OF LOANS EVIDENCED BY RETAIL INSTALLMENT SALES OR INSTALLMENT LOAN AGREEMENTS, INCLUDING LOANS SECURED BY NEW OR USED MANUFACTURED HOMES (AS DEFINED HEREIN) THAT ARE NOT CONSIDERED TO BE INTERESTS IN REAL PROPERTY BECAUSE SUCH MANUFACTURED HOMES ARE NOT PERMANENTLY AFFIXED TO REAL ESTATE ("SECURED CONTRACTS") AND LOANS EVIDENCED BY RETAIL INSTALLMENT SALES OR INSTALLMENT LOAN AGREEMENTS WHICH ARE NOT SECURED BY ANY INTEREST IN REAL OR PERSONAL PROPERTY ("UNSECURED CONTRACTS" AND, TOGETHER WITH THE SECURED CONTRACTS, THE "CONTRACTS"). TO THE EXTENT SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE LOAN ASSETS MAY INCLUDE TITLE I MORTGAGE LOANS AND TITLE I CONTRACTS. IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE TRUST PROPERTY FOR A SERIES OF SECURITIES MAY INCLUDE THE RIGHTS OR OTHER ANCILLARY OR INCIDENTAL ASSETS (TOGETHER WITH THE LOAN ASSETS, COLLECTIVELY, THE "ASSETS") THAT ARE INTENDED (I) TO PROVIDE CREDIT ENHANCEMENT FOR THE ULTIMATE OR TIMELY DISTRIBUTIONS OF PROCEEDS FROM THE LOAN ASSETS TO HOLDERS OF THE SECURITIES ("SECURITYHOLDERS") OR (II) TO ASSURE THE SERVICING OF THE LOAN ASSETS. THE LOAN ASSETS WILL CONSIST OF LOANS FOR WHICH THE RELATED PROCEEDS WERE USED TO FINANCE
(I)  PROPERTY  IMPROVEMENTS,  (II) DEBT  CONSOLIDATION,  (III) THE  PURCHASE  OR
REFINANCING OF SINGLE FAMILY RESIDENTIAL PROPERTY, (IV) A COMBINATION OF PURCHASE OR REFINANCING OF SINGLE FAMILY RESIDENTIAL PROPERTY, PROPERTY IMPROVEMENTS, DEBT CONSOLIDATION CASH-OUT, CREDIT INSURANCE PREMIUMS, ORIGINATION COSTS, FINANCING OF CREDIT INSURANCE OR OTHER CONSUMER PURPOSES, OR
(V) THE ACQUISITION OF PERSONAL PROPERTY SUCH AS HOME APPLIANCES OR FURNISHINGS. UNLESS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, THE LOAN ASSETS WILL BE SERVICED BY FIRSTPLUS FINANCIAL, INC., AS SERVICER (THE "SERVICER") PURSUANT TO A SALE AND SERVICING AGREEMENT (EACH, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, A "SALE AND SERVICING AGREEMENT") AMONG THE ISSUER, THE SELLER, THE SERVICER AND THE RELATED INDENTURE TRUSTEE.


         EACH CLASS OF SECURITIES OF A SERIES WILL REPRESENT THE RIGHT TO RECEIVE SPECIFIED PAYMENTS IN RESPECT OF COLLECTIONS OF PRINCIPAL AND INTEREST ON THE RELATED ASSETS, AT THE RATES, ON THE DATES AND IN THE MANNER DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. IF A SERIES INCLUDES MULTIPLE CLASSES OF SECURITIES, THE RIGHTS OF ONE OR MORE CLASSES OF SECURITIES TO RECEIVE PAYMENTS MAY BE SENIOR OR SUBORDINATE TO THE RIGHTS OF ONE OR MORE OF THE OTHER CLASSES OF SUCH SERIES. DISTRIBUTIONS ON CERTIFICATES OF A SERIES MAY BE SUBORDINATE IN PRIORITY TO PAYMENTS DUE ON ANY RELATED NOTES OF SUCH SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A SERIES MAY INCLUDE ONE OR MORE CLASSES OF NOTES AND/OR CERTIFICATES WHICH DIFFER AS TO THE TIMING AND PRIORITY OF PAYMENT, INTEREST RATE OR AMOUNT OF DISTRIBUTIONS IN RESPECT OF PRINCIPAL OR INTEREST OR BOTH. A SERIES MAY INCLUDE ONE OR MORE CLASSES OF NOTES OR CERTIFICATES ENTITLED TO DISTRIBUTIONS IN RESPECT OF PRINCIPAL WITH DISPROPORTIONATE, NOMINAL OR NO INTEREST DISTRIBUTIONS, OR TO INTEREST DISTRIBUTIONS, WITH DISPROPORTIONATE, NOMINAL OR NO DISTRIBUTIONS IN RESPECT OF PRINCIPAL. THE RATE OF PAYMENT IN RESPECT OF PRINCIPAL OF ANY CLASS OF NOTES AND DISTRIBUTIONS IN RESPECT OF PRINCIPAL OF THE CERTIFICATES OF ANY CLASS WILL DEPEND ON THE PRIORITY OF PAYMENT OF SUCH CLASS AND CERTIFICATES AND THE RATE AND TIMING OF PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS, LIQUIDATIONS AND REPURCHASES OF ASSETS) ON THE RELATED ASSETS. A RATE OF PAYMENT LOWER OR HIGHER THAN THAT ANTICIPATED MAY AFFECT THE WEIGHTED AVERAGE LIFE OF EACH CLASS OF SECURITIES IN THE MANNER DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS -- EFFECT OF PREPAYMENTS ON AVERAGE LIFE".

         OFFERS OF THE SECURITIES MAY BE MADE THROUGH ONE OR MORE DIFFERENT METHODS, INCLUDING OFFERINGS THROUGH UNDERWRITERS, AS MORE FULLY DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "PLAN OF DISTRIBUTION" HEREIN. THERE WILL HAVE BEEN NO PUBLIC MARKET FOR ANY SERIES OF SECURITIES PRIOR TO THE OFFERING THEREOF. THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET WILL DEVELOP FOR THE SECURITIES OF ANY SERIES OR, IF IT DOES DEVELOP, THAT SUCH MARKET WILL CONTINUE.


                              PROSPECTUS SUPPLEMENT

         As further described herein, the Prospectus Supplement relating to each Series of Securities offered thereby (the "Offered Securities") will, among other things, set forth, as and to the extent appropriate: (i) a description of each Class of such Offered Securities, including with respect to each such Class the following (A) the applicable payment or distribution provisions, (B) the aggregate principal amount, if any, (C) the rate at which interest accrues from time to time, if at all, or the method of determining such rate, and (D) whether interest will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Securities of the same Series; (iii) the respective dates on which payments or distributions are to be made; (iv) information as to the Assets, including the Loan Assets and Credit Enhancement, constituting the related Trust Property; (v) the circumstances, if any, under which the Securities may be subject to redemption or early termination; (vi) additional information with respect to the method of payment or distribution in respect of such Offered Securities; (vii) the initial percentage ownership interest in the related Trust to be evidenced by each Class of Certificates of such Series;
(viii)  information  concerning  the Trustee (as defined  herein) of the related
Trust; (ix) if the related Trust Property consists of Mortgage Loans or Contracts, information concerning the Servicer and any Master Servicer (as defined herein) of such Mortgage Loans or Contracts; (x) information as to the nature and extent of subordination of any Class of Securities of such Series, including a Class of Offered Securities; and (xi) whether such Offered Securities will be initially issued in definitive or book-entry form.


         The actual characteristics of no more than five percent of the Loan Assets relating to a Series will deviate in any material respect, on an average basis, from the parameters specified in the related Prospectus Supplement.



                              AVAILABLE INFORMATION

         FIC  has  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities to be offered from time to time pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding the Seller. The address of such Web site is http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by or on behalf of FIC or the Trust referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of any offering of the Securities issued by FIC or such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         FIC will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to FIC at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109 (Telephone: (702) 866-2236), Attention: Lee F. Reddin.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


PROSPECTUS SUPPLEMENT........................................................iii

AVAILABLE INFORMATION.........................................................iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................iv

SUMMARY OF TERMS...............................................................1

RISK FACTORS..................................................................12


   Limited Liquidity and Fluctuation in Value from Market Conditions..........12
   Limited Assets of the Trust................................................13
   Effect of Prepayments on Average Life......................................15
   Limitations of Credit Enhancement..........................................17
   Limited Nature of Ratings..................................................20
   Adverse Tax Consequences...................................................20
   Certain Factors Affecting Delinquencies, Foreclosures and
     Losses on Loan Assets....................................................20
   Risks Associated with Certain Loan Assets..................................24
   Recharacterization of Sale of Loan Assets as Borrowing.....................26

 DESCRIPTION OF THE NOTES.....................................................27

   General....................................................................27
   Principal and Interest on the Notes........................................28
   The Indenture..............................................................29
   The Indenture Trustee..................................................... 32
   Administration Agreement...................................................33


DESCRIPTION OF THE CERTIFICATES...............................................33

   Distributions of Principal and Interest....................................34

POOL FACTORS AND TRADING INFORMATION..........................................35


CERTAIN INFORMATION REGARDING THE SECURITIES................................. 35

   General....................................................................36
   Fixed Rate Securities and Floating Rate Securities.........................37
    Book-Entry Registration...................................................37
   Definitive Securities..................................................... 42

THE TRUSTS................................................................... 43

THE TRUSTEE.................................................................. 43

DESCRIPTION OF THE TRUST PROPERTY............................................ 45

   General................................................................... 45
   Mortgage Loans............................................................ 46
   Contracts................................................................. 47
   Modifications of Mortgage Loans and Contracts............................. 49
   Additions, Substitution and Withdrawal of Assets.......................... 50
   Pre-Funding Arrangements.................................................. 50

CREDIT ENHANCEMENT........................................................... 52

   General................................................................... 52
   Subordination............................................................. 52
   Overcollateralization..................................................... 53
   Cross-Support............................................................. 54
   Guaranty Insurance........................................................ 54
   Mortgage Pool Insurance................................................... 54
   Special Hazard Insurance.................................................. 55
   Reserve Funds............................................................. 55

SERVICING OF THE LOAN ASSETS................................................. 56

   Enforcement of Due-on-Sale Clauses........................................ 56
   Realization Upon Defaulted Loan Assets.................................... 57
   Waivers and Deferments of Certain Payments................................ 58
   Subservicers.............................................................. 58
   Removal and Resignation of Servicer....................................... 59
   Advances.................................................................. 59
   Servicing Procedures...................................................... 59
   Administration and Servicing Compensation and Payment of Expenses......... 61

THE SELLER AND THE ISSUER.................................................... 62

THE SERVICER AND THE TRANSFEROR.............................................. 62

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS......................... 65

   Sale and Assignment of Loan Assets........................................ 65
   Conveyance of Subsequent Loan Assets...................................... 67
   Repurchase or Substitution of Loan Assets................................. 68
   Evidence as to Compliance................................................. 69
   List of Securityholders................................................... 69
   Administration of the Distribution Account................................ 70
   Reports to Securityholders................................................ 71
   Events of Default......................................................... 72
   Rights Upon Event of Default.............................................. 72
   Amendment................................................................. 73

CERTAIN LEGAL ASPECTS OF THE LOAN ASSETS..................................... 74

   General Legal Considerations.............................................. 74
   Foreclosure............................................................... 76
   Truth in Lending Act...................................................... 85
   Applicability of Usury Laws............................................... 86
   Soldiers' and Sailors' Civil Relief Act................................... 86
   The Title I Program....................................................... 87

MATERIAL CERTAIN FEDERAL INCOME TAX CONSEQUENCES............................. 98

   Opinion of Counsel........................................................ 98
   Trusts Characterized As Grantor Trusts.................................... 98
   Trusts Characterized As Partnerships..................................... 104
   Tax Consequences to Holders of the Notes................................. 108
   Trusts Characterized As FASITs............................................110

ERISA CONSIDERATIONS........................................................ 115

LEGAL INVESTMENT MATTERS.................................................... 115

PLAN OF DISTRIBUTION........................................................ 116

USE OF PROCEEDS............................................................. 117

LEGAL OPINIONS.............................................................. 117

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".


ISSUER ...............................  With   respect   to   each   Series   of
                                        Securities,  a trust  (each,  a "Trust")
                                        formed    by    FIRSTPLUS     Investment
                                        Corporation   ("FIC")   solely  for  the
                                        purpose  of  issuing   such  Notes,   as
                                        applicable.  Each  Trust  will be formed
                                        pursuant to either a Trust Agreement (as
                                        amended  and  supplemented  from time to
                                        time, a "Trust  Agreement")  between the
                                        Seller and the applicable  Owner Trustee
                                        for  such  Trust  (the   "Trust")  or  a
                                        Pooling  and  Servicing   Agreement  (as
                                        amended  and  supplemented  from time to
                                        time,   the   "Pooling   and   Servicing
                                        Agreement")   among  the   Seller,   the
                                        Servicer and the Trustee for such Trust.




SELLER ...............................  FIRSTPLUS  Investment  Corporation  (the
                                        "Seller").


SERVICER .............................  FIRSTPLUS FINANCIAL,  INC. ("FFI" or the
                                        "Transferor" or the "Servicer").

PASS THROUGH TRUSTEE .................  With   respect   to   each   Series   of
                                        Securities  that  is  issued  by a trust
                                        created   pursuant   to  a  Pooling  and
                                        Servicing  Agreement,  the  Pass-Through
                                        Trustee   specified   in   the   related
                                        Prospectus Supplement.

OWNER TRUSTEE ........................  With   respect   to   each   Series   of
                                        Securities  that  is  issued  by a trust
                                        created  pursuant to a Trust  Agreement,
                                        the  Owner  Trustee   specified  in  the
                                        related Prospectus Supplement.

INDENTURE TRUSTEE ....................  With respect to any applicable Series of
                                        Securities  that  includes  one or  more
                                        Classes of Notes, the Indenture  Trustee
                                        specified  in  the  related   Prospectus
                                        Supplement.

TRUSTEE ..............................  As used herein, the term "Trustee" shall refer  to  the  Indenture  Trustee  with
                                        respect to a Series of Notes,  the Owner
                                        Trustee  under  the   applicable   Trust
                                        Agreement  with  respect  to a Series of
                                        Certificates,   or  the   Pass   Through
                                        Trustee under the applicable Pooling and
                                        Servicing  Agreement  with  respect to a
                                        Series  of  Certificates.  The  Trustees
                                        with  respect  to  each  Series  will be
                                        specified  in  the  related   Prospectus
                                        Supplement.

ADMINISTRATOR ........................  The   entity   or   entities   named  as
                                        Administrator,  if any,  in the  related
                                        Prospectus        Supplement        (the
                                        "Administrator"),     will     act    as
                                        administrator  with  respect  to  one or
                                        more aspects  related to any Loan Assets
                                        included   as   Trust   Property.    The
                                        Administrator may be an affiliate of the Issuer, the Seller and/or the Servicer.

MASTER SERVICER ......................  If the related Trust  Property  consists of  Mortgage  Loans  or  Contracts,  the
                                        entity or entities, if any, named as the
                                        master    servicer    in   the   related
                                        Prospectus   Supplement   (the   "Master
                                        Servicer"), that will act as master servicer with respect to such Mortgage Loans or Contracts. The Master Servicer may be an affiliate of the Seller and/or Servicer.

THE NOTES ............................  A Series of  Securities  may include one or more Classes of Notes issued pursuant
                                        to an  Indenture  between the Issuer and
                                        the  Indenture  Trustee  (as amended and
                                        supplemented   from  time  to  time,  an
                                        "Indenture").   The  related  Prospectus
                                        Supplement will specify which Class or Classes, if any, of Notes of the related Series are being offered thereby.

                                        To the extent  specified  in the related
                                        Prospectus  Supplement,  Notes  will  be
                                        available for purchase in  denominations
                                        of $1,000 and integral multiples thereof
                                        and will be available in book-entry form
                                        only.   Noteholders   will  be  able  to
                                        receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                        To the extent  specified  in the related
                                        Prospectus  Supplement,  each  Class  of
                                        Notes  will  have  a  stated   principal
                                        amount  and  will  bear  interest  at  a
                                        specified rate or rates (with respect to
                                        each  Class  of  Notes,   the  "Interest
                                        Rate").  Each  Class of Notes may have a
                                        different  Interest Rate, which may be a
                                        fixed rate,  an  adjustable  rate,  or a
                                        combination  of  the  two.  The  related
                                        Prospectus  Supplement  will specify the
                                        Interest  Rate for each  Class of Notes,
                                        or  the  method  for   determining   the
                                        Interest Rate.

                                        With  respect to a Series that  includes
                                        two or more Classes of Notes, each Class
                                        may differ as to the timing and priority
                                        of payments,  seniority,  allocations of
                                        losses,  or  Interest  Rate or amount of
                                        payments  of   principal   or  interest.
                                        Furthermore, payments of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Property.

                                        In addition, a Series may include one or
                                        more   Classes  of  Notes   entitled  to
                                        principal          payments         with
                                        disproportionate, nominal or no interest payments.


                                        To the extent  specified  in the related
                                        Prospectus  Supplement,  the Seller, the
                                        Servicer or a successor thereto may have
                                        an option to purchase the Trust Property
                                        in the  manner  and  on  the  respective
                                        terms and conditions as set forth in the
                                        related Prospectus Supplement.  Upon the
                                        sale  of the  assets  of the  Trust  and
                                        distribution of the proceeds  thereof to
                                        Securityholders  in the  event  of  such
                                        optional termination,  the Trust will be
                                        terminated  and the  obligations  of all
                                        parties  under  the  related   documents
                                        (except certain obligations specified therein) will terminate.


THE CERTIFICATES .....................  A Series may include one or more Classes of  Certificates  and  may  or  may  not
                                        include    any   Notes.    The   related
                                        Prospectus Supplement will specify which
                                        Class  or   Classes,   if  any,  of  the
                                        Certificates are being offered thereby.

                                        To the extent  specified  in the related
                                        Prospectus Supplement, Certificates will
                                        be  available  for purchase in a minimum
                                        denomination  of $1,000 and in  integral
                                        multiples  thereof and will be available
                                        in      book-entry       form      only.
                                        Certificateholders   will   be  able  to
                                        receive Definitive  Certificates only in
                                        the  limited   circumstances   described
                                        herein  or  in  the  related  Prospectus
                                        Supplement.   See  "Certain  Information
                                        Regarding   the   Securities--Definitive
                                        Securities".

                                        To the extent  specified  in the related
                                        Prospectus  Supplement,  each  Class  of
                                        Certificates    will   have   a   stated
                                        Certificate  Balance  specified  in  the
                                        related   Prospectus   Supplement   (the
                                        "Certificate  Balance")  and will accrue
                                        interest on such Certificate  Balance at
                                        a specified  rate (with  respect to each
                                        Class of Certificates, the "Pass Through
                                        Rate").  Each Class of Certificates  may
                                        have  a  different  Pass  Through  Rate,
                                        which   may  be  a  fixed   rate  or  an
                                        adjustable rate, or a combination of the two. The related Prospectus Supplement will specify the Pass Through Rate for each Class of Certificates or the method for determining the Pass Through Rate.

                                        With  respect to a Series that  includes
                                        two or  more  Classes  of  Certificates,
                                        each  Class may  differ as to timing and
                                        priority  of  distributions,  seniority,
                                        allocations of losses, Pass Through Rate
                                        or amount of distributions in respect of
                                        principal  or   interest.   Furthermore,
                                        distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Property.

                                        In addition, a Series may include one or
                                        more Classes of Certificates entitled to
                                        (i)    distributions   in   respect   of
                                        principal with disproportionate, nominal
                                        or no  interest  distributions  or  (ii)
                                        interest        distributions       with
                                        disproportionate,    nominal    or    no
                                        distributions in respect of principal.

                                        If  a  Series  of  Securities   includes
                                        Classes  of  Notes,   distributions   in
                                        respect  of  the   Certificates  may  be
                                        subordinated  in  priority of payment to
                                        payments  on the  Notes  to  the  extent
                                        specified  in  the  related   Prospectus
                                        Supplement.

                                        To the extent  specified  in the related
                                        Prospectus  Supplement,  the Seller, the
                                        Servicer or a successor thereto may have an option to purchase the Trust Property in the manner and on the respective terms and conditions as set forth in the related Prospectus Supplement.

THE TRUST PROPERTY ...................  As specified  in the related  Prospectus
                                        Supplement,  the  property  securing  or
                                        backing    each   Series   (the   "Trust
                                        Property")   will  include  Loan  Assets
                                        consisting   of  one  or   more  of  the
                                        following:

                                             (i) a pool (a  "Mortgage  Pool") of
                                        single   family   (one-  to   four-unit)
                                        residential  mortgage  loans,  including
                                        mortgage loans that are secured by first
                                        or junior liens on the related mortgaged
                                        properties, timeshare mortgage loans and
                                        loans  evidenced  by retail  installment
                                        sales  or  installment  loan  agreements
                                        that are  secured  by  first  or  junior
                                        liens   on  real   property   ("Mortgage
                                        Loans"); and

                                             (ii) a pool (a "Contract  Pool") of
                                        loans  evidenced  by retail  installment
                                        sales or  installment  loan  agreements,
                                        including  loans  secured by new or used
                                        Manufactured  Homes (as defined  herein)
                                        that are not  considered to be interests
                                        in   real    property    because    such
                                        Manufactured  Homes are not  permanently
                                        affixed   to   real   estate   ("Secured
                                        Contracts")   and  loans   evidenced  by
                                        retail  installment sales or installment
                                        loan agreements which are not secured by
                                        any   interest   in  real  or   personal
                                        property  ("Unsecured   Contracts"  and,
                                        together with the Secured Contracts, the "Contracts").

                                        The Trust Property may also include,  or
                                        the related Securities may also have the
                                        benefits  of,  certain  rights and other
                                        ancillary or incidental assets (together
                                        with the Loan Assets, collectively,  the
                                        "Assets"),  that  are  intended  (i)  to
                                        enhance  the  likelihood  of ultimate or
                                        timely  payments  or   distributions  of
                                        proceeds   from  the  Loan   Assets   to
                                        Securityholders,  including  letters  of
                                        credit, insurance policies,  guaranties,
                                        reserve  funds or other  types of credit
                                        enhancement or any  combination  thereof
                                        (the "Credit  Enhancement"),  or (ii) to
                                        assure the servicing of the Loan Assets,
                                        including    interest    rate   exchange
                                        agreements, reinvestment income and cash accounts.

                                        The  Securities  of any  Series  will be
                                        entitled to payment  only from the Trust
                                        Property and any other Assets pledged or
                                        otherwise  available  for the benefit of
                                        the  holders  of  such   Securities   as
                                        specified  in  the  related   Prospectus
                                        Supplement.

                                        The Trust  Property  of each  Series may
                                        also  include   amounts  on  deposit  in
                                        certain  trust  accounts,  including the
                                        related Collection Account, Distribution
                                        Account   and  any   Yield   Maintenance
                                        Account, Reserve Fund or other account identified in the applicable Prospectus Supplement.


  A.  Mortgage Loans.................   As specified  in the related  Prospectus
                                        Supplement   for  a  Series,   "Mortgage
                                        Loans" may include: (i) loans secured by
                                        first   liens  on   one-to-four   family
                                        residential   properties;   (ii)   loans
                                        secured by security  interests in shares
                                        issued    by    private,     non-profit,
                                        cooperative     housing     corporations
                                        ("Cooperatives")   and  in  the  related
                                        proprietary    leases    or    occupancy
                                        agreements  granting exclusive rights to
                                        occupy  specific  dwelling units in such
                                        Cooperatives'  buildings;   (iii)  loans
                                        secured by junior (i.e., second,  third,
                                        etc.)  liens  on the  related  mortgaged
                                        properties  (which may be  evidenced  by
                                        retail  installment  sales contracts and
                                        installment loan agreements); (iv) loans
                                        secured by security instruments creating
                                        first or  junior  liens  on the  related
                                        borrower's  leasehold  interest  in real
                                        property  where the  property is subject
                                        to a ground lease;  (v) loans secured by
                                        timeshare   estates    representing   an
                                        ownership  interest in common with other
                                        owners  in one or  more  vacation  units
                                        entitling   the  owner  thereof  to  the
                                        exclusive  use of unit and access to the
                                        accompanying recreational facilities for
                                        the week or weeks owned;  and (vi) loans
                                        evidenced  by retail  installment  sales
                                        and installment loan agreements that are
                                        secured by first or junior liens on real
                                        property.  See "Description of the Trust
                                        Property -- Mortgage  Loans." Certain of
                                        the junior  lien  Mortgage  Loans may be
                                        conventional   (i.e.,   not  insured  or
                                        guaranteed  by  a  governmental  agency)
                                        mortgage loans  ("Conventional  Mortgage
                                        Loans"),   while   other   junior   lien
                                        Mortgage   Loans   that   are   property
                                        improvement   loans  may  be   partially
                                        insured   by   the    Federal    Housing
                                        Administration under the Title I Program
                                        ("Title I Mortgage Loans").  The related
                                        Prospectus  Supplement for a Series will
                                        describe any Mortgage  Loans included in
                                        the  related  Trust  Property  and  will
                                        specify  certain  information  regarding
                                        the  payment   terms  of  such  Mortgage
                                        Loans.  See  "Description  of the  Trust
                                        Property-- Mortgage Loans."


                                        If   so   specified   in   the   related
                                        Prospectus Supplement,  certain terms of
                                        the   Mortgage   Loans  in  the  related
                                        Mortgage  Pool  may be  modified  if the
                                        related  borrowers have indicated  their
                                        intention  to  prepay  such  loans.  See
                                        "Description      of      the      Trust
                                        Property--Modifications    of   Mortgage
                                        Loans."

  B.  Contracts ......................  As specified  in the related  Prospectus
                                        Supplement for a Series, "Contracts" may
                                        include:  (i) loans  evidenced by retail
                                        installments  sales or loan  agreements,
                                        including  loans  secured by new or used
                                        Manufactured  Homes (as defined  herein)
                                        that are not  considered to be interests
                                        in   real    property    because    such
                                        Manufactured  Homes are not  permanently
                                        affixed   to   real   estate   ("Secured
                                        Contracts")  and (ii) loans evidenced by
                                        retail  installment sales or installment
                                        loan agreements which are not secured by
                                        any   interest   in  real  or   personal
                                        property  ("Unsecured  Contracts").  See
                                        "Description  of the Trust  Property  --
                                        Contracts".  Certain  Contracts  may  be
                                        conventional   (i.e.,   not  insured  or
                                        guaranteed  by  a  governmental  agency)
                                        contracts  ("Conventional   Contracts"),
                                        while other  Contracts  may be partially
                                        insured  by the FHA  under  the  Title I
                                        Program   ("Title  I  Contracts").   The
                                        related  Prospectus   Supplement  for  a
                                        Series will further describe the type of
                                        Contracts,   if  any,  included  in  the
                                        related Trust Property. See "Description of the Trust Property-- Contracts."

  C.  Pre-Funding Arrangements .......  If   so   specified   in   the   related
                                        Prospectus Supplement,  the related Sale
                                        and  Servicing  Agreement or Pooling and
                                        Servicing    Agreement    will   contain
                                        provisions pursuant to which the related
                                        Transferor   will   agree  to   transfer
                                        additional Loan Assets ("Subsequent Loan
                                        Assets")  into the  related  Loan  Asset
                                        Pool  for a  specified  period  of  time
                                        following  the date on which the related
                                        Securities  are issued (such  provisions
                                        being    referred   to   herein   as   a
                                        "Pre-Funding  Arrangement").   Any  such
                                        Pre-Funding   Arrangement  will  require
                                        that  any  Loan  Assets  so  transferred
                                        conform to the requirements specified in
                                        the related Sale and Servicing Agreement
                                        or Pooling and Servicing  Agreement,  as
                                        applicable.   See  "Description  of  the
                                        Trust     Property    --     Pre-Funding
                                        Arrangements."

TRANSFER OF LOAN ASSETS ..............  On  or  before   the  date  of   initial
                                        issuance of a Series of Securities  (the
                                        related "Closing Date"), the Loan Assets
                                        having an  aggregate  principal  balance
                                        specified  in  the  related   Prospectus
                                        Supplement  as of  the  dates  specified
                                        therein  (the  "Cut-off  Date")  will be
                                        transferred  pursuant to (i) the related
                                        Sale and  Servicing  Agreement,  or (ii)
                                        the  related   Pooling   and   Servicing
                                        Agreement.

                                        The  Loan  Assets  will  have  been  (i)
                                        originated   by   the    Transferor   in
                                        accordance    with   the    Transferor's
                                        underwriting criteria or (ii) originated
                                        by the  Transferor's  correspondents  in
                                        accordance    with   the    Transferor's
                                        underwriting  criteria and  subsequently
                                        purchased  by the  Transferor.  The Loan
                                        Assets  to  be  included  in  the  Trust
                                        Property  will be selected  based on the
                                        underwriting  criteria  specified in the
                                        related Sale and Servicing  Agreement or
                                        Pooling  and  Servicing  Agreement,   as
                                        applicable, and described herein and in the related Prospectus Supplement.

CREDIT ENHANCEMENT ...................  If and to the  extent  specified  in the related  Prospectus  Supplement,  credit
                                        enhancement  with respect to a Series or
                                        any Class or Classes of  Securities  may
                                        include   any   one  or   more   of  the
                                        following:  subordination of one or more
                                        other Classes of  Securities,  a Reserve
                                        Fund,  a  Yield   Maintenance   Account,
                                        overcollateralization,     letters    of
                                        credit,  credit or liquidity facilities,
                                        surety  bonds,   guaranteed   investment
                                        contracts,  swaps or other interest rate
                                        protection    agreements,     repurchase
                                        obligations,   cash  deposits  or  other
                                        agreements or arrangements  with respect
                                        to  third   party   payments   or  other
                                        support.  Any form of credit enhancement
                                        may   have   certain   limitations   and
                                        exclusions from coverage thereunder and,
                                        if so, such  limitations  and exclusions
                                        from  coverage  will be described in the
                                        related Prospectus Supplement. See "Risk
                                        Factors   --   Limitations   of   Credit
                                        Enhancement" and "Credit Enhancement".

TRANSFER AND SERVICING
AGREEMENTS ...........................  The  Assets   for  a  given   Series  of
                                        Securities  will be  transferred  to the
                                        related  Issuer  pursuant  to a Sale and
                                        Servicing  Agreement  or a  Pooling  and
                                        Servicing  Agreement.   The  rights  and
                                        benefits of any Issuer  under a Sale and
                                        Servicing  Agreement will be assigned to
                                        the Indenture  Trustee as collateral for
                                        the  Notes of the  related  Series.  The
                                        Servicer  will agree with such Issuer to
                                        be responsible for servicing,  managing,
                                        maintaining   custody   of  and   making
                                        collections on the Assets. If and to the
                                        extent   set   forth   in  the   related
                                        Prospectus    Supplement,    FFI    will
                                        undertake certain administrative duties under an Administration Agreement with respect to any Issuer that has issued
                                        Notes.


MATERIAL FEDERAL INCOME TAX

CONSEQUENCES .........................  Except  as  otherwise  provided  in  the related Prospectus Supplement,  upon the
                                        issuance of a Series of Securities,  Tax
                                        Counsel  to the  Issuer  will opine that
                                        for federal  income tax purposes (a) any
                                        Notes   of   such    Series    will   be
                                        characterized   as  debt  and  (b)  such
                                        Issuer,  if  a  Trust,  will  not  be  a
                                        business   entity    classified   as   a
                                        corporation,     a    publicly    traded
                                        partnership  treated as a corporation or
                                        a taxable  mortgage  pool. In respect of
                                        any such  Series,  each  Noteholder,  if
                                        any, by the acceptance of a Note of such
                                        Series, will agree to treat such Note as
                                        indebtedness,          and          each
                                        Certificateholder,  by the acceptance of
                                        a  Certificate  of  such  Series,   will
                                        agree,  to the  extent  provided  in the
                                        related Prospectus Supplement,  to treat
                                        a Certificate as representing  either an
                                        ownership  interest in a grantor  trust,
                                        or as an  interest in a  partnership  in
                                        which   such   Certificateholder   is  a
                                        partner for federal income tax purposes.
                                        Alternative  characterizations  of  such
                                        Trusts   and   such   Certificates   are
                                        possible,   but  would  not   result  in
                                        materially  adverse tax  consequences to
                                        Certificateholders.

                                        If   specified    in   the    Prospectus
                                        Supplement  for a Series of  Securities,
                                        one or  more  elections  may be  made to
                                        treat all or  specified  portions of the
                                        related Trust Fund as a "Financial Asset
                                        Securitization     Investment     Trust"
                                        ("FASIT") or to treat the arrangement by
                                        which such  Series is issued as a FASIT,
                                        for  federal  income  tax  purposes.  If
                                        applicable,  the  Prospectus  Supplement
                                        for a Series will specify which Class or
                                        Classes of such  Series of  Certificates
                                        will  be   considered   to  be   regular
                                        interests and ownership interests in the related FASIT.


                                        See   "Material   Federal   Income   Tax
                                        Consequences" for additional information concerning the application of federal tax laws to the Securities.


ERISA CONSIDERATIONS .................  A fiduciary of any employee benefit plan
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"),  or the Code should carefully
                                        review  with  its  own  legal   advisors
                                        whether  the   purchase  or  holding  of
                                        Securities   could   give   rise   to  a
                                        transaction   prohibited   or  otherwise
                                        impermissible  under  ERISA or the Code.
                                        See  "ERISA   Considerations."   To  the
                                        extent   described  in  the   Prospectus
                                        Supplement for a Series, certain Classes
                                        of  Securities of such Series may not be
                                        transferred    unless   the   applicable
                                        Trustee  and  FIC are  furnished  with a
                                        letter of  representation  or an opinion
                                        of  counsel  to  the  effect  that  such
                                        transfer  will not result in a violation
                                        of the prohibited transaction provisions
                                        of  ERISA  and the  Code  and  will  not
                                        subject  the  applicable  Trustee,   the
                                        Issuer,  the Seller,  the Servicer,  the
                                        Master   Servicer,   if   any,   or  the
                                        Administrator,  if  any,  to  additional
                                        obligations. If specified in the related
                                        Prospectus Supplement, the United States
                                        Department  of Labor may have  issued to
                                        the   Underwriter   an    administrative
                                        exemption   for   certain   Classes   of
                                        Securities.   See  "Certain  Information
                                        Regarding the Securities--  General" and
                                        "ERISA Considerations."



LEGAL INVESTMENT MATTERS.............   The  Securities  of each Series will not
                                        constitute "mortgage related securities"
                                        under  the  Secondary   Mortgage  Market
                                        Enhancement   Act  of   1984   ("SMMEA")
                                        because,  to the extent specified in the
                                        related   Prospectus    Supplement,    a
                                        substantial number of the Mortgage Loans
                                        will be secured by liens on real  estate
                                        that are not first liens, as required by
                                        SMMEA.  Accordingly,  many  institutions
                                        with  legal   authority   to  invest  in
                                        "mortgage related securities" may not be
                                        legally  authorized  to  invest  in  the
                                        Securities  of any Series.  We recommend
                                        that  investors  consult their own legal
                                        advisors  to  determine  whether  and to
                                        what  extent  the   Securities   of  any
                                        particular   Series   constitute   legal
                                        investments for such investors.


USE OF PROCEEDS ......................  Substantially  all of the  net  proceeds from  the  sale  of  a  Series  will  be
                                        applied to the simultaneous  purchase of
                                        the Loan Assets  included in the related
                                        Trust   Property  or  to  reimburse  the
                                        amounts  previously  used to effect such
                                        purchase, the costs of carrying the Loan
                                        Assets  until sale of such Series and to
                                        pay  other   expenses   connected   with
                                        pooling the Loan Assets and issuing such Series. See "Use of Proceeds."


RATING ...............................  It is a  condition  to the  issuance  of each Class of a Series specified as being offered by the related Prospectus Supplement that the Securities of such Class be rated in one of the four highest rating categories established for such Securities by a nationally recognized statistical rating agency (a "Rating Agency").

                                  RISK FACTORS

         In considering an investment in the Offered Securities of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY AND FLUCTUATION IN VALUE FROM MARKET CONDITIONS


         GENERAL. The Offered Securities of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Securities for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Securityholders will have no redemption rights, and the Offered Securities of each Series are subject to early retirement only under certain specified circumstances described in the related Prospectus Supplement. If the Offered Securities are retired early, this may negatively impact the yield of such Securities, particularly any classes that are interest-only classes.


         LACK OF A SECONDARY MARKET. There can be no assurance that a secondary market for the Offered Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Offered Securities remain outstanding. The Prospectus Supplement for any Series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Securities; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. To the extent provided in the related Prospectus Supplement, the Securities may be listed on any securities exchange.

         BOOK ENTRY REGISTRATION. To the extent specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of any Series or Class will hold their Securities through DTC, in the United States, or Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Securities are Book-Entry Securities, such Securities will be evidenced by one or more certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Securityholder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. See "Certain Information Regarding the Securities -- Book-Entry Registration". Unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United States) and its participating organizations, or Cedel and Euroclear (in Europe) and their respective participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration".

         Since transactions in the Securities can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities.

         Beneficial owners of Securities may experience some delay in their receipt of payments or distributions of interest of and principal since such distributions will be forwarded by the Trustee or Indenture Trustee to DTC and DTC will credit such payments or distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of the beneficial owners thereof either directly or indirectly through indirect participants.


         LIMITED NATURE OF ONGOING INFORMATION. The primary source of ongoing information regarding the Offered Securities of any Series, including information regarding the status of the related Loan Assets and any Credit
Enhancement for such Offered Securities, will be the periodic reports to Securityholders to be delivered pursuant to the related Indenture or Pooling and Servicing Agreement as described herein under the heading "Description of the Transfer and Servicing Agreements -- Reports to Securityholders". Such periodic reports will be filed with the Commission to the extent required under the Exchange Act, and reports so filed will be available on the Commission's EDGAR system and through the Commission's internet web site at http://www.sec.gov. There can be no assurance that any additional ongoing information regarding the Offered Securities of any Series will be available through any other source. The limited nature of such information in respect of a Series of Offered Securities may adversely affect the liquidity thereof, even if a secondary market for such Offered Securities does develop.


         SENSITIVITY TO FLUCTUATIONS IN PREVAILING INTEREST RATES. Insofar as a secondary market does develop with respect to any Series of Offered Securities or Class thereof, the market value of such Offered Securities will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Loan Assets) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Securities (in particular, a Class with a relatively long average life, or a Class of Interest Only Securities or Principal Only Securities) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Security in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Security in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Securities by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. FIC is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis.


LIMITED ASSETS OF THE TRUST


         The Offered Securities and Loan Assets for a Series will be guaranteed or insured, if at all, to the extent specified in the related Prospectus Supplement; otherwise neither the Offered Securities of any Series nor the Loan Assets in the related Trust Property will be guaranteed or insured by, or be recourse obligations of, the Issuer, the Seller, the Servicer or any of their respective affiliates, by any governmental agency or instrumentality or by any other person, and no Offered Security of any Series will represent a claim against or security interest in the Trust Property for any other Series. Accordingly, if the related Trust Property includes insufficient assets to make payments on a Series of Offered Securities, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Securities will be required to bear the consequent loss. To the extent provided in the related Prospectus Supplement for a Series that consists of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Loan Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Securities, and, thereafter, by the remaining Classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. Because payments and distributions of principal on the Securities of a Series may, if provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Securities of a Class of any such Series having higher priority in payment or distribution have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Securities of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Securities, interest is not payable, to the extent provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Securities.


         ADDITIONS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS. To the extent provided in the related Prospectus Supplement for a Series, the Seller or the Issuer may, subsequent to the issuance of such a Series, deliver additional Assets or withdraw Assets previously included in the Trust Property for such Series, substituting assets therefore or depositing additional Assets or withdrawing Assets previously deposited in a Reserve Fund for such Series. The effect of delivery or substitution of other Assets may be to alter the characteristics and composition of the Assets underlying such Series, either of which may alter the timing and amount of payments or distributions on, or the date of the final payment or distribution in respect of, the Securities of such Series. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets". Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of the Trust Property for a Series, including the Distribution Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related Series of Securities. In the case of a post-closing purchase of Assets using funds in a pre-funding account, such purchase will be reported on a report on Form 8-K filed with the Commission which will describe the characteristics of such Assets.

         MODIFICATIONS OF MORTGAGE LOANS AND CONTRACTS. With respect to a Series of Securities, the related Master Servicer, Servicer or Subservicer, if any, may, subsequent to the issuance of such Series of Securities, effect certain modifications of the terms of the related Mortgage Loans and Contracts to the extent that (i) the related borrower has indicated an intention to refinance such Mortgage Loan or Contract, if so specified in the related Prospectus Supplement, including modification of the applicable interest rate, principal balance, monthly payment and/or term to maturity, or (ii) such Mortgage Loan or Contract is in default (or default is, in the judgment of the Master Servicer, Servicer or Subservicer, as applicable, reasonably foreseeable), including deferral or forgiveness of delinquent payments and modification of the applicable interest rate, principal balance, monthly payment and/or term to maturity. Modifications described in clause (i) above will reduce the frequency of prepayments, but may also delay distributions to Securityholders, reduce amounts ultimately available for distribution to Securityholders, and affect the yields to maturity and weighted average lives of the related Securities. See "Description of the Trust Property--Modifications of Mortgage Loans and Contracts."


EFFECT OF PREPAYMENTS ON AVERAGE LIFE

         As a result of prepayments on the Loan Assets, the amount and timing of payments or distributions of principal and/or interest on the Offered Securities of the related Series may be highly unpredictable. Prepayments on the Loan Assets included in the Trust Property will result in a faster rate of principal payments on one or more Classes of the related Series of Securities than if payments on such Loan Assets were made as scheduled. Thus, the prepayment experience on the Loan Assets included in the Trust Property may affect the average life of one or more Classes of Securities of the related Series, including a Class of Offered Securities. The rate of principal payments on pools of mortgage loans and installment loan contracts varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the Loan Assets included in the Trust Property, then, subject to the particular terms of the Loan Assets (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Loan Assets are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Loan Assets. Conversely, if prevailing interest rates rise significantly above the interest rates borne by the Loan Assets included in the Trust Property, then principal prepayments on such Loan Assets are likely to be lower than if prevailing interest rates remain at or below the interest rates borne by those Loan Assets. In addition to fluctuations in prevailing interest rates, the rate of prepayments on the Loan Assets may be influenced by changes and developments in the types and structures of loan products being offered to consumers within the mortgage banking and consumer finance industry and by technological developments and innovations to the loan underwriting and origination process.


         To the extent that the Mortgage Loans or Contracts of a Series are subject to modification in lieu of refinancing as described under "--Limited Assets of the Trust--Modifications of Mortgage Loans and Contracts" above, modifications of the applicable interest rates and/or terms to maturity of Mortgage Loans and Contracts would slow (or mitigate the acceleration of) the rate of prepayment of Mortgage Loans and Contracts in the related Mortgage Pool.

         Accordingly, there can be no assurance as to the actual rate of prepayment on the Loan Assets included in any given Trust Property or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Loan Assets included in the Trust Property with respect to a Series, the retirement of any Class of Securities of such Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected. A slower rate of prepayments than anticipated will negatively affect the yield on any Securities sold at a discount. A faster rate of principal payments than anticipated will negatively affect the yield of any Securities sold at a premium.


         In comparison to first lien single family mortgage loans, FIC is aware of only limited publicly available statistical information regarding the rates of prepayment of loans such as the Loan Assets that is based upon the historical loan performance of this segment of the mortgage banking and consumer finance industry. In fact, this segment of the mortgage banking and consumer finance industry has undergone significant growth and expansion, including an increase in new loan originations, as a result of certain social and economic factors, including recent tax law changes that limit the deductibility of consumer interest to indebtedness secured by an individual's principal residence and changes and developments in the types and structures of loan products being offered to consumers. Therefore, no assurance can be given as to the level of prepayments that the Loan Assets will experience. In fact, a number of factors suggest that the prepayment experience of the Loan Assets may be significantly different from that of any first lien Mortgage Loans with equivalent interest rates and maturities.


         Additional prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

         The extent to which prepayments on the Loan Assets included in the Trust Property of any Series ultimately affect the average life of any Class of Securities of such Series will depend on the terms and provisions of such Securities. A Class of Securities, including a Class of Offered Securities, may provide that on any Distribution Date the holders of such Securities are entitled to a pro rata share of the prepayments on the Loan Assets included in the related Trust Property that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Securities that entitles the holders thereof to a disproportionately large share of the prepayments on the Loan Assets included in the related Trust Property increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Securities that entitles the holders thereof to a disproportionately small share of the prepayments on the Loan Assets included in the related Trust Property increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. To the extent described in the related Prospectus Supplement, the respective entitlement of the various Classes of Securityholders of such Series to receive payments (and, in particular, prepayments) of principal of the Loan Assets included in the related Trust Property may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Securities of such Series) or whether certain contingencies do or do not occur (e.g., prepayment and default rates with respect to such Loan Assets).

         A Series of Securities may include one or more Classes of scheduled amortization Securities (each, a "Scheduled Amortization Security"), which will entitle the holders thereof to receive principal payments or distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely from any Class of Securities, a Class of Scheduled Amortization Securities will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Loan Assets included in the related Trust Property remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Securities. Prepayment risk with respect to a given pool of Loan Assets does not disappear, however, and the stability afforded to Scheduled Amortization Securities comes at the expense of one or more Companion Classes of the same Series (each, a "Companion Class"), any of which Companion Classes may also be a Class of Offered Securities. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Loan Assets included in the related Trust Property when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Loan Assets included in the related Trust Property when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Scheduled Amortization Securities if all payments of principal of the Loan Assets included in the related Trust Property were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD


         A Series of Securities may include one or more Classes of Offered Securities offered at a premium or discount. Yields on such Classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on the Loan Assets included in the related Trust Property and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with a Class of Interest Only Securities, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Securities may vary from the anticipated yield will depend upon the degree to which such Offered Securities are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Security purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield, and may cause an investor in such security to fail to recover such investor's original investment in the security.


LIMITATIONS OF CREDIT ENHANCEMENT

         LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The related Prospectus Supplement for a Series of Securities will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses or delays; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses or delays not covered by Credit Enhancement may, at least in part, be allocated to, or affect payments or distributions to, one or more Classes of Offered Securities.


         DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A Series of Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities), if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related senior Securities, the amount of subordination will be limited and may decline under circumstances where losses have reduced the principal balances of one or more subordinated classes. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any related Credit Enhancement may be exhausted before the principal of the later paid Classes of Offered Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Loan Assets may fall primarily upon those Classes of Offered Securities having a later right of payment. Moreover, if a form of Credit Enhancement covers the Offered Securities of more than one Series and losses on the related Loan Assets exceed the amount of such Credit Enhancement, it is possible that the holders of Offered Securities of one (or more) such Series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Offered Securities of one (or more) other such Series.


         LIMITATIONS REGARDING THE AMOUNT OF CREDIT ENHANCEMENT. The amount of any applicable Credit Enhancement supporting one or more Classes of Offered Securities, including the subordination of one or more other Classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities based on an assumed level of defaults, delinquencies and losses on the Loan Assets and certain other factors. There can be no assurance that the default, delinquency and loss experience on such Loan Assets will not exceed such assumed levels. See "Credit Enhancement". If the defaults, delinquencies and losses on such Loan Assets do exceed such assumed levels, the holders of one or more Classes of Offered Securities will be required to bear such additional defaults, delinquencies and losses. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.

         LIMITATIONS ON FHA INSURANCE FOR TITLE I LOANS. The related Prospectus Supplement will specify the number and percentage of the Title I Mortgage Loans and/or Title I Contracts, if any, included in the related Trust Property that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans and Title I Contracts included in the related Trust Property. If the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Mortgage Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Mortgage Loans and Title I Contracts are
eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Mortgage Loans and Title I Contracts. See "Certain Legal Aspects of the Loan Assets -- The Title I Program".

         The availability of FHA Insurance reimbursement following a default on a Title I Mortgage Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, FIC, the FHA Claims Administrator, the Servicer and any subservicer with the FHA Regulations in originating and servicing such Title I Mortgage Loan or Title I Contract, and limits on the aggregate insurance coverage available in FIC's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Mortgage Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Transferor will represent and warrant that the Title I Mortgage Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- General".

         The FHA will not recognize any Issuer or any Securityholders as the owners of the Title I Mortgage Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, neither the Issuer nor the Securityholders will have a direct right to receive insurance payments from the FHA. FIC will contract with the Servicer (or another person specified in the Prospectus Supplement) to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans or Title I Contracts, in the name and on behalf of FIC. The Securityholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Mortgage Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by FIC or any FHA Claims Administrator are limited and governed by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the FHA Claims Administration Agreement and these functions are obligations of FIC and the FHA Claims Administrator, but not the FHA. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- Claims Procedures under Title I".

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a Class of Offered Securities will reflect only its assessment of the likelihood that holders of such Offered Securities will receive payments or distributions to which such Securityholders are entitled under the related Indenture, Trust Agreement or Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loan Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional redemption or termination of the Securities. Furthermore, such rating will not address the possibility that prepayment of the Loan Assets at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Securities.

         The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating a Class of Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of loans will accurately predict the delinquency, default or loss experience of any particular pool of Loan Assets. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties or other properties, if any, that provide security for the Loan Assets. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Offered Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Loan Assets. See "-- Limitations of Credit Enhancement" and "Credit Enhancement".

ADVERSE TAX CONSEQUENCES


         ORIGINAL ISSUE DISCOUNT. Certain of the Offered Notes may be issued with original issue discount for federal income tax purposes. A holder of a Note issued with original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues, even though the cash payment to which the accrual relates may be made in a future period. Accrued but unpaid interest on the Compound Interest Notes generally will be treated as original issue discount for this purpose. See "Material Federal Income Tax Consequences".


CERTAIN FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON LOAN ASSETS

         GENERAL. The payment performance of the Offered Securities of any Series will be directly related to the payment performance of the Loan Assets included as part of the related Trust Property. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Loan Assets included as part of any Trust Property.


         GEOGRAPHIC CONCENTRATION OF THE LOAN ASSETS. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of Loan Assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.


         DECLINE IN VALUE OF A LOAN ASSET. An investment in Securities secured by or evidencing an interest in a pool of Mortgage Loans may be adversely affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Mortgage Pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults and losses could be higher than those now generally experienced with respect to similar types of loans within the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described in the related Prospectus Supplement, holders of Securities secured by or evidencing interests in such Mortgage Loans will bear all risk of loss resulting from defaults by borrowers and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Description of the Trust Property -- Mortgage Loans".

         An investment in Securities secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit
Enhancement, holders of the Securities secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the underlying asset, if any, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Description of the Trust Property -- Contracts".


         INADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE MORTGAGE LOANS AND CONTRACTS. To the extent specified in the related Prospectus
Supplement, the combined loan-to-value ratios for the Mortgage Loans or Contracts will generally be in excess of 100%. The related Mortgaged Properties, therefore, will be highly unlikely to provide adequate security for such
Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan or Contract, substantial delays could be encountered in connection with the liquidation of a loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by the applicable credit enhancement. In addition, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related loan, any losses in connection with such loan will be borne by Securityholders to the extent that the applicable credit enhancement is insufficient to absorb all such losses. Because of the high combined loan-to-value ratios of the Mortgage Loans and Contracts, losses sustained from defaulted loans are likely to be more severe than in the case of other loans, and will frequently be total losses.

         UNDERWRITING CRITERIA VARYING FROM FNMA AND FHLMC UNDERWRITING GUIDELINES. To the extent specified in the related Prospectus Supplement, the assessment of the credit history of a borrower and such borrower's capacity to make payments on the related Mortgage Loan or Contract will have been the primary considerations in underwriting the Mortgage Loans or Contracts included in the related Loan Asset Pool. The evaluation of the adequacy of the value of the related Mortgaged Property, together with the amount of all liens senior to the lien of the loan (i.e., the related "combined loan-to-value ratio"), if so specified in the related Prospectus Supplement, will have been given less consideration, and in certain cases no consideration, in underwriting the Mortgage Loans or Contracts.


         To the extent described in the related Prospectus Supplement, the credit quality of some of the borrowers under the Mortgage Loans and Contracts will be lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. As a result of such lower credit quality and, if so specified in the related prospectus Supplement, the high loan-to-value ratios of the Mortgage Loans and Contracts, the loans will be likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, in the case of Mortgage Loans and Contracts originated for purposes other than acquisition of the related Mortgaged property, the losses sustained from defaulted loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of such defaulted loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of such loans will, to the extent described in the related prospectus Supplement, be secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such loans.

         The underwriting requirements for certain types of Mortgage Loans and Contracts may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending upon the dates on which loans were originated or purchased, such loans may have been originated or purchased pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans or Contracts included in the related Loan Asset Pool may be of a different credit quality and have different loan characteristics than other loans included therein. To the extent that certain Mortgage Loans or Contracts were originated or purchased under less stringent underwriting requirements, such loans may be more likely to experience higher rates of delinquencies, defaults and losses than those loans originated or purchased pursuant to more stringent underwriting requirements.

         LIMITATIONS ON REALIZATIONS OF JUNIOR LIENS. The primary risk with respect to defaulted Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the related senior lien(s) and the Mortgage Loan and that other insurance providing for reimbursement for losses from such default (i.e., the FHA Insurance Amount for a Title I Mortgage
Loan) is not available. The claims of the related senior lienholder(s) will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the related Issuer, as the junior lienholder, receives any payments in respect of the defaulted Mortgage Loan. If the Master Servicer, Servicer or a Subservicer, if any, were to foreclose on any junior lien Mortgage Loan, it would do so subject to any related senior lien(s). In order for a junior lien Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgaged Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the junior lien Mortgage Loan in the aggregate, the Issuer, as the junior lienholder, will bear (i) the risk of delay in payments and distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the Securityholders of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Credit Enhancement provided for the related Securities, as specified in the related Prospectus Supplement. See "Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens".


         STATE AND FEDERAL LAWS AND REGULATIONS AFFECTING THE LOAN ASSETS. Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of FIC, the Trustee, the Indenture Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Loan Assets. The Loan Assets may also be subject to federal laws, including, if applicable, the following: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loan Assets; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R.
Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and
(viii) the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). In addition, Federal and state environmental laws and regulations may also impact the Servicer's or any Subservicer's ability to realize value with respect to the Mortgaged Properties. See "Certain Legal Aspects of the Loan Assets".


         Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal of or interest on the Loan Assets, may entitle the related borrower to a refund of amounts previously paid, and, in addition, could subject the Master Servicer, Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage Loans and Title I Contracts under FHA Regulations. See "Certain Legal Aspects of the Loan Assets -- The Title I Program." If the Master Servicer, Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Loan Asset because of a violation of the aforementioned laws, public policies or general principles of equity, payments on or distributions in respect of the Securities may be delayed or the Trustee may be unable to make all payments or distributions owed to the Securityholders to the extent any related losses are not otherwise covered by amounts available from any Credit Enhancement provided for the related Series of Securities. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, the Master Servicer, if any, or any Subservicer, such violations may materially impact the financial ability of the Master Servicer, if any, the Servicer or any Subservicer to continue to act in such capacity.

         To the extent specified in the related Prospectus Supplement, the Seller or the Transferor will be required to repurchase or replace any Loan Asset which, at the time of origination, did not comply with applicable federal and state laws or regulations.

         BALLOON PAYMENTS. Mortgage loans that require "balloon payments" involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates and prevailing economic conditions.

RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

         NO HAZARD INSURANCE FOR TITLE I MORTGAGE LOANS. With respect to any Title I Mortgage Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Mortgage Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the related borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Mortgage Loan suffers any uninsured hazard or casualty losses, holders of any Offered Securities secured in whole or in part by Title I Mortgage Loans may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Claims payments. Such loss may be otherwise covered by amounts available from the Credit Enhancement provided for the Offered Securities, as specified in the related Prospectus Supplement.

         CONTRACTS SECURED BY MANUFACTURED HOMES. The Secured Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Secured Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Secured Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Issuer or the applicable Trustee and will not deliver any certificate of title to such Issuer or Trustee or note thereon such Issuer's or Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Issuer or Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Issuer or Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of the Servicer. If any related Credit Enhancement is exhausted and a Secured Contract is in default, then recovery of amounts due on such Secured Contracts is dependent on repossession and resale of the Manufactured Home securing such Secured Contract. Certain other factors may limit the ability of the Servicer to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

         UNSECURED CONTRACTS. The obligations of the borrower under any Unsecured Contract included as part of the related Trust Property will not be secured by an interest in the related real estate or otherwise, and the related Issuer, as the owner of such Unsecured Contract and the related Indenture Trustee, as assignee for the benefit of the Noteholders, of the Issuer's interest in such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Issuer or Indenture Trustee, as applicable, will have recourse only against the related borrower's assets generally, along with all other general unsecured creditors of the related borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Contract, the obligations of the related borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trustee as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

         CONSUMER PROTECTION LAWS RELATED TO CONTRACTS. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. FIC will warrant that each Contract complies with all requirements of law and, with respect to any Secured Contract, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Secured Contract. A breach of any such warranty that materially adversely affects the interests of the Securityholders in any Contract would create an obligation of the Seller to repurchase or replace such Contract unless such breach is cured.

         RELIANCE ON MANAGEMENT OF TIMESHARE UNITS. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

RECHARACTERIZATION OF SALE OF LOAN ASSETS AS BORROWING

         In the event of the bankruptcy or insolvency of an affiliate of the Issuer it is possible that a creditor, receiver, trustee in bankruptcy or other party in interest may claim that the transactions through which the Issuer acquired the Loan Assets were pledges of the Loan Assets rather than true sales, and that, accordingly, the Loan Assets should be part of such affiliate's bankruptcy estate. The transactions have been structured applying principles such that following the bankruptcy of such affiliate, a court, in a proceeding considering the transfers of the Loan Assets from such affiliate to the Issuer, should treat the transfers of the Loan Assets as a true sale and, therefore, the Loan Assets should not be part of such affiliate's bankruptcy estate. The Issuer and any such affiliate will treat transfers of the Loan Assets as sales from the affiliate to the Issuer for tax and accounting purposes, but such treatment will not preclude a creditor, receiver, trustee in bankruptcy or other party in interest of any such affiliate from pursuing such claim. If such transactions are determined to be sales to the Issuer, the Loan Assets would not be part of any such affiliate's bankruptcy estate and would not be available for distribution to any such affiliate's creditors or equity security holders.

         Additionally, in the event of the bankruptcy or insolvency of any of the Issuer's affiliates, a creditor, receiver, trustee in bankruptcy or other party in interest may seek a court order consolidating the assets and liabilities of the Issuer with the estate of such affiliate ("substantive consolidation") with the result that their combined estate will be made subject to their combined liabilities. This transaction has been structured applying principles such that following the bankruptcy of an affiliate of the Issuer, a court, upon motion of a creditor, receiver, trustee in bankruptcy or other party in interest, should not consolidate the assets and liabilities of the Issuer and such affiliate on the basis of any legal theories regarding substantive consolidation previously recognized by courts of competent jurisdiction in bankruptcy proceedings. The foregoing statement is based on and subject to a number of assumptions concerning facts and circumstances that have been noted, cited or acknowledged by courts adjudicating similar claims in prior cases and certain other assumptions regarding the separate corporate identities of the Issuer and its affiliates, many of which relate to the manner in which the Issuer and its affiliates have conducted and will conduct their respective businesses.

         If either of the foregoing positions is argued before a court, such argument could prevent, even if ultimately unsuccessful, timely payments of amounts due on the Securities, and could result, if ultimately successful, in payment of reduced amounts on the Securities.



                            DESCRIPTION OF THE NOTES


GENERAL

         With respect to each Series, one or more Classes of Notes may be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Issuer, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. FIC has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each Class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for payment or distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES


         The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each Class of Notes of a given Series will be described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Interest Rate applicable to one or more Classes of Notes may increase or decrease upon the occurrence of certain events such as an increase or decrease in the rate of LIBOR or another index for floating rate Notes, an increase or decrease in the weighted average Mortgage Rates of the Mortgage Loans, or upon the occurrence of a trigger event to be specified in the related prospectus supplement. The rights of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- General". Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for Principal Only Securities), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes of a given Series or the method for determining such Interest Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities and Floating Rate Securities". One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Loan Assets Pool.


         One or more Classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all Classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Notes of such Series.

         In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class.

THE INDENTURE

         MODIFICATION OF INDENTURE. The related Indenture Trustee and the Issuer may, with the consent of Noteholders of not less than a majority of the outstanding principal amount of the Notes of the related Series, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Indenture, or modifying in any manner the rights of the related Noteholders (except as provided below).

         Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, without the consent of the holder of each outstanding Note affected thereby no supplemental indenture will: (i) change the date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Property to payment of principal or interest on the Notes or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (ii) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or certain defaults thereunder and their consequences as provided for in such Indenture; (iii) modify or alter the provisions of the related Indenture regarding the definition of the term "outstanding"; (iv) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Loan Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (v) modify the sections of the related Indenture which specify the applicable percentage of the aggregate principal amount of the outstanding Notes of such Series necessary to amend such Indenture or certain other related agreements; (vi) modify the provisions of the related Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any part of the Trust Property or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such property or deprive the holder of any such Note of the security provided by the lien of such Indenture.

         To the extent provided in the applicable Prospectus Supplement, the related Indenture Trustee and the Issuer may also enter into supplemental indentures, without the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of, the related Indenture or modifying in any manner the rights of the Noteholders; provided that such action shall not adversely affect in any material respect the interests of any Noteholder.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default in the payment of any interest on any such Note when the same becomes due and payable, and such default shall continue for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Issuer made in the related Indenture or any representation or warranty of the Issuer made in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been proven incorrect in any material respect as of the time made, and such default shall have continued and not been cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after notice thereof is given to the Issuer by the applicable Indenture Trustee or to such Issuer and such Indenture Trustee by the holders of at least 25% of the aggregate principal amount of all Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuer or any substantial portion of the Trust Property. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

         If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction of a majority of the Noteholders shall, do one or more of the following: (i) institute proceedings to collect amounts due, (ii) foreclose on property included in the Trust Property; (iii) exercise remedies as a secured party and the UCC; and (iv) sell the related Loan Assets. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Loan Assets following an Event of Default, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or (iii) such Indenture Trustee determines that the Trust Property will not continue to provide sufficient funds for payment of principal of and interest on the Notes as they would become due if the Notes were not declared due and payable and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal amount of all Notes then outstanding. If the Notes have been declared to be due and payable following an Event of Default, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Property.

         Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, and the holders of a majority of the aggregate principal amount of such Notes then outstanding may, in certain cases, waive any past default and its consequences, except a default in the payment of principal of or interest on any of the Notes or in respect of a covenant or provision of such Indenture that cannot be modified or amended without the consent of the holders of each such outstanding Note.

         Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any Series will have the right to institute any proceeding, judicial or otherwise, with respect to the related Indenture, unless (i) such holder has previously given written notice to the applicable Indenture Trustee of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee, (iii) such holder or holders have offered to such Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) such Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the outstanding Notes of such Series.

         In addition, each Indenture Trustee, by entering into the related Indenture, and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Issuer or the Servicer, or join in any institution against the applicable Issuer or the Servicer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the related Indenture or certain related documents.

         The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Property and any amounts received by the Indenture Trustee under any Credit Enhancement in respect of the Notes, as provided in the related Indenture. The Issuer shall not otherwise be liable for payments on the Notes.

         CERTAIN COVENANTS. Each Indenture will provide that the related Issuer will not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Issuer's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Issuer has been advised that the rating of the Notes or the Certificates of such Series then outstanding would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and
(v) such Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any related Noteholder or Certificateholder.

         Each Issuer will not, among other things, (i) except as expressly permitted by the applicable Indenture or the applicable Sale and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Property unless directed to do so by the Indenture Trustee, (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes of the related Series (other than amounts properly withheld under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the Trust Property, (iii) engage in any business or activity other than as permitted by the Issuer's charter documents, (iv) permit the validity or effectiveness of the related Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the related Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof, or any interest therein or the proceeds thereof.

         ANNUAL COMPLIANCE STATEMENT. The Issuer will be required to deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of such Issuer, an officer's certificate with respect to the fulfillment of the Issuer's obligations under the Indenture during the immediately preceding fiscal year.

         INDENTURE TRUSTEE'S ANNUAL REPORT. If required by Section 313(a) of the Trust Indenture Act (the "TIA"), within 60 days after each February 1, the Indenture Trustee shall mail to each Noteholder, as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

         SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will cease to be of further effect with respect to the Notes of any Series, upon the delivery to the related Indenture Trustee for cancellation of all Notes of such Series or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto for such Series. The holders of a majority of the aggregate principal amount of the related Notes outstanding may remove any such Indenture Trustee and the Issuer shall remove the Indenture Trustee if (i) such Indenture Trustee ceases to be eligible to continue as such under the related Indenture; (ii) such Indenture Trustee becomes insolvent; (iii) a receiver or other public official takes charge of such Indenture Trustee or its property; or (iv) such Indenture Trustee otherwise becomes incapable of acting. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and no appointment of a successor thereto for any Series of Notes will become effective until the acceptance of appointment by such successor.

ADMINISTRATION AGREEMENT

         If and to the extent specified in the related Prospectus Supplement, FFI, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Issuer that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. To the extent specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Series, one or more Classes of Certificates may be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

         Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Seller, each Class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given Series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST


         The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each Class of Certificates will be described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Pass Through Rate applicable to one or more Classes of Certificates may increase or decrease upon the occurrence of certain events such as an increase or decrease in the rate of LIBOR or another index for floating rate Certificates, an increase or decrease in the weighted average Mortgage Rates of the Mortgage Loans, or upon the occurrence of a trigger event to be specified in the released prospectus supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates.


         Each Class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain Classes of Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each Class of Certificates of a given Series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series that includes Notes may be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any Class of Certificates will be made on a pro rata basis among all the Certificateholders of such Class.

         In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

         If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required distributions to the related Securityholders have been made may be released to the Seller, FFI or one or more third party credit or liquidity enhancement providers.


                      POOL FACTORS AND TRADING INFORMATION

         The "Note Pool Factor" for each Class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Notes indicating the remaining outstanding principal balance of such Class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such Class of Notes. The "Certificate Pool Factor" for each Class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Certificates indicating the remaining Certificate Balance of such Class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such Class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes, or the reduction of the Certificate Balance of the applicable Class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related Class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

         Unless otherwise provided in the related Prospectus Supplement, the Securityholders will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Loan Assets, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Distribution Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements -- Reports to Securityholders".


                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

         To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Securities entitled only to (i) payments allocable to interest ("Interest Only Securities"); (ii) payments allocable to principal ("Principal Only Securities") and allocable as between scheduled payments of principal and Principal Prepayments (as defined below); or (iii) payments allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Securities may include one or more Classes as to which payments or distributions will be allocated (i) on the basis of collections from designated portions of the Trust Property, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such payments or distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         To the extent provided in the related Prospectus Supplement, one or more Classes of Securities may provide for interest that accrues, but is not currently payable ("Compound Interest Securities"). With respect to any Class of Compound Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate principal balance of such Class on that Distribution Date.

         To the extent provided in the related Prospectus Supplement, a Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments or distributions of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive payments or distributions of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments or distributions on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of payments or distributions of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Loan Assets included in the related Trust Property than will the Scheduled Amortization Securities of such Series.

         To the extent provided in the related Prospectus Supplement, one or more Series of Securities may constitute a Series of "Special Allocation Securities" which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Securities,
Special Allocation Securities are Securities for which the timing and/or priority of payments or distributions of principal and/or interest may favor one or more Classes of such Securities over one or more other Classes of such Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. To the extent specified in the related Prospectus Supplement for a Series of Special Allocation Securities, losses on the Assets included in the related Trust Property may be disproportionately borne by one or more Classes of such Series, and the proceeds, payments and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds is applied to one or more other Classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more Classes of Senior Securities ("Senior Securities") having a priority in right to payments or distributions of principal and interest over one or more Classes of Subordinated Securities ("Subordinated Securities"), to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Securities of a Series will carry a rating by the rating agencies rating the Securities of such Series lower than that of the Senior Securities of such Series. In addition, one or more Classes of Securities of a Series ("Priority Securities") may be entitled to a priority of payments or distributions of principal or interest from Assets included in the related Trust Property over another Class of Securities of such Series ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

FIXED RATE SECURITIES AND FLOATING RATE SECURITIES

         Any Class of Securities (other than Principal Only Securities) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described in the applicable Prospectus Supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".


BOOK-ENTRY REGISTRATION


         Unless otherwise specified in the related Prospectus Supplement, each Class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a Class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to payments, distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related Class indirectly through DTC and DTC Participants, as further described below.

         Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

         Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any Class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

         To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

         DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller, the Issuer or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each Class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC has advised FIC that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised FIC that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

         Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

         Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


         Payments and distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.


         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates, if any, of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the applicable Trustee in writing), (ii) the Issuer, the Seller the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such Series, acting together as a single Class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given Series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Payments and distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such payments and distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment or distribution on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final payment or distribution is expected to occur.

         Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                                   THE TRUSTS

         With respect to each Series of Securities with respect to which a Trust is the Issuer, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. On the applicable Closing Date, the Seller will sell the Loan Assets to the Trust as specified in the related Prospectus Supplement. With respect to each Series of Notes, the Issuer will pledge the Loan Assets to the Indenture Trustee, for the benefit of the Noteholders, as specified in the related Prospectus Supplement.

         The Servicer will service the Loan Assets included in the Trust Property and will receive fees for such services as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, in order to facilitate the servicing of the Loan Assets, the Seller, the Issuer and each Trustee will authorize the Servicer to retain physical possession of the applicable Loan Assets and other documents relating thereto as custodian with respect to such Loan Assets and related documents.


                                   THE TRUSTEE

         As used herein, the term "Trustee" shall refer to the Indenture Trustee with respect to a Series of Notes, the Owner Trustee under the applicable Trust Agreement with respect to a Series of Certificates or the Pass-Through Trustee under the applicable Pooling and Servicing Agreement with respect to a Series of Certificates. The Trustees with respect to each Series will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as applicable.

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Issuer, the Seller or the Servicer. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Property relating to a particular Series of Securities. At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Seller, or the Issuer, together with the Trustee, acting jointly, shall have the power and shall execute and deliver all instruments to appoint one or more Persons (any individual, corporation, partnership, limited liability company, bank, trust or other entity being referred to herein as a "Person") approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the provisions of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Seller, or the Issuer, together with the Trustee, may consider necessary or desirable. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, the related Securities, or of any Loan Asset or related document, and will not be accountable for the use or application by the Seller or a Transferor of any funds paid to the Seller or such Transferor in respect of the Securities or the related Assets, or amounts deposited in the related Distribution Account or deposited into any other account for purposes of making payments or distributions to Securityholders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement.

         The Trustee may resign at any time and the Seller, the Servicer or the Administrator, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement. Following any resignation or removal of the Trustee, the Seller or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                        DESCRIPTION OF THE TRUST PROPERTY

GENERAL

         The Trust Property for a Series of Securities may include (i) Loan Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions;
(iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any Mortgage Loan or Secured Contract included in the Trust Property and certain rights of the Administrator, if any, and the Servicer under any policies required to be maintained in respect of the related Loan Assets; and
(iv) if specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The Trust Property will consist primarily of Loan Assets.

         With respect to a Series, FIC will acquire the Loan Assets in the open market or in privately negotiated transactions from one or more entities, and each such entity from whom FIC so acquires a significant portion of the Loan Assets (individually or collectively, the "Transferor") will be described in the related Prospectus Supplement, including a description of any affiliation between the Transferor and FIC. To the extent specified in the related prospectus supplement, the Loan Assets will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including but not limited to solicitations through advertising and telemarketing , refinancing of existing mortgage loans and referrals from home improvement contractors, mortgage brokers and credit unions ("direct originations"); (iii) the purchase of loans, on a flow basis, originated by unaffiliated lenders, as correspondents ("correspondent originations"), including delegated underwriting corespondents; or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). In acquiring the Loan Assets from a Transferor, FIC will rely on the representations and warranties made by the Transferor with respect to such Loan Assets. For a summary description of the expected representations and warranties with respect to such Loan Assets, See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Loan Assets". As further described in the related Prospectus Supplement for a Series, the Transferor will be obligated to repurchase or replace any Loan Assets that, subject to the lapse of any applicable cure period, are in breach of a representation or warranty made by the Transferor and such breach has a material and adverse affect on the value of such Loan Assets or the interest of Securityholders therein. To the extent that FIC has any obligation to repurchase or replace any Loan Assets for a material breach of any representations or warranties made by FIC, FIC is not expected to have the financial capability to repurchase or replace such defective Loan Assets, but rather FIC will be relying on the related Transferor of such defective Loan Assets to repurchase or replace them. See "The Seller".

         The following is a brief description of the Loan Assets expected to be included in the Trust Property for each Series. If specific information respecting the Loan Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Loan Assets relating to each Series, will be attached to the related Sale and Servicing Agreement or Pooling and Servicing Agreement delivered to the applicable Trustee upon delivery of such Series.

MORTGAGE LOANS


         The Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "Mortgage Notes") and will be secured by mortgages, deeds of trust, deeds to secure debt or other similar security instruments (the "Mortgages") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments, town homes and Manufactured Homes (as defined herein) (the "Mortgaged Properties") located in various states. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment or manufactured housing loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such Cooperatives. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgages will be junior liens on the related Mortgaged Properties, and the related superior liens will not be included in the related Loan Asset Pool. Certain of the Mortgage Loans may be partially insured to the extent described in the related Prospectus Supplement (and subject to the conditions described herein and in the related Prospectus Supplement) by the FHA under the Title I Program (the "Title I Mortgage Loans"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans will have scheduled monthly payment dates throughout a month, and no Mortgage Loan will provide for deferred interest or negative amortization, and no commercial (other than mixed use) or multifamily loans will be included in any Mortgage Loan Pool. The predominant character of the property securing such mixed use loans will be one- to four-family residential property.


         The payment terms of the Mortgage Loans to be included in the Trust Property for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee (which may be waived), which may be fixed for the life of the related Mortgage Loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Transferor.

         With respect to a Series for which the related Trust Property includes Mortgage Loans the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination, geographic dispersion and original principal balances and the loan-to-value ratios of such Mortgage Loans.

CONTRACTS

         As specified in the related Prospectus Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and (ii) loans evidenced by retail installments sales or loan agreements which are not secured by any interest in real or personal property ("Unsecured Contracts"). To the extent described in the related Prospectus
Supplement, certain Contracts will be conventional (i.e., not insured or guaranteed by a governmental agency) contracts (the "Conventional Contracts"), while other Contracts will be partially insured by the FHA under the Title I Program (the "Title I Contracts"). To the extent specified in the related Prospectus Supplement, the Contracts included as part of the Trust Property for a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The Secured Contracts differ from Mortgage Loans in that the Secured Contracts are not secured by an interest in real property, but rather by an interest in a Manufactured Home that is not permanently affixed to real estate. In addition, the Contracts differ from Mortgage Loans in that they are generally originated by a network of independent contractors or dealers that professionally install property improvements, rather than by financial institutions or other traditional mortgage lenders.

         While the Unsecured Contracts are not secured by a security interest in any related real or personal property, such contracts are still subject to the same underwriting criteria as the Mortgage Loans and the Secured Contracts. For example, in underwriting an Unsecured Contract, the Transferor will consider the borrower's credit history and ability to repay the related debt as well as the value of real or personal property owned by the borrower which could be the subject of a junior lien in favor of the Transferor; however, because the Unsecured Contracts generally have smaller principal amounts than the Mortgage Loans or the Secured Contracts, a junior lien with respect to such real or personal property will not be obtained because the costs associated with obtaining and perfecting such a junior lien will not justify the benefits provided by such a lien, including any realization from the enforcement of such lien.

         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this]
paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         To the extent specified in the Prospectus Supplement with respect to a Series for which the related Trust Property includes Secured Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. To the extent specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the cut-off date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

MODIFICATIONS OF MORTGAGE LOANS AND CONTRACTS

         With respect to a Series of Securities, if so specified in the related Prospectus Supplement, the related Master Servicer, Servicer or Special
Servicer, if any, may, subsequent to the issuance of a Series of Securities, effect certain modifications of the terms of any related Mortgage Loan or Contract to the extent that the related borrower has indicated an intention to refinance such Mortgage Loan or Contract (an "Imminent Prepayment"). The Master Servicer, Servicer or any Subservicer will also be authorized, to the extent provided in the applicable Sale and Servicing Agreement, to modify the terms of any Mortgage Loan or Contract that is in default, or as to which default is, in the judgment of the Master Servicer, Servicer or Subservicer, as applicable, reasonably foreseeable (a "Defaulted Loan").

         In the case of an Imminent Prepayment, if so specified in the related Prospectus Supplement, the Master Servicer, Servicer or any Special Servicer will be authorized, provided that the related borrower satisfies certain minimum credit criteria, to reduce the interest rate applicable to such Mortgage Loan or Contract, to reduce (or increase) the applicable monthly payment, and/or to extend (or to shorten) the applicable term to maturity of such Mortgage Loan or Contract. Any fees payable by a borrower in connection with such a modification may be retained by the Master Servicer, Servicer or Special Servicer, as applicable, or other applicable party, or such fees may be an asset of the related Trust. If so specified in the related Prospectus Supplement, the amount of such fees may be added to the principal balance of the applicable Mortgage Loan or Contract, which additional amount may be retained by the applicable party or may be an asset of the Trust. In such event the modified Mortgage Loan or Contract will remain an asset of the applicable Trust with the modified terms. Such modifications will generally have the effect of reducing funds available to Securityholders on subsequent Distribution Dates, and could affect the yields to maturity and weighted average lives of the related Securities.

         In the case of a Defaulted Loan, the Master Servicer, Servicer or any Special Servicer may, in its judgment in accordance with accepted servicing practices and the applicable Sale and Servicing Agreement, increase the outstanding principal balance of such Mortgage Loan or Contract by the amount of interest accrued on delinquent payments, extend the term to maturity of such Mortgage Loan or Contract by the number of months of payment delinquency and defer payment of delinquent monthly payments, modify the applicable interest rate, principal balance, monthly payment and/or term to maturity, forgive all or part of the amount of delinquent monthly payments or generally take such similar actions or make such similar modifications as in its judgment can be expected to maximize the amount realized by the related Trust on behalf of Securityholders. Such actions or modifications could delay distributions to Securityholders, could reduce amounts ultimately available for distribution to Securityholders and could affect the yields to maturity and weighted average lives of the related Securities.

ADDITIONS, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series of Securities, as described in the related Prospectus Supplement, the related Transferor, Seller or Issuer may, subsequent to the issuance of a Series of Securities, (i) deliver additional Assets to be included in the related Trust Property, (ii) withdraw Assets previously included in the Trust Property for such Series and substitute comparable assets therefor, or (iii) withdraw Assets previously included in a Reserve Fund for such Series. Assets may be added to the Trust Property for a Series subsequent to the issuance of such Series in the manner described under "Pre-Funding Arrangements" below. In addition, Assets may be withdrawn from or substituted into the Trust Property for a Series for the following reasons: (a) curing any breaches of representations and warranties with respect to such Assets, (b) curing certain immaterial irregularities with respect to such Assets that do not constitute a breach of such representations and warranties, or (c) achieving certain targeted or desired Loan Asset Pool characteristics with respect to the Loan Assets of a particular Series, including, without limitation, those characteristics that accommodate the requests of a Rating Agency, the Underwriters or a third party provider of Credit Enhancement. Any such additions, withdrawals or substitutions of Assets by the related Transferor or the Seller or the Issuer will be subject to the applicable limitations, requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement (and described in the related Prospectus Supplement) for such Series.

PRE-FUNDING ARRANGEMENTS

         To the extent provided in the related Prospectus Supplement for a Series, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will provide for a commitment by the related Trust or Issuer, as applicable, to subsequently purchase additional Loan Assets ("Subsequent Loan Assets") following the date on which the related Securities are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Loan Assets included in the Trust Property conform to the requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Securities, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Securities of such Series; and, subsequently, the Issuer will acquire Subsequent Loan Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Loan Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Securities of such Series.

         If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Securities as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Loan Assets to be included as Trust Property after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Securities, no assurance can be given that such a distribution with respect to the Securities will not occur on the Distribution Date following the Due Period in which the Pre-Funding Arrangement ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Loan Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Securities of the related Series, as set forth in related Prospectus Supplement.

         As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the related Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each Rating Agency rating the Series of Offered Securities at the time at which the investments are made (collectively "Permitted Investments"); and provided further that an investment in such Permitted Investments will not require the Issuer for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Investments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each Rating Agency rating the applicable Series of Offered Securities.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Securities and the sale and assignment of the Loan Assets to the related Issuer through the incremental delivery of the Loan Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Loan Assets by the Seller, the Issuer and the related Transferor and the issuance of a larger principal amount of Securities for such Series than would be the case without a Pre-Funding Arrangement.


                               CREDIT ENHANCEMENT

GENERAL

         The amount and types of credit and cash flow enhancement arrangements ("Credit Enhancement") and the provider thereof, if applicable, with respect to each Class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of the subordination of one or more Classes of Securities of such Series, the overcollateralization of the Trust Property with respect to a Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, the use of a Mortgage Pool Insurance Policy, Guaranty Policy, Special Hazard Insurance Policy, bankruptcy bond, surety bond, letter of credit, credit or liquidity facility, guaranteed investment contract, swap or other interest rate protection agreement, repurchase obligation, yield maintenance agreement, other agreements with respect to third party payments or other support, cash deposits or such other form of Credit Enhancement as may be described in the related Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. To the extent specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, holders will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Class or Series of Securities, Securityholders of any such Class or Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Classes or Series.

SUBORDINATION

         If specified in the related Prospectus Supplement, payments and distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Securities") will instead be payable to one or more other Classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Loan Assets and losses on defaulted Loan Assets will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate payments and distributions in respect of delinquent payments or distributions on the Loan Assets over the lives of the Securities of a Series or at any time, the aggregate losses in respect of defaulted Loan Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the payments and distributions otherwise due to the Subordinated Securities that will be distributable to holders of Senior Securities on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments and distributions in respect of delinquent payments or distributions on the Loan Assets or aggregate losses in respect of such Loan Assets were to exceed the total amounts distributable and available for distribution to holders of Subordinated Securities were to exceed the specified maximum amount, holders of Senior Securities could experience losses on their Securities.

         In addition to or in lieu of the foregoing, if specified in the related Prospectus Supplement, all or any portion of payments or distributions otherwise due to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the related Trustee. If specified in the related Prospectus Supplement, such deposits may be made (i) on each Distribution Date, (ii) on each Distribution Date for specified periods, or (iii) on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Seller or Issuer or the holders of any Class of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain payments and distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments and distributions may be allocated among such Classes (i) in the order of their Stated Maturity or Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments and distributions to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

         If provided in the related Prospectus Supplement, the aggregate principal balance of the Loan Assets included in the Trust Property may exceed the aggregate original principal balance of the Securities of a Series thereby creating an "Excess Spread" on each Distribution Date. If provided in the related Prospectus Supplement, such Excess Spread may be distributed to holders of Senior Securities to produce and maintain a specified level of overcollateralization. With respect to a Series of Securities, the overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Indenture, Sale and Servicing Agreement or Pooling and Servicing Agreement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Securities may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Property for a Series or otherwise available for the benefit of such Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that payments and distributions be made with respect to Securities evidencing beneficial ownership of or secured by one or more groups of Assets prior to payments or distributions to Subordinated Securities evidencing a beneficial ownership interest in or secured by other groups of Assets included in the same Trust Property. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

GUARANTY INSURANCE

         If specified in the Prospectus Supplement, one or more financial guaranty insurance policies (each, a "Guaranty Policy") will be obtained. Each such Guaranty Policy with respect to a Series will, subject to limitations described in the related Prospectus Supplement, provide to the holders of the insured Securities of a Series a guarantee of payment of any interest and/or principal payments due to such holders on each Distribution Date. The related Prospectus Supplement will describe the terms of any Guaranty Policy and will set forth certain information with respect to the applicable insurer.

MORTGAGE POOL INSURANCE

         With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Each such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or reported on Form 8-K and for the periods specified in the Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy, if any, will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies (each, a "Special Hazard Insurance Policy") will be obtained. Each such Special Hazard Insurance Policy with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect holders of the Securities of such Series from loss caused by reason of (i) damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties and (ii) the application of the coinsurance clause contained in hazard insurance policies. Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The  related  Prospectus  Supplement  will  describe  the  terms of any
applicable   Special  Hazard   Insurance  Policy  and  will  set  forth  certain
information with respect to the related special hazard insurer.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Seller or Issuer in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely payment and distribution of principal of, and interest on, or, if specified in the related Prospectus Supplement, to provide additional protection against losses in respect of the Assets included in the related Trust Property, to pay the expenses of the related Issuer or for such other purposes specified in such Prospectus Supplement. Whether or not the Seller or Issuer has any obligation to make such a deposit, certain amounts to which the holders of the Subordinated Securities of such Series, if any, the Seller or Issuer would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the applicable Trustee, such letter of credit will be irrevocable. To the extent specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the holders of the Securities of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.


                          SERVICING OF THE LOAN ASSETS

         Except as otherwise noted in the applicable Prospectus Supplement, the description set forth below of the servicing of Loan Assets is applicable to Loan Assets included in the Trust Property with respect to a Series of Securities.

         To the extent provided in the related Prospectus Supplement, the Loan Assets included in the Trust Property for a Series of Securities will be serviced by (i) the related Servicer as sole servicer, (ii) the related Master Servicer as administrator or master servicer, (iii) one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Servicer acts as the sole servicer or as the master servicer for a Series, the Servicer may have no servicing obligations with respect to such Series. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Seller or Issuer. If the Servicer is not an affiliate of the Seller or Issuer, the discussion relating to the servicing of the Loan Assets as set forth below may be modified or superseded by any discussion relating to the servicing of the Loan Assets set forth in the Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, the Loan Assets will be serviced by one or more loan servicing institutions, which may include the Servicer or a Subservicer, pursuant to a subservicing agreement between each Subservicer and the Servicer (each, a "Subservicing Agreement"), which may be entered into only with the prior written consent of the applicable Trustee and the Administrator, if any.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the related borrower, the Servicer, on behalf of the Trustee, will generally, except as specified below and to the extent it has knowledge of such conveyance or prospective conveyance, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage; provided, however, that the Master Servicer, Servicer, or Subservicer, if any, shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, Servicer, or Subservicer, if any, is not enforceable under applicable law. In such event or in the event the related Mortgage does not contain a "due-on-sale" clause, the Master Servicer, Servicer, or Subservicer, if any, shall enter into an assumption and modification Agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under such Mortgage and, unless prohibited by applicable law or the mortgage documents, the related borrower remains liable thereon. The Master Servicer, Servicer, or Subservicer, if any, is also authorized to enter into a substitution of liability agreement with such purchaser, pursuant to which the original borrower is released from liability and such purchaser is substituted as borrower and becomes liable under the Mortgage.

         In addition, in certain cases the Master Servicer, Servicer or Subservicer, if any, may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In such event, the Master Servicer, Servicer or Subservicer may require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

REALIZATION UPON DEFAULTED LOAN ASSETS

         With respect to any defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments or the cure of any other event of default, the Master Servicer, Servicer, or Subservicer, if any, will take such action as it shall deem to be in the best interest of the Securityholders. Without limiting the generality of the preceding sentence, the Master Servicer, Servicer, or Subservicer, if any, will, in accordance with the servicing standard described above, (i) in the case of Title I Mortgage Loans and Title I Contracts only, direct the Trustee (or any Administrator) to submit an FHA Claim to the FHA, in accordance with FHA Regulations, or (ii) in the case of Mortgage Loans and Contracts, take such other action as the Master Servicer, Servicer, or Subservicer, if any, deems to be in the best interests of the Securityholders, which, if no superior lien exists on the related Mortgaged Property, could include a foreclosure upon such Mortgaged Property in the name of the Trustee for the benefit of the Securityholders, provided such action is economically justified. Typically, however, the Master Servicer, Servicer, or Subservicer, if any, has chosen not to pursue foreclosures of defaulted loans comparable to the Loan Assets due to the costs involved. In servicing mortgage loans and contracts secured by junior liens in their portfolios, it will not be the Master Servicer's, Servicer's or any Subservicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the related Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. In addition, if a defaulted Loan Asset (together with any senior lien indebtedness) has a high loan-to-value ratio, then the Master Servicer, Servicer, or Subservicer, if any, will be less likely to foreclose on the related Mortgaged Property, even if the Master Servicer, Servicer, or Subservicer, has a first-lien position for such defaulted Loan Asset. In the event an FHA Claim is rejected by the FHA due to circumstances that constitute a breach of the Transferor's representations and warranties in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Transferor will be required to repurchase the related Title I Mortgage Loan or Title I Contract at the purchase price and in the manner set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement.

         In connection with any collection activities or foreclosure, the Master Servicer, Servicer, or Subservicer, if any, is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

         Each Sale and Servicing Agreement and each Pooling and Servicing Agreement will require the Master Servicer, Servicer, or Subservicer, if any, to make reasonable efforts to collect all payments called for under the terms and provisions of the Loan Assets. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the payment of a Loan Asset or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Loan Asset or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement and the FHA Regulations, if applicable.

         The Master Servicer, Servicer or Subservicer, as applicable, may permit a borrower who is delinquent in payment but has established an ability to repay the related Mortgage Loan to repay such delinquent amount in increments over time. In such event, such borrower will be permitted to remain delinquent in payment for an extended period of time.

         As described under "Certain legal Aspects of the Loan Assets-Foreclosure-Anti-Deficiency Legislation and Other Limitations on Lenders," a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a default in respect of a Loan Asset by paying the delinquent amount over a period of time. Such borrowers will be reported by the Master Servicer, Servicer or Subservicer, as applicable, as being current in payment to the extent that they are meeting the requirements of the applicable repayment plan.

         The Master Servicer, Servicer or Subservicer may waive or vary the terms of a Loan Asset, including reducing the interest rate or extending the term to maturity, in order to obtain a reaffirmation of debt from a bankrupt borrower.

         See "Description of the Trust Property--Modifications of Mortgage Loans and Contracts."

SUBSERVICERS

         The Servicer is permitted under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to enter into servicing arrangements from time to time with subservicers (each, a "Subservicer") meeting the requirements of such Sale and Servicing Agreement or Pooling and Servicing Agreement, provided that the applicable Trustee gives written consent thereto. Notwithstanding any subservicing arrangements, the Servicer shall not be relieved of its obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to the applicable Trustee and the Securityholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Loan Assets.

REMOVAL AND RESIGNATION OF SERVICER

         To the extent specified in the Prospectus Supplement, the applicable Trustee may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of certain events described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. To the extent specified in the Prospectus Supplement, the Servicer will not be permitted to resign from its obligations and duties except by mutual consent of the Servicer, the Seller, the Issuer the applicable Trustee and any other persons so specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, or upon the determination that the Servicer's duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a qualified successor has assumed the Servicer's responsibilities and obligations. Upon removal or resignation of the Servicer, a successor servicer will be appointed pursuant to the terms and conditions set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement.

ADVANCES

         To the extent specified in the Prospectus Supplement, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal or interest on any Loan Asset or to satisfy or keep current the indebtedness secured by any superior liens on the related Mortgaged Property. To the extent specified in the Prospectus Supplement, no costs incurred by the Master Servicer, Servicer or any Subservicer in respect of servicing advances shall, for the purposes of payments or distributions to Securityholders, be added to the amount owing under the related Loan Asset.

SERVICING PROCEDURES

         To the extent specified in the related Prospectus Supplement, the Master Servicer, Servicer and each Subservicer will service the Loan Assets pursuant to written guidelines promulgated by the Seller, the Issuer or the Servicer. The Servicer will exercise its best reasonable efforts to insure that any Subservicers service the Loan Assets in compliance with such guidelines and in a manner consistent with industry standards.

         MORTGAGE LOANS. To the extent specified in the related Prospectus Supplement, the Master Servicer, Servicer and Subservicer will be required to service and administer the Mortgage Loans and will have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. The Master Servicer, Servicer or Subservicer, if any, in servicing and administering the Mortgage Loans, will be required to employ or cause to be employed procedures (including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Securityholders' reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer will and will cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Master Servicer, Servicer or Subservicer, if any, will be required to maintain the facilities, procedures and experienced personnel necessary to comply with such servicing standard and the duties of the Servicer set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement.

         The Master Servicer, Servicer, or Subservicer, if any, will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses and after the satisfaction of any senior liens.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loan Assets -- General Legal Considerations -- Cooperative Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In  general,  a  "tenant-stockholder"   (as  defined  in  Code  Section
216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Code Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Code Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         CONTRACTS. With respect to Trust Property that includes Contracts, pursuant to the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through Subservicers subject to general supervision by the Servicer, will perform diligently all services and duties specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement in the same manner as prudent lending institutions of property improvement and/or manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related borrowers are located. The Servicer will monitor the performance of each Subservicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. The duties to be performed by the Servicer or the Subservicer, if any, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer or Servicer, and each Subservicer, if any, will be entitled to a monthly fee as specified in the related Prospectus Supplement. In addition to the primary compensation, the Master Servicer, each Servicer or Subservicer, if any, may retain all assumption underwriting fees and late payment charges, to the extent collected from borrowers, and may be entitled to retain investment income on amounts in certain accounts.

         The Servicer and any Subservicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loan Assets. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, any primary mortgage insurance policy, or from any other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, any primary mortgage insurance policy, or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Securities of the affected Series to the extent that the proceeds from the liquidation of a defaulted Loan Asset, after reimbursement of the Servicer's and the Subservicer's expenses, are less than the then outstanding principal balance of such defaulted Loan Asset.

         To the extent specified in the related Prospectus Supplement, the Master Servicer or Servicer will be responsible for payment of certain fees and expenses of the related Trust.


                            THE SELLER AND THE ISSUER

         The Issuer with respect to each Series of Securities will be a Trust formed by FIC for such purpose, and with respect to each Series of Securities, FIC will act as Seller.


         FIC, a Nevada corporation, was incorporated in 1995 as a limited purpose finance corporation. All of the outstanding capital stock of FIC is owned by FIRSTPLUS Financial Group, Inc., the common stock of which is traded on the New York Stock Exchange. The Seller maintains its principal office at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, and its telephone number is (702) 892-3772.

         As a limited purpose finance corporation under the Rating Agency guidelines, the business operations of FIC will be limited to functions relating to the issuance of one or more Series of Securities or similar series of asset-backed or mortgage-backed securities, the acquisition and resale of Loan Assets and other incidental activities related thereto. FIC does not have, and is not expected in the future to have, any significant assets. If FIC were required to repurchase a Loan Asset included in the Trust Property for a Series, its only sources of funds to make such repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Transferor of such Loan Asset or the related Servicer, as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.


         Neither FIC nor any of its affiliates will insure or guarantee the Securities of any Series or the Loan Assets backing any such Series. See "Risk Factors -- Limited Assets of the Trust."



                         THE SERVICER AND THE TRANSFEROR

         To the extent specified in the related Prospectus Supplement, the Servicer with respect to any Series of Securities may be FIRSTPLUS FINANCIAL, INC. ("FFI"), an affiliate of FIC. In addition, to the extent specified in the related Prospectus Supplement for a Series, the related Transferor of the Loan Assets to the Seller or the Issuer, as applicable, for such Series may also be FFI. See "Description of the Trust Property -- General".

         The delinquency and loss experience of FFI for the periods indicated is set forth below. In the event that FFI is not the Servicer with respect to a Series, or if an entity other than FFI acts as Servicer with respect to a Series, the delinquency experience of such Servicer will be set forth in the related Prospectus Supplement.


                                              DELINQUENCY EXPERIENCE
                                              ----------------------

                                                                                         As of
                                                                 --------------------------------------------------------
                                                                 Dec. 31          Mar. 31          June 30       Sept. 30
                                                                  1994             1995             1995           1995
                                                                  ----             ----             ----           ----
DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):
 31-60 days.................................................      3.7%             2.3%             1.7%           1.8%
 61-90 days.................................................      1.4              1.0              0.7            0.7
 91 days and over...........................................      3.2              3.3              1.9            2.2
                                                                  ---              ---              ---            ---

         Total                                                    8.3%             6.6%             4.3%           4.7%
                                                                  ====             ====             ====           ====


Serviced Loan Portfolio
 (at period end) (dollars in thousands).....................   $60,850          $70,410         $177,358       $238,584


                                                                                         As of
                                                                 --------------------------------------------------------
                                                                  Dec. 31          Mar. 31         June 30       Sept. 30
                                                                   1995             1996            1996           1996
                                                                   ----             ----            ----           ----
DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):
 31-60 days.................................................       1.5%             1.4%            1.1%           0.8%
 61-90 days.................................................       0.5              0.6             0.5            0.4
 91 days and over...........................................       2.1              1.9             1.9            1.5
                                                                   ---              ----            ---            ---

         Total                                                     4.1%             3.9%            3.5%           2.7%
                                                                   ====             ====            ====           ====


Serviced Loan Portfolio
 (at period end) (dollars in thousands).....................   $387,343         $504,623        $750,529      1,267,147


                                                                                         As of
                                                                 --------------------------------------------------------


                                                                  Dec. 31          Mar. 31         June 30       Sept. 30
                                                                   1996             1997             1997           1997
                                                                   ----             ----             ----           ----

DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio (at period end) (1):

 31-60 days.................................................       1.0%             0.9%             0.78%          0.90%
 61-90 days.................................................       0.4              0.4              0.37           0.43
 91 days and over...........................................       1.3              1.1              1.06           1.18
                                                                   ---              ----             ----           ----
         Total                                                     2.7%             2.4%             2.21%          2.51%
                                                                   ====             ====             =====          =====


Serviced Loan Portfolio

 (at period end) (dollars in thousands).....................   $1,882,187       $2,713,108        $3,612,241   $4,657,669
                                                               ==========       ==========        ==========   ==========




                                                                                    As of
                                                                 ------------------------------------------
                                                                 Dec. 31           Mar. 31         June. 30
                                                                   1997              1998            1998
                                                                   ----              ----            ----
DELINQUENCY DATA:
Delinquencies in Serviced Loan Portfolio
(at period end) (1):
 31-60 days....................................................    0.97%             0.84%           0.71%
 61-90 days....................................................    0.45              0.35            0.37
 91 days and over..............................................    1.19              1.09            1.08
                                                                   ----              ----            ----
         Total                                                     2.61%             2.29%           2.16%
         =====                                                     =====             =====           =====

Serviced Loan Portfolio

 (at period end) (dollars in thousands).......................  $5,605,433        $6,402,383       $7,488,124



                                LOSS AND DEFAULT EXPERIENCE

                                                                                          Year Ended
                                                                  -------------------------------------------------------
                                                                  Dec. 31          Dec. 31        Sept. 30       Sept. 30
                                                                   1994            1995            1996           1997
                                                                   ----             ----            ----           ----
LOSS AND DEFAULT DATA:
Net Losses as a percentage of the average
 Serviced Loan Portfolio(2)(3)..............................       0.44%            0.40%           0.22%          0.23%

Defaults as a percentage of the average
  Serviced Loan Portfolio(2)................................       2.64%            0.69%           1.09%          1.32%



                                                                                          Quarter Ended
                                                                              -------------------------------------------
                                                                              Dec. 31            Mar. 31          Jun. 30
                                                                               1997               1998             1998
                                                                               ----               ----             ----

LOSS AND DEFAULT DATA:
Net Losses  as a percentage of the average
 Serviced Loan Portfolio(2)(3).........................................        0.34%              0.49%            0.52%

Defaults as a percentage of the average
 Serviced Loan Portfolio(2)............................................        0.45%              0.51%            0.58%



----------
(1)      Delinquencies  (as a percentage of the total  serviced  loan  portfolio balance)  typically  increase in November and December of each calendar year.
(2)      The  average  serviced  loan  portfolio  is  calculated  by adding  the beginning and ending balances for the period presented and dividing the sum by two.



         BECAUSE THE SUBSTANTIAL MAJORITY OF FFI'S SERVICED LOAN PORTFOLIO CONSISTS OF LOANS THAT HAD COMBINED LOAN-TO-VALUE RATIOS AT ORIGINATION NEAR OR IN EXCESS OF 100%, LOSSES SUSTAINED FROM DEFAULTED LOANS ARE LIKELY TO BE MORE SEVERE THAN IN THE CASE OF OTHER LOANS, AND WILL FREQUENTLY BE TOTAL LOSSES.


         The preceding tables generally indicate that FFI experienced declining delinquency rates on its serviced loan portfolio as a whole before delinquency rates began increasing in the second half of 1997. There can be no assurance that such rates will not continue to increase. THE RELATIVELY LOW DELINQUENCY
RATES ON THE SERVICED LOAN PORTFOLIO IN RECENT PERIODS ARE PRINCIPALLY ATTRIBUTABLE TO THE INCREASED VOLUME OF LOANS ORIGINATED BY FFI. FFI CALCULATES ITS DELINQUENCY AND DEFAULT RATES BY DIVIDING THE AMOUNT OF DELINQUENT OR DEFAULTED LOANS IN ITS SERVICED LOAN PORTFOLIO BY THE TOTAL DOLLAR AMOUNT OF THE SERVICED LOAN PORTFOLIO ON SUCH DATE. BECAUSE FFI AND ITS AFFILIATES ARE ORIGINATING HIGHER VOLUMES OF NEW LOANS THAT, DUE TO THEIR LACK OF SEASONING, TEND TO HAVE LOWER DELINQUENCY AND DEFAULT RATES, FFI'S OVERALL DELINQUENCY AND DEFAULT RATES HAVE BEEN LOWER IN RECENT PERIODS THAN IN EARLIER PERIODS.

         Because delinquencies and losses typically occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency and foreclosure experience with respect to any of the Loan Assets or with respect to any pool of Loan Assets will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. Because certain Loan Assets may have been underwritten pursuant to standards that rely primarily on the creditworthiness of the related mortgagor rather than the value of the related Mortgaged Property, the actual rates of delinquencies, foreclosures and losses on such Loan Assets, particularly in periods during which the value of the related Mortgage Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Loan Assets will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets".


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which an Issuer will purchase Loan Assets from the Seller or Transferor, as applicable, and the Servicer will agree to service such Loan Assets, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Securities will be issued and each Administration Agreement pursuant to which FFI will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF LOAN ASSETS

         On or prior to the Closing Date specified with respect to any given Series of Securities in the related Prospectus Supplement (the "Closing Date"), the Transferor will sell and assign to the Seller or Issuer without recourse, its entire interest in the Loan Assets comprising the related Loan Asset Pool, together with all principal and interest on such Loan Assets (subject to exclusions or adjustments, specified in the related Prospectus Supplement, on or with respect to such Loan Assets on or after the Cut-off Date), other than principal and interest due and payable in respect of such Loan Assets on or before the date specified in the related Prospectus Supplement. On the Closing Date, the Seller or Issuer will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement, a Pooling and Servicing Agreement or an Indenture, as applicable, its entire interest in the Loan Assets comprising the related Loan Asset Pool, together with all principal and interest on such Loan Assets (subject to exclusions or adjustments specified in the related Prospectus Supplement, on or with respect to such Loan Assets on or after the Cut-off Date), other than principal and interest due and payable in respect of such Loan Assets on or before the date specified in the related Prospectus Supplement. Each such Loan Asset will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Loan Assets"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the purchase of the related Loan Assets from the Seller or Transferor and, to the extent specified in the related Prospectus Supplement, to provide for the funding of the applicable Credit Enhancement.

         In addition, as to each Loan Asset that is a Mortgage Loan, the Seller or Issuer, as applicable, will deliver to the applicable Trustee or its custodian, as specified in the related Prospectus Supplement, the related Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Seller or Issuer, as applicable, may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         The Transferor will not be required to record assignments of the Mortgages to the applicable Trustee in the real property records of certain states. The Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the applicable Trustee and the holders of Securities of the related Series. If the Transferor or the Seller were to sell, assign, satisfy or discharge any Mortgage Loan prior to recording the related assignment in favor of the applicable Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the applicable Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the applicable Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor.

         With respect to each Loan Asset that is a Cooperative Loan, the Seller or Issuer will cause to be delivered to the applicable Trustee or its custodian, as specified in the related Prospectus Supplement, the related original
Cooperative note endorsed to the order of such Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller or Issuer will file in the appropriate office an assignment and a financing statement evidencing such Trustee's security interest in each Cooperative Loan.

         With respect to each Loan Asset that is a Contract for a Manufactured Home, the Seller or Issuer will deliver or cause to be delivered to the applicable Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Securityholders to the Contracts, the Seller or Issuer will cause a UCC-1 financing statement to be filed identifying such Trustee as the secured party and identifying all Contracts as collateral. To the extent specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Seller or Issuer to such Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the holders of the Securities of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Loan Assets."

         To the extent specified in the related Prospectus Supplement, in the applicable Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the Seller or Issuer generally will represent and warrant to the applicable Trustee, among other things, that (i) the information with respect to each Loan Asset set forth in the Schedule of Loan Assets attached thereto is true and correct in all material respects; (ii) at the date of initial issuance of the Securities, the Seller or Issuer, as applicable, has good and marketable title to the Loan Assets included in the Trust Property and such other items comprising the corpus of the Trust Property are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance;
(iii) at the date of initial issuance of the Securities, no payment in respect of a Loan Asset is 30 or more days delinquent and there are no delinquent tax or assessment liens against the related Mortgaged Property, if any; and (iv) at origination, each Mortgage Loan complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Mortgage Loans, the FHA Regulations.

         In the event that the Seller or Issuer has acquired the Loan Assets for a Series, if specified in the related Prospectus Supplement, the Seller or Issuer, as applicable, may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Loan Assets were acquired to make such representations (other than those regarding such Seller's or Issuer's title to the Loan Assets, which will in all events be made by such Seller or Issuer, as applicable), in the agreement pursuant to which such Loan Assets are acquired, or if such entity is acting as Servicer, in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, or if such entity is acting as a Subservicer, in its Subservicing Agreement. In such event, such representations, and the Seller's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the Securityholders of such Series.

CONVEYANCE OF SUBSEQUENT LOAN ASSETS


         With respect to a Series of Securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loan Assets to the Issuer, as applicable, after the issuance of such Series, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Transferor and Seller to satisfy the following conditions, among others: (i) each Subsequent Loan Asset purchased after the Closing Date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the Transferor, the applicable Trustee and the Seller or Issuer (the "Subsequent Transfer Agreement") and in the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (ii) the Transferor will not select such Subsequent Loan Assets in a manner that it believes is adverse to the interests of the Securityholders; (iii) as of the related Cut-off date, all of the Loan Assets in the Loan Asset Pool at that time, including the Subsequent Loan Assets purchased after the closing date will satisfy the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (iv) the Subsequent Loan Assets will have been approved by any third party provider of Credit Enhancement, if applicable; and (v) prior to the purchase of each Subsequent Loan Asset the applicable Trustee will perform an initial review of certain related loan file documentation for such Loan Asset and issue an initial certification for which the required documentation in such loan file has been received with respect to each such Subsequent Loan Asset. The Subsequent Loan Assets, on an aggregate basis, will have characteristics similar to the characteristics of the pool of Initial Loan Assets as described in the related Prospectus Supplement, and the characteristics of no more than five percent of the aggregate Subsequent Loan Assets will deviate materially, on an average basis, from the characteristics of the pool of Initial Loan Assets as described in the related prospectus supplement. Each acquisition of any Subsequent Loan Assets will be subject to review by any third party provider of Credit Enhancement, if applicable, and the Rating Agencies.


REPURCHASE OR SUBSTITUTION OF LOAN ASSETS

         The Trustee (or its custodian as specified in the related Prospectus Supplement) will review the documents delivered to it with respect to the Loan Assets included in the related Trust Property. To the extent specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Transferor, Seller or Issuer cannot deliver such document or cure such defect within 60 days after notice thereof (which the applicable Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Loan Asset, then the Transferor, Seller or Issuer, as applicable, will, not later than the Determination Date next succeeding the end of such 60-day period (a) if provided in the Prospectus Supplement remove the affected Loan Asset from the Trust Property and substitute one or more other Loan Assets therefor or (b) repurchase, or cause the Transferor to repurchase the Loan Asset for a price equal to 100% of its principal balance plus interest thereon as of the date specified in the related Prospectus Supplement, plus the amount of unreimbursed servicing advances made by the Servicer or any Subservicer with respect to such Loan Asset. The Transferor, Seller or Issuer, as applicable, will be similarly obligated to repurchase any Loan Asset as to which a breach of a representation or warranty of such party materially and adversely affects the interests of Securityholders in such Loan Asset. To the extent specified in the related Prospectus Supplement, such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable, substitution obligation will constitute the sole remedy available to holders of the Securities of the applicable Series or the related Trustee against the Seller or the Issuer for a material defect in a document relating to a Loan Asset.

         If the Prospectus Supplement for a Series of Securities so provides, then in lieu of agreeing to repurchase or substitute Loan Assets as described above, the Seller or the Issuer may obtain such an agreement from the entity which sold such Loan Assets to the Seller or Issuer, as applicable, which agreement will be assigned to the applicable Trustee for the benefit of the holders of the Securities of such Series.

EVIDENCE AS TO COMPLIANCE

         The related Sale and Servicing Agreement or Pooling and Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, will furnish to the applicable Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF SECURITYHOLDERS

         Upon written request of the applicable Trustee, the Registrar for a Series of Securities will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all holders of record of the Securities of such Series as of the most recent Record Date for payment or distributions to holders of Securities of that Series. Upon written request of three or more holders of record of a Series of Securities for purposes of communicating with other holders with respect to their rights under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement for such Series, the applicable Trustee will afford such holders access during business hours to the most recent list of holders of such Series held by such Trustee. With respect to Book Entry Securities, the only named holder on the Certificate Register will be the Clearing Agency.

         No Indenture, Trust Agreement or Pooling and Servicing Agreement will provide for the holding of any annual or other meetings of holders of Securities.

ADMINISTRATION OF THE DISTRIBUTION ACCOUNT

         The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to a Series will require the Servicer to maintain a Distribution Account that is either: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Securities; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF"), the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the applicable Trustee which depository institution or trust company will be required to have capital and surplus of not less than the amount specified in the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement; or (iv) an account that will not cause any rating agency rating the Securities of such Series to downgrade or withdraw its then-current rating assigned to the Securities, as evidenced in writing by such rating agency. The instruments in which amounts in the Distribution Account may be invested are limited to Permitted Investments. To the extent specified in the related Prospectus Supplement, a Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. To the extent specified in the related Prospectus Supplement, the Seller, the Issuer or the Trustee will be entitled to receive any such interest or other income earned on funds in the Distribution Account as additional compensation. To the extent specified in the related Prospectus Supplement, the following payments and collections received subsequent to the cut-off date will be deposited in the Distribution Account:

         (i)      all payments on account of scheduled principal;

         (ii) all payments on account of interest accruing and collected on and after the date specified in the related Prospectus Supplement, subject to exclusions or adjustments described in such Prospectus Supplement;

         (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Subservicers or the Servicer, as described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

         (iv)     all Insurance Proceeds;

         (v) all proceeds of any Loan Asset or property acquired in respect thereof repurchased by the Servicer, the Seller or the Transferor or otherwise as described herein;

         (vi) all amounts, if any, required to be transferred to the Distribution Account from any Credit Enhancement for the related Series; and

         (vii) all other amounts required to be deposited in the Distribution Account pursuant to the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement.

REPORTS TO SECURITYHOLDERS

         Concurrently with each payment or distribution on the Securities of a Series, to the extent specified in the related Prospectus Supplement, the applicable Trustee will furnish to the related Securityholders a statement generally setting forth, to the extent applicable to such Series, among other things:

         (i)      the   aggregate  amount  of  such  distribution  allocable  to
principal, separately identifying the amount allocable to each Class;

         (ii)     the  amount  of  such  distribution   allocable  to  interest,
separately identifying the amount allocable to each Class;

         (iii)    the   aggregate   principal  balance  of  each  Class  of  the
Securities   after  giving  effect  to  payments  and   distributions   on  such
Distribution Date;

         (iv) if applicable, the aggregate principal balance of any Class of Securities which are Compound Interest Securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

         (v) if applicable, the amount otherwise distributable to holders of any Class of Securities that were distributed to holders of other Classes of Securities;

         (vi) if any Class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments received by the related Trustee in respect of the related Loan Assets;

         (vii) certain performance information regarding the Loan Assets, including delinquency and foreclosure information, specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

         (viii) the amount of coverage then remaining under any Credit Enhancement; and

         (ix) all other information required to be provided pursuant to the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement.

         The Servicer or the applicable Trustee will also furnish annually customary information deemed necessary for holders of such Securities to prepare their tax returns.

EVENTS OF DEFAULT

         "Events of Default" under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to a Series will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any of its covenants or agreements in such Sale and Servicing Agreement or such Pooling and Servicing Agreement materially affecting the rights of holders of the Securities of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the applicable Trustee or to the Servicer or the applicable Trustee by the holders of such Securities evidencing interests aggregating not less than 25% of the then outstanding principal balance of the affected Class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under a Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied by the Servicer, the applicable Trustee, or holders of Securities of each Class affected thereby evidencing, as to each such Class, interests aggregating not less than 51% of the then outstanding principal balance of such Class, may terminate all of the rights and obligations of the Servicer under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon the applicable Trustee, or a new Servicer appointed pursuant to such Sale and Servicing Agreement or such Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Servicer, the Servicer will be entitled to receive amounts earned by it under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement prior to such termination. If at the time of any such termination the Servicer is also servicing as the Administrator, the Servicer's status as Administrator will be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, if such person is then qualified to so act), or to another successor Administrator retained by the applicable Trustee, or to the applicable Trustee itself if a successor Administrator cannot be retained in a timely manner. To the extent provided in the related Prospectus Supplement, unless and until a successor servicer is appointed, the applicable Trustee will be required to fulfill the duties of the Servicer.

         No Securityholder will have any right under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to institute any proceeding with respect to such Sale and Servicing Agreement or such Pooling and Servicing Agreement, unless such holder previously has given to the applicable Trustee written notice of default and unless the holders of Securities as specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement have made written request to the applicable Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the applicable Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, no Trustee will be under any obligation to exercise any of the trusts or powers vested in it by the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each of the Sale and Servicing Agreement with respect to a Series and the Pooling and Servicing Agreement with respect to a Series may be amended by the Issuer, or the Seller, as applicable, the Servicer and the applicable Trustee without the consent of the Securityholders of such Series, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under such Sale and Servicing Agreement or such Pooling and Servicing Agreement provided that such action will not adversely affect in any material respect the interests of any Securityholders of such Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Securityholders of a Series if either (a) an opinion of counsel satisfactory to the applicable Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Securities of that Series to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Securities.

         To the extent specified in the Prospectus Supplement, each of the Sale and Servicing Agreement with respect to a Series and the Pooling and Servicing Agreement with respect to a Series may also be amended by the Issuer, or the Seller, as applicable, the Servicer, and the applicable Trustee with the consent of the Securityholders evidencing interests aggregating in excess of 50% of the then outstanding principal balance of the Securities of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement or such Pooling and Servicing Agreement or of modifying in any manner the rights of Securityholders of that Series; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Loan Assets or distributions which are required to be made on any Security without the consent of the holder of such Security,
(ii) adversely affect in any material respect the interests of the holders of any Class of Securities in any manner other than as described in clause (i), without the consent of the holders of Securities evidencing 100% of the then outstanding principal balance of such Class or (iii) reduce the aforesaid percentage of Securities of any Class required to consent to any such amendment, without the consent of the holders of Securities evidencing 100% of the then outstanding principal balance of such Class.


                    CERTAIN LEGAL ASPECTS OF THE LOAN ASSETS

         The following discussion contains summaries of certain legal aspects of the Loan Assets which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loan Assets is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loan Assets.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Loan Assets. With respect to each Series for which the related Trust Property includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

GENERAL LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Transferor, the Seller, the Issuer, the Trustee, the Administrator, the Servicer and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Loan Assets.

         The Loan Assets may also be subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loan Assets; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) if applied, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").

         MORTGAGES. The Mortgage Loans will be secured by either deeds of trust, mortgages, deeds to secure debt or chattel mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, a mortgage conveys legal title to the related real property to the related mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the borrower, who is the owner of the real property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the owner of the real property and usually the borrower, called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases, with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a borrower) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt generally are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office and other relevant state law.

         COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project borrower, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation allocated to specific units, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy the related units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

         MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the defendant parties. However, when a mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. Foreclosure is regulated by statutes and rules and is subject to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature the court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve a borrower from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a prescribed period in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. Because of the difficulty a potential buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be mitigated by the receipt of any mortgage insurance proceeds.

         A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage and any other prior liens, in which case it must either pay the entire amount due on the first mortgage and such other liens, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage and such liens, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee; however, a junior lienholder whose rights in the property are terminated pursuant to foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property. Junior lienholders may also institute legal proceedings separate from the foreclosure proceedings of the senior lienholders.

         Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the borrower. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         JUNIOR LIENS. Certain of the Mortgage Loans, including the Title I Mortgage Loans, may be secured by junior lien mortgages or deeds of trust (i.e., second mortgages). Second mortgages or deeds of trust are generally junior to first mortgages or deeds of trust held by other lenders, and third mortgages or deeds of trust are generally junior to first and second mortgages or deeds of trust held by other lenders, and so forth. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the related borrower, to cause a foreclosure on the related property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. A junior mortgagee or beneficiary in some states may satisfy a defaulted senior lien in full and in some states may cure such default and bring the senior loan current, in either event, adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust to the contrary, no notice of default is required to be given to a junior mortgagee or beneficiary.

         Furthermore, the terms of a junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

         RIGHT OF REDEMPTION. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

         ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule or forgiving all or a portion of the debt. Additionally, a federal bankruptcy court in a Chapter 11 bankruptcy case may be able to reduce the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan; however, the United States Supreme Court has recently eliminated such a risk in Chapter 7 and Chapter 13 bankruptcy cases.

         The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

         ENFORCEABILITY OF CERTAIN PROVISIONS. Certain of the Mortgage Loans will contain a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. The exercise by the court of its equity powers will depend on the individual circumstances of each case. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to those prescribed statutorily. For the most part, these cases have upheld the statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

         Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Late charges are typically retained by servicers as additional servicing compensation.

         A portion of the Mortgage Loans contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or coveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be exercised upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.

         If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or the subservicer to enforce due-on-sale clauses may result in the Trust Property including a greater number of Mortgage Loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the seller's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         ADJUSTABLE RATE LOANS. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a borrower.

         ENVIRONMENTAL LEGISLATION. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trustee or a Trust) to homeowners. In the event that title to a property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by a Trustee or a Trust and cleanup costs were incurred in respect of the property, the holders of the related Securities might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Securities realizing a loss if associated costs were required to be paid. The Seller, the Issuer, the Administrator, the Underwriters, the Transferors, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

         In September 1994, the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") was enacted which incorporates the Home Ownership and Equity Protection Act of 1994, and which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges ("covered loans"). In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. A substantial majority of the loans originated or purchased by the Transferor are covered by the Reigle Act.

         The Reigle Act provisions impose additional disclosure requirements on lenders originating covered loans and prohibit lenders from originating covered loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Transferor believes that only a small portion of its loans originated in fiscal 1994 and fiscal 1995 are of the type that, unless modified, would be prohibited by the Reigle Act. As a result of the Reigle Act provisions, with respect to all covered loans, the Transferor applies loan underwriting criteria that take into consideration the borrower's ability to repay.

         The Reigle Act provisions also prohibit lenders from including prepayment fee clauses in covered loans to borrowers with debt-to-income ratios in excess of 50% or covered loans used to refinance existing loans originated by the same lender. The Transferor reported immaterial amounts of prepayment fee revenues in fiscal 1993, 1994 and 1995, respectively. The Transferor will continue to collect prepayment fees on loans originated prior to effectiveness of the Reigle Act provisions and on non-covered loans, as well as on covered loans in permitted circumstances following the effectiveness of the Reigle Act provisions. The Reigle Act provisions impose other restrictions on covered loans, including restrictions on balloon payments and negative amortization features, which the Transferor does not believe will have a material effect on its operations.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         A similar federal statute, adopted in 1976, provides federal usury preemption with respect to Title I Mortgage Loans, such as the Title I Mortgage Loans. This statute also permits states to reimpose interest rate limits by passing legislation at any time after June 30, 1976. To date, no state has enacted any reported statute to reimpose interest rate limits with respect to any loans, mortgage or advance that is insured under Title I.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer or the subservicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts available for distribution to the holders of the Offered Securities, but the Offered Securities would receive the full amount otherwise distributable to such holders to the extent that amounts are available from the credit enhancement provided for the Offered Securities. See "Risk Factors -- Limitations of Credit Enhancement". In addition, the Relief Act imposes limitations which would impair the ability of the Servicer or subservicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

THE TITLE I PROGRAM

         GENERAL. Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the "Act"), authorize the creation of the Federal Housing
Administration (which is an agency within the United States Department of Housing and Urban Development; such agency and department are referred to together herein as the "FHA") and the Title I Program. Certain of the Mortgage Loans or Contracts included in the Trust Property may be loans insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.

         Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

         The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ("direct loans") or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ("dealer loans").

         Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

         Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (a "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I Insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the "Transfer Report") pursuant to FHA Regulations.

         Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, (ii) prior to October 1, 1995, after a Title I Lender has held its Title I contract of insurance for five years, the amount of the annual reduction (the "Annual Reduction") equal to 10% of the amount of insurance coverage contained in the related FHA Reserve as of that date, and (iii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA. On June 5, 1995, the FHA announced the elimination of Annual Reductions, effective as of October 1, 1995.

         Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Mortgage Loans and Title I Contracts from certain Title I lenders and the transfer of the related insurance coverage from such lenders' FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or "earmark" the loans within a Title I Lender's portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or "earmark" its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title I Lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender. In the case of a given Series, if the related Trustee were to hold loans insured under the Seller's or Issuer's FHA Reserve on behalf of another entity, the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other entity, and the Trustee, on behalf of such other entity, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans or Title I Contracts included in the Trust Property of such Series. If the Trustee were unable to recover the amount of such offset from the entity, the Securityholders with respect to such Series could experience a loss as a result.

         Accordingly, claims paid to the Trustee (or the Administrator, if any) by the FHA with respect to Title I loans insured under FIC's FHA Reserve other than the Title I Mortgage Loans and Title I Contracts may reduce the FHA Insurance Amount. In the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, FIC and the Trustee (or the Administrator, if any) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Mortgage Loans and Title I Contracts if the effect thereof would be to reduce the FHA Insurance Amount. FIC has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement and similar such agreements that may be entered into by FIC in the future.

         On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in FIC's FHA Reserve that will be available for the submission of claims on the Title I Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans and Title I Contracts after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans and Title I Contracts by the Transferor. Except in connection with the conveyance of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans and Title I Contracts, the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts will not be increased for any other Title I loans, either previously or subsequently owned by the Seller or the Issuer and reported for insurance in FIC's FHA Reserve.

         On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to FIC's FHA Reserve may be less than the maximum amount of insurance coverage transferrable which would otherwise equal 10% of the unpaid principal balance or the purchase price, if less. However, if individual Title I Mortgage Loans and Title I Contracts are repurchased from the applicable Trustee, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan or Title I Contract the amount of FHA insurance coverage that will be transferred from the Trustee's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as FIC's FHA Reserve has been reduced to a balance which is less than such maximum amount. Accordingly, the transfer of insurance coverage from FIC's FHA Reserve as the result of the repurchase of Title I Mortgage Loans and Title I Contracts will cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan and Title I Contract and if a significant amount of Title I Mortgage Loans and Title I Contracts are repurchased, could result in a substantial reduction of such FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans and Title I Contracts remaining in the Trust Property.

         REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS AND CONTRACTS. The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ("Secured Property"), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

         The maximum principal amount of an eligible loan under the Title I Program, must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. No single borrower is permitted to have more than an aggregate of $25,000 in unpaid principal obligations with respect to Title I loans without prior approval of HUD. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. If a property improvement loan (or combination of loans on a single property) exceeds $15,000, and either (i) the property is not owner occupied or (ii) the structure on the property was completed within six months prior to the application for the loan, the borrower is required to have equity in the property at least equal to the loan amount. In all other cases, there is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.

         Fees and charges that may be added to the balance of property improvement loans include (i) architectural and engineering fees, (ii) building permit costs, (iii) credit report costs, (vi) fees for required appraisals (if applicable), (iv) title examination costs and (v) fees for required inspections by the lender or its agent, up to $75. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment: (i) an origination fee not to exceed 1% of the loan amount, (ii) discount points, however, after July 5, 1995, only to the extent a lender can demonstrate a clear relationship between the charging of discount points and some tangible benefit to the borrower such as a compensating decrease in the interest rate being charged,
(iii) recording fees,  recording taxes, filing fees and documentary stamp taxes,
(iv) title insurance  costs, (v) current year tax and insurance escrow payments,
(vi) fees necessary to establish the validity of the lien, (vii) appraisal fees that are not eligible to be financed, (viii) survey costs, (ix) handling charges for refinancing or modification of an existing loan, up to $100, (x) fees for approving assumption or preparing assumption agreements, not to exceed 5%, (xi) certain fees of closing agents and (xii) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrower by any party to the transaction.

         FHA Regulations distinguish between "direct loans" and "dealer loans." A loan is a "dealer loan" if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a "direct loan."

         With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealer-contractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

         The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

         Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount. The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower and a provision permitting prepayment in part or in full without penalty. The Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current. Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

         FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The Borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

         REQUIREMENTS FOR TITLE I MANUFACTURED HOME CONTRACTS. The maximum principal amount for any Title I Contract for a Manufactured Home must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract for a Manufactured Home may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract for a Manufactured Home requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract for a Manufactured Home is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home;
(ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. ss.ss. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract for a Manufactured Home may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract for a Manufactured Home which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract for a Manufactured Home which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract for a Manufactured Home cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract for a Manufactured Home must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         TITLE I UNDERWRITING REQUIREMENTS. FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consumer credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans in excess of $5,000, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering the improved property, (v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co-maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

         The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I
Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.

         UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

         CLAIMS PROCEDURES UNDER TITLE I. The term "default" is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

         If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement provides that the Trustee (or the Administrator) shall submit an FHA Claim with respect to any Title I Mortgage Loan or Title I Contract that goes into default if the default cannot be cured.

         If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan or Title I Contract at the time it goes into default, then the amount required to make interest payments to the Securityholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Distribution Account.

         NO RIGHTS OF SECURITYHOLDERS AGAINST FHA. Because the Trust and the Securityholders will not hold an FHA contract of insurance, the FHA will not recognize the Trust or the Securityholders as the owners of the Title I Mortgage Loans, Title I Contracts or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust and the Securityholders will have no direct right to receive insurance payments from the FHA. In the event the Trustee (or the Administrator, if any) submits an FHA Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the Trustee or to the Administrator, if any, as agent and attorney-in-fact for the Trustee. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the Trustee or the Administrator, if any, are limited and governed by the related Sale and Servicing Agreement or Pooling and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the Trustee and the Administrator, if any, not the FHA.



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes material federal income tax consequences that may be relevant to a prospective purchaser of Certificates or Notes. This discussion is based on current law. It is not exhaustive of all possible tax considerations. It does not discuss state, local, or foreign tax considerations, nor is it a detailed discussion of all of the aspects of federal income taxation that may be relevant to a prospective investor in light of the investor's particular circumstances or that may be relevant to certain types of investors (including insurance companies, certain tax-exempt entities, financial institutions, and broker/dealers) subject to special treatment under federal income tax laws.


OPINION OF COUNSEL


         Brown & Wood LLP ("Tax Counsel") will opine with respect to each Series that (i) any Trust created with respect to a Series will not be a business entity classified as a corporation, a publicly traded partnership treated as a corporation, or a taxable mortgage pool and (ii) any Notes issued as part of any Series, unless otherwise disclosed in the related Prospectus Supplement, will be treated as debt instruments for federal income tax purposes. Tax Counsel will issue an opinion confirming the opinions stated below for each Trust. An opinion of Tax Counsel is not, however, binding on the Internal Revenue Service ("IRS") or on any court. No ruling on any of the issues discussed below will be sought from the IRS. If specified in the Prospectus Supplement, with respect to a particular series of Securities, an election may be made to treat the trust or one or more segregated pools of assets therein as one or more FASITs within the meaning of the Internal Revenue Code (the "Code").

         Taxpayers and preparers of tax returns (including those filed by any partnership or other issuers) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, we recommend that taxpayers consult their respective tax advisors and return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.


TRUSTS CHARACTERIZED AS GRANTOR TRUSTS

         If a Trust is created pursuant to either a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), and (i) the Trust issues only one class of Certificates that evidences the entire undivided interest in each item of Trust Property, and (ii) no power exists under the Agreement to vary the investment of the Certificateholders, then the Trust will be classified as a trust for federal income tax purposes under Treasury Regulation ss. 301.7701-4(c) (a "Grantor Trust").


         Generally, a Trust will be a Grantor Trust only if the entire ownership interest in the Trust Property is vested in a single class of
Certificateholders. Thus, for instance, if the Seller were to retain an uncertificated interest in any Excess Spread, the Trust might not qualify as a Grantor Trust because the Seller would have a second class of ownership interest in Trust Property that differed from that held by the Certificateholders. A Trust will not, however, violate the general prohibition against multiple classes of ownership and will qualify as a Grantor Trust if it issues more than one class of ownership interests and each such class represents rights to specific payments of principal or interest with respect to each Loan Asset. See "Material Federal Income Tax Consequences -- Certificates Treated as Stripped Interests."


         A power to vary the investment of the Certificateholders generally will not exist if the Agreement prohibits the reinvestment of the proceeds of Trust Property. The IRS has issued rulings indicating that a limited power to reinvest during the initial 90 days following the creation of a trust would not be considered an impermissible power to vary the investment. Thus, if a trust held a pre-funding account and applied the cash held in that account to acquire Loan Assets during a 90-day period following the creation of the trust, the investment of the cash held in the pre-funding account would not be viewed as a power to vary the Trust's investments.

         If an Agreement conferred upon the Trustee or upon the Seller a power to vary the investment of the Certificateholders that would preclude Grantor Trust classification, the Trust would be classified as a business entity. A domestic unincorporated business entity that has more than one owner is treated as a partnership for federal income tax purposes. See "Trusts Classified As Partnerships."

         TAX TREATMENT OF CERTIFICATES OTHER THAN STRIPPED INTERESTS. Each Certificateholder will be treated for federal tax purposes as an owner of an undivided interest in each item of Trust Property. Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Trust Property, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders who are individuals, estates, or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of the Certificateholder's adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Loan Assets. The Loan Assets would then be subject to the "coupon stripping" rules of Section 1286 of the Code. If the coupon stripping rules were to apply to a Trust, such application would not adversely affect the classification of the Trust as a Grantor Trust. Moreover, such application would not adversely affect the Certificateholders.

         ORIGINAL ISSUE DISCOUNT. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Loan Asset issued with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Loan Asset for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. The daily portions of OID with respect to a Loan Asset generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Loan Asset during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Loan Asset under the prepayment assumption used in respect of the Loan Assets and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Loan Asset at the beginning of such accrual period. No representation is made that the Loan Assets will prepay at any prepayment assumption. The "adjusted issue price" of a Loan Asset at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Loan Asset at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Loan Assets.

         With respect to the Loan Assets, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Loan Assets.


         MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Loan Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Loan Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Loan Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we recommend that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Loan Asset for an amount that is greater than its stated redemption price at maturity of such Loan Asset, such Grantor Trust Certificateholder will be considered to have purchased the Loan Asset with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Loan Assets to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Loan Assets.

         ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires.

         CERTIFICATES TREATED AS STRIPPED INTERESTS. A Grantor Trust Certificate could represent the right to receive particular payments of interest or principal with respect to each Loan Asset held in a Trust ("Stripped Interests"). Grantor Trust Certificates that represent Stripped Interests are subject to rules concerning the tax treatment of stripped coupons and stripped bonds set out in section 1286 of the Code (the "Coupon Stripping Rules").

         If a Grantor Trust Certificate represents an ownership interest in stripped coupons, then, for purposes of computing OID, such stripped coupons are treated as debt issued on the date on which the Certificateholder purchased the Grantor Trust Certificate and as having an issue price equal to the purchase price paid by the Certificateholder. The regulations that generally provide rules for accrual of OID do not directly address the accrual of OID on instruments subject to the Coupon Stripping Rules. However, a reasonable method for accrual of OID on such instruments is that described above for accrual of OID on Loan Assets. For information reporting purposes, the Trustee of the Grantor Trust will employ that methodology.


         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221. The Taxpayer Relief Act of 1997 reduces the maximum rates on a long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). We recommend that prospective investors consult their own tax advisors concerning these tax law changes.


         Grantor Trust Certificates will represent ownership of "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Loan Assets issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Loan Assets where the obligor is not a natural person in order to qualify for the exemption from withholding.

         The term "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or, (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S.
Persons prior to such date, may elect to continue to be U.S. Persons.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

TRUSTS CHARACTERIZED AS PARTNERSHIPS

         If a Trust is classified for federal income tax purposes as a partnership, it will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Loan Assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon foreclosure of Loan Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon foreclosure of the Loan Assets.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loan Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loan Assets that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Loan Assets were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Loan Assets may be greater or less than the remaining principal balance of the Loan Assets at the time of purchase. If so, the Loan Assets will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on an asset-by-asset basis.)

         If the Trust acquires the Loan Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Loan Assets or to offset any such premium against interest income on the Loan Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be deemed to have contributed all of its assets subject to all of its liabilities (including the Notes) to a new partnership in exchange for interests in the new partnership, immediately after which, the Trust would be treated as distributing interests in the new partnership to the remaining Certificateholders and the new Certificateholder(s). The Trust will not comply with certain technical requirements that apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices will be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loan Assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. If a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities, or Principal Only Securities. Moreover, the discussion assumes that all interest payable on the Notes will be "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"). Under these assumptions, OID on the Notes would represent the excess of the principal amount of the Notes over their issue price. If OID on a Class of Notes does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by their weighted average maturity), the Notes would be treated as having been issued without OID. The balance of this discussion assumes that the Notes will be issued without OID. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.


         SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. The Taxpayer Relief Act of 1997 reduces the maximum rates on a long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). We recommend that prospective investors consult their own tax advisors concerning these tax law changes.


         FOREIGN HOLDERS. Interest paid to or accrued by a Noteholder who is a non-U.S. Person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. The Trust might then be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TRUSTS CHARACTERIZED AS FASITS

         GENERAL. If a FASIT election is made with respect to a Series of Securities, then the arrangement by which such Series are issued will be treated as a FASIT so long as all of the provisions of the relevant Agreement are complied with and the statutory and regulatory requirements are satisfied.

         The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

         QUALIFICATION AS A FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code. A segregated pool of assets may also qualify as a FASIT.

         ASSET COMPOSITION. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. A debt instrument is a permitted asset only if the instrument is indebtedness for Federal income tax purposes including regular interests in a REMIC or regular interests issued by another FASIT and it bears (1) fixed interest or (2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)).

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest.

         CONSEQUENCES OF DISQUALIFICATION AS A FASIT. If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

         TAXATION OF FASIT REGULAR INTERESTS. Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the Holder generally will recognize gain or loss upon the sale.

         Certificates representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method.

         TAXATION OF HIGH-YIELD INTEREST. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations (i.e., Domestic Corporations), other than FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

         TAXATION OF FASIT OWNERSHIP INTEREST. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

         Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

         RESTRICTIONS ON HOLDERS. If a FASIT issues high-yield debt interests, such interests cannot be held by a disqualified holder. A "disqualified holder" generally is any holder other than (1) a domestic C corporation that does not qualify as RIC, REIT, REMIC or a cooperative O (2) a dealer who acquires FASIT debt for resale to customers in the ordinary course of business. A permitted holder of the ownership interest in a FASIT generally is a non-exempt domestic C corporation, other than a corporation that qualifies as a RIC, REIT, REMIC or cooperative.

         PROHIBITED TRANSACTION. The holder of a FASIT ownership interest is required to pay a penalty excise tax equal to 100 percent of net income derived from (1) an asset that is not a permitted asset, (2) any disposition of an asset other than a permitted disposition, (3) any income attributable to loans originated by the FASIT, and (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure). A permitted disposition is any disposition of any permitted asset
(1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation); (2) incident to the foreclosure, default (or imminent default) on an asset of the asset; (3) incident to the bankruptcy or insolvency of the FASIT; (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;
(5) to facilitate a clean-up call; (6) to substitute a permitted debt instrument for another such instrument; or (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT. Notwithstanding this rule, the holder of an ownership interest in a FASIT may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Certificates for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.


         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. WE RECOMMEND THAT PROSPECTIVE PURCHASERS OF THE SECURITIES CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.



                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving an Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of an Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given Series will be discussed in the related Prospectus Supplement.

         Employee  benefit  plans  that are  governmental  plans (as  defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each fiduciary of a Benefit Plan should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in Securities of a particular Series is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.


                            LEGAL INVESTMENT MATTERS

         To the extent specified in the related Prospectus Supplement, the Securities of a Series will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Securities.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.


         We  recommend  that  investors  consult  their  own legal  advisors  in
determining  whether  and  to  what  extent  the  Securities   constitute  legal
investments for such investors.



                              PLAN OF DISTRIBUTION

         Securities are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Securities, including the public offering or purchase price of each Class of Securities of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Issuer from the sale of each such Class of Securities. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, Underwriters may receive compensation from the related Issuer or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be Underwriters in connection with such Securities, and any discounts or commissions received by them from the related Issuer or the Seller and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the related Issuer.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the
Underwriters will be obligated to purchase all such Securities if any are purchased and that the related Issuer or the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act.


                                 USE OF PROCEEDS

         To the extent specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Loan Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Loan Assets until sale of the Securities and other expenses connected with pooling the Loan Assets and issuing the Securities.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities of any Series will be passed upon for the related Issuer, the Seller and the Servicer by Brown & Wood LLP. In addition, certain United States federal tax and other matters will be passed upon for the related Issuer by Brown & Wood LLP.

                                 INDEX OF TERMS

                                                                            Page
                                                                            ----

"Act".........................................................................
"Administration Agreement"....................................................
"Administration Fee"..........................................................
"Administrator"...............................................................
"Agreement"...................................................................
"Annual Reduction"............................................................
"Applicable Accounting Standards".............................................
"APR".........................................................................
"Assets"......................................................................
"Benefit Plan"................................................................
"BIF".........................................................................
"Call Risk"...................................................................
"Cedel".......................................................................
"Cedel Participants"..........................................................
"Certificate Balance".........................................................
"Certificate Pool Factors"....................................................
"Certificateholders"..........................................................
"Certificates"................................................................
"Class".......................................................................
"Closing Date"................................................................
"Code"........................................................................
"Collateral Value"............................................................
"Commission"..................................................................
"Companion Class".............................................................
"Companion Securities"........................................................
"Compound Interest Securities"................................................
"Contract Pool"...............................................................
"Contracts"...................................................................
"Conventional Contracts"......................................................
"Conventional Mortgage Loans".................................................
"Cooperative Loans"...........................................................
"Cooperatives"................................................................
"Coupon Stripping Rules"......................................................
"Credit Enhancement"..........................................................
"Cut-off Date"................................................................
"Defaulted Loan"..............................................................
"Definitive Certificates".....................................................
"Definitive Notes"............................................................
"Definitive Securities".......................................................
"Depository"..................................................................
"Distribution Date"...........................................................
"DTC Participants"............................................................
"Eligible Corporations".......................................................
"ERISA".......................................................................
"Euroclear"...................................................................
"Euroclear Operator"..........................................................
"Euroclear Participants"......................................................
"Events of Default"...........................................................
"Excess Spread"...............................................................
"Exchange Act"................................................................
"Extension Risk"..............................................................
"FASIT".......................................................................
"FASIT Provisions"............................................................
"FASIT Qualification Test"....................................................
"FDIC"........................................................................
"FFI".........................................................................
"FHA Claims Administration Agreement".........................................
"FHA Claims Administrator"....................................................
"FHA Reserve".................................................................
"FHA".........................................................................
"FIC".........................................................................
"Fixed Rate Securities".......................................................
"Floating Rate Securities"....................................................
"Garn-St. Germain Act"........................................................
"Grantor Trust"...............................................................
"Guaranty Policy".............................................................
"Imminent Prepayment".........................................................
"Indenture"...................................................................
"Indenture Trustee"...........................................................
"Index".......................................................................
"Index Currencies"............................................................
"Indexed Principal Amount"....................................................
"Indexed Securities"..........................................................
"Indirect DTC Participants"...................................................
"Interest Only Securities"....................................................
"Interest Rate"...............................................................
"IRS".........................................................................
"Issuer"......................................................................
"Loan Asset Pool".............................................................
"Loan Assets".................................................................
"Manufacturer's Invoice Price"................................................
"Master Servicer".............................................................
"Mortgage"....................................................................
"Mortgage Loans"..............................................................
"Mortgage Note"...............................................................
"Mortgage Notes"..............................................................
"Mortgage Pool Insurance Policy"..............................................
"Mortgage Pool"...............................................................
"Mortgaged Properties"........................................................
"Mortgage Rates"..............................................................
"Mortgages"...................................................................
"NCUA"........................................................................
"Non-Priority Securities".....................................................
"Note Pool Factor"............................................................
"Noteholders".................................................................
"Notes".......................................................................
"Offered Securities"..........................................................
"OID regulations".............................................................
"OID".........................................................................
"OTS".........................................................................
"Omnibus Proxy"...............................................................
"Owner Trustee"...............................................................
"Pass Through Rate"...........................................................
"Permitted Investments".......................................................
"Person"......................................................................
"Plan Assets Regulation"......................................................
"Policy Statement"............................................................
"Pool Insurer"................................................................
"Pooling and Servicing Agreement".............................................
"Pre-Funding Account".........................................................
"Pre-Funding Arrangement".....................................................
"Pre-Funding Arrangements"....................................................
"Principal Only Securities"...................................................
"Priority Securities".........................................................
"Prospectus Supplement".......................................................
"Rating Agency"...............................................................
"Registration Statement"......................................................
"Reigle Act"..................................................................
"Relief Act"..................................................................
"Reserve Fund"................................................................
"SAIF"........................................................................
"Sale and Servicing Agreement"................................................
"Schedule of Loan Assets".....................................................
"Scheduled Amortization Security".............................................
"Secured Contracts"...........................................................
"Secured Property"............................................................
"Securities Act"..............................................................
"Securities"..................................................................
"Securityholders".............................................................
"Seller"......................................................................
"Senior Securities"...........................................................
"Series"......................................................................
"Servicer"....................................................................
"Short Term Note".............................................................
"SMMEA".......................................................................
"Special Allocation Securities"...............................................
"Special Hazard Insurance Policy".............................................
"Stripped Interests"..........................................................
"Subordinated Securities".....................................................
"Subsequent Loan Assets"......................................................
"Subsequent Transfer Agreement"...............................................
"Subservicer".................................................................
"Subservicing Agreement"......................................................
"Tax Counsel".................................................................
"Terms and Conditions"........................................................
"TIA".........................................................................
"TILA"........................................................................
"Title I Contracts"...........................................................
"Title I Mortgage Loans"......................................................
"Title V".....................................................................
"Transfer and Servicing Agreements"...........................................
"Transfer Report".............................................................
"Transferor"..................................................................
"Trust Agreement".............................................................
"Trust Property"..............................................................
"Trust".......................................................................
"Trustee".....................................................................
"UCC".........................................................................
"Underwriters"................................................................
"Unsecured Contracts".........................................................
"U.S. Person".................................................................
"Window Period Loans".........................................................

                      -----------

                   TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT
                                                 PAGE

Available Information................................
Reports to Securityholders...........................
Summary of Terms.....................................
Risk Factors.........................................
Use of Proceeds......................................
Description of the Trust.............................
The Home Loan Pool...................................
The Seller...........................................
The Transferor and Servicer..........................
Description of Credit Enhancement....................
Description of the Securities........................
Description of the Transfer and Servicing
   Agreements. ......................................
Prepayment and Yield Considerations
Material Federal Income Tax Consequences.............
ERISA Considerations.................................
Underwriting.........................................
Legal Investment.....................................
Ratings..............................................
Experts..............................................
Legal Opinions.......................................
Index of Terms.......................................


                      PROSPECTUS


Prospectus Supplement..............................iv
Available Information...............................v
Incorporation of Certain Documents by Reference.....v
Table of Contents..................................vi
Summary of Terms....................................1
Risk Factors.......................................11
Description of the Notes...........................23
Description of the Certificates....................28
Pool Factors and Trading Information...............29
Certain Information Regarding the Securities.......30
The Trusts.........................................37
The Trustee........................................38
Description of the Trust Property..................39
Credit Enhancement.................................44
Servicing of the Loan Assets ......................48
The Seller and the Issuer..........................52
The Servicer and the Transferor....................53
Description of the Transfer and Servicing
  Agreements ......................................55
Certain Legal Aspects of the Loan Assets...........62
Material Federal Income Tax Consequences...........83
ERISA Considerations...............................96
Legal Investment Matters...........................97
Plan of Distribution...............................97
Use of Proceeds....................................98
Legal Opinions.....................................98
Index of Terms.....................................99

                      -----------


         Until  [90  days   after  the  date  of  this
Prospectus Supplement and Prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.




NO  DEALER,  SALESMAN,  OR ANY OTHER  PERSON  HAS BEEN
AUTHORIZED  TO GIVE  ANY  INFORMATION  OR TO MAKE  ANY
REPRESENTATIONS  OTHER  THAN THOSE  CONTAINED  IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING  PROSPECTUS
IN  CONNECTION   WITH  THE  OFFER  CONTAINED  IN  THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS,
AND,   IF   GIVEN  OR  MADE,   SUCH   INFORMATION   OR
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED  BY THE  DEPOSITOR,  ANY  AFFILIATE  OF THE
DEPOSITOR   OR  ANY   UNDERWRITER.   THIS   PROSPECTUS
SUPPLEMENT AND THE  ACCOMPANYING  PROSPECTUS SHALL NOT
CONSTITUTE  AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY ANY OF THE  SECURITIES  OFFERED HEREBY IN
ANY STATE TO ANY PERSON TO WHO IT IS  UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY
OF THIS  PROSPECTUS  SUPPLEMENT  AND THE  ACCOMPANYING
PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION  HEREIN
IS  CORRECT  AS OF ANY  TIME  SUBSEQUENT  TO THE  DATE
HEREOF.




                  $-----------------


           FIRSTPLUS HOME LOAN TRUST 199_-_

                       (ISSUER)



                       FIRSTPLUS
                INVESTMENT CORPORATION

                       (SELLER)


               FIRSTPLUS FINANCIAL, INC.
               (TRANSFEROR AND SERVICER)


                      -----------

                 PROSPECTUS SUPPLEMENT
                      -----------



                     [UNDERWRITER]



                  ____________, 199_

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:

Registration Fee-- Securities and Exchange Commission...........   $2,360,000.00
Printing and Engraving Fees.....................................      800,000.00
Accounting Fees and Expenses....................................      480,000.00
Legal Fees and Expenses.........................................    2,400,000.00
Trustee Fees and Expenses.......................................      320,000.00
Blue Sky Fees and Expenses......................................            0.00
Rating Agency Fees..............................................    7,040,000.00
Miscellaneous Expenses..........................................      320,000.00
                                                                   -------------

    Total.......................................................  $13,720,000.00
                                                                  ==============


* To be provided for each Series of Securities on the cover page of the related Prospectus Supplement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         The forms of Underwriting Agreement filed as Exhibits 1.1 and 1.2 to this Registration Statement provide for indemnification by the Underwriters of FIRSTPLUS Investment Corporation (the "Company"), each of its officers who signs this Registration Statement, and each person who controls the Company within the meaning of the Securities Act of 1933 (the "Securities Act") or the Securities and Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement related to the offered securities of the applicable series as it became effective or in any amendment or supplement thereof, or in such Registration Statement, in the related Preliminary Prospectus or the related Final Prospectus or in any amendment thereof, or in the Form 8-K referred to in such Final Prospectus or (b) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by any such Underwriter, including any Computational Materials or ABS Term Sheets that are furnished to the Company by such Underwriter pursuant to the Underwriting Agreement and incorporated by reference in the Registration Statement, the related Preliminary Prospectus or the related Final Prospectus or any amendment or supplement thereof (except for such exceptions as are provided in the Underwriting Agreement).


         The Articles of Incorporation and By-Laws of the Company (Exhibits 3.1 and 3.2, respectively) provide that the Company shall indemnify its officers and directors and may, in the discretion of the Board of Directors, indemnify its other employees and agents to the fullest extent permitted by Nevada statutory and decisional law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee or agent of another company, partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.


ITEM 16.   EXHIBITS.

Exhibit

Number   Description
------   -----------


1.1      Form of Underwriting Agreement (Pass-Through Certificates)(1)

1.2      Form of Underwriting Agreement (Notes and Certificates)(2)

3.1 Amended and Restated Articles of Incorporation of FIRSTPLUS Investment Corporation, as amended(3)

3.2      By-Laws(4)

4.1      Form of Pooling and Servicing Agreement(5)


4.2      Form of Indenture (Notes)(6)

4.3      Form of Trust  Agreement(7)


*5.1     Opinion of Brown & Wood LLP regarding the legality of the Securities

*8.1 Opinion of Brown & Wood LLP regarding tax matters (included as part of Exhibit 5.1)


10.1     Representative Form of Mortgage  Note(8)

10.2     Representative Form of  Mortgage(9)

10.3 Representative Form of Retail Installment Contract, Note and Disclosure Statement(10)

10.4     Specimen of Certificate Insurance  Policy(11)

10.5     Form of Subservicing  Agreement(12)

10.6     Form of Loan Sale  Agreement(13)

10.7     Form of Sale and Servicing  Agreement(14)

10.8     Form of Administration  Agreement(15)

10.9     Form of Agreement with Clearing  Agency(16)


*23.1    Consent of Brown & Wood LLP (included as part of Exhibit 5.1)


**24.1   Power of Attorney

 *25.1   Statement of Eligibility of Trustee


----------------
*        Filed herewith.


**       Previously filed.

(1) Previously filed with the Commission on July 9, 1996 as Exhibit 1.1 to the Registrant's Current Report on Form 8-K dated as of July 9, 1996 and incorporated by reference herein.

(2) Previously filed with the Commission as Exhibit 1.2 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(3) Previously filed with the Commission as Exhibit 3.1 to the Registrant's Amendment No. 2 to Form S-3 Registration Statement (File No. 33-65373) on June 10, 1996 and incorporated by reference herein.

(4) Previously filed with the Commission as Exhibit 3.2 to the Registrant's Form S-3 Registration Statement (File No. 33-65373) on December 22, 1995 and incorporated by reference herein.

(5) Previously filed with the commission as Exhibit 4.1 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(6)      Previously   filed   with  the   Commission   as  Exhibit  4.2  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(7) Previously filed with the Commission as Exhibit 4.3 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(8)      Previously   filed  with  the   Commission   as  Exhibit  10.1  to  the
         Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 33-65373) on April 23, 1996 and incorporated by reference herein.

(9)      Previously   filed  with  the   Commission   as  Exhibit  10.2  to  the
         Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 333-65373) on April 23, 1996 and incorporated by reference herein.

(10)     Previously   filed  with  the   Commission   as  Exhibit  10.3  to  the
         Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 333-65373) on April 23, 1996 and incorporated by reference herein.

(11)     Previously   filed  with  the   Commission   as  Exhibit  10.4  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.

(12)     Previously   filed  with  the   Commission   as  Exhibit  10.5  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.

(13)     Previously   filed  with  the   Commission   as  Exhibit  10.6  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.

(14)     Previously   filed  with  the   Commission   as  Exhibit  10.7  to  the
         Registrant's Form S-3 Registration Statement (File No. 333- 11855) on September 12, 1996 and incorporated by reference herein.

(15)     Previously   filed  with  the   Commission   as  Exhibit  10.8  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(16)     Previously   filed  with  the   Commission   as  Exhibit  10.9  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.


ITEM 17.  UNDERTAKINGS.

         (a)  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) Undertakings for registration statement permitted by Rule 430A.

                  The Company hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the Securities registered hereunder will be assigned the ratings required for use of Form S-3 by the time of sale. Thus, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st day of September, 1998.



                                              FIRSTPLUS INVESTMENT CORPORATION




                                              By: /s/ John Mark Bunnel
                                                  ---------------------------
                                                  John Mark Bunnel, President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.




          Signature                          Title                 Date
          ---------                          -----                 ----


/s/ John Mark Bunnel              Director and President    September  21, 1998
--------------------------------   (Principal Executive
John Mark Bunnel                    Officer)

/s/ Mark J. Landry
--------------------------------   Director, Treasurer and   September 21, 1998
Mark J. Landry                     Chief Financial Officer
                                   (Principal Financial and
                                    Accounting  Officer)

/s/ Larry G. Studinski
--------------------------------   Director                  September 21, 1998

Larry G. Studinski


/s/ Wade Walker
--------------------------------   Director                  September 21, 1998

Wade Walker

                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

1.1      Form of Underwriting Agreement (Pass-Through Certificates)(1)

1.2      Form of Underwriting Agreement (Notes and Certificates)(2)

3.1 Amended and Restated Articles of Incorporation of FIRSTPLUS Investment Corporation, as amended(3)

3.2      By-Laws(4)


4.1      Form of Pooling and Servicing  Agreement(5)

4.2      Form of Indenture (Notes)(6)

4.3      Form of Trust  Agreement(7)

*5.1     Opinion of Brown & Wood LLP regarding the legality of the Securities

*8.1 Opinion of Brown & Wood LLP regarding tax matters (included as part of Exhibit 5.1)

10.1     Representative Form of Mortgage  Note(8)

10.2     Representative Form of  Mortgage(9)

10.3 Representative Form of Retail Installment Contract, Note and Disclosure Statement(10)

10.4     Specimen of Certificate Insurance  Policy(11)

10.5     Form of Subservicing  Agreement(12)

10.6     Form of Loan Sale  Agreement(13)

10.7     Form of Sale and Servicing  Agreement(14)

10.8     Form of Administration  Agreement(15)

10.9     Form of Agreement with Clearing  Agency(16)

*23.1    Consent of Brown & Wood LLP (included as part of Exhibit 5.1)

**24.1   Power of Attorney

 *25.1   Statement of Eligibility of Trustee


----------------
*        Filed herewith.


**       Previously filed.

(1) Previously filed with the Commission on July 9, 1996 as Exhibit 1.1 to the Registrant's Current Report on Form 8-K dated as of July 9, 1996 and incorporated by reference herein.

(2) Previously filed with the Commission as Exhibit 1.2 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(3) Previously filed with the Commission as Exhibit 3.1 to the Registrant's Amendment No. 2 to Form S-3 Registration Statement (File No. 33-65373) on June 10, 1996 and incorporated by reference herein.

(4) Previously filed with the Commission as Exhibit 3.2 to the Registrant's Form S-3 Registration Statement (File No. 33-65373) on December 22, 1995 and incorporated by reference herein.

(5) Previously filed with the commission as Exhibit 4.1 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(6) Previously filed with the Commission as Exhibit 4.2 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(7) Previously filed with the Commission as Exhibit 4.3 to the Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(8)      Previously   filed  with  the   Commission   as  Exhibit  10.1  to  the
         Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 33-65373) on April 23, 1996 and incorporated by reference herein.



(9)      Previously   filed  with  the   Commission   as  Exhibit  10.2  to  the
         Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 333-65373) on April 23, 1996 and incorporated by reference herein.


(10)     Previously   filed  with  the   Commission   as  Exhibit  10.3  to  the
         Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 333-65373) on April 23, 1996 and incorporated by reference herein.

(11)     Previously   filed  with  the   Commission   as  Exhibit  10.4  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.

(12)     Previously   filed  with  the   Commission   as  Exhibit  10.5  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.

(13)     Previously   filed  with  the   Commission   as  Exhibit  10.6  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.

(14)     Previously   filed  with  the   Commission   as  Exhibit  10.7  to  the
         Registrant's Form S-3 Registration Statement (File No. 333- 11855) on September 12, 1996 and incorporated by reference herein.

(15)     Previously   filed  with  the   Commission   as  Exhibit  10.8  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-11855) on September 12, 1996 and incorporated by reference herein.

(16)     Previously   filed  with  the   Commission   as  Exhibit  10.9  to  the
         Registrant's Form S-3 Registration Statement (File No. 333-65373) on December 22, 1995 and incorporated by reference herein.